UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ELECTRONIC DATA SYSTEMS CORPORATION

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

Common Stock, par value $0.01 per share, of Electronic Data Systems Corporation

(2)	Aggregate number of securities to which transaction applies:

531,975,655	Shares of Common Stock outstanding as of May 5, 2008, which includes 29,146,299 shares of treasury stock which will be cancelled in the merger without payment
51,817,128	Shares of Common Stock issuable upon exercise of stock options, or with respect to restricted stock units and other equity awards, outstanding as of May 5, 2008, which includes 8,775,471 shares of Common Stock subject to stock options with exercise prices in excess of $25.00 per share
879,168	Shares of Common Stock issuable upon exercise of warrants outstanding as of May 5, 2008

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The maximum aggregate value was determined based upon the sum of (A) 502,829,356 shares of Common Stock multiplied by $25.00 per share; (B) options to purchase 17,729,381 shares of Common Stock with exercise prices less than $25.00 per share multiplied by $5.70 (which is the difference between $25.00 and the weighted average exercise price of $19.30 per share); (C) restricted stock units and other equity awards with respect to 25,312,276 shares of Common Stock multiplied by $25.00 per share; and (D) warrants to purchase 879,168 shares of Common Stock multiplied by $1.05 (which is the difference between $25.00 and the exercise price of the warrants of $23.95 per share). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0000393 by the sum calculated in the preceding sentence.

(4)	Proposed maximum aggregate value of transaction: $13,305,521,398.10

(5)	Total fee paid: $522,906.99

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date Filed:

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, JUNE 5, 2008

Dear Stockholder,

You are cordially invited to attend a special meeting of Electronic Data Systems Corporation (“EDS”) stockholders to be held on             , 2008, starting at             , local time, at our principal executive offices located at 5400 Legacy Drive, Plano, Texas 75024.

At the special meeting, you will be asked to consider and vote upon a proposal to adopt the merger agreement under which EDS would be acquired by Hewlett-Packard Company. We entered into this merger agreement on May 13, 2008. If the merger is completed, you, as a holder of our common stock, will be entitled to receive $25.00 in cash, without interest, less any applicable withholding taxes, for each share of our common stock owned by you at the consummation of the merger, as more fully described in the enclosed proxy statement. The merger consideration of $25.00 per share of our common stock represents an approximately 32.6% premium over the closing price of our shares of common stock on the New York Stock Exchange, Inc., on May 9, 2008, the last trading day before we publicly confirmed market rumors regarding the transaction discussions with Hewlett-Packard Company.

After careful consideration, our board of directors has unanimously declared the merger agreement advisable and determined that the merger is fair to, and in the best interests of, EDS and our stockholders, and unanimously recommends that you vote “FOR” the adoption of the merger agreement.

Your vote is very important, regardless of the number of shares of common stock you own. We cannot consummate the merger unless the merger agreement is approved by the affirmative vote of the holders of a majority of the shares of our common stock outstanding at the close of business on                 , 2008, the record date for the purpose of determining the stockholders who are entitled to receive notice of, and to vote at, the special meeting. Therefore, if you fail to vote your shares, it will have the same effect as a vote against the adoption of the merger agreement.

The attached proxy statement provides you with detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the proxy statement. We encourage you to read the proxy statement and the merger agreement carefully and in their entirety. You may also obtain more information about EDS from documents we have filed with the Securities and Exchange Commission.

If you have any questions or need assistance voting your shares, please call Georgeson Inc., our proxy solicitor, toll free at (866) 729-6815.

Thank you in advance for your continued support and your consideration of this matter.

Sincerely,

Ronald A. Rittenmeyer

Chairman of the Board, President and Chief

Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in the attached proxy statement. Any representation to the contrary is a criminal offense.

The attached proxy statement is dated                , 2008, and is first being mailed to stockholders on or about such date.

ELECTRONIC DATA SYSTEMS CORPORATION

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on                     , 2008

To the Stockholders of Electronic Data Systems Corporation:

A special meeting of stockholders of Electronic Data Systems Corporation, a Delaware corporation, or EDS, will be held on                     , 2008, starting at         , local time, at our principal executive offices located at 5400 Legacy Drive, Plano, Texas 75024 for the following purposes:

1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of May 13, 2008, among EDS, Hewlett-Packard Company, a Delaware corporation, and Hawk Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Hewlett-Packard Company, as it may be amended from time to time, pursuant to which Hawk Merger Corporation will merge with and into EDS.

2. To consider and vote on a proposal to adjourn or postpone the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment or postponement to adopt the merger agreement.

3. To consider and vote on such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Our board of directors has specified                     , 2008, as the record date for the purpose of determining the stockholders who are entitled to receive notice of, and to vote at (in person or by proxy), the special meeting. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at (in person or by proxy), the special meeting and at any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of our common stock held on the record date. A complete list of our stockholders of record entitled to vote at the special meeting will be available for inspection at our principal executive offices at least 10 days prior to the date of the special meeting and continuing through the special meeting for any purpose germane to the meeting. The list will also be available at the meeting for inspection by any stockholder present at the meeting.

Under Delaware law, EDS stockholders who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for such an appraisal prior to the vote on the merger agreement and comply with the other requirements of Delaware law as explained in the accompanying proxy statement.

Regardless of whether you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy card or submit your proxy by telephone or the Internet prior to the special meeting to ensure that your shares will be represented at the special meeting. If you have Internet access, we encourage you to record your vote via the Internet. Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the adoption of the merger agreement and “FOR” the adjournment or postponement of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment or postponement to adopt the merger agreement. If you attend the special meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card. Your prompt attention is greatly appreciated.

THE EDS BOARD OF DIRECTORS HAS UNANIMOUSLY DECLARED THE MERGER AGREEMENT ADVISABLE AND DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, EDS AND ITS STOCKHOLDERS. THEREFORE, THE EDS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT.

By Order of the Board of Directors,

Storrow M. Gordon

Secretary

                    , 2008

ADDITIONAL INFORMATION

This document incorporates important business and financial information about EDS from documents that are not included in or delivered with this document. See “Where You Can Find More Information” on page 84. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from EDS Investor Relations at 5400 Legacy Drive, Mail Stop H1-2D-05, Plano, Texas 75024, or by calling (888) 610-1122 or (972) 605-6661. You will not be charged for any of these documents that you request. If you wish to request documents, you should do so by                     , 2008 in order to receive them before the special meeting.

If you have additional questions about the merger or require assistance in submitting proxies or voting shares of our common stock, or if you would like to receive additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor:

Georgeson Inc.

199 Water Street, 26th Floor

New York, NY 10038

Banks and Brokers Call: (212) 440-9800

All Others Toll Free: (866) 729-6815

Termination of the Merger Agreement	72
Termination Fee	74
APPRAISAL RIGHTS	76
MARKET PRICE OF COMMON STOCK	79
SUBMISSION OF STOCKHOLDER PROPOSALS	79
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	81
WHERE YOU CAN FIND MORE INFORMATION	84

ANNEXES

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a holder of shares of our common stock. For important additional information, please refer to the more detailed discussion contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in, or incorporated by reference into, this proxy statement. We sometimes make reference to Electronic Data Systems Corporation in this proxy statement by using the terms “EDS,” the “company,” “we,” “our” or “us.”

Q:	Why am I receiving this proxy statement?

A:	We entered into a merger agreement with Hewlett-Packard Company and Hawk Merger Corporation, a wholly-owned subsidiary of Hewlett-Packard Company. Upon completion of the merger contemplated by the merger agreement, we will become a wholly-owned subsidiary of Hewlett-Packard Company and shares of our common stock will no longer be listed on any stock exchange or quotation system. A copy of the merger agreement is attached to this proxy statement as Annex A.

In order to consummate the merger, the merger agreement must be adopted by the affirmative vote of the holders of a majority of the shares of our common stock outstanding at the close of business on the record date. Our board of directors is providing this proxy statement to give you information for use in determining how to vote on the proposals submitted to the stockholders at the special meeting of stockholders. You should carefully read this proxy statement, the attached annexes and the documents referred to in, or incorporated by reference into, this proxy statement. The enclosed proxy card and voting instructions allow you, as a stockholder, to vote your shares without attending the special meeting.

Q:	When and where will the special meeting of stockholders be held?

A:	The special meeting of our stockholders will be held on , 2008, starting at local time, at our principal executive offices located at 5400 Legacy Drive, Plano, Texas 75024. You should read the section entitled “The Special Meeting” beginning on page 20.

Q:	What are the proposals that will be voted on at the special meeting?

A:	You will be asked to consider and vote on (1) the adoption of the merger agreement, (2) the adjournment or postponement of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment or postponement to adopt the merger agreement, and (3) such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Q:	What will I be entitled to receive when the merger occurs?

A:	For every share of our common stock you hold at the time of the merger, you will be entitled to receive $25.00 in cash, without interest, less any applicable withholding taxes. This does not apply to shares held by you, if you perfect your appraisal rights under Delaware law with respect to those shares.

Q:	How does the merger consideration compare to the market price of our common stock?

A:	The merger consideration of $25.00 per share of our common stock represents (i) an approximately 32.6% premium over the closing price of our shares of common stock on the New York Stock Exchange, Inc., or the NYSE, on May 9, 2008, the last trading day before we publicly confirmed market rumors regarding the transaction discussions with Hewlett-Packard Company, and (ii) an approximately 40.7% premium over the average closing trading price of our shares of common stock on the NYSE for the 90 day period ending on the last trading day before we publicly confirmed market rumors regarding the transaction discussions with Hewlett-Packard Company. The closing sale price of our shares of common stock on the NYSE on June 5, 2008 was $24.50. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares.

Q:	Who is entitled to notice of, and to vote at, the special meeting?

A:	The record date for the special meeting is , 2008. If you own shares of our common stock as of the close of business on the record date, you are entitled to notice of, and to vote at (in person or by proxy), the special meeting or any adjournment or postponement of the special meeting. As of the record date, there were approximately shares of our common stock issued and outstanding.

Q:	How many votes are required to adopt the merger agreement?

A:	Under the General Corporation Law of the State of Delaware, which we refer to as Delaware law, the adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding at the close of business on the record date, which we refer to as the required stockholder approval.

Q:	How many votes are required to adopt the proposal to adjourn or postpone the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies?

A:	The adoption of the proposal to adjourn or postpone the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of the shares of our common stock represented in person or by proxy at the special meeting and entitled to vote thereon.

Q:	How does our board of directors recommend that I vote on the proposals?

A:	After careful consideration, our board of directors has unanimously declared the merger agreement advisable and determined that the merger is fair to, and in the best interests of, EDS and our stockholders, and unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement. See the section entitled “The Merger—Reasons for the Merger; Recommendation of Our Board of Directors” beginning on page 32 of this proxy statement. Our board of directors also unanimously recommends that you vote “FOR” the adoption of the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment or postponement to adopt the merger agreement.

Q:	How are votes counted?

A:	Votes will be counted by the inspector of elections appointed for the special meeting, who will separately count “FOR” and “AGAINST” votes and abstentions. Because under Delaware law the adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding at the close of business on the record date, the failure to vote or the abstention from voting will have the same effect as a vote “AGAINST” the adoption of the merger agreement. Because the adoption of the proposal to adjourn or postpone the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies, requires the affirmative vote of a majority of the shares of our common stock represented in person or by proxy at the special meeting, abstentions will count as a vote “AGAINST” the proposal but the failure to vote your shares will have no effect on the outcome of this proposal.

Q:	What do I need to do now?

A:	After carefully reading and considering the information contained in this proxy statement, including the annexes attached to this proxy statement and the other documents referred to in, or incorporated by reference into, this proxy statement, please vote your shares as described below. You have one vote for each share of our common stock you own as of the close of business on the record date.

Q:	How do I vote if I am a stockholder of record?

A:	You may vote:

•	by completing, signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope;

•	by using the telephone number printed on your proxy card;

•	by using the Internet voting instructions printed on your proxy card; or

•	in person by appearing at the special meeting.

If you are voting by telephone or via the Internet, your voting instructions must be received by , on , 2008.

Voting via the Internet, by telephone or by mailing in your proxy card will not prevent you from voting in person at the special meeting. You are encouraged to submit a proxy by mail, via the Internet or by telephone even if you plan to attend the special meeting in person to ensure that your shares of our common stock are represented at the special meeting.

If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted “FOR” the proposal to adopt the merger agreement and “FOR” the adoption of the proposal to adjourn or postpone the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies. With respect to any other matter that properly comes before the special meeting, the persons appointed as proxies will vote the shares of our common stock represented by the proxy as directed by our board of directors.

Q:	How do I vote if my shares are held by my brokerage firm, bank, trust or other nominee?

A:	If your shares are held in a brokerage account or by another nominee, such as a bank or trust, then the brokerage firm, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered to be the beneficial owner of those shares, with your shares being held in “street name.” “Street name” holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank, trust or other nominee how to vote their shares. Your brokerage firm, bank, trust or other nominee will only be permitted to vote your shares for you at the special meeting if you instruct it how to vote. Therefore, it is important that you promptly follow the directions provided by your brokerage firm, bank, trust or other nominee regarding how to instruct them to vote your shares. If you wish to vote in person at the special meeting, you must bring a proxy from your brokerage firm, bank, trust or other nominee authorizing you to vote at the special meeting.

In addition, because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, shares held in “street name” will not be combined for voting purposes with shares you hold of record. To be sure your shares are voted, you should instruct your brokerage firm, bank, trust or other nominee to vote your shares. Shares held by a corporation or business entity must be voted by an authorized officer of the entity.

Q:	What if I fail to instruct my brokerage firm, bank, trust or other nominee how to vote?

A:	Your brokerage firm, bank, trust or other nominee will not be able to vote your shares unless you have properly instructed it on how to vote. Because the adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding at the close of business on the record date, the failure to provide your brokerage firm, bank, trust or other nominee with voting instructions will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. Because the proposal to adjourn or postpone the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of the shares of our common stock present or represented at the special meeting and entitled to vote thereon, and because your brokerage firm, bank, trust or other nominee does not have discretionary authority to vote on this proposal, the failure to provide your brokerage firm, bank, trust or other nominee with voting instructions on how to vote your shares will have no effect on the approval of that proposal.

Q:	How do I vote my shares in the EDS 401(k) Plan and the EDS Puerto Rico Savings Plan?

A:	If you have shares registered in your name in the EDS 401(k) Plan or the EDS Puerto Rico Savings Plan, which we refer to as plan shares, you will have the right to instruct the respective trustees or administrators of the plans how to vote the plan shares allocated to your account. You may exercise these voting rights by (i) completing, signing and dating the proxy card you receive with respect to the plan shares and returning it in the enclosed prepaid envelope, (ii) using the telephone number printed on your proxy card, or (iii) using the Internet voting instructions printed on your proxy card. You may attend the special meeting but may not vote in person at the meeting with respect to your plan shares.

You must vote by Internet or telephone or complete, date, sign and return the proxy card by , on , 2008 for plan shares to be voted as directed. If you do not give the plans’ trustees or administrators timely voting instructions, your plan shares will be voted in the same manner and proportion as the plan shares for which voting instructions were received from other participants in the plans.

Q:	What constitutes a quorum for the special meeting?

A.	The presence, in person or by proxy, of stockholders representing a majority of the shares of our common stock entitled to vote at the special meeting will constitute a quorum for the special meeting. If you are a stockholder of record and you submit a properly executed proxy card, vote by telephone or via the Internet or vote in person at the special meeting, then your shares will be counted as part of the quorum. If you are a “street name” holder of shares and you provide your brokerage firm, bank, trust or other nominee with instructions as to how to vote your shares or obtain a proxy from such brokerage firm, bank, trust or other nominee to vote your shares in person at the special meeting, then your shares will be counted as part of the quorum. All shares of our common stock held by stockholders that are present in person or represented by proxy and entitled to vote at the special meeting, regardless of how such shares are voted or whether such stockholders abstain from voting, will be counted in determining the presence of a quorum.

Q:	What does it mean if I receive more than one proxy?

A:	If you receive more than one proxy, it means that you hold shares that are registered in more than one account. For example, if you own your shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Therefore, to ensure that all of your shares are voted, you will need to sign and return each proxy card you receive or vote by telephone or via the Internet by using the different control number(s) on each proxy card.

Q:	May I change my vote after I have delivered my proxy?

A:	Yes. If you are the stockholder of record of our common stock, you have the right to change or revoke your proxy before it is voted at the special meeting by any of the following actions:

•

delivering to our Secretary at any time prior to              on the date of the special meeting, a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

•	signing and delivering to us at any time prior to on the date of the special meeting, a new proxy, relating to the same shares of our common stock and bearing a later date; or

•	submitting another proxy by telephone or on the Internet (the latest telephone or Internet voting instructions will be followed) at any time prior to on the date of the special meeting.

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

Corporate Secretary
Electronic Data Systems Corporation
5400 Legacy Drive, Mail Stop H3-3A-05
Plano, Texas 75024
Fax: (972) 605-5610

If you are a “street name” holder of our common stock, you should contact your brokerage firm, bank, trust or other nominee to obtain instructions as to how to change or revoke your proxy.

Q:	Should I send in my stock certificates now?

A:	No. After the merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your shares of our common stock for the merger consideration. If your shares are held in “street name” by your brokerage firm, bank, trust or other nominee, you will receive instructions from your brokerage firm, bank, trust or other nominee as to how to effect the surrender of your “street name” shares in exchange for the merger consideration. PLEASE DO NOT SEND IN YOUR CERTIFICATES NOW.

Q:	What happens if I sell my shares of EDS common stock before the special meeting?

A:	The record date for stockholders entitled to notice of, and to vote at (in person or by proxy), the special meeting is earlier than the date of the special meeting and the expected closing date of the merger. If you sell your shares of our common stock after the record date but before the special meeting, you will, unless special arrangements are made, retain your right to receive notice of, and to vote at (in person or by proxy), the special meeting but will transfer the right to receive the merger consideration to the person to whom you sold your shares. In addition, if you sell your shares prior to the special meeting or prior to the effective time of the merger, you will not be eligible to exercise your appraisal rights in respect of the merger with respect to the shares that you have sold.

Q:	Am I entitled to appraisal rights in connection with the merger?

A:	Stockholders are entitled to appraisal rights under Section 262 of Delaware law, provided they satisfy the special criteria and conditions set forth in Section 262 of Delaware law. For more information regarding appraisal rights, see “Appraisal Rights” on page 76. In addition, a copy of Section 262 of Delaware law is attached as Annex D to this proxy statement.

Q:	What are the material U.S. federal income tax consequences of the merger?

A:	If you are a U.S. holder (as defined in “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), the receipt of cash by you in exchange for your shares of common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local and foreign tax laws. In general, you will recognize, for U.S. federal income tax purposes, gain or loss equal to the difference, if any, between the amount of cash received and your adjusted tax basis in the shares of common stock exchanged for cash pursuant to the merger. If you are a U.S. holder and if the shares of common stock sold or exchanged constitute capital assets in your hands, such gain or loss will be capital gain or loss. In general, capital gains recognized by an individual shareholder are eligible for preferential rates of U.S. federal income tax if the shares of common stock were held for more than one year. If the shares are held for one year or less, such capital gains recognized by an individual shareholder will be subject to tax at ordinary income tax rates.

If you are a Non-U.S. holder (as defined in “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), the receipt of cash for shares of our common stock pursuant to the merger generally will not be subject to U.S. federal income tax, unless: (1) the gain on the shares of our common stock is effectively connected with the conduct by the Non-U.S. holder of a trade or business in the United States; (2) the Non-U.S. holder is an individual who was present in the United States for 183 days or more in the taxable year and certain other conditions are met; or (3) the Non-U.S. holder is an individual subject to tax pursuant to U.S. tax rules applicable to certain expatriates.

We recommend that you consult your own tax advisors as to the particular tax consequences to you of the merger, including the effect of United States federal, state and local tax laws or foreign tax laws. See “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” for a more detailed description of the U.S. federal income tax consequences of the merger.

Q:	What happens if the merger agreement is not adopted by our stockholders or if the merger is not completed for any other reason?

A:	If the merger agreement is not adopted by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares in connection with the merger. Instead, we will remain an independent public company and our common stock will continue to be listed and traded on the NYSE. Under specified circumstances, we may be required to pay to HP a termination fee, as described in this proxy statement under the caption “The Merger Agreement—Termination Fee” beginning on page 74.

Q:	Who can answer further questions?

A:	If you have additional questions about the merger or require assistance in submitting proxies or voting shares of our common stock, or if you would like to receive additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor:

Georgeson Inc.

199 Water Street, 26th Floor

New York, NY 10038

Banks and Brokers Call: (212) 440-9800

All Others Toll Free: (866) 729-6815

If your brokerage firm, bank, trust or other nominee holds your shares in “street name,” you should also call your brokerage firm, bank, trust or other nominee for additional information.

SUMMARY

The following summary highlights selected information in this proxy statement and may not contain all the information that is important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in, or incorporated by reference into, this proxy statement. We sometimes make reference to Electronic Data Systems Corporation in this proxy statement by using the terms “EDS,” the “company,” “we,” “our” or “us.” Each item in this summary includes a page reference directing you to a more complete description of the item in this proxy statement.

The Merger (page 24)

The Agreement and Plan of Merger, dated as of May 13, 2008, which we refer to as the merger agreement, among EDS, Hewlett-Packard Company, which we refer to as HP, and Hawk Merger Corporation, which we refer to as Hawk Merger Co., provides that Hawk Merger Co., a wholly-owned subsidiary of HP, will merge with and into EDS, with EDS continuing after the merger as the surviving corporation. As a result of the merger, we will become a wholly-owned subsidiary of HP. Upon completion of the merger, shares of our common stock will no longer be listed on any stock exchange or quotation system. If the merger is completed, each outstanding share of our common stock will be converted into the right to receive $25.00 in cash, without interest, less any applicable withholding taxes (other than (i) any shares of our common stock that are owned by the company (as treasury stock or otherwise), HP, Hawk Merger Co. or any of their respective direct or indirect wholly-owned subsidiaries and (ii) shares of our common stock held by any holder who has properly exercised appraisal rights with respect to such shares in accordance with Section 262 of Delaware law, as described in this proxy statement). We refer to this amount in this proxy statement as the merger consideration.

The Special Meeting (page 20)

Date, Time and Place. The special meeting will be held on                     , 2008, starting at                     , local time, at our principal executive offices located at 5400 Legacy Drive, Plano, Texas 75024.

Purpose. You will be asked to consider and vote upon (1) the adoption of the merger agreement, (2) the adjournment or postponement of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment or postponement to adopt the merger agreement and (3) such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Record Date and Quorum. You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on                     , 2008, the record date for the special meeting. You will have one vote for each share of our common stock that you owned on the record date. As of the record date, there were              shares of our common stock issued and outstanding and entitled to vote. The presence, in person or by proxy, of stockholders representing a majority of the shares of our common stock entitled to vote at the special meeting will constitute a quorum for the special meeting. In the event that a quorum is not present at the special meeting, the meeting may be adjourned or postponed to a later date or time, if necessary or appropriate, to solicit additional proxies.

Vote Required. The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding at the close of business on the record date, which we refer to as the required stockholder approval. Approval of any proposal to adjourn or postpone the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment or postponement to adopt the merger agreement requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter.

Voting and Proxies. Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, via the Internet, by returning the enclosed proxy card by mail, or by voting in person at the special meeting. If you intend to submit your proxy by telephone or the Internet you must do so no later than             , on                     , 2008. If you do not return your proxy card, submit your proxy by phone or the Internet or attend the special meeting, your shares of our common stock will not be voted, which will have the same effect as a vote “AGAINST” the adoption of the merger agreement. Even if you plan to attend the special meeting, after carefully reading and considering the information contained in this proxy statement, if you hold your shares of common stock in your own name as the stockholder of record, please vote your shares by completing, signing, dating and returning the enclosed proxy card or by using the telephone number printed on your proxy card or by using the Internet voting instructions printed on your proxy card.

If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies, if applicable.

If your shares of our common stock are held in “street name,” you should instruct your brokerage firm, bank, trust or other nominee on how to vote such shares of common stock using the instructions provided by your brokerage firm, bank, trust or other nominee. If your shares of our common stock are held in “street name,” you must obtain a proxy from such nominee in order to vote in person at the special meeting. If you fail to provide your brokerage firm, bank, trust or other nominee with instructions on how to vote your shares of our common stock, it will not be able to vote such shares at the special meeting. Because the adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding at the close of business on the record date, the failure to provide your brokerage firm, bank, trust or other nominee with voting instructions will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. Because the proposal to adjourn or postpone the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of the shares of our common stock present or represented at the special meeting and entitled to vote thereon, and because your brokerage firm, bank, trust or other nominee does not have discretionary authority to vote on the proposal, the failure to provide your brokerage firm, bank, trust or other nominee with voting instructions on how to vote your shares will have no effect on the approval of that proposal.

If you have shares of our common stock registered in your name in the EDS 401(k) Plan or the EDS Puerto Rico Savings Plan, you will have the right to instruct the respective trustees or administrators of the plans how to vote the plan shares allocated to your account. You may exercise these voting rights by submitting a proxy by telephone, via the Internet or by returning the enclosed proxy card by mail. You may attend the special meeting but may not vote in person at the meeting with respect to your plan shares. You must vote by Internet or telephone or complete, date, sign and return the proxy card by             , on                     , 2008 for plan shares to be voted as directed. If you do not give the plans’ trustees or administrators timely voting instructions, your plan shares will be voted in the same manner and proportion as the plan shares for which voting instructions were received from other participants in the plans.

Revocability of Proxy. Any stockholder of record of our common stock may revoke his or her proxy at any time before it is voted at the special meeting by any of the following actions:

•

delivering to our Secretary at any time prior to              on the date of the special meeting, a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

•	signing and delivering to us at any time prior to on the date of the special meeting, a new proxy, relating to the same shares of our common stock and bearing a later date; or

•	submitting another proxy by telephone or on the Internet (the latest telephone or Internet voting instructions will be followed) at any time prior to on the date of the special meeting.

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

Corporate Secretary

Electronic Data Systems Corporation

5400 Legacy Drive, Mail Stop H3-3A-05

Plano, Texas 75024

Fax: (972) 605-5610

If you are a “street name” holder of our common stock, you may change your vote by submitting new voting instructions to your brokerage firm, bank, trust or other nominee. You must contact your brokerage firm, bank, trust or other nominee to obtain instructions as to how to change or revoke your proxy.

The Parties to the Merger Agreement (page 23)

Electronic Data Systems Corporation. EDS, a Delaware corporation, is a leading global technology services company delivering business solutions to its clients. We founded the information technology outsourcing industry 46 years ago. Today, we deliver a broad portfolio of information technology and business process outsourcing services to clients in the manufacturing, financial services, healthcare, communications, energy, transportation, and consumer and retail industries and to governments around the world. Our principal executive offices are located at 5400 Legacy Drive, Plano, Texas 75024, and our telephone number is (972) 604-6000.

Hewlett-Packard Company. HP, a Delaware corporation, focuses on simplifying technology experiences for all of its customers—from individual consumers to the largest businesses. With a portfolio that spans printing, personal computing, software, services and information technology (which we refer to as IT) infrastructure, HP is among the world’s largest technology companies, with revenue totaling $110.4 billion for the four fiscal quarters ended April 30, 2008. HP’s principal executive offices are located at 3000 Hanover Street, Palo Alto, California 94304, and its telephone number is (650) 857-1501.

Hawk Merger Corporation. Hawk Merger Co., a Delaware corporation and a wholly-owned subsidiary of HP, was formed for the purpose of facilitating HP’s acquisition of EDS. Hawk Merger Co. has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Upon consummation of the proposed merger, Hawk Merger Co. will merge with and into EDS and will cease to exist. Hawk Merger Co.’s principal executive offices are located at 3000 Hanover Street, Palo Alto, California 94304, and its telephone number is (650) 857-1501.

Recommendation of Our Board of Directors (page 32)

After careful consideration, our board of directors unanimously declared the merger agreement advisable and determined that the merger is fair to, and in the best interests of, EDS and our stockholders, and unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. Our board of directors unanimously recommends that our stockholders vote “FOR” the adoption of the merger agreement and “FOR” the adjournment or postponement of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment or postponement to adopt the merger agreement.

Reasons for the Merger (page 32)

In reaching its decision to declare the merger agreement advisable and in determining that the merger is fair to, and in the best interests of, EDS and our stockholders, and in approving the merger agreement, the merger and the other transactions contemplated by the merger agreement, our board of directors consulted with our management, as well as our financial and legal advisors, and considered a number of factors that the board believed supported its decision.

Opinion of Citigroup Global Markets Inc. (page 34 and Annex B)

On May 13, 2008, Citigroup Global Markets Inc., which we refer to as Citi, rendered to our board of directors an oral opinion, which was confirmed by delivery of a written opinion dated May 13, 2008, to the effect that, as of that date and based on and subject to the matters described in its opinion, the merger consideration was fair, from a financial point of view, to the holders of our common stock. The full text of Citi’s written opinion, dated May 13, 2008, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached to this proxy statement as Annex B and is incorporated by reference in its entirety into this proxy statement. We urge you to read the opinion in its entirety. Citi’s opinion was provided to our board of directors in connection with its evaluation of the merger consideration from a financial point of view. Citi’s opinion does not address any other aspects or implications of the merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed merger.

Pursuant to an engagement letter between us and Citi, dated March 17, 2008, we have agreed to pay Citi for its financial advisory services in connection with the merger an aggregate fee of approximately $30 million, $3 million of which became payable upon the execution of the merger agreement and approximately $27 million of which is contingent upon consummation of the merger. Subject to certain limitations, we also have agreed to reimburse Citi for reasonable travel and other expenses incurred by Citi in performing its services, including reasonable fees and expenses of its legal counsel, and to indemnify Citi and related persons against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

Opinion of Evercore Group L.L.C. (page 40 and Annex C)

On May 13, 2008, Evercore Group L.L.C., which we refer to as Evercore, rendered to our board of directors an oral opinion, which was confirmed by delivery of a written opinion dated May 13, 2008, to the effect that, as of that date and based upon and subject to the factors, limitations and assumptions set forth in its opinion, the merger consideration was fair, from a financial point of view, to the holders of shares of our common stock entitled to receive the merger consideration. The full text of the written opinion of Evercore, dated May 13, 2008, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken in rendering its opinion, is attached as Annex C to this proxy statement and is incorporated by reference in its entirety into this proxy statement. We urge you to read the opinion in its entirety. Evercore’s opinion is directed to our board of directors and addresses only the fairness from a financial point of view of the merger consideration to the holders of our common stock entitled to receive the merger consideration pursuant to the merger agreement. Evercore’s opinion does not constitute a recommendation to our board of directors or to any other person with respect to the merger, including as to how any stockholder should vote or act in respect of the merger.

Pursuant to an engagement letter between us and Evercore, dated May 7, 2008, which superseded an engagement letter between us and Evercore, dated May 11, 2007, a fee of $3,000,000 became payable to Evercore upon delivery of its fairness opinion. In addition, we have agreed to reimburse certain of Evercore’s expenses and to indemnify Evercore for certain liabilities arising out of its engagement.

Treatment of Stock Options, Restricted Stock Units and the ESPP (page 60)

Stock Options. Except as otherwise provided in a limited number of agreements that we entered into with certain of our executive officers well before the execution of the merger agreement, stock options to purchase shares of our common stock that are outstanding immediately prior to the effective time of the merger, whether or not then vested, will be automatically converted into stock options to acquire, on substantially the same material terms and conditions applicable to such EDS stock options prior to the merger, a number of shares of HP common stock (rounded down to the nearest whole share) equal to the product of (i) the number of shares of our common stock subject to the option, and (ii) a fraction (which we refer to as the exchange ratio), the numerator of which is $25.00 and the denominator of which is the average closing price of HP common stock on the NYSE for the five full trading days ending on the date that is two trading days prior to the closing date of the merger. The exercise price for converted options will equal the per share exercise price for the shares of our common stock subject to such options divided by the exchange ratio (rounded up to the nearest whole cent). Any holding periods or other restrictions which applied to the sale of common stock acquired upon the exercise of EDS stock options will no longer apply following the conversion other than any restrictions under applicable securities laws.

Restricted Stock Units. Except as otherwise provided in a limited number of agreements that we entered into with certain of our executive officers well before the execution of the merger agreement, restricted stock units denominated in shares of our common stock that are outstanding immediately prior to the completion of the merger, whether or not then vested or earned, will automatically be converted into the right to receive restricted stock units with respect to the number of shares of HP common stock (rounded down to the nearest whole share) calculated by multiplying the number of shares of our common stock subject to the EDS restricted stock unit by the exchange ratio. Any performance-based vesting requirements that are applicable to any EDS restricted stock units that are converted into HP restricted stock units will, upon completion of the merger, be deemed satisfied and will no longer apply, and the HP restricted stock units received by holders of EDS restricted stock units will be subject to the same time-based vesting schedule to which such EDS restricted stock units are subject prior to the completion of the merger, and such restricted stock units will otherwise have material terms and conditions that are substantially the same as those of the related EDS restricted stock unit. Any holding periods or other restrictions which applied to the sale of common stock acquired upon the vesting of EDS restricted stock units will no longer apply following the conversion other than any restrictions under applicable securities laws.

Employee Stock Purchase Plan. We will establish an exercise date under the EDS 1996 Employee Stock Purchase Plan, which we refer to as the ESPP, no later than the last day of the payroll period ending immediately prior to the completion of the merger (but at least ten business days prior to the completion of the merger) with respect to any offering to purchase shares of our common stock otherwise then in effect. In addition, we will terminate the ESPP as of the newly established exercise date, or an earlier date that we determine to be administratively reasonable. Each ESPP participant’s accumulated payroll contributions as of the newly established exercise date that are not withdrawn as of such date will be applied toward the purchase of shares of our common stock in accordance with the terms of the ESPP, which shares will be cancelled upon the completion of the merger in exchange for the right to receive $25.00 per share, without interest, less any applicable withholding taxes. Under the merger agreement, we have agreed not to permit any new offering to commence under the ESPP or any current participant in the ESPP to increase the percentage rate of his or her payroll deductions into his or her account under the ESPP.

Interests of Our Directors and Executive Officers in the Merger (page 51)

In considering the recommendation of our board of directors that you vote to adopt the merger agreement, you should be aware that some of our executive officers and directors may have economic interests in the merger that are different from, or in addition to, those of our stockholders generally. Our board of directors was aware of and considered these interests, among other matters, in reaching its decision to declare the merger agreement advisable and in determining that the merger is fair to, and in the best interests of, EDS and our stockholders, and in approving the merger agreement, the merger and the other transactions contemplated by the merger agreement. Some of our executive officers are parties to employment agreements with us, which provide for severance and other benefits in the case of qualifying terminations of employment in connection with a change in control of EDS, including consummation of the merger (See “The Merger—Interests of Our Directors and Executive Officers in the Merger”).

As of the date hereof, no member of our management team has entered into any employment, retention or other similar agreements with HP or any of its affiliates with respect to the terms and conditions of his or her employment upon closing of the transaction and, although certain members of our management team may enter into new arrangements with HP or its affiliates regarding employment, there can be no assurance that any such arrangement will be agreed upon.

Our executive officers and directors also have rights to indemnification and are covered under directors’ and officers’ liability insurance that will survive the consummation of the merger.

Common Stock Ownership of Our Directors and Executive Officers (page 82)

As of                     , 2008, the record date for the special meeting, our directors and executive officers beneficially owned in the aggregate approximately              shares of our common stock entitled to vote at the special meeting or approximately         % of our outstanding common stock as of                     , 2008. We currently expect that each of these individuals will vote all of his or her shares of our common stock in favor of each of the proposals.

Appraisal Rights (page 76)

Under Delaware law, our stockholders who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for such an appraisal prior to the vote on the merger agreement and comply with the other Delaware law procedures explained in this proxy statement. Annex D to this proxy statement contains the full text of Section 262 of Delaware law, which relates to your right of appraisal. We encourage you to read these provisions carefully and in their entirety.

Conditions to the Merger (page 71)

Conditions to Each Party’s Obligations. Each party’s obligation to consummate the merger is subject to the satisfaction or waiver of the following mutual conditions:

•	approval and adoption of the merger agreement and the merger by an affirmative vote or consent of the holders of a majority of the outstanding shares of our common stock;

•

no governmental entity having jurisdiction over any party will have enacted, issued, promulgated, enforced or entered any laws or any order, writ, assessment, decision, injunction, decree, ruling or judgment, which we refer to as an order, whether temporary, preliminary or permanent, that make illegal, enjoin or otherwise prohibit consummation of the merger or the other transactions contemplated by the merger agreement; and

•

the waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act, will have expired or been terminated; the European Commission will have issued a decision declaring the transactions contemplated by the merger agreement compatible with applicable merger control laws of the European Commission; and any approvals or clearances under the antitrust laws of certain specified non-U.S. jurisdictions will have been obtained through the expiration of any applicable waiting period or otherwise, which we refer to as the antitrust condition.

Conditions to EDS’ Obligations. Our obligation to consummate the merger is subject to the satisfaction or waiver of further conditions, including:

•

the representations and warranties of HP and Hawk Merger Co. made in the merger agreement, disregarding materiality and material adverse effect qualifications contained in these representations and warranties, will be true and correct in all respects when made and as of immediately prior to the effective time of the merger (other than those representations and warranties that were made only as of a specified date, which need only be true and correct in all respects as of such specified date, disregarding any materiality and material adverse effect qualifications contained in these representations and warranties), except where the failure of these representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on HP’s and Hawk Merger Co.’s ability to consummate the transactions contemplated by the merger agreement; and

•

HP and Hawk Merger Co. will have performed in all material respects their respective obligations, and complied in all material respects with their respective agreements and covenants, required to be performed or complied with by them under the merger agreement.

Conditions to HP’s and Hawk Merger Co.’s Obligations. The obligation of HP and Hawk Merger Co. to consummate the merger is subject to the satisfaction or waiver of further conditions, including:

•

our representations and warranties relating to power, authority and certain capitalization related matters made in the merger agreement will be true and correct in all material respects when made and as of immediately prior to the effective time of the merger (other than those representations and warranties that were made only as of a specified date, which need only be true and correct in all material respects as of such specified date);

•

our representation and warranty made in the merger agreement stating that since March 31, 2008 and through the date of the merger agreement no material adverse effect on EDS (See “The Merger Agreement—Representations and Warranties”) and no event, change or effect that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on EDS has occurred, will be true and correct in all respects as of the date that such representation and warranty is made in the merger agreement;

•

our other representations and warranties made in the merger agreement, disregarding materiality and material adverse effect qualifications contained in these representations and warranties, will be true and correct in all respects when made and as of immediately prior to the effective time of the merger (other than those representations and warranties that were made only as of a specified date, which need only be true and correct in all respects as of such specified date, disregarding materiality and material adverse effect qualifications contained in these representations and warranties), except where the failure of these representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on EDS (See “The Merger Agreement—Representations and Warranties”);

•

we will have performed in all material respects our obligations, and complied in all material respects with our agreements and covenants, required to be performed or complied with by us under the merger agreement; and

•

since May 13, 2008, there will not have occurred any material adverse effect on EDS or any event, change or effect that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on EDS (See “The Merger Agreement—Representations and Warranties”).

Termination of the Merger Agreement (page 72)

We and HP may terminate the merger agreement by mutual written consent at any time before the consummation of the merger. In addition, either we or HP may terminate the merger agreement at any time before the consummation of the merger if:

•

the merger is not consummated on or before November 13, 2008, which we refer to as the end date; however, if the antitrust condition above has not been satisfied by the end date, but all of the other conditions to the consummation of the merger have been satisfied, then either we or HP may extend the end date for a period of three months by written notice to the other party; the end date may be so extended by us or HP two additional times, until no later than August 13, 2009 (and after August 13, 2009, only upon the written agreement of us and HP); however, the right to terminate the merger agreement under this clause will not be available to any party whose material breach of any representation, warranty, covenant or agreement in the merger agreement was the principal cause of, or resulted in, the failure of the merger to be consummated on or before the end date;

•

any governmental entity of competent jurisdiction enacts, issues, promulgates, enforces or enters any law or order making illegal, permanently enjoining or otherwise permanently prohibiting the consummation of the merger or the other transactions contemplated by the merger agreement, and the law or order becomes final and nonappealable; however, the right to terminate the merger agreement under this clause will not be available to any party whose material breach of any representation, warranty, covenant or agreement in the merger agreement was the principal cause of, or resulted in, the issuance, promulgation, enforcement or entry of any such law or order; or

•

the merger agreement has been submitted to our stockholders for adoption and the required stockholder approval has not been obtained upon a final vote taken at the special meeting (or any adjournment or postponement thereof).

HP may also terminate the merger agreement if:

•	an adverse recommendation change (See “The Merger Agreement—EDS Board Recommendation”) has occurred;

•

we have entered into, or publicly announced our intention to enter into, a company acquisition agreement (See “The Merger Agreement—EDS Board Recommendation”) relating to any takeover proposal (See “The Merger Agreement—No Solicitations”);

•

any of our executive officers, or any of our representatives acting at the express direction of or with the express authorization of our board of directors or any of our executive officers, has willfully and materially breached the non-solicitation covenant in the merger agreement;

•

our board of directors fails to reaffirm (publicly, if requested by HP), the board recommendation (See “The Merger Agreement—EDS Board Recommendation”) within twenty business days after the date any takeover proposal (or material modification of a takeover proposal) is first publicly disclosed by us or the third party making such takeover proposal;

•

following a reaffirmation by our board of directors described above, we continue to discuss the takeover proposal with the third party who made the takeover proposal and our board of directors fails to reaffirm (publicly, if requested by HP), the board recommendation within ten business days after HP so requests in writing;

•

within ten business days after a tender offer or exchange offer relating to shares of our common stock is commenced by a third party unaffiliated with HP, we have not sent a statement to our stockholders reaffirming the board recommendation and recommending that stockholders reject such tender or exchange offer; or

•

we breach any of our covenants contained in the merger agreement, or if any of our representations or warranties were inaccurate when made or become inaccurate, in either case such that the related closing condition would not be satisfied; however, in the event that the breach or inaccuracies are curable prior to the end date, HP will not be permitted to terminate the merger agreement under this clause until the earlier of (i) the expiration of a thirty day period after delivery of written notice from HP or (ii) our ceasing to attempt to cure the breach or inaccuracy; in addition, HP may not terminate the merger agreement under this clause if HP or Hawk Merger Co. is then in material breach of any provision of the merger agreement.

We may also terminate the merger agreement if:

•

prior to the adoption of the merger agreement by our stockholders, our board of directors authorizes us, in full compliance with the terms of the merger agreement, to enter into a definitive acquisition agreement in respect of a superior proposal (See “The Merger Agreement—EDS Board Recommendation”); however, if we terminate the merger agreement under this clause we are required to (i) pay HP a termination fee of $375 million at or prior to the termination of the merger agreement and (ii) substantially concurrently enter into a definitive acquisition agreement with respect to the superior proposal; or

•

HP or Hawk Merger Co. breaches any of its covenants contained in the merger agreement, or if any representation or warranty of HP or Hawk Merger Co. was inaccurate when made or becomes inaccurate, in either case such that the related closing condition would not be satisfied; however, in the event that the breach or inaccuracies are curable prior to the end date, we will not be permitted to terminate the merger agreement under this clause until the earlier of (i) the expiration of a thirty day period after delivery of written notice from us or (ii) the ceasing by HP or Hawk Merger Co. to attempt to cure the breach or inaccuracy; in addition, we may not terminate the merger agreement under this clause if we are then in material breach of any provision of the merger agreement.

Termination Fee (page 74)

We have agreed to pay HP a termination fee of $375 million, which we refer to as the termination fee, in the event that (i) the merger agreement is terminated by HP pursuant to any of the provisions described in the first six bullet points in the second paragraph under “Summary—Termination of the Merger Agreement” above, or (ii) the merger agreement is terminated by us pursuant to the provision described in the first bullet point in the third paragraph under “Summary—Termination of the Merger Agreement” above.

In addition, if:

•

either we or HP terminate the merger agreement because the merger is not consummated before the end date and so long as the required stockholder approval has not been obtained at the special meeting (or any adjournment or postponement of the special meeting);

•	either we or HP terminate the merger agreement because the required stockholder approval has not been obtained at the special meeting (or any adjournment or postponement of the special meeting); or

•	HP terminates the merger agreement in connection with an intentional or willful breach by us of any covenant or agreement contained in the merger agreement;

and in each case:

•

prior to such termination (in the case of termination pursuant to the first and third bullets above) or the special meeting (in the case of termination pursuant the second bullet above), a takeover proposal has been (i) publicly disclosed and not withdrawn (in the case of termination pursuant to the first and second bullets above) or (ii) publicly disclosed or otherwise communicated to us or our board of directors and not withdrawn (in the case of termination pursuant to the third bullet above), and

•	within 12 months following the date of such termination, we either consummate, or enter into a definitive agreement with respect to (and at any time thereafter consummate), a takeover proposal,

then we have agreed to pay to HP, immediately prior to and as a condition to consummating such transaction, the termination fee (however, all references in the definition of takeover proposal to 15% or 85% will be deemed to be references to “a majority” instead for purposes of payment of the termination fee in the instances described in this paragraph).

No Solicitations (page 66)

We have agreed that we will not, and will cause our subsidiaries not to, and will use our reasonable best efforts to cause our and our subsidiaries’ directors, officers, employees, advisors and investment bankers not to, directly or indirectly:

•	solicit, initiate, knowingly encourage or knowingly facilitate (1) any inquiries with respect to any takeover proposal, or (2) the making, submission or announcement of any takeover proposal;

•	participate in any discussions or negotiations regarding any inquiries or proposals that constitute, or may reasonably be expected to lead to, a takeover proposal;

•	furnish any non-public information with respect to any inquiries or proposals that constitute, or may reasonably be expected to lead to, a takeover proposal; or

•	in any other way knowingly facilitate or knowingly encourage any inquiries or proposals that constitute, or may reasonably be expected to lead to, a takeover proposal.

Notwithstanding these restrictions, at any time prior to receipt of the required stockholder approval, if we have not breached the non-solicitation covenant (other than any breach that is unintentional and immaterial in effect) and our board of directors receives an unsolicited bona fide written takeover proposal from a third party that our board of directors determines in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, constitutes or may reasonably be expected to constitute a superior proposal, then we may (i) furnish to any such third party information with respect to us or any of our subsidiaries, subject to compliance with certain terms contained in the merger agreement, and (ii) participate in discussions and negotiations with such third party regarding, and otherwise facilitate and encourage, such takeover proposal.

Consummation of the Merger (page 71)

We currently anticipate that the merger will be completed in the second half of 2008. However, we cannot predict the exact timing of the consummation of the merger and whether the merger will be consummated. In order to consummate the merger, we must obtain the required stockholder approval and the other closing conditions under the merger agreement, including receipt of certain regulatory approvals, must be satisfied or, to the extent legally permitted, waived.

Current Market Price of Common Stock (page 79)

The closing per share sale price of our common stock on the NYSE on May 9, 2008, the last full trading day before we publicly confirmed market rumors regarding the transaction discussions with HP, was $18.86. The closing per share sale price of our common stock on the NYSE on         , 2008, the last full trading day before the printing of this proxy statement, was $        .

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents to which we refer you in this proxy statement, include forward-looking statements based on estimates and assumptions. There are forward-looking statements throughout this proxy statement, including, without limitation, under the headings “Summary,” “The Special Meeting,” “The Merger,” “Opinion of Citigroup Global Markets Inc.,” “Opinion of Evercore Group L.L.C.,” “Financial Projections,” “Regulatory Approvals,” and “Litigation Related to the Merger,” and in statements containing words such as “believes,” “estimates,” “anticipates,” “continues,” “predict,” “potential,” “contemplates,” “expects,” “may,” “will,” “likely,” “could,” “should” or “would” or other similar words or phrases. These statements are subject to risks, uncertainties, and other factors, including, among others:

•	the effect of the announcement of the merger on our business relationships, operating results and business generally;

•	the retention of certain of our key employees;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

•	the outcome of any legal proceedings that may be instituted against us, HP or others related to the merger agreement;

•

the required stockholder approval may not be obtained or other conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule;

•	the amount of the costs, fees, expenses and charges related to the merger; and

•	our and HP’s ability to meet expectations regarding the timing and completion of the merger.

In addition, we are subject to risks and uncertainties and other factors detailed in our annual report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Securities and Exchange Commission, which we refer to as the SEC, on February 27, 2008, which should be read in conjunction with this proxy statement. See “Where You Can Find More Information” on page 84. Many of the factors that will impact the completion of the proposed transaction are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained in this proxy statement, readers should not place undue reliance on forward-looking statements. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this proxy statement represent our views as of the date of this proxy statement, and it should not be assumed that the statements made in this proxy statement remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements, except as required by law.

THE SPECIAL MEETING

Date, Time and Place

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting to be held on                 , 2008, starting at                 , local time, at our principal executive offices located at 5400 Legacy Drive, Plano, Texas 75024, or at any postponement or adjournment thereof. The purpose of the special meeting is for our stockholders to consider and vote on (1) the adoption of the merger agreement, (2) the adjournment or postponement of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment or postponement to adopt the merger agreement, and (3) such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting. The holders of a majority of the shares of our common stock outstanding must vote to adopt the merger agreement in order for the merger to occur. If our stockholders fail to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached to this proxy statement as Annex A. You are urged to read the merger agreement in its entirety.

Record Date and Quorum

We have fixed the close of business on                 , 2008 as the record date for the special meeting, and only holders of record of our common stock on the record date are entitled to notice of, and to vote at (in person or by proxy), the special meeting. As of                  , 2008, there were                 shares of our common stock outstanding and entitled to vote. Each share of our common stock entitles its holder to one vote on all matters properly coming before the special meeting.

The presence, in person or by proxy, of stockholders representing a majority of the shares of our common stock entitled to vote at the special meeting will constitute a quorum for the special meeting. Shares of our common stock represented at the special meeting but not voted, including shares of our common stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. In the event that a quorum is not present at the special meeting, the special meeting may be adjourned or postponed to solicit additional proxies, provided that the proposal to adjourn or postpone the special meeting has been adopted by the affirmative vote of a majority of the shares of our common stock represented in person or by proxy at the special meeting and entitled to vote thereon.

Vote Required for Approval

You may vote FOR or AGAINST, or you may ABSTAIN from voting on, the proposal to adopt the merger agreement. Consummation of the merger requires the adoption of the merger agreement by the affirmative vote of the holders of a majority of the shares of our common stock outstanding at the close of business on the record date. Therefore, if you abstain or fail to vote, it will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

The adoption of the proposal to adjourn or postpone the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of the shares of our common stock represented in person or by proxy at the special meeting and entitled to vote thereon. Therefore, if you abstain, it will have the same effect as a vote “AGAINST” the adoption of the proposal to adjourn or postpone the special meeting and if you fail to vote, it will have no effect on the outcome of the proposal.

As of                 , 2008, the record date for the special meeting, our directors and executive officers held and are entitled to vote, in the aggregate, approximately                  shares of our common stock, representing approximately         % of our outstanding common stock. We currently expect that each of our directors and executive officers will vote their shares of our common stock in favor of the proposals to be presented at the special meeting.

Proxies and Revocation

If you are a stockholder of record of your shares of our common stock and you submit a proxy by telephone or the Internet or by returning a signed and dated proxy card by mail that is received by us at any time prior to                , on the date of the special meeting, your shares will be voted at the special meeting as you indicate. If you sign your proxy card without indicating your vote, your shares will be voted “FOR” the adoption of the merger agreement and “FOR” the adjournment or postponement of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment or postponement to adopt the merger agreement, and in accordance with the recommendations of our board of directors on any other matters properly brought before the special meeting, or at any adjournment or postponement thereof, for a vote.

If your shares of our common stock are held in “street name,” you will receive instructions from your brokerage firm, bank, trust or other nominee that you must follow in order to have your shares voted. If you have not received such voting instructions or require further information regarding such voting instructions, contact your brokerage firm, bank, trust or other nominee. Nominees who hold shares of our common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, nominees are typically not allowed to exercise their voting discretion with respect to the approval of matters that are “non-routine,” such as adoption of the merger agreement, without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker or other nominee that are represented at the meeting, but with respect to which the broker or other nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker or other nominee does not have discretionary voting power on such proposal. If your brokerage firm, bank, trust or other nominee holds your shares of our common stock in “street name,” your brokerage firm, bank, trust or other nominee will vote your shares only if you provide instructions on how to vote by filling out the voter instruction form sent to you by brokerage firm, bank, trust or other nominee with this proxy statement. Because it is expected that brokers and other nominees will not have discretionary authority to vote on either proposal, we anticipate that there will not be any broker non-votes in connection with either proposal.

If you have shares of our common stock registered in your name in the EDS 401(k) Plan or the EDS Puerto Rico Savings Plan, you will have the right to instruct the respective trustees or administrators of the plans how to vote the plan shares allocated to your account. You may exercise these voting rights by submitting a proxy by telephone, via the Internet or by returning the enclosed proxy card by mail. You may attend the special meeting but may not vote in person at the meeting with respect to your plan shares. If you do not give the plans’ trustees or administrators timely voting instructions, your plan shares will be voted in the same manner and proportion as the plan shares for which voting instructions were received from other participants in the plans.

Proxies received by us at any time prior to                 , on the date of the special meeting, which have not been revoked or superseded before being voted, will be voted at the special meeting.

If you are a stockholder of record of your shares of our common stock, you have the right to change or revoke your proxy at any time before the vote taken at the special meeting by:

•

delivering to our Secretary at any time prior to                 on the date of the special meeting, a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

•	signing and delivering to us at any time prior to on the date of the special meeting, a new proxy, relating to the same shares of our common stock and bearing a later date; or

•	submitting another proxy by telephone or on the Internet (the latest telephone or Internet voting instructions will be followed) at any time prior to on the date of the special meeting.

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

Corporate Secretary

Electronic Data Systems Corporation

5400 Legacy Drive, Mail Stop H3-3A-05

Plano, Texas 75024

Fax: (972) 605-5610

If you are a “street name” holder of our common stock, you may change your vote by submitting new voting instructions to your brokerage firm, bank, trust or other nominee. You must contact your brokerage firm, bank, trust or other nominee to obtain instructions as to how to change or revoke your proxy.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment or postponement to adopt the merger agreement. Our amended and restated bylaws provide that any adjournment may be made without notice if announced at the meeting at which the adjournment is taken and if the adjournment is to a date that is not greater than 30 days after the original date fixed for the special meeting and no new record date is fixed for the adjourned meeting. Any signed proxies received by us prior to             , on the date of the special meeting in which no voting instructions are provided on such matter will be voted “FOR” an adjournment or postponement of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment or postponement to adopt the merger agreement. Whether or not a quorum exists, holders of a majority of our shares of common stock present in person or represented by proxy and entitled to vote at the special meeting may adjourn the special meeting. Because a majority of the votes represented at the meeting, whether or not a quorum exists, is required to approve the proposal to adjourn the meeting, abstentions will have the same effect on such proposal as a vote “AGAINST” the proposal. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Solicitation of Proxies

We have retained Georgeson Inc. to assist in the solicitation of proxies for the special meeting for a fee of approximately $10,000, plus reimbursement of reasonable out-of-pocket expenses. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid additional remuneration for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of our common stock that the brokers and fiduciaries hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses.

Questions and Additional Information

If you have questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor, Georgeson Inc. toll-free at (866) 729-6815 (banks and brokers may call (212) 440-9800).

Availability of Documents

Documents incorporated by reference (excluding exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents) will be provided by first class mail without charge to each person to whom this proxy statement is delivered upon written or oral request of such person. In addition, our list of stockholders entitled to vote at the special meeting will be available for inspection at our principal executive offices at least 10 days prior to the date of the special meeting and continuing through the special meeting for any purpose germane to the meeting; the list will also be available at the meeting for inspection by any stockholder present in person at the meeting.

THE PARTIES TO THE MERGER AGREEMENT

EDS

EDS, a Delaware corporation, is a leading global technology services company delivering business solutions to its clients. We founded the information technology outsourcing industry 46 years ago. Today, we deliver a broad portfolio of information technology and business process outsourcing services to clients in the manufacturing, financial services, healthcare, communications, energy, transportation, and consumer and retail industries and to governments around the world. Our principal executive offices are located at 5400 Legacy Drive, Plano, Texas 75024, and our telephone number is (972) 604-6000. For more information about us, please visit our corporate website at www.eds.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and is not incorporated herein by reference. See also “Where You Can Find More Information” on page 84 of this proxy statement. Our common stock is publicly traded on the NYSE under the symbol “EDS.”

HP

HP, a Delaware corporation, focuses on simplifying technology experiences for all of its customers—from individual consumers to the largest businesses. With a portfolio that spans printing, personal computing, software, services and IT infrastructure, HP is among the world’s largest technology companies, with revenue totaling $110.4 billion for the four fiscal quarters ended April 30, 2008. HP’s principal executive offices are located at 3000 Hanover Street, Palo Alto, California 94304, and its telephone number is (650) 857-1501. Additional information regarding HP is contained in HP’s filings with the SEC.

Hawk Merger Co.

Hawk Merger Co., a Delaware corporation and a wholly-owned subsidiary of HP, was formed for the purpose of facilitating HP’s acquisition of EDS. Hawk Merger Co. has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Upon consummation of the merger, Hawk Merger Co. will merge with and into EDS and will cease to exist. Hawk Merger Co.’s principal executive offices are located at 3000 Hanover Street, Palo Alto, California 94304, and its telephone number is (650) 857-1501.

THE MERGER

Background of the Merger

As part of the ongoing evaluation of our business, our board of directors and members of our senior management regularly review and assess opportunities to achieve long-term strategic goals. As part of this ongoing review process, members of our senior management, in conjunction with our board of directors, have considered potential opportunities for business combinations, acquisitions, dispositions, internal restructurings and other strategic alternatives.

During the regularly scheduled meeting of our board of directors held in April 2007, members of our senior management reviewed with our board of directors, among other things, our business, investor views of the IT services industry and merger and acquisition activity in the IT sector. This discussion included a review of our merger and acquisition strategy, including a review of potential acquisitions by us in different sectors. In addition, at this meeting, Evercore made a presentation to our board of directors regarding merger and acquisition activity in the leveraged buyout and private equity markets, as well as certain strategic alternatives that companies consider to create stockholder value. Following this presentation and extensive discussion, our board of directors determined that further analysis of all potential strategic alternatives should be undertaken and requested that our senior management prepare a strategic analysis to be presented at a special meeting of our board in June 2007. Our board of directors also established an advisory committee of the board, which we refer to as the advisory committee, to provide advice to management with respect to the preparation of this strategic analysis.

In May 2007, we formally engaged Evercore to provide financial advisory services in connection with our review of a range of strategic and financial alternatives. In addition, later in May 2007, the advisory committee engaged outside legal counsel and another financial advisor, which we refer to as the committee financial advisor, to assist in the evaluation of all potential strategic alternatives under consideration. From late May 2007 through July 2007, several meetings of the advisory committee and separate meetings of our board of directors were held. At a meeting of our board of directors held in June 2007, senior management presented its strategic analysis to the board. At this meeting, our board requested that senior management prepare a comprehensive three-year financial plan, which was subsequently presented to the board in July 2007. In addition, at these meetings, several presentations were made to the advisory committee and/or our board of directors by members of our senior management, Evercore and the committee financial advisor regarding potential strategic alternatives, including a possible business combination transaction with a strategic or financial buyer, the acquisition by the company of a large industry participant, a strategy involving a series of smaller acquisitions by the company, dispositions of certain business lines and a stand-alone plan that would involve a significant restructuring of our existing businesses and operations.

In July 2007, due in part to, among other things, concerns regarding the deterioration in the credit markets and related concerns regarding the ability to consummate a transaction with a financial buyer, our board of directors determined not to pursue any potential strategic alternative transaction with a financial buyer at that time, but remained open to consideration of all other potential strategic alternatives. At this time, our board of directors also determined that the work of the advisory committee was complete.

In October 2007, a regularly scheduled meeting of our board of directors was held to discuss a variety of matters, including our third quarter results, a general business update and the continued consideration of options to enhance stockholder value. At this meeting, members of our senior management made presentations to our board of directors regarding value enhancing transactions that may be available to us, including tactical options such as incremental operational improvements, share repurchases, targeted acquisitions and more transformational alternatives, including partnering with a product company or acquiring or merging with an IT services company. Ronald A. Rittenmeyer, our chief executive officer and president (and our chairman as of December 2007), also discussed with the board and determined with the board that it was appropriate for him to seek the counsel and advice of the chairpersons of each of the three standing committees of the board in connection with the ongoing consideration of options to enhance stockholder value.

On November 5, 2007, Mr. Rittenmeyer and another member of our senior management met with Mark Hurd, the chairman, chief executive officer and president of HP, and other members of HP management to discuss, among other things, our purchase and use of HP’s hardware and software products. At this meeting, in addition to discussing these matters, Messrs. Rittenmeyer and Hurd discussed consolidation in the IT services industry. Specifically, Mr. Rittenmeyer expressed an interest in possibly pursuing a transaction in which we would acquire the IT services business of HP. Based on this preliminary discussion, Messrs. Rittenmeyer and Hurd agreed that further consideration of such a transaction was warranted. On November 13, 2007, Mr. Rittenmeyer communicated with the chairpersons of each of the three standing committees of our board of directors regarding his meeting with Mr. Hurd.

To facilitate further discussions regarding a possible acquisition of the IT services business of HP, on November 21, 2007, we entered into a mutual non-disclosure agreement with HP, which we refer to as the non-disclosure agreement.

On November 27, 2007, members of our management met with members of HP’s management to further develop the preliminary discussions that were held by Messrs. Rittenmeyer and Hurd on November 5, 2007.

On December 4, 2007, at a regularly scheduled meeting of our board of directors, Mr. Rittenmeyer and Joe Eazor, our executive vice president, corporate strategy and business development, provided an update to the board regarding the status of the discussions with HP, the objectives of the parties and the potential options identified in such discussions. At the meeting, Mr. Rittenmeyer confirmed with the board his intention to continue to seek the counsel and advice of the chairpersons of each of the three standing committees of the board as management continued to evaluate our strategic alternatives.

On December 6, 2007, Mr. Rittenmeyer met with Mr. Hurd to discuss their continued mutual interest in possibly pursuing our acquisition of the IT services business of HP. In light of their respective travel schedules and existing business commitments, Messrs. Rittenmeyer and Hurd agreed to defer further discussions until the end of the year. On December 30, 2007, Mr. Rittenmeyer met with Mr. Hurd. At this meeting, Mr. Hurd informed Mr. Rittenmeyer that, at the present time, HP was not interested in pursuing a transaction involving the sale of its IT services business. However, during this conversation, Mr. Hurd indicated that HP was interested in having preliminary discussions regarding a possible acquisition of the company by HP. Following this conversation, Mr. Rittenmeyer consulted with the chairpersons of each of the three standing committees of our board to determine whether to pursue, on a preliminary basis, discussions with HP. During this discussion, it was determined that preliminary discussions with HP should be pursued to evaluate its level of interest in a possible strategic transaction.

On January 17, 2008, representatives from Willkie Farr & Gallagher LLP, which we refer to as Willkie Farr, our outside legal counsel, met with members of our management to discuss the preliminary discussions that had been held with HP, as well as the other strategic alternatives that were under consideration by our board of directors.

Starting in late January 2008, we provided HP with access to certain limited non-public due diligence information to enable its senior management to evaluate the potential for the acquisition of the company by HP.

On February 5, 2008, at a regularly scheduled meeting of our board of directors, Mr. Rittenmeyer provided an update to the board regarding the various strategic alternatives under consideration by the company, including the status of the preliminary discussions with HP, the merger and acquisition strategy of the company and the internal restructuring plans that were discussed at previous meetings of the board. This discussion focused primarily on the background, status, financial implications and next steps with respect to the evaluation of these alternatives. Our board of directors also discussed the possible retention of external financial advisors in connection with its consideration of these alternatives, including the possible retention of Citi in light of the fact that Citi had been informally working with the company in respect of its strategic review since the fourth quarter of 2007. At the conclusion of this discussion, Mr. Rittenmeyer indicated to the board that he intended to continue to pursue each of the strategic alternatives that were discussed at the meeting.

On February 26, 2008, a meeting was held between Mr. Rittenmeyer, Mr. Hurd and other representatives from the company and HP. At this meeting, Mr. Hurd reiterated HP’s interest in possibly pursuing a business combination transaction with us, and explained that a regularly scheduled meeting of the board of directors of HP, which we refer to as the HP Board, was to be held on March 20, 2008. In addition, at this meeting, Mr. Hurd requested that HP representatives be provided with access to additional non-public due diligence information regarding our business, which would enable HP management to present a preliminary financial model and recommendation in respect of a possible transaction to the HP Board at the March 20 meeting. Mr. Hurd indicated that if the HP Board authorized HP’s management to proceed with further discussions concerning a potential strategic transaction, it was HP’s intention to deliver to us a preliminary, non-binding indication of interest in respect of a possible business combination, including an indicative price range. Following this discussion, Mr. Rittenmeyer updated and consulted with the chairpersons of each of the three standing committees of our board regarding the meeting with Mr. Hurd and the other HP representatives.

From the end of February through March 2008, we provided certain additional non-public due diligence information to HP and its representatives. On March 4, 2008, Mr. Rittenmeyer convened a meeting of certain members of our senior management, as well as representatives of Willkie Farr and Citi. At this meeting, Mr. Rittenmeyer updated the various parties as to the status of the discussions with HP, and the participants discussed, among other things, the process and timeline for pursuing a possible transaction with HP.

In addition, at this meeting and in light of the evolution of the discussions between us and HP, the fact that non-public due diligence information was being provided to HP and the amount of time that had elapsed since the execution of the non-disclosure agreement, members of our senior management and representatives from Citi and Willkie Farr discussed the need to amend the non-disclosure agreement to provide for a standstill provision and an extension of the duration of the confidentiality and non-solicitation obligations of HP. On the evening of March 4, 2008, we distributed a draft of an amendment to the non-disclosure agreement, which we refer to as the non-disclosure amendment, to HP.

On March 5 and 6, 2008, certain HP representatives attended management presentations at our principal executive offices.

On March 10, 2008, HP distributed to us a mark-up of the non-disclosure amendment and a separate standstill and exclusivity agreement. In exchange for its agreement to a standstill provision and the extension of the duration of its confidentiality and non-solicitation obligations, HP requested a limited exclusive negotiation period with the company. Following consultation with our outside advisors and the chairpersons of each of the three standing committees of our board, and after negotiating the terms of these agreements, on March 11, 2008, we entered into the non-disclosure amendment and the standstill and exclusivity agreement, which provided for a limited exclusive negotiation period (subject to a “fiduciary out”), a standstill provision and the extension of the duration of the confidentiality and non-solicitation obligations of HP.

On March 12, 2008, members of our management and Citi met with members of HP’s management and other representatives of HP, including its financial advisor, to discuss, among other things, the due diligence process.

On March 17, 2008, we entered into a formal engagement letter with Citi.

On March 23, 2008, HP delivered a preliminary, non-binding indication of interest to us, which provided that, subject to satisfactory completion of due diligence, HP would be prepared to propose an acquisition of all of our outstanding common stock for a price in the range of $22.00 to $25.00 per share in cash. The preliminary, non-binding indication of interest also noted HP’s intention, if a transaction was pursued, to integrate its IT services delivery capability into our operations, and HP’s expectation that our senior management team would be central in driving the long-term success of the combined business. On the same day, Mr. Rittenmeyer and Mr. Hurd had a telephone conversation to discuss the indication of interest, including the valuation range, the principal financial assumptions on which the valuation range was based and certain due diligence items that affected the valuation range.

Mr. Rittenmeyer sent a copy of the preliminary, non-binding indication of interest to each of the members of our board of directors promptly after receiving it from HP. Mr. Rittenmeyer also convened a conference call with members of our senior management and representatives of Citi and Willkie Farr to discuss the indication of interest received from HP. Also discussed during that conference call was the upcoming special meeting of our board of directors which had been scheduled for April 1 to consider and evaluate HP’s preliminary proposal and the other strategic alternatives that were under consideration at that time.

On March 31, 2008, a meeting was held between the chairpersons of each of the three standing committees of our board, Mr. Rittenmeyer, other members of our senior management and representatives from Citi and Willkie Farr. At this meeting, the participants discussed the preliminary, non-binding indication of interest received from HP, and our outside advisors provided an overview of their views concerning HP’s non-binding indication of interest.

On April 1, 2008, a special meeting of our board of directors was held to consider and evaluate the preliminary, non-binding indication of interest received from HP, as well as the other strategic alternatives that were under consideration at that time. The attendees at this meeting included Mr. Rittenmeyer, other members of our senior management and representatives from Citi and Willkie Farr. Two members of our board did not attend the meeting, but were updated on the meeting by our senior management, including Mr. Rittenmeyer, and representatives from Citi and Willkie Farr during a conference call held on April 11, 2008.

Mr. Rittenmeyer began the meeting by updating our board of directors regarding the various discussions with, and limited due diligence performed by, HP prior to the date of the meeting. Following this discussion, representatives of Willkie Farr reviewed with the directors their fiduciary duties, including their duties in the context of a change of control transaction. In connection with this discussion, our board discussed and considered the potential significant adverse effect that a leak or other public disclosure regarding our consideration of a business combination transaction may have on our business and operations, including the potential significant adverse effect on our relationships with existing customers and vendors, customer pursuits and our ability to retain our key employees. Based on these concerns, as well as the risk that HP would discontinue transaction discussions with us if we terminated the limited exclusive negotiation period in accordance with the terms of the standstill and exclusivity agreement, our board of directors determined that, if it decided to pursue additional discussions with HP, it would be in the best interests of the company and our stockholders to pursue such discussions, as well as the other strategic alternatives under review at that time, without soliciting other prospective purchasers. In making this determination, our board of directors also considered, among other things, the size and investment community coverage of the company, and discussed with our outside advisors the inclusion of a “go-shop” provision in the definitive agreement if a transaction was pursued, and HP’s likely resistance to the inclusion of such a provision. Our board of directors also discussed with our outside advisors the likely terms of the non-solicitation provision that would be included in the definitive agreement if a transaction was pursued, the likely range of the amount of the termination fee that would be payable in connection with pursuing an alternative offer, and the related effects of these provisions on our ability to consider and respond to an alternative offer following the execution of a definitive agreement.

Following this discussion, members of our senior management reviewed the final terms of Citi’s engagement, and led a discussion regarding the possible retention of Evercore as an additional financial advisor to the company. Representatives from Citi then entered the meeting and led a discussion among our board of directors regarding the indication of interest received from HP, including, but not limited to, the principal terms of HP’s preliminary proposal, a comparison of our business and the IT services business of HP, a review of historical premiums paid in transactions generally and in the technology industry in particular, as well as in past HP transactions, various implied valuation metrics based on the price range included in HP’s preliminary proposal, and the current and historical trading prices, analyst estimates and price to earnings multiples for our stock and the stock of other publicly traded companies in our industry.

Following this discussion, representatives from Citi reviewed with our board of directors Citi’s preliminary valuation analyses. Certain of the preliminary valuation analyses performed by Citi utilized, among other things, the company’s then current three-year financial plan, which was based on the three-year financial plan that was reviewed with the board in July 2007 and incorporated certain adjustments, including but not limited to, our reported results for fiscal 2007. The Citi representatives and members of our senior management also led a discussion among our board of directors regarding certain other strategic alternatives, including a stand-alone plan involving a significant restructuring of our existing businesses and operations, and an acquisition by the company of a large industry participant. This discussion focused, in part, on the range of values that might be generated if we were successful in completing such a restructuring or acquisition, and the viability of, and risks associated with, such alternatives.

Thereafter, representatives from Willkie Farr reviewed with our board of directors, among other things, the likely process and timing of a possible transaction with HP, possible transaction structures and certain proposed contractual terms. Our board of directors, together with our outside legal and financial advisors, then discussed the benefits of formally creating a transaction committee of our board in the event that the board determined to proceed with the preliminary transaction discussions with HP.

At the conclusion of the meeting, our board of directors instructed our senior management to, among other things, continue the preliminary transaction discussions with HP, and authorized the delivery of additional due diligence information to HP to enable it to narrow, and perhaps increase, the valuation range included in its preliminary indication of interest, and to work with Willkie Farr to prepare a draft merger agreement on terms consistent with those discussed at the board meeting for distribution to HP and its representatives. In addition, based on the discussions at the meeting regarding the then current macro economic and IT services business environments, including recent stock market performance and the increasing possibility of a recession in the U.S. economy, as well as management’s current views with respect to the company’s financial performance, our board of directors requested that management review and update the then current three-year financial plan to reflect its most current view on the company’s business and prospects. Our board of directors also determined that it would be beneficial to formally create a transaction committee to provide oversight and advice to our senior management in the discussions and negotiations with HP, although our board of directors did not empower the transaction committee to approve or make any definitive determinations in respect of a transaction with HP, with all such power and authority being expressly reserved to the full board. Our board of directors appointed Ray Groves, Edward Kangas and Ellen Hancock, the chairpersons of the three standing committees of the board, as the members of the transaction committee.

Following the conclusion of the meeting, a meeting of the compensation and benefits committee of our board of directors, which we refer to as the CBC, was convened. At this meeting, Mr. Rittenmeyer and other members of our management made a recommendation to the CBC regarding the approval of a limited number of retention agreements for certain key employees of the company, none of whom were executive officers. These matters were discussed at a prior meeting of the CBC, and in advance of the current meeting, the CBC received detailed information regarding, among other things, the number of key employees that would receive such agreements, the proposed terms of such agreements, the possible costs associated with such agreements, and similar arrangements that were adopted by other publicly traded companies in connection with a potential change of control transaction. At this meeting, Mr. Rittenmeyer also explained to the CBC his belief that the retention of the subject employees was critical not only to the continued successful operation of our business, but also to the company’s exploration of strategic alternatives. Following a lengthy discussion, the CBC unanimously approved the execution of severance protection agreements on terms consistent with those presented at the meeting, including with respect to the number of eligible key employees.

On April 8, 2008, Mr. Rittenmeyer met with Mr. Hurd. At this meeting, Messrs. Rittenmeyer and Hurd discussed a variety of matters relating to a potential business combination transaction, including the operating models of the company and the IT services business of HP, possible operating models that would apply if our business and the IT services business of HP were combined, and the ongoing due diligence that was being conducted by HP and its representatives.

Following the April 1 meeting of our board of directors, members of our senior management and representatives from Willkie Farr prepared and finalized a draft merger agreement. On April 13, 2008, a conference call was held between members of our senior management, representatives of Willkie Farr and two of the three members of the transaction committee to discuss, among other things, some of the material terms and conditions contained in the draft merger agreement that was prepared by Willkie Farr in consultation with our senior management. Following the conference call, our executive vice president and general counsel updated the third member of the transaction committee regarding the matters that were discussed on the conference call. On April 14, Willkie Farr distributed the draft merger agreement to Cleary Gottlieb Steen & Hamilton LLP, which we refer to as Cleary Gottlieb, outside legal counsel to HP.

On April 15, 2008, the company held its annual stockholders meeting. Prior to the annual stockholders meeting, a regularly scheduled meeting of our board of directors was convened. The attendees at this meeting included Mr. Rittenmeyer, other members of our senior management and representatives from Citi and Willkie Farr. All members of our board of directors also attended the meeting. At this meeting, Mr. Rittenmeyer provided an update regarding the status of the discussions with HP, including a summary of Mr. Rittenmeyer’s recent discussions with Mr. Hurd, the principal areas of due diligence that HP had not yet completed, and the work that had been performed to date with respect to, and the timing for the distribution of, the updated version of the three-year financial plan that was previously requested by our board.

On April 26, 2008, Mr. Rittenmeyer and Mr. Eazor met with Mr. Hurd and other HP representatives. At this meeting, the participants discussed, among other things, our operating model, possible transaction synergies and employee retention and valuation issues.

On April 26, 2008, Cleary Gottlieb distributed a revised draft of the merger agreement to Willkie Farr.

On April 27, 2008, Mr. Rittenmeyer convened a conference call with members of our senior management and representatives of Citi and Willkie Farr to provide an update on the status of the discussions with HP.

On April 28, 2008, a meeting of the transaction committee was held. Representatives from Willkie Farr and Citi participated in this meeting, along with Mr. Rittenmeyer and other members of our senior management. At this meeting, Mr. Rittenmeyer provided an update on the status of the discussions with HP.

On April 30, 2008, Mr. Rittenmeyer convened a conference call with members of our senior management and representatives of Willkie Farr to discuss the significant issues raised by the revised draft of the merger agreement that was distributed by Cleary Gottlieb on April 26, including the rejection of our request for a “go-shop” provision, the terms of the non-solicitation provision, the scope of the representations and warranties and the interim operating covenants, certain employee benefit matters, certain regulatory matters, certain conditions to closing and HP’s termination rights and associated remedies that were included in the draft.

On May 1, 2008, Mr. Rittenmeyer and other members of our management met with Mr. Hurd and other members of HP’s management to discuss, among other things, the current status of the transaction discussions, possible communications plans if the parties determined to pursue a transaction and employee retention issues.

On May 2, 2008, Mr. Rittenmeyer met with representatives of Evercore to propose that Evercore be retained as an additional financial advisor to the company. At Mr. Rittenmeyer’s request, Evercore thereafter contacted members of our senior management and representatives from Citi, and was provided with, among other things, an update on our reported results and management’s current views on our business and prospects. On May 7, 2008, we entered into an engagement letter with Evercore, which superseded the engagement letter that we entered into with Evercore in May 2007.

On May 2, 2008, our internal legal counsel and representatives from Willkie Farr participated in a conference call with HP’s internal legal counsel and representatives from Cleary Gottlieb regarding the revised draft of the merger agreement that was distributed by Cleary Gottlieb on April 26.

On May 3, 2008, representatives from Willkie Farr updated members of our senior management on the significant open issues in the merger agreement.

On May 4, 2008, a meeting of the transaction committee was held. At this meeting, Mr. Rittenmeyer provided an update to the transaction committee regarding his meeting with HP on May 1, and representatives from Willkie Farr reviewed the open significant issues concerning the merger agreement.

On May 6, 2008, Willkie Farr distributed a revised draft of the merger agreement to HP and its representatives. On May 7, 2008, our internal legal counsel and representatives from Willkie Farr participated in several conference calls with HP’s internal legal counsel and representatives from Cleary Gottlieb regarding the draft merger agreement. The significant issues discussed included our request for a “go-shop” provision, the terms of the non-solicitation provision, the scope of the representations and warranties and interim operating covenants, certain employee benefit matters, the parties’ respective undertakings concerning regulatory matters, certain of the conditions to closing and HP’s termination rights and associated remedies.

Late in the evening on May 7, 2008, HP delivered a non-binding letter to us indicating that HP would be prepared to propose an acquisition of all of our outstanding common stock for a purchase price of $24.65 per share in cash, subject to, among other things, the completion of, and HP’s satisfaction with, the terms and conditions of the definitive merger agreement and the related disclosure schedules. In addition, on May 8, 2008, Cleary Gottlieb distributed a revised draft of the merger agreement, and Willkie Farr distributed draft disclosure schedules to the merger agreement.

On May 8, 2008, a meeting of our board of directors was held. The attendees at this meeting included eleven of the twelve members of the board, Mr. Rittenmeyer, other members of our senior management and representatives from Citi and Willkie Farr. Following the meeting, our executive vice president and general counsel updated the member of the board who did not attend the meeting regarding the matters that were discussed at the meeting.

At the outset of this meeting, Mr. Rittenmeyer described for the board the recent discussions with HP and the background regarding the letter received from HP the prior day. Mr. Rittenmeyer then led a discussion among our board of directors and outside advisors regarding the proposed purchase price contained in the HP letter, the appropriate response to the HP letter and the due diligence and other discussions that had occurred since our receipt of HP’s preliminary, non-binding indication of interest in March 2008. At the conclusion of this discussion, our board of directors instructed Mr. Rittenmeyer to request that HP consider increasing the proposed purchase price and to deliver a revised offer to the company no later than the close of business on Friday, May 9, in advance of a meeting of the board which was scheduled for May 10.

Following this discussion, members of our senior management and our outside advisors provided an additional update to the board regarding the recent transaction discussions, including an update regarding the status of the negotiations with respect to the merger agreement, the recent meetings of the transaction committee and the public communications plan in the event that the board ultimately determined to proceed with a transaction with HP.

In accordance with the instructions of the board, following the conclusion of the meeting, Mr. Rittenmeyer and Mr. Hurd had a telephone conversation in which Mr. Rittenmeyer conveyed our request that HP consider increasing its proposed purchase price and that it deliver a revised offer no later than the close of business on Friday, May 9.

Throughout the day on May 9, 2008, there were a series of discussions between members of our senior management and our outside advisors, and HP and its outside advisors, including several conference calls between our respective outside and internal legal counsel regarding the terms of the draft merger agreement. The negotiations with respect to the merger agreement focused primarily on closing certainty, our ability to solicit and respond to competing offers following the execution of a definitive agreement, regulatory undertakings, employee benefit matters, HP’s termination rights, the circumstances in which HP would be entitled to be paid the termination fee and the amount of the termination fee.

In addition, on May 9, 2008, HP delivered a non-binding letter to us indicating that HP would be prepared to propose an acquisition of all of our outstanding common stock for a purchase price of $25.00 per share in cash, subject to, among other things, the completion of, and HP’s satisfaction with, the terms and conditions of the definitive merger agreement and the related disclosure schedules, including, among other things, the non-solicitation provisions and the amount and triggers for the payment of the termination fee.

On May 10, 2008, a meeting of our board of directors was held. The attendees at this meeting included Mr. Rittenmeyer, other members of our management and representatives from Citi, Evercore and Willkie Farr. Eleven of the twelve members of our board were present during the entire meeting, with one member of our board only participating during a portion of the meeting. The member of our board that did not attend the entire meeting was updated on the meeting by our senior management, including Mr. Rittenmeyer, and representatives from Citi, Evercore and Willkie Farr during a conference call held on May 11, 2008.

At the outset of this meeting, Mr. Rittenmeyer led a discussion regarding the recent conversations with HP regarding the revisions to its original preliminary, non-binding indication of interest, including HP’s statements that the price set forth in the May 9 letter represented its final and best offer. Representatives of Citi also described for the board their recent discussions with HP’s financial advisor regarding the May 9 letter, noting that HP’s financial advisor had indicated that the current offer represented HP’s best and final offer.

Following this discussion, representatives from Willkie Farr provided an update to our board of directors regarding the status of the merger agreement negotiations and reviewed with the directors their fiduciary duties, including their duties in the context of a change of control transaction. In connection with this discussion, the Board was informed of, among other things, HP’s refusal to include a “go-shop” provision in the merger agreement, and the participants at the meeting discussed the implications of this provision on the amount of the termination fee, and the otherwise limited benefits of this provision in light of, among other things, the size and investor community coverage of the company. In light of this discussion and HP’s refusal to include such a provision in the merger agreement, our board of directors authorized Willkie Farr and senior management to agree to the removal of the “go-shop” provision in exchange for a significant reduction to the amount of the termination fee that had been proposed by HP.

Following this discussion, Mr. Rittenmeyer, Ronald Vargo, our executive vice president and chief financial officer, and other members of our management reviewed with our board of directors the updated version of the three-year financial plan, a copy of which was provided to the directors prior to the meeting. Messrs. Rittenmeyer and Vargo led a discussion among the board regarding the process undertaken and key assumptions utilized in preparing the updated three-year financial plan. Mr. Vargo reviewed with the board the differences in key financial metrics, including revenue, operating income, operating margins and free cash flow, between the updated three-year financial plan, the company’s three-year financial plan that was reviewed in July 2007 and the financial information that was reviewed with the board in late 2007 and early 2008. Mr. Vargo also detailed for the board the aspects of the company’s business and prospects that were primarily responsible for the differences between the updated three-year financial plan, the financial plan reviewed in July 2007 and the financial information reviewed with the board in late 2007 and early 2008, including revenue growth, the impact of contract run-off projections, re-timed capital investments, working capital, workforce management, SG&A expense forecasts and incremental pension and U.S. healthcare expense, as well as certain positive offsetting business developments, including positive currency fluctuations and the impact of certain recent acquisitions.

The members of our board of directors, senior management and our financial advisors also discussed the stand-alone prospects of the company, including possible revenue growth prospects and margin expansion. In connection with this discussion, Mr. Eazor reviewed possible cost reduction initiatives that had been considered at prior meetings of the board, including additional headcount reductions and the continuation of the company’s “best shore” initiatives, and the related issues associated with such an approach, including the reaction of the investment community and the related effect on the company’s near-term and long-term stock price. Our board of directors and senior management also discussed the relative risk associated with the updated three-year financial plan, comparing management’s views regarding possible upside of the updated plan to the possible downside, in light of, among other things, the impact of the economic environment and liabilities that were difficult to quantify, including pension expense and other contingent liabilities.

Following this discussion, representatives from Citi led a discussion among our board of directors regarding the recent changes in the broader market and in company’s business and investor community sentiment with respect to the IT services industry in general, including negative valuation trends of publicly traded IT services companies. The Citi representatives then reviewed with our board of directors the financial aspects of the proposed merger, including a review of the historical premiums paid in transactions generally and in the technology industry in particular, and various implied valuation metrics based on a $25.00 per share offer price. Following this discussion, the Citi representatives reviewed with our board the additional valuation analyses that they performed. At the conclusion of this discussion, representatives from Evercore reviewed with our board of directors, among other things, the implied premium that the offer price represented over different periods of time, a summary of the financial information that Evercore relied upon in performing its valuation analyses, the current and historical trading prices of our common stock in relation to the performance of the broader market, certain IT specific indexes and one of our publicly traded competitors, and the other valuation analyses that it performed. In connection with this discussion, Evercore described to our board the principal differences between the valuation analyses performed by Evercore and those performed by Citi.

The Citi and Evercore representatives then led a discussion among our board of directors and senior management comparing the HP offer to some of the strategic alternatives that the company considered in the spring and summer of 2007, noting negative changes in the valuations of IT services companies in general, as well as changes in the company’s business and prospects, and market conditions over this time period.

Following these discussions, representatives from Willkie Farr reviewed with our board of directors the material terms and conditions contained in the latest draft of the merger agreement, and detailed for our board the significant remaining issues, including certain closing conditions, provisions in respect of the parties’ respective regulatory undertakings, HP’s termination rights and the circumstances in which HP would be entitled to be paid the termination fee.

After further discussion among members of our board of directors, the board asked all of the members of our management to leave the meeting and the board met in executive session. During the executive session, our board of directors discussed possible conflicts of interest on the part of management, including the intentions expressed by HP in its initial indication of interest regarding the prominent role it expected our existing senior management team to play in the combined company, as well as the payments that members of management would receive upon the closing of the proposed transaction. In addition, our board of directors discussed the fact that Mr. Rittenmeyer confirmed that, consistent with statements at past board meetings, he had not engaged in, and would not engage in, any discussions with HP regarding his retention or compensation package until after a definitive merger agreement was executed.

Following the executive session, members of our management rejoined the meeting. Our board of directors, members of our senior management and representatives of Willkie Farr then continued the discussion regarding the significant remaining merger agreement issues. Following this discussion and additional deliberations, our board of directors determined to continue the discussions with HP, subject to favorable resolution on the significant remaining merger agreement issues.

Throughout the day on May 11 and 12, 2008, there were a series of discussions between HP’s internal legal counsel, our internal legal counsel, Willkie Farr and Cleary Gottlieb regarding the merger agreement and the related disclosure schedules. In the afternoon on May 12, several media outlets ran reports of a possible transaction between us and HP, and as a result, the trading volume in our common stock and our stock price increased substantially. Following the release of these media reports, the company and HP issued separate press releases confirming the media reports regarding the advanced transaction discussions. Following the issuance of these press releases, discussions continued regarding the merger agreement and the related disclosure schedules.

A meeting of our board of directors was held prior to the opening of the stock market on May 13, 2008. At this meeting, representatives from Willkie Farr reviewed with our board of directors the resolutions reached with respect to the significant remaining merger agreement issues that were discussed at the last board meeting, noting favorable resolution on the issues regarding closing certainty, the regulatory undertaking provisions and the amount of the termination fee. After further discussion between our board of directors, our senior management and the representatives from Willkie Farr, Citi and Evercore, our board of directors requested that each of Citi and Evercore render to the board an opinion as to whether the financial consideration to be received by our stockholders in the proposed merger was fair, from a financial point of view, to our stockholders. Citi and Evercore each delivered to our board of directors, an oral opinion, which was subsequently confirmed by delivery of written opinions each dated May 13, 2008, that, as of such date and based upon and subject to the factors and assumptions set forth in their respective written opinions, the $25.00 per share merger consideration to be received by the holders of our common stock in the proposed merger was fair, from a financial point of view, to such holders. The full text of the written opinions of Citi and Evercore, which set forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken with such opinions, are attached as Annex B and Annex C to this proxy statement, respectively.

Following the receipt of the opinions from Citi and Evercore, our board of directors engaged in additional deliberations and after considering these deliberations, the proposed terms of the merger agreement and the various presentations of its legal and financial advisors, and taking into consideration the factors described under “—Reasons for the Merger; Recommendation of Our Board of Directors,” our board of directors unanimously adopted resolutions declaring the merger agreement advisable and determining that the merger is fair to, and in the best interests of, EDS and our stockholders. These resolutions also unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and authorized the company to enter into the merger agreement and recommended that our stockholders vote to adopt the merger agreement.

The merger agreement was executed by the company, HP and a wholly-owned subsidiary of HP prior to the opening of the stock market on May 13, 2008. Thereafter, the company and HP issued a joint press release announcing the execution of the merger agreement.

Reasons for the Merger; Recommendation of Our Board of Directors

After careful consideration, our board of directors unanimously declared the merger agreement advisable and determined that the merger is fair to, and in the best interests of, EDS and our stockholders, and unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. In reaching this decision, our board of directors consulted with our management, as well as our financial and legal advisors, and considered a number of positive factors that the board believed supported its decision, including the following factors:

•

its knowledge of our business, operations, financial condition, earnings and prospects, including the board’s consideration and evaluation of our updated three-year financial plan and the execution risks and uncertainties related to achieving that plan, compared to the relative certainty of realizing a fair cash value for our stockholders in the merger;

•

its knowledge of the current environment in the IT services industry, including the information provided by our management and financial advisors with respect to negative valuation trends in the IT services industry, and the likely effects of these factors on our potential growth and future valuation;

•

the recent and historical market prices for our common stock, as compared to the financial terms of the merger, including the fact that the merger consideration represented (i) an approximately 32.6% premium over the closing price of our shares of common stock on the NYSE on May 9, 2008, the last trading day before we publicly confirmed market rumors regarding the transaction discussions with HP, and (ii) an approximately 40.7% premium over the average closing price of our shares of common stock on the NYSE for the 90 day period ending on the last trading day before we publicly confirmed market rumors regarding the transaction discussions with HP;

•	the fact that the merger consideration consists solely of cash, providing our stockholders with certainty of value and immediate liquidity;

•

its belief that the merger agreement and the transactions contemplated by the merger agreement were more favorable to our stockholders than other alternatives reasonably available to us, including continuing to operate our business on a stand-alone basis, our undertaking of a significant restructuring of our business and operations, or our acquisition of a large industry participant, taking into account the significant risks and uncertainties associated with such alternatives compared to the relative certainty of realizing a fair cash value for our stockholders in the merger;

•

the financial presentation of Citi and its written opinion, dated May 13, 2008, to the effect that, as of such date and based on and subject to the matters described in the opinion, the merger consideration was fair, from a financial point of view, to the holders of our common stock. The full text of the written opinion of Citi, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached to this proxy statement as Annex B and is incorporated by reference in its entirety into this proxy statement. A discussion of the presentation and opinion of Citi appears in the section below entitled “The Merger—Opinion of Citigroup Global Markets Inc.”;

•

the financial presentation of Evercore and its written opinion, dated May 13, 2008, to the effect that, as of such date and based upon and subject to the factors, limitations, and assumptions set forth in the opinion, the merger consideration was fair, from a financial point of view, to the holders of our common stock entitled to receive the merger consideration. The full text of the written opinion of Evercore, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken in rendering its opinion, is attached as Annex C to this proxy statement and is incorporated by reference in its entirety into this proxy statement. A discussion of the presentation and opinion of Evercore appears in the section below entitled “The Merger—Opinion of Evercore Group L.L.C.”;

•

the fact that the financial and other terms and conditions of the merger agreement and the transactions contemplated by the merger agreement, including, but not limited to, the limited number and customary nature of the conditions to HP’s and Hawk Merger Co.’s obligations to consummate the merger and the obligations of HP with respect to obtaining all regulatory approvals required for the consummation of the merger, were the product of extensive arms-length negotiations among the parties and were designed to provide a high degree of certainty that the merger would ultimately be consummated on a timely basis;

•

the fact that, subject to compliance with the terms and conditions of the merger agreement, we are permitted to furnish information to, and participate in discussions and negotiations with, any third party that makes an unsolicited bona fide written takeover proposal that constitutes or may reasonably be expected to constitute a superior proposal (see the section below entitled “The Merger Agreement—No Solicitations”);

•

the fact that, subject to compliance with the terms and conditions of the merger agreement, we are permitted to terminate the merger agreement in order to enter into an agreement with a third party that has made an unsolicited bona fide written takeover proposal that constitutes a superior proposal, subject to the payment to HP of a $375 million termination fee, which our board determined was reasonable in light of, among other things, the benefits of the merger to our stockholders and the typical range and size of such fees in similar transactions (see the sections below entitled “The Merger Agreement—EDS Board Recommendation” and “The Merger Agreement—Termination Fee”); and

•

the fact that a vote of our stockholders on the merger is required under Delaware law, and that stockholders who do not vote in favor of the adoption of the merger agreement will have the right to demand appraisal of the fair value of their shares under Delaware law.

Our board of directors also considered a variety of risks and other potentially negative factors concerning the merger agreement, the merger and the other transactions contemplated by the merger agreement, including the following factors:

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the risks and costs to us if the merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential adverse effect on our customer and other commercial relationships;

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the fact that the merger might not be completed in a timely manner or at all due to a failure to receive necessary approvals, clearances or expirations of waiting periods, including under the HSR Act and the applicable merger control laws of the European Commission;

•	the fact that, following the merger, our stockholders will cease to participate in any of our future earnings or benefit from any future increase in our value;

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the restrictions on the conduct of our business prior to the consummation of the merger, which may delay or prevent us from undertaking business opportunities that may arise during the term of the merger agreement, whether or not the merger is consummated;

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the restrictions on our ability to solicit or participate in discussions or negotiations regarding alternative business combination transactions, subject to specified exceptions, and the requirement that we pay a $375 million termination fee in order to accept a superior proposal and in certain other circumstances specified in the merger agreement, which our board of directors understood, while potentially having the effect of discouraging third parties from proposing a competing business combination transaction, were conditions to HP’s willingness to enter into the merger agreement and were reasonable in light of, among other things, the benefits of the merger to our stockholders;

•	the fact that the receipt of the merger consideration in exchange for shares of our common stock pursuant to the merger will be a taxable transaction for United States federal income tax purposes; and

•

the fact that some of our directors and executive officers may have interests in the merger that are different from, or in addition to, those of our stockholders generally, including as a result of employment and compensation arrangements with us and the manner in which they would be affected by the merger (see “—Interests of Our Directors and Executive Officers in the Merger”).

The foregoing discussion of the factors considered by our board of directors is not intended to be exhaustive, but, rather, includes the material factors considered by our board of directors. In reaching its decision to declare the merger agreement advisable and determining that the merger is fair to, and in the best interests of, EDS and our stockholders, and, in approving the merger agreement, the merger and the other transactions contemplated by the merger agreement, our board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. Our board of directors considered all these factors as a whole, including discussions with, and questioning of, our management and financial and legal advisors, and overall considered the factors to be favorable to, and to support, its decision.

For the reasons set forth above, our board of directors unanimously declared the merger agreement advisable and determined that the merger is fair to, and in the best interests of, EDS and our stockholders, and unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.

Our board of directors unanimously recommends that our stockholders vote “FOR” the adoption of the merger agreement.

Opinion of Citigroup Global Markets Inc.

We retained Citi as one of our financial advisors in connection with the merger. In connection with this engagement, we requested that Citi evaluate the fairness, from a financial point of view, of the consideration to be received in the merger by holders of our common stock. On May 13, 2008, at a meeting of our board of directors, Citi rendered to our board of directors an oral opinion, which was confirmed by delivery of a written opinion dated May 13, 2008, to the effect that, as of that date and based on and subject to the matters described in its opinion, the merger consideration was fair, from a financial point of view, to the holders of our common stock.

The full text of Citi’s written opinion, dated May 13, 2008, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached to this proxy statement as Annex B and is incorporated by reference in its entirety into this proxy statement. We urge you to read the opinion in its entirety. Citi’s opinion was provided to our board of directors in connection with its evaluation of the merger consideration from a financial point of view. Citi’s opinion does not address any other aspects or implications of the merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed merger. Citi’s opinion does not address the relative merits of the merger as compared to other business or financial strategies that might be available to the company or the underlying business decision of the company to engage in the merger. The following is a summary of Citi’s opinion and the methodology that Citi used to render its opinion.

In arriving at its opinion, Citi, among other things:

•	reviewed the merger agreement;

•

held discussions with certain of the company’s senior officers, directors and other representatives and advisors and certain senior officers and other representatives and advisors of HP concerning the company’s business, operations and prospects;

•	examined certain publicly available business and financial information relating to the company;

•	examined certain financial forecasts and other information and data relating to the company which were provided to or otherwise discussed with Citi by the company’s management;

•

reviewed the financial terms of the merger as set forth in the merger agreement in relation to, among other things, current and historical market prices and trading volumes of the company’s common stock, the company’s historical and projected earnings and other operating data and the company’s capitalization and financial condition;

•	considered, to the extent publicly available, the financial terms of certain other transactions which Citi considered relevant in evaluating the merger;

•

analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Citi considered relevant in evaluating those of the company; and

•	conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as Citi deemed appropriate in arriving at its opinion.

In rendering its opinion, Citi assumed and relied, without assuming any responsibility for independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citi and upon the assurances of the company’s management that it was not aware of any relevant information that was omitted or remained undisclosed to Citi. With respect to financial forecasts and other information and data relating to the company provided to or otherwise reviewed by or discussed with Citi, Citi was advised by the company’s management, and Citi assumed, with the company’s consent, that the forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the company’s management as to the company’s future financial performance. Citi assumed, with the company’s consent, that the merger would be consummated in accordance with the terms of the merger agreement, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents, releases and waivers for the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on the company or the merger.

Citi did not make, and it was not provided with, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the company, and Citi did not make any physical inspection of the properties or assets of the company. Citi’s opinion does not address the company’s underlying business decision to effect the merger, the relative merits of the merger as compared to any alternative business strategies that might exist for the company or the effect of any other transaction in which the company might engage. Citi expressed no view as to, and its opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the merger, or any class of such persons, relative to the merger consideration. Citi’s opinion was necessarily based on information available to Citi, and financial, stock market and other conditions and circumstances existing, as of the date of its opinion.

In preparing its opinion, Citi performed a variety of financial and comparative analyses, including those described below. The summary of these analyses is not a complete description of the analyses underlying Citi’s opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. Citi arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole, and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion. Accordingly, Citi believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

In its analyses, Citi considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of the company. No company, business or transaction used in those analyses as a comparison is identical or directly comparable to the company or the merger, and an evaluation of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed.

The estimates contained in Citi’s analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Citi’s analyses are inherently subject to substantial uncertainty.

The type and amount of consideration payable in the merger was determined through negotiations between the company and HP and the decision to enter into the merger was solely that of the company’s board of directors. Citi’s opinion was only one of many factors considered by the company’s board of directors in its evaluation of the merger and should not be viewed as determinative of the views of the company’s board of directors or management with respect to the merger or the merger consideration.

The following is a summary of the material financial analyses presented to the company’s board of directors in connection with the delivery of Citi’s opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Citi’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Citi’s financial analyses.

Historical Trading Range

Citi reviewed the performance of the company’s common stock, including the trading volume of the company’s common stock, during the three-year period ended May 9, 2008. Citi noted, among other matters, the percentage of time during this period that the price of the company’s common stock was above $22.00, $23.00, $24.00, and $25.00 per share, respectively. Citi also noted that since the date of its earnings announcement for the second fiscal quarter of 2007, the company’s common stock had not traded above $25.00 per share. Citi further noted that during the 52-week period ended May 9, 2008, the company’s common stock traded in a range of $15.71 to $29.13 per share and that the average per share price of the company’s common stock was $21.92. Citi noted that the per share merger consideration of $25.00 was within this range.

52-Week Trading Range for the Company	Per Share Merger Consideration
$15.71 - $29.13	$25.00

Stock Trading History and Implied Premiums

Citi considered the merger consideration of $25.00 per share offered to holders of the company’s common stock in the merger and calculated the implied premiums represented relative to the closing price of the company’s common stock on May 9, 2008, the highest and lowest closing stock price for the company’s common stock for the 52-week period ended May 9, 2008, and the average closing stock prices of the company’s common stock for the ten-day, thirty-day, ninety-day and one-year periods ended May 9, 2008. The results of this analysis are set forth below:

Date	Implied Premium at $25.00 Offer (%)
Price on 5/9/2008	32.6%

10 Day Average as of 5/9/2008	31.3%

30 Day Average as of 5/9/2008	35.7%

90 Day Average as of 5/9/2008	40.7%

1 Year Average as of 5/9/2008	14.0%

52 Week High as of 5/9/2008	(14.2)%

52 Week Low as of 5/9/2008	59.1%

Selected Precedent Transactions Analysis

Citi reviewed and compared premiums paid in selected precedent transactions, not including those deemed to be hostile. In analyzing 92 selected global technology transactions with deal values over $1 billion occurring between 2002 and 2008, Citi found the median one-day transaction premiums paid in each year to be, 29.7%, 16.2%, 27.3%, 18.5%, 18.0%, 26.4% and 33.5%, respectively, and, the median one-week transaction premiums paid by year to be, 23.3%, 26.0%, 29.1%, 25.8%, 21.6%, 26.7% and 30.3%, respectively. The median one-day and one-week transaction premiums for all 92 transactions were 21.7% and 25.8%, respectively. In analyzing 263 selected cash acquisitions of U.S. companies with deal values over $1 billion (excluding financial services and REIT transactions) occurring between 2002 and 2008, Citi found the median one-day transaction premiums paid in each year to be, 33.0%, 27.2%, 26.6%, 26.1%, 23.3%, 27.5% and 41.8%, respectively and, the median one-week transaction premiums paid by year to be, 30.8%, 28.4%, 27.8%, 30.7%, 26.2%, 26.7% and 35.3%, respectively. The median one-day and one-week transaction premiums for all 263 transactions were 26.4% and 27.7%, respectively. Based on this analysis, Citi applied a premium range of 20% to 35% to the price per share of the company’s common stock on May 9, 2008. The application of the 20% to 35% premium range resulted in an implied per share reference range for the per share value of the company’s common stock of $22.63 to $25.46. Citi noted that the per share merger consideration of $25.00 was within this range.

Selected Per Share Equity Reference Range for the Company	Per Share Merger Consideration
$22.63 - $25.46	$25.00

Selected Publicly Traded Companies Analysis

Citi reviewed financial and stock market information and public market trading multiples of the company and the following seven selected publicly held IT services companies:

•	Accenture Ltd.

•	Affiliated Computer Services, Inc.

•	Atos Origin

•	Capgemini

•	CGI Group Inc.

•	Computer Sciences Corp.

•	Perot Systems Corp.

As part of its selected comparable company analysis, Citi calculated and analyzed each company’s ratio of its current stock price to its estimated earnings per share (P/E) for calendar years 2008 and 2009. In addition, Citi calculated and analyzed each company’s ratio of its equity value (calculated as fully diluted shares at the stock price less any option proceeds) to its levered free cash flow (calculated as operating cash flow less capital expenditures including acquired software and outsourcing contracts) for the latest twelve months and estimated levered free cash flow for calendar year 2008. Citi also calculated and analyzed each company’s ratio of its firm value (calculated as equity value plus straight debt, minority interest, straight preferred stock, and out-of-the-money convertibles, less cash and long term investments) to its unlevered free cash flow (calculated as levered free cash flow excluding the impact of after-tax interest expense and income), to its EBITDA (calculated as earnings before interest, taxes, depreciation and amortization) and to its EBIT (calculated as earnings before interest and taxes), for the latest twelve months and as estimated for calendar year 2008. The results of this selected publicly traded comparable companies analysis are summarized below:

	Price / Earnings		Equity Value / Levered FCF		Firm Value / Unlevered FCF		Firm Value / EBITDA		Firm Value / EBIT
	CY2008 E	CY2009 E	LTM	CY2008 E	LTM	CY2008 E	LTM	CY2008 E	LTM	CY2008 E
High	16.6x	14.4x	18.2x	14.6x	17.9x	14.4x	7.7x	7.6x	11.3x	10.3x
Low	10.4x	9.7x	8.8x	9.0x	10.3x	9.2x	4.0x	3.9x	7.6x	6.9x
Median	14.3x	11.6x	14.6x	12.4x	13.7x	13.0x	6.1x	6.2x	9.9x	8.8x
Mean	13.4x	11.9x	14.2x	12.3x	14.3x	12.5x	6.1x	6.0x	9.5x	9.0x

Estimated financial data of the selected companies were based on research analysts’ estimates, public filings and other publicly available information. Estimated financial data of the company was based on internal estimates of the company’s management. Based on the comparable company metrics analyzed by Citi, Citi selected a multiple range of 11x to 15x for the company’s estimated P/E ratio for calendar year 2008, a multiple range of 10x to 13x for the company’s estimated P/E ratio for calendar year 2009 and a multiple range of 10x to 14x for the ratio of the company’s equity value to its levered free cash flow for the latest twelve months. This analysis indicated the following selected per share equity reference range for the company’s common stock, as compared to the per share merger consideration:

Selected Per Share Equity Reference Range for the Company	Per Share Merger Consideration
$14.50 - $22.00	$25.00

Research Analyst Price Targets

Citi reviewed the reports of sixteen research analysts found in publicly available equity research. Of the sixteen analyst reports, ten had published price targets. The analysis indicated the following per share reference range for the value of the company’s common stock:

Wall Street Research Price Targets for the Company	Per Share Merger Consideration
High: $26.00	$25.00
Low: $16.00
Median: $22.50
Mean: $21.80

Discounted Cash Flow Analysis

Citi performed two discounted cash flow analyses to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that the company could generate for calendar year 2008 through calendar year 2012. One analysis was based on the company’s public filings and internal estimates provided by the company’s management, and the second analysis was based on a publicly available research model that in Citi’s view, represented consensus estimates. Estimated terminal values for the company were calculated by applying a range of unlevered free cash flow terminal value multiples of 11x to 15x to the company’s calendar year 2012 estimated unlevered free cash flow. The cash flows and terminal values were then discounted to present value using discount rates ranging from 8% to 10%. This analysis indicated the following implied per share equity reference ranges for the company’s common stock, as compared to the per share merger consideration of $25.00 per share:

Implied Per Share Equity Reference Ranges for the Company		Per Share Merger Consideration

Management Plan	Public Research Model
$20.78 – $28.55	$19.05 - $25.95	$25.00

Present Value of the Company’s Future Share Price and Dividends

Citi performed an analysis of the implied present value of the company’s common stock and dividends. For purposes of the analysis, Citi assumed:

•	an EPS estimate of $2.39 for calendar year 2012 (based on the internal estimates provided by the company’s management); and

•	accrued dividends of $0.88, as of January 1, 2012 (based on the internal estimates provided by the company’s management).

Citi calculated the implied present values per share of the company’s common stock plus dividends by applying future P/E multiples of 12.2x (representing, as of May 9, 2008, the year to date average of the next twelve month P/E multiples of Accenture Ltd., Affiliated Computer Services, Inc., Atos Origin, Capgemini, CGI Group Inc., Computer Sciences Corp. and Perot Systems Corp.) and 15.5x (representing the average of the next twelve month P/E multiples of the peer group for calendar years 2005 to 2007) to estimated earnings per share of the company for calendar year 2012, and then discounted the value as of January 1, 2012 back to May 9, 2008, using equity discount rates ranging from 9% to 11%, based on a capital asset pricing model. Citi’s analysis resulted in a range of implied present values per share of the company’s common stock at a 10% equity discount rate of $21.35 to $26.93 as of May 9, 2008. Citi noted that the per share consideration in the merger of $25.00 was within this range.

Implied Present Value Per Share for the Company at a 10% Equity Discount Rate	Per Share Merger Consideration
$21.35 - $26.93	$25.00

Miscellaneous

Under the terms of Citi’s engagement, the company has agreed to pay Citi for its financial advisory services in connection with the merger an aggregate fee of approximately $30 million, $3 million of which became payable upon the execution of the merger agreement and approximately $27 million of which is contingent upon consummation of the merger. Subject to certain limitations, the company also has agreed to reimburse Citi for reasonable travel and other expenses incurred by Citi in performing its services, including reasonable fees and expenses of its legal counsel, and to indemnify Citi and related persons against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

Citi and its affiliates in the past have provided, currently are providing and in the future may provide services to the company and certain of its affiliates unrelated to the proposed merger, for which services Citi and its affiliates have received, and expect to receive, compensation, including, without limitation, having acted or acting (i) as financial advisor to the company in connection with the acquisition of a majority stake in MphasiS BFL Limited in 2006 and in connection with the acquisition of Saber Corp. in 2007, (ii) acting as manager to the offer in connection with an open offer by an affiliate of the company to the shareholders of MphasiS BFL Limited in 2006 and (iii) acting as joint lead arranger and lender under a $1 billion credit facility for the company extended in 2006. In connection with these services, during the last two years, we paid Citi or its affiliates fees of approximately $8.8 million in the aggregate. In addition, Citi and its affiliates in the past have provided, currently provide and in the future may provide, services to HP unrelated to the proposed merger, for which services we and such affiliates have received and expect to receive compensation, including, without limitation, (i) having acted as underwriter in connection with certain debt financings of HP in 2007 having an aggregate value of $4 billion and (ii) acting as joint lead arranger and/or lender under certain credit facilities of HP, including its existing $3 billion 364-day revolving credit facility and $3 billion revolving credit facility. In the ordinary course of our business, Citi and its affiliates may actively trade or hold the securities of the company and HP for their own account or for the account of their customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Citi and its affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with the company, HP and their respective affiliates.

The company selected Citi to provide certain financial advisory services in connection with the merger based on Citi’s reputation and experience. Citi is an internationally recognized investment banking firm which regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

Opinion of Evercore Group L.L.C.

Evercore was retained by the company as a financial advisor for the purpose of providing to the company’s board of directors an opinion with respect to the fairness, from a financial point of view, of the consideration to be received by the company’s stockholders in the merger. Evercore is a nationally recognized investment banking firm that is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and similar transactions. The company retained Evercore based on these qualifications.

On May 13, 2008, Evercore rendered to the company’s board of directors an oral opinion, which was confirmed by delivery of a written opinion dated May 13, 2008, to the effect that, as of such date and based upon and subject to the factors, limitations and assumptions set forth in its opinion, the merger consideration is fair, from a financial point of view, to the holders of shares of the company’s common stock entitled to receive the merger consideration.

The full text of the written opinion of Evercore, dated May 13, 2008, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken in rendering its opinion, is attached as Annex C to this proxy statement and is incorporated by reference in its entirety into this proxy statement. We urge you to read the opinion in its entirety. Evercore’s opinion is directed to the company’s board of directors, addresses only the fairness from a financial point of view of the merger consideration to the holders of our common stock entitled to receive the merger consideration pursuant to the merger agreement. Evercore’s opinion does not constitute a recommendation to the company’s board of directors or to any other person with respect to the merger, including as to how any stockholder should vote or act in respect of the merger. Evercore’s opinion does not address the relative merits of the merger as compared to other business or financial strategies that might be available to the company or the underlying business decision of the company to engage in the Merger. The following is a summary of Evercore’s opinion and the methodology that Evercore used to render its opinion.

In connection with rendering its opinion, Evercore, among other things:

•	reviewed certain publicly available business and financial information relating to the company that it deemed to be relevant;

•	reviewed certain non-public historical financial statements and other historical non-public financial data relating to the company prepared and furnished to it by our management;

•	reviewed certain non-public projected financial data relating to the company prepared and furnished to it by our management (referred to in the Evercore opinion as the “Management Projections”);

•	reviewed certain non-public historical and projected operating data relating to the company prepared and furnished to it by our management;

•

discussed the past and current operations, financial projections and current financial condition of the company with our management (including our management’s views on the risks and uncertainties of achieving such projections);

•	reviewed the reported prices and historical trading activity of our common stock;

•	compared the financial performance of the company and its stock market trading multiples with those of certain other publicly traded companies that it deemed relevant;

•	compared the financial performance of the company and the valuation multiples relating to the merger with those of certain other transactions that it deemed relevant;

•

reviewed a draft of the merger agreement, dated May 12, 2008, which it assumed was in substantially final form and from which it assumed the final form would not vary in any respect material for its analysis; and

•	performed such other analyses and examinations and considered such other factors that it deemed appropriate.

For purposes of its analysis and opinion, Evercore assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, and Evercore assumes no liability therefor. With respect to the Management Projections, Evercore assumed that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the company as to the future matters covered by the Management Projections.

For purposes of rendering its opinion, Evercore assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement were true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the merger agreement and that all conditions to the consummation of the merger will be satisfied without material waiver or modification thereof. Evercore further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the merger will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the company or the consummation of the merger.

Evercore did not make or assume any responsibility for making any independent valuation or appraisal of the assets or liabilities of the company, it was not furnished with any such appraisals, and it did not evaluate the solvency or fair value of the company under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to Evercore as of, the date of its opinion. Evercore’s opinion notes that subsequent developments may affect the opinion and that Evercore does not have any obligation to update, revise or reaffirm its opinion.

Evercore was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness to the holders of our common stock, from a financial point of view, of the merger consideration. Evercore did not express any view on, and its opinion does not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any other securities, creditors or other constituencies of the company, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the company, or any class of such persons, whether relative to the merger consideration or otherwise. Evercore assumed that any modification to the structure of the merger will not vary in any respect material to its analysis. Evercore’s opinion noted that Evercore is not a legal, regulatory, accounting or tax expert and that Evercore assumed the accuracy and completeness of assessments by the company and its advisors with respect to legal, regulatory, accounting and tax matters.

Set forth below is a summary of the material financial analyses presented by Evercore to the company’s board of directors in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the analyses performed by Evercore. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to these analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before May 10, 2008, and is not necessarily indicative of current market conditions.

The following summary of financial analyses includes information presented in tabular format. You should read these tables together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

Analysis of Historical Trading Prices and Implied Transaction Premiums. Evercore reviewed the historical closing prices of our common stock over a two-year period beginning May 10, 2006 and ending May 9, 2008 (the last trading day before we publicly confirmed market rumors regarding the transaction discussions with HP), calculated the average daily closing prices of our common stock over various time periods, and noted the closing stock price on selected dates including and prior to May 9, 2008. Evercore then calculated and compared the premium that the merger consideration represented relative to the average daily closing prices of our common stock for the selected periods and dates. The results of these calculations are summarized below:

	Historical Share Price	Premium of Merger Consideration of $25.00 per Share to Historical Share Price
May 9, 2008	$18.86	32.6%
May 2, 2008 (1 Week Prior to May 9, 2008)	$19.17	30.4%
April 11, 2008 (4 Weeks Prior to May 9, 2008)	$16.99	47.1%
1 Month Average (1)	$18.42	35.7%
3 Month Average (2)	$17.76	40.8%
2 Year Average (3)	$23.87	4.7%
2 Year High (4)	$28.85	(13.3%)
2 Year Low (5)	$15.90	57.2%

(1)	One Month Average includes trading days from April 9, 2008 through May 9, 2008.
(2)	Three Month Average includes trading days from February 8, 2008 through May 9, 2008.
(3)	Two Year Average includes trading days from May 9, 2006 through May 9, 2008.
(4)	Closing price on June 4, 2007 and June 5, 2007.

(5)	Closing price on March 17, 2008.

Peer Group Trading Analysis. Evercore calculated and compared enterprise value as a multiple of EBITDA for the company and for selected publicly-traded companies. Evercore calculated multiples for the selected companies by dividing the total enterprise value (based on the closing share prices as of May 9, 2008) by calendarized estimates for 2008 and 2009 EBITDA for each respective company (for EBITDA, Evercore primarily relied on Computer Sciences Corp. multiples given similarities with EDS in the capital intensity of the business). Evercore also calculated and compared the share price as a multiple of each of 2008 and 2009 estimated earnings per share and equity value as a multiple of each of 2008 and 2009 estimated free cash flow (“FCF”). All of these calculations were based on publicly available filings and financial data provided by Wall Street Research and FactSet. The range of implied multiples that Evercore calculated is summarized below:

Public Market Trading Multiples (1)
	Low	High
Total Enterprise Value/2008E EBITDA	4.0x	5.0x
Total Enterprise Value/2009E EBITDA	3.5x	4.5x

Share Price/2008E Earnings Per Share	13.0x	16.0x
Share Price/2009E Earnings Per Share	12.0x	15.0x

Equity Value/2008E FCF	12.0x	15.0x
Equity Value/2009E FCF	11.0x	14.0x

(1)	Companies included were Computer Sciences Corp., IBM, HP, Accenture, Affiliated Computer Services, CGI Group, Unisys Group, Perot Systems, Bearingpoint, CIBER, Intelligroup, Infosys Technologies, Tata Consultancy Services, Wipro, HCL Technologies, Sapient, Cap Gemini, Atos Origin, Cerner, Healthways, Magellan Health Services, Eclipsys, Quality Systems, Matria Healthcare, CACI International, Dyncorp International, Mantech International, Maximus, SAIC, SI International, SRA International, and Stanley.

Evercore then applied the multiples to the company’s 2008 and 2009 estimated EBITDA (which excludes employee stock options expense), earnings per share and FCF. Evercore also applied the selected FCF multiple range to the company’s 2008 and 2009 adjusted FCF estimates (with FCF being adjusted to account for certain capital lease adjustments to capital expenditures and to exclude non-recurring after-tax proceeds from asset sales). The range of per share equity values for our common stock implied by this analysis is summarized below:

	Low	High
Total Enterprise Value/2008E EBITDA	$20.99	$26.47
Total Enterprise Value/2009E EBITDA	$19.89	$25.84

Share Price/2008E Earnings Per Share	$17.77	$21.88
Share Price/2009E Earnings Per Share	$19.41	$24.26

Equity Value/2008E FCF	$20.59	$25.59
Equity Value/2009E FCF	$18.65	$23.55

Equity Value/2008E Adjusted FCF	$13.32	$16.65
Equity Value/2009E Adjusted FCF	$14.35	$18.25

Present Value of Future Stock Price Analysis. Evercore performed an analysis of the present value of the company’s future share price using four methodologies.

First, Evercore calculated a range of implied per share values for our common stock determined by (i) calculating the implied enterprise value by multiplying our EBITDA estimates for 2010 by a range of forward total enterprise value to EBITDA multiples of 4.0x to 5.0x, (ii) calculating the present value of the total enterprise value by discounting the amount resulting from the calculation described in clause (i) above using an assumed weighted average cost of capital (weighted average cost of capital is a measure of the average expected return on all of a company’s securities or loans based on the proportions of those securities or loans in such company’s capital structure) of between 9.5% and 10.5%, (iii) calculating the equity value by adjusting the amount calculated in clause (ii) above by cash, debt, and convertible debt, and the present value of after tax employee stock option expenses, and (iv) dividing the equity values calculated in clause (iii) above by the fully diluted share count.

Second, Evercore calculated a range of implied per share values for our common stock determined by (i) calculating the implied value per share by multiplying our earnings per share estimates for 2010 by a range of price to earnings multiples of 13.0x to 16.0x, (ii) calculating the present value of the implied share price by discounting the amount resulting from the calculation described in clause (i) above using an assumed equity cost of capital of between 11.0% and 13.0%, and (iii) adding the result from the calculation described in clause (ii) above to the present value of the dividends per share received in 2008 and 2009 using an assumed equity cost of capital of between 11.0% and 13.0%.

Third, Evercore calculated a range of implied per share values for our common stock determined by (i) calculating the implied equity value at December 31, 2009 by multiplying our FCF estimates for 2010 by a range of FCF multiples of 12.0x to 15.0x, (ii) calculating the price per share at December 31, 2009 by dividing the equity value calculated in clause (i) above by the estimated number of outstanding shares of our common stock, (iii) calculating the present value of the implied share price by discounting the amount resulting from the calculation described in clause (ii) above using an assumed equity cost of capital of between 11.0% and 13.0%, and (iv) adding the result from the calculation described in clause (ii) above to the present value of the dividends per share received in 2008 and 2009 using an assumed equity cost of capital of between 11.0% and 13.0%.

Fourth, Evercore calculated a range of implied per share values for our common stock determined by (i) calculating the implied equity value at December 31, 2009 by multiplying our adjusted FCF estimates for 2010 by a range of adjusted FCF multiples of 12.0x to 15.0x, (ii) calculating the price per share at December 31, 2009 by dividing the equity value calculated in clause (i) above by the estimated number of outstanding shares of our common stock, (iii) calculating the present value of the implied share price by discounting the amount resulting from the calculation described in clause (ii) above using an assumed equity cost of capital of between 11.0% and 13.0%, and (iv) adding the result from the calculation described in clause (ii) above to the present value of the dividends per share received in 2008 and 2009 using an assumed equity cost of capital of between 11.0% and 13.0%.

The analysis yielded implied per share present values of our common stock as shown below:

	Present Value of Future Stock Price
	Low	High
EBITDA based: WACC 9.5% – 10.5%, 2010E Forward TEV/EBITDA 4.0x – 5.0x	$21.05	$27.25
EPS based: Cost of Equity 11.0% – 13.0%, 2010E Forward Price/Earnings Per Share 13.0x – 16.0x	$22.80	$28.88
FCF based: Cost of Equity 11.0% – 13.0%, 2010E Forward Equity/FCF 12.0x – 15.0x	$18.85	$24.23
Adjusted FCF based: Cost of Equity 11.0% – 13.0%, 2010E Forward Equity/Adj. FCF 12.0x – 15.0x	$16.78	$21.55

Discounted Cash Flow Analysis. Evercore performed a discounted cash flow (“DCF”) analysis, which calculates the present value of a company’s future cash flow based upon assumptions with respect to such cash flow and assumed discount rates.

Evercore calculated a range of implied per share values for our common stock determined by:

(a) adding (1) the implied present value of our forecasted unlevered free cash flows (operating income less income taxes, plus depreciation and amortization, plus other non-cash adjustments, less gross capital expenditures, plus after tax proceeds from asset sales and adjusted to reflect changes in working capital) during the projection period, determined using a weighted average cost of capital range of between 9.5% and 10.5%, (2) the implied present value of the terminal value of our future cash flows (the value of future cash flows at a particular point in time), calculated either by multiplying our estimated terminal EBITDA by a range of multiples of 4.0x to 5.0x or our estimated terminal unlevered FCF by a range of multiples of 12.0x to 15.0x, and discounting the result using a weighted average cost of capital range of between 9.5% and 10.5%, and (3) deducting our projected debt, net of estimated cash, and certain minority interests as of March 31, 2008; and

(b) dividing the amount resulting from the calculation described in clause (a) by the number of shares of our common stock outstanding, adjusted for certain restricted stock, warrants and stock options outstanding using the treasury stock method, as of the date of the merger agreement.

This analysis yielded implied per share present values of our common stock as shown below:

	Low	High
Terminal EBITDA	$22.91	$28.66
Terminal Unlevered FCF	$19.00	$23.55

Premiums Paid Analysis. Evercore identified and analyzed 46 all cash acquisition transactions across all industries with transaction values from $5.0 billion to $20.0 billion that were announced in the period from January 1, 2002 to May 9, 2008. Using information from Securities Data Corp, a data source that monitors and publishes information on merger and acquisition transactions, Evercore calculated the premiums paid in those transactions based on the value of the per share consideration received in the transaction relative to the closing stock price of the target company one day, one week and four weeks prior to the respective dates of announcement of the transactions. Evercore then compared the results of the analysis to the premiums implied by the merger consideration relative to our common stock trading levels at and prior to May 9, 2008. The results of this analysis are summarized below:

	Premium Paid, 1 Day Prior	Premium Paid, 1 Week Prior	Premium Paid, 4 Weeks Prior
Premium of Merger Consideration of $25.00 per Share to Historical Share Price	32.6%	30.4%	47.1%
Premiums in All Cash Acquisitions $5.0 billion to $20.0 billion
Mean	26.8%	28.6%	33.9%
Median	25.4%	28.7%	33.3%

Evercore then applied premiums ranging from 20% to 30% to the closing price of our common stock one day, one week and four weeks prior to the date of announcement. The range of per share equity values for our common stock implied by this analysis is summarized below:

	Premiums Paid Analysis
	Low	High
Premium Paid, 1 Day Prior	$22.63	$24.52
Premium Paid, 1 Week Prior	$23.00	$24.92
Premium Paid, 4 Weeks Prior	$20.39	$22.09

Precedent Transactions Analysis. Evercore performed an analysis of selected transactions to compare multiples paid in other transactions to the multiples implied in this transaction. Evercore identified and analyzed a group of twenty-one acquisition transactions classified under “IT Services” and four acquisition transactions classified under “Indian IT Services” that were announced between 2002 and 2008. Evercore noted that in its view, none of these transactions were by themselves directly comparable to the merger, although each could be considered similar to the merger (although not necessarily to each other) in certain limited respects. Because of the unique circumstances of each of these transactions and the merger, Evercore cautioned against placing undue reliance on this analysis. Evercore calculated the premiums paid in those transactions based on the value of the per share consideration received in the transaction relative to the closing stock price of the target company one day and one week prior to the respective dates of announcement of the transactions. Evercore also calculated enterprise value as a multiple of revenue and EBITDA during the last twelve months as well as equity value as a multiple of last twelve months FCF and price as a multiple of last twelve months earnings per share implied by these transactions.

IT Services

Acquiror	Target
Investor Group	Trizetto Group

Nordic Capital	TietoEnator Oyi

Wipro Technologies Ltd.	Infocrossing Inc.

Steria SA	Xansa PLC

Koninklijke KPN NV	Getronics NV

Court Square Capital Partners	CompuCon Systems Inc

Caritor Inc	Keane Inc

General Dynamics Corp	Anteon International Corp

LogicaCMG UK Ltd.	Unilog SA

L-3 Communications Hldg Inc	Titan Corp

Investor Group	SunGard Data Systems Inc

General Atlantic / Oak Hill	GE Capital International Services

BAE Systems Inc	DigitalNet Holdings Inc

CGI Group Inc	American Mgmt Systems

SunGard Data Systems Inc	Systems & Computer Technology

Cap Gemini Ernst & Young	Transiciel SA

Atos Origin SA	SchlumbergerSema

Computer Sciences Corp	DynCorp

Logica plc	CMG plc

BearingPoint	KPMG Consulting AG

Atos Origin	KPMG Consulting (UK & Netherlands)

Indian IT Services

Acquiror	Target
Computer Sciences Corp	Covansys Corp

Cap Gemini SA	Kanbay International Inc

EDS	Mphasis

Oracle Corp	i-flex Solutions Ltd

Based on these transactions, Evercore selected a range of implied multiples and premiums which is summarized below:

	Precedent Transaction Multiples
	Low	High

Price/2007A Earnings Per Share	18.0x	23.0x

Equity/2007A FCF	16.0x	18.0x

Equity/2007A Adjusted FCF	16.0x	18.0x

1 Day Prior Share Price	20.0%	25.0%

1 Week Prior Share Price	20.0%	25.0%

Evercore then applied the multiples to the company’s estimated earnings per share, FCF, and adjusted FCF and applied the premiums to the company’s historical share prices. The range of per share equity values for our common stock implied by this analysis is summarized below:

	Precedent Transaction Multiples
	Low	High

Price/2007A Earnings per Share	$28.08	$35.88

Equity/2007A FCF	$29.80	$33.42

Equity/2007A Adjusted FCF	$15.94	$17.92

1 Day Prior Share Price	$22.63	$23.58

1 Week Prior Share Price	$23.00	$23.96

Research Analyst Stock Price Targets. Evercore analyzed Bloomberg and Wall Street Research analyst estimates of potential future value for the company’s common stock (commonly referred to as price targets) based on publicly available equity research published on the Company. As of April 25, 2008, analyst price targets for the company’s common stock ranged from $16.00 to $26.00 and produced a median price target of $22.50.

General. In connection with the review of the merger by our board of directors, Evercore performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evercore’s opinion. In arriving at its fairness determination, Evercore considered the results of all the analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Evercore made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. In addition, Evercore may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should therefore not be taken to be Evercore’s view of the value of the company. No company used in the above analyses as a comparison is directly comparable to the company, and no transaction used is directly comparable to the transactions contemplated by the merger agreement. Further, in evaluating comparable transactions, Evercore made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the company and Evercore, such as the impact of competition on the company and the industry generally, industry growth and the absence of any adverse material change in the financial condition of the company or in the markets generally.

Evercore prepared these analyses for the purpose of providing an opinion to our board of directors as to the fairness from a financial point of view of the merger consideration to be received by the holders of our common stock entitled to receive the merger consolidation. These analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty and are based upon numerous factors, assumptions with respect to industry performance, general business and economic conditions and other matters or events beyond the control of the company and Evercore, neither the company nor Evercore assumes responsibility if future results are materially different from those forecast. The merger consideration to be received by the holders of our common stock pursuant to the merger agreement was determined through arm’s length negotiations between our board of directors and HP and was approved by our board of directors. Evercore did not recommend any specific merger consideration to the company or that any given merger consideration constituted the only appropriate merger consideration for the merger.

Pursuant to its engagement letter, a fee of $3,000,000 became payable to Evercore upon delivery of its fairness opinion. In addition, the company agreed to reimburse certain of Evercore’s expenses and to indemnify Evercore for certain liabilities arising out of its engagement. During the two years prior to the date of its opinion, Evercore had provided other financial advisory services to the company, and earned aggregate fees for rendering these services of approximately $300,000. During that same two year period, no material relationship existed between Evercore and HP pursuant to which compensation was received by Evercore.

In the ordinary course of business, affiliates of Evercore may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or for the account of customers in the equity and other securities of the company, or any other parties, commodities or currencies involved in the merger.

Financial Projections

We do not as a matter of course publicly disclose detailed long-term forecasts or internal projections as to our future revenues, earnings or financial condition. However, we have set forth below a summary of the three-year financial plan that was reviewed with our board of directors in May 2008, or the management projections, and the three-year financial plan that was utilized by Citi in making a presentation to our board on April 1, 2008, or the historical projections, which was based on the three-year financial plan that was reviewed with our board in July 2007 and incorporated certain adjustments, including but not limited to, our reported results for fiscal 2007, as this information was made available to our board of directors, Citi, Evercore and/or HP prior to the execution and delivery of the merger agreement. The management projections and historical projections consisted of projected operating and financial information for the company for 2008, 2009 and 2010. In connection with performing its financial analyses presented to our board at the April 1, 2008 meeting of the board, Citi also utilized additional projected operating and financial information for the company for 2011 and 2012 that was provided to Citi by members of our management and was prepared by extrapolating certain operating and financial information for the company for these years using assumptions that were generally consistent with the assumptions used in connection with the preparation of the historical projections. In addition, in connection with performing their financial analyses presented to our board at the May 10, 2008 meeting of the board, Citi and Evercore also utilized additional projected operating and financial information for the company for 2011 and 2012 that was provided to Citi and Evercore by members of our management and was prepared by extrapolating certain operating and financial information for the company for these years using assumptions that were generally consistent with the assumptions used in connection with the preparation of the management projections.

Neither the management projections, the historical projections nor any other information described in this section was prepared with a view towards public disclosure, but rather for purposes of the board’s consideration of various strategic alternatives and as a means of facilitating Citi’s and Evercore’s analyses and HP’s due diligence investigation. We have included below the material financial projections to provide our stockholders access to certain information that was provided to these parties in connection with the merger. The inclusion of this information should not be regarded as an indication that any recipient of this information considered, or now considers, these projections to be a reliable prediction of our future results. We did not prepare the projections with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or generally accepted accounting principles, and some of the projections present financial metrics that were not prepared in accordance with generally accepted accounting principles. Our independent registered public accounting firm has neither examined nor compiled the projections and, accordingly, does not express an opinion or any other form of assurance with respect thereto.

The projections included below are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those shown below and should be read with caution. See “Cautionary Statement Concerning Forward-Looking Information” beginning on page 19 of this proxy statement. These projections are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and developments occurring since the date the projections were prepared. Although presented with numerical specificity, the projections are based upon a variety of estimates and hypothetical assumptions made by our management. Some or all of the assumptions may not be realized, and they are inherently subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond our control, and such uncertainties and contingencies can generally be expected to increase with the passage of time from the dates of the projections. Accordingly, the assumptions made in preparing the projections might not prove accurate, and actual results might differ materially. In addition, the projections do not take into account any of the transactions contemplated by the merger agreement, including the merger, which might also cause actual results to differ materially.

For these reasons, as well as the bases and assumptions on which the projections were compiled, the inclusion of the projections in this proxy statement should not be regarded as an indication that the projections will be an accurate prediction of future events, and they should not be relied on as such. No one has made, or makes, any representation regarding the information contained in the projections and we do not intend to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrences of future events even if any or all of the assumptions are shown to be in error.

The management projections included the following estimates of our future financial performance:

	Consolidated (US$ in millions, except per share data) (unaudited)
	2008	2009	2010	2011*	2012*
Revenue	$22,800	$23,914	$25,115	$26,346	$27,534
EBIT	1,194	1,445	1,824	1,913	2,000
EBITDA and Other**	2,985	3,240	3,638	3,899	4,157
Fully Diluted Earnings Per Share	1.37	1.62	2.14	2.24	2.35
Free Cash Flow***	908	895	937	1,078	1,236

*	The projections for 2011 and 2012 were not contained in the management projections, but were used by Citi and Evercore in performing their financial analyses and were prepared by our management by extrapolating certain operating and financial information for the company for these years using assumptions that were generally consistent with the assumptions used in connection with the preparation of the management projections.

**	Other consists primarily of non-cash compensation.

***	We define free cash flow as net cash provided by operating activities, less capital expenditures. Capital expenditures is the sum of (i) net cash used in investing activities, excluding proceeds from sales of marketable securities, proceeds related to divested assets and non-marketable equity investments, payments for acquisitions, net of cash acquired, and non-marketable equity investments, and payments for purchases of marketable securities, and (ii) payments on capital leases. Please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 that was filed with the SEC on February 27, 2008 for additional information regarding free cash flow.

The historical projections included the following estimates of our future financial performance:

	Consolidated (US$ in millions, except per share data) (unaudited)
	2008	2009	2010	2011*	2012*
Revenue	$22,780	$23,726	$25,221	26,457	27,650
EBIT	1,370	1,624	2,011	2,117	2,212
EBITDA and Other**	3,107	3,361	3,761	4,046	4,322
Fully Diluted Earnings Per Share	1.50	1.84	2.34	2.47	2.59
Free Cash Flow***	1,100	996	1,198	1,322	1,490

*	The projections for 2011 and 2012 were not contained in the historical projections, but were used by Citi in performing its financial analyses and were prepared by our management by extrapolating certain operating and financial information for the company for these years using assumptions that were generally consistent with the assumptions used in connection with the preparation of the historical projections.

**	Other consists primarily of non-cash compensation.

***	We define free cash flow as net cash provided by operating activities, less capital expenditures. Capital expenditures is the sum of (i) net cash used in investing activities, excluding proceeds from sales of marketable securities, proceeds related to divested assets and non-marketable equity investments, payments for acquisitions, net of cash acquired, and non-marketable equity investments, and payments for purchases of marketable securities, and (ii) payments on capital leases. Please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 that was filed with the SEC on February 27, 2008 for additional information regarding free cash flow.

Interests of Our Directors and Executive Officers in the Merger

In considering the recommendation of our board of directors that you vote to adopt the merger agreement, you should be aware that some of our executive officers and directors may have economic interests in the merger that are different from, or in addition to, those of our stockholders generally. Our board of directors was aware of and considered these interests, among other matters, in reaching its decision to declare the merger agreement advisable and in determining that the merger is fair to, and in the best interests of, EDS and our stockholders, and in approving the merger agreement, the merger and the other transactions contemplated by the merger agreement.

Equity Compensation Awards.

Stock Options. Stock options to purchase shares of our common stock that are outstanding immediately prior to the effective time of the merger, whether or not then vested, will be automatically converted into stock options to acquire, on substantially the same material terms and conditions applicable to such EDS stock options prior to the merger, a number of shares of HP common stock (rounded down to the nearest whole share) equal to the product of (i) the number of shares of our common stock subject to the option, and (ii) a fraction (which we refer to as the exchange ratio), the numerator of which is $25.00 and the denominator of which is the average closing price of HP common stock on the NYSE for the five full trading days ending on the date that is two trading days prior to the closing date of the merger. The exercise price for converted options will equal the per share exercise price for the shares of our common stock subject to such options divided by the exchange ratio (rounded up to the nearest whole cent). Any holding periods or other restrictions which applied to the sale of our common stock acquired upon the exercise of EDS stock options will no longer apply following the conversion other than any restrictions under applicable securities laws. The foregoing treatment does not apply to stock options held by Ronald Rittenmeyer, Jeffrey Heller, and Michael Jordan who, by virtue of contractual rights set forth in their respective Change of Control Employment Agreements with the company, are entitled to receive, in exchange for their stock options, the same consideration that is paid to our stockholders in connection with the merger. Accordingly, such individuals will receive, in respect of each of their stock options, a cash payment equal to the excess of $25.00 over the applicable per share exercise price multiplied by the number of shares subject to such option.

Restricted Stock Units. Restricted stock units denominated in shares of our common stock that are outstanding immediately prior to the completion of the merger, whether or not then vested or earned, will automatically be converted into the right to receive restricted stock units with respect to the number of shares of HP common stock (rounded down to the nearest whole share) calculated by multiplying the number of shares of our common stock subject to the EDS restricted stock unit by the exchange ratio. Any performance-based vesting requirements that are applicable to any EDS restricted stock units that are converted into HP restricted stock units will, upon completion of the merger, be deemed satisfied and will no longer apply, and the HP restricted stock units received by holders of EDS restricted stock units will be subject to the same time-based vesting schedule to which such EDS restricted stock units are subject prior to the completion of the merger, and such restricted stock units will otherwise have material terms and conditions that are substantially the same as those of the related EDS restricted stock unit. Any holding periods or other restrictions which applied to the sale of common stock acquired upon the vesting of EDS restricted stock units will no longer apply following the conversion other than any restrictions under applicable securities laws. The foregoing treatment does not apply to restricted stock units held by Ronald Rittenmeyer, Jeffrey Heller, and Michael Jordan who, by virtue of contractual rights set forth in their respective Change of Control Employment Agreements with the company, are entitled to receive, in exchange for their restricted stock units, the same consideration that is paid to our stockholders in connection with the merger. Accordingly, such individuals will receive, in respect of each share of our common stock represented by their restricted stock units, a cash payment equal to $25.00.

Employee Stock Purchase Plan. We will establish an exercise date under the EDS 1996 Employee Stock Purchase Plan, which we refer to as the ESPP, no later than the last day of the payroll period ending immediately prior to the completion of the merger (but at least ten business days prior to the completion of the merger) with respect to any offering to purchase shares of our common stock otherwise then in effect. In addition, we will terminate the ESPP as of the newly established exercise date, or an earlier date that we determine to be administratively reasonable. Each ESPP participant’s accumulated payroll contributions as of the newly established exercise date that are not withdrawn as of such date will be applied toward the purchase of shares of our common stock in accordance with the terms of the ESPP, which shares will be cancelled upon the completion of the merger in exchange for the right to receive $25.00 per share, without interest, less any applicable withholding taxes. Under the merger agreement, we have agreed not to permit any new offering to commence under the ESPP or any current participant in the ESPP to increase the percentage rate of his or her payroll deductions into his or her account under the ESPP.

Change of Control Employment Agreements. We are party to change of control employment agreements with each of Ronald Rittenmeyer, Jeffrey Heller, Charles Feld, Storrow Gordon, Jeffrey Kelly, Michael Koehler, William Thomas, and Ronald Vargo. These agreements provide that in the event of a change of control of EDS, we will employ the aforementioned employees until the second anniversary of the change of control, during which period they will be entitled to the same salary and benefits to which they were entitled prior to the change of control. The consummation of the merger will constitute a change of control for purposes of these agreements.

The agreements also provide for additional payments and benefits to the executives, which are triggered upon the occurrence of one of the following events: (i) termination without “cause” (as defined in the agreements) during the two-year period following a change of control; (ii) resignation for “good reason” (as defined in the agreements) during the two-year period following a change of control; (iii) termination without cause “in anticipation of” a change of control (as defined in the agreements); and (iv) resignation for good reason “in anticipation of” a change of control (as defined in the agreements), which we refer to as a qualifying termination of employment. The payments and benefits which are triggered upon a qualifying termination of employment are as follows: (A) 2.99 times base salary and 2.99 times the executive’s target bonus amount for the year in which termination occurs; (B) immediate vesting of stock options, restricted stock units, and deferred stock units (except for Messrs. Rittenmeyer and Heller, whose stock options, restricted stock units, and deferred stock units vest immediately upon a change of control, regardless of whether a qualifying termination of employment has occurred); (C) immediate vesting of performance restricted stock units and performance deferred stock units, in each case at their “target” amount (except for Messrs. Rittenmeyer and Heller, whose performance restricted stock units and performance deferred stock units vest immediately upon a change of control, regardless of whether a qualifying termination of employment has occurred); and (D) vested stock options will remain exercisable until the earliest of (x) the first anniversary of the date of termination, (y) the latest expiration date originally set forth in the relevant grant agreement; and (z) the 10th anniversary of the date of grant (or, with respect to stock options awarded to Messrs. Feld and Koehler in connection with EDS’ acquisition of The Feld Group, Inc., the tenth anniversary of the date of grant). The agreements for Messrs. Rittenmeyer and Heller also provide that such individuals are entitled to receive the same consideration that stockholders of EDS receive in connection with a change of control in exchange for their equity awards.

In the event that these benefits trigger any excise or penalty taxes under either Sections 280G and 4999 of the Internal Revenue Code, or Section 409A of the Internal Revenue Code, these agreements also provide that “gross-up” payments will be made to the executives in order to cover such tax liability. If the benefits to which an executive is entitled under his or her agreement constitute a “parachute payment” under Section 280G of the Internal Revenue Code, and such benefits equal an amount less than 110% of 2.99 times such executive’s “base amount” (as such term is defined in the Internal Revenue Code), the benefits will be reduced to an amount equal to 2.99 times such executive’s base amount.

We are also party to a change of control employment agreement with Tina Sivinski. This agreement provides that we will employ Ms. Sivinski from the date of a change of control until the third anniversary of the change of control, during which time she will generally be entitled to the same salary and benefits to which she was entitled prior to the change of control, including (i) an annual cash bonus equal to the greater of the highest annual bonus paid to her during any of the preceding three fiscal years or an amount comparable to the annual bonuses awarded to similarly-situated executives at EDS, and (ii) grants of stock options, restricted stock units, and performance awards, which must be granted no less frequently than such awards were granted to her in the past and generally be subject to the same terms as past grants. The consummation of the merger will constitute a change of control for purposes of this agreement.

The agreement provides that if Ms. Sivinski’s employment is terminated by us during the three-year employment period without “cause” or by Ms. Sivinski for “good reason,” or she terminates her employment for any reason during the six-month period beginning six months after a change of control, she will be entitled to the following payments and benefits:

•

a lump sum payment equal to the sum of (i) the base salary that would have been paid had employment not been terminated during the employment period described above, (ii) a pro rata portion of her highest annual bonus during the prior three years (pro rated for the year in which termination occurs), and (iii) the annual bonus that would have been paid to her for the remainder of the employment period had employment not been terminated;

•

a lump sum payment equal to the sum of (i) the maximum employer matching contributions which would have been available under the EDS 401(k) plan for the remainder of the employment period had employment not been terminated, and (ii) the FAS 87 service cost under certain of our other retirement plans for the remainder of the employment period had employment not been terminated;

•

immediate vesting of all equity-based awards (performance-based awards will vest at their target amount), excluding equity-based awards granted on or after June 1, 2007, with stock options remaining exercisable until the earliest of (i) the first anniversary of the date of termination, (ii) the latest expiration date originally set forth in the relevant grant agreement; and (iii) the tenth anniversary of the date of grant;

•

for each share of our common stock underlying equity-based awards, a lump sum payment equal to (i) the “highest price per share” over (ii) the closing price of a share of our common stock on the last trading day prior to termination (excluding equity-based awards granted on or after June 1, 2007);

•

continuation of health insurance benefits for her and her dependents from the date of termination through the earlier of (i) the end of the period during which she would have remained employed following the change of control, or (ii) the maximum period of COBRA continuation coverage to which she would be entitled, plus reimbursement of any insurance premiums paid by Ms. Sivinski for health insurance benefits for the remainder of the employment period had employment not been terminated; and

•

a lump sum payment equal to (i) the cost to us of the financial counseling services and executive annual physical benefits which she would have received pursuant to our Financial Counseling and Executive Physical Programs during the employment period had employment not been terminated, and (ii) three times the cost to us for her participation in other welfare benefit plans and programs maintained by us had she remained employed during the period described above.

In addition, in the event of a qualifying termination of employment (as described above) except a termination in which she resigns without good reason during the six-month period beginning six months after a change of control, Ms. Sivinski will be entitled to the following:

•

if she has not received a grant of equity-based awards during the 30-month period immediately preceding the date of termination, she will be entitled to a grant of stock options, a grant of restricted stock/restricted stock units, and a grant of a performance award, with each such grant being made on the same terms as the most recent prior grant of the same type to her, if any, made during the five year period immediately preceding termination.

With respect to equity awards granted to Ms. Sivinski on or after June 1, 2007, the disposition of such awards upon termination of her employment will be determined pursuant to the provisions as provided to executives referenced above (excluding those benefits provided to Messrs. Rittenmeyer and Heller).

In the event that these payments and benefits trigger any excise or penalty taxes under either Sections 280G and 4999 of the Internal Revenue Code, or Section 409A of the Internal Revenue Code, Ms. Sivinski’s agreement also provides that “gross-up” payments will be made in order to cover such tax liability.

The following table illustrates the payments and benefits to which the above-named executives would be entitled pursuant to their change of control employment agreements if the merger were consummated on September 1, 2008 and a qualifying termination of employment occurred on such date. The table does not reflect the amounts of any “gross-up” payments which may be payable pursuant to the agreements.

Name	Cash Severance	Value of Equity Acceleration	Total
Ronald Rittenmeyer	$9,837,100	$41,768,135(1)	$51,605,235

Jeffrey Heller	$5,337,150	$ 4,275,000(1)	$ 9,612,150

Charles Feld	$4,840,063	$ 9,731,575	$14,571,638

Tina Sivinski	$5,640,829(2)	$ 6,783,750	$12,424,579

Ronald Vargo	$3,540,160	$ 4,454,550	$ 7,994,710

Storrow Gordon	$3,180,613	$ 3,592,500	$ 6,773,113

Jeffrey Kelly	$3,567,818	$ 6,188,660	$ 9,756,477

William Thomas	$4,793,988	$ 6,198,693	$10,992,682

Michael Koehler	$3,318,900	$ 4,804,600	$ 8,123,500
(1)	As discussed above, equity awards held by Messrs. Rittenmeyer and Heller vest immediately upon a change of control, regardless of whether a qualifying termination of employment has occurred.
(2)	This amount includes the value of the severance benefits (in addition to salary and bonus) to which Ms. Sivinski is entitled pursuant to the terms of her agreement.

Executive Severance Benefit Agreements. Prior to the signing of the merger agreement, we entered into executive severance agreements with certain of our key employees which provide for payments and benefits upon qualifying terminations of employment which occur both prior to and following the consummation of a change of control transaction. The consummation of the merger will constitute a change of control for purposes of these agreements.

The agreements provide that if a covered employee is terminated without “cause” (as defined in the agreements) prior to a change of control, the executive will be entitled to the following: (i) a lump sum payment equal to one times the covered employee’s annual base salary; (ii) a lump sum payment equal to one times the covered employee’s annual performance bonus target amount for the year in which termination occurs; (iii) a pro rata portion of any unvested performance restricted stock units awarded on or after January 1, 2006, will continue to vest on their regularly scheduled vesting dates; (iv) excluding performance restricted stock units, and in addition to any other restricted stock units that the covered employee may be entitled to receive if terminated without cause, a pro rata portion of all other deferred and restricted stock units and/or stock options awarded to the covered employee will immediately vest and be free of any restrictions regarding their sale or transfer (with stock options remaining exercisable through the earliest of (A) one year from the date of termination, (B) the latest expiration date of the original applicable stock option award, and (C) the tenth anniversary of the original date of grant of the applicable stock option award); and (v) a lump sum cash payment equal to the estimated cost of eighteen months of COBRA continuation coverage under our Health and Dental Benefit Plan.

The agreements also provide that if a covered employee is terminated without cause or resigns for “good reason” (as defined in the agreements) on or before the first anniversary following a change of control, the covered employee will be entitled to receive the same payments and benefits described in the preceding paragraph, except that with respect to any performance restricted stock units awarded to the executive, the “target award” of such grants (as defined in the applicable award agreement(s)) will immediately vest and be free of any restrictions regarding their sale or transfer. In addition, if a covered employee remains employed on the first anniversary of the closing date of a change of control, all time-vesting restricted stock units, stock options, and performance restricted stock units will immediately vest.

Following the signing of the merger agreement, we may enter into executive severance benefit agreements with up to approximately 230 of our other key employees. We anticipate that these other agreements will contain substantially the same terms as those entered into prior to the signing of the merger agreement, except that they will provide for a “gross-up” payment with respect to the lump sum payment intended to cover the cost of COBRA coverage, and they will provide that if the employee remains employed after the closing date of a change of control (as opposed to the first anniversary of such date), all time-vesting restricted stock units, stock options, and performance restricted stock units will immediately vest.

Both forms of the executive severance benefit agreement provide that if the payments and benefits under the agreements trigger any excise or penalty taxes under either Sections 280G and 4999 of the Internal Revenue Code, “gross-up” payments will be made to the covered employees in order to cover such tax liability.

Deferred Compensation Plans. At the effective time of the merger, we will freeze our Executive Deferral Plan and our United Kingdom Executive Deferral Plan and at or after the effective time of the merger distribute all amounts deferred under them to plan participants in a manner that complies with section 409A of the Internal Revenue Code.

Insurance and Indemnification of Our Directors and Officers. In the event of any threatened or actual claim, action, suit, proceeding or investigation, which we refer to as a claim, including any of the foregoing in which any present or former director or officer of ours or any of our subsidiaries (whom we refer to as indemnified parties) is, or is threatened to be, made a party based in whole or in part on any action or failure to take action by any such person in such capacity prior to the effective time of the merger (including in connection with the transactions contemplated by the merger agreement), the surviving corporation and its subsidiaries will, and HP will cause the surviving corporation and its subsidiaries to, from and after the effective time of the merger, indemnify, defend and hold harmless, as and to the fullest extent permitted or required by applicable law and required by the respective certificate of incorporation or bylaws (or equivalent organizational documents) of us or our subsidiaries, any indemnity agreements applicable to any such indemnified party and/or any contract between an indemnified party and us or one of our subsidiaries, in each case, in effect on May 13, 2008 and disclosed or entered into thereafter in accordance with the terms of the merger agreement, against, among other things, any losses, claims and other expenses (including reimbursement for reasonable legal and other reasonable fees and expenses incurred in advance of the final disposition of the foregoing), judgments, fines and amounts paid in settlement actually and reasonably incurred by such indemnified party in connection with such claim, subject to certain requirements described in the merger agreement.

The surviving corporation will, and HP will cause the surviving corporation to, (i) maintain in effect for a period of six years after the effective time of the merger, if available, the current policies of directors’ and officers’ liability insurance maintained by us immediately prior to the effective time of the merger; however, the surviving corporation may substitute therefor policies, of at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of us and our subsidiaries when compared to the insurance maintained by us as of May 13, 2008 or (ii) obtain as of the effective time of the merger, “tail” insurance policies with a claims period of six years from the effective time of the merger with at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of us and our subsidiaries, in each case with respect to claims arising out of or relating to events which occurred before or at the effective time of the merger (including in connection with the transactions contemplated by the merger agreement); however, in no event will the surviving corporation be required to expend an annual premium for such coverage in excess of 200% of the last annual premium paid by us for such insurance prior to May 13, 2008. If such insurance coverage cannot be obtained at an annual premium equal to or less than such amount, the surviving corporation will obtain, and HP will cause the surviving corporation to obtain, that amount of directors’ and officers’ insurance (or “tail” coverage) obtainable for an annual premium equal to such amount.

For six years following the effective time of the merger, the surviving corporation and each of its subsidiaries must include and maintain in effect in their respective certificate of incorporation or bylaws (or similar organizational document), provisions regarding the elimination of liability of directors (or their equivalent), indemnification of officers and directors thereof and advancement of expenses which are, in the aggregate with respect to each such entity, no less advantageous to the intended beneficiaries than the corresponding provisions contained in such organizational documents as of May 13, 2008.

Continuation of Employment. As of the date hereof, no member of our management team has entered into any employment, retention or other similar agreements with HP or any of its affiliates with respect to the terms and conditions of his or her employment, contingent upon and assuming closing of the transaction. Although certain members of our management team may enter into new arrangements with HP or its affiliates regarding employment, which may include the right to purchase or participate in the equity of HP, there can be no assurance that any such arrangement will be agreed upon. These matters are subject to negotiation and discussion. Any new arrangements may be entered into at or prior to the completion of the merger.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of certain material U.S. federal income tax consequences of the merger to holders of our common stock whose shares are exchanged for cash in the merger. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, U.S. Treasury regulations promulgated thereunder, judicial authorities and administrative rulings, all as in effect as of the date of the proxy statement and all of which are subject to change, possibly with retroactive effect. Any such change could affect the accuracy of the statements and conclusions set forth in this proxy statement.

U.S. Holders

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of shares of our common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•

a trust if (i) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in such entity will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding shares of our common stock, you should consult your tax advisor.

This discussion assumes that a U.S. holder holds the shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). The following does not address all aspects of U.S. federal income tax that might be relevant to U.S. holders in light of their particular circumstances, or U.S. holders that may be subject to special rules (including, for example, dealers in securities or currencies, traders in securities that elect mark-to-market treatment, financial institutions, insurance companies, mutual funds, tax-exempt organizations, holders liable for the alternative minimum tax, partnerships or other flow-through entities and their partners or members, U.S. expatriates, holders whose functional currency is not the U.S. dollar, holders who hold our common stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment, holders who acquired our common stock pursuant to the exercise of employee stock options or otherwise as compensation, or holders who exercise statutory appraisal rights). In addition, the discussion does not address any aspect of foreign, state, local, estate, gift or other tax law that may be applicable to a U.S. holder.

The receipt of cash in exchange for shares of our common stock in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder who receives cash in exchange for shares of our common stock pursuant to the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (1) the amount of cash received and (2) the holder’s adjusted tax basis in such shares. Such gain or loss will be long-term capital gain or loss if the holder’s holding period for such shares exceeds one year as of the date of the merger. Long-term capital gains of non-corporate U.S. holders, including individuals, are generally eligible for reduced rates of federal income taxation. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of our common stock at different times or different prices, such U.S. holder must determine its tax basis and holding period separately with respect to each block of our common stock.

Payments of cash made to a U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding at the applicable rate (currently 28 percent), unless such holder properly establishes an exemption or provides a correct taxpayer identification number, and otherwise complies with the backup withholding rules (typically, by completing and signing a IRS form W-9 or a substitute form W-9, which will be included with the letter of transmittal). Certain penalties apply for failure to furnish correct information and for failure to include reportable payments in income. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Holders should consult their tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for our common stock pursuant to the merger.

Non-U.S. Holders

The following discussion is a summary of the material U.S. federal income tax consequences of the merger to “Non-U.S. holders” (as defined below) of our common stock whose shares are exchanged for cash in the merger.

For purposes of this discussion the term “Non-U.S. holder” means a beneficial owner, other than a partnership, of shares of our common stock that is not a U.S. holder (as defined above).

The receipt of cash by a Non-U.S. holder in exchange for shares of our common stock in the merger generally will be exempt from U.S. federal income tax, unless:

•

the gain on shares of our common stock, if any, is effectively connected with the conduct by the Non-U.S. holder of a trade or business in the United States (and, if certain income tax treaties apply, is attributable to the Non-U.S. holder’s permanent establishment in the United States) (in which event (i) the Non-U.S. holder will be subject to U.S. federal income tax as described under “U.S. holders,” but such Non-U.S. holder should provide a Form W-8ECI instead of a Form W-9, and (ii) if the Non-U.S. holder is a corporation, it may be subject to branch profits tax on such gain at a 30 percent rate (or such lower rate as may be specified under an applicable income tax treaty));

•

the Non-U.S. holder is an individual who was present in the United States for 183 days or more in the taxable year and certain other conditions are met (in which event the Non-U.S. holder will be subject to tax at a flat rate of 30 percent (or such lower rate as may be specified under an applicable income tax treaty) on the gain from the exchange of the shares of our common stock net of applicable U.S. losses from sales or exchanges of other capital assets recognized during the year); or

•	the Non-U.S. holder is an individual subject to tax pursuant to U.S. tax rules applicable to certain expatriates.

In general, a Non-U.S. holder will not be subject to backup withholding with respect to a payment made with respect to shares of our common stock exchanged for cash in the merger if the holder has provided the exchange agent with an IRS Form W-8BEN (or a Form W-8ECI if your gain is effectively connected with the conduct of a U.S. trade or business). Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a Non-U.S. holder’s United States federal income tax liability, if any, provided that the holder furnishes the required information to the Internal Revenue Service in a timely manner.

Non-U.S. holders should consult their own tax advisors to determine the specific U.S. federal, state, local and foreign tax consequences that may be relevant to them.

Regulatory Approvals

Completion of the merger is subject to certain governmental or regulatory clearance procedures, including the termination or expiration of the waiting period under the HSR Act; a decision under the EC Merger Regulation (or application of Article 10(6) thereof), declaring the merger to be compatible with the EC Common Market; and certain other clearances or approvals under applicable foreign antitrust, competition or fair trade laws, including, but not limited to, the laws of South Africa, Israel, China, Argentina, Canada, Russia, Switzerland and Taiwan. EDS and HP filed their respective notification and report forms pursuant to the HSR Act with the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission on May 28, 2008. Under the HSR Act, the merger may not be consummated until 30 days after the latter of the initial filings (unless early termination of this waiting period is granted) or, if the Antitrust Division of the U.S. Department of Justice or the Federal Trade Commission issues a request for additional information, 30 days after EDS and HP have each substantially complied with such request for additional information (unless this period is shortened pursuant to a grant of earlier termination). In addition, EDS and HP are in the process of preparing and making required filings in other jurisdictions in accordance with the terms of the merger agreement.

As of the date of this proxy statement, we and HP have not yet obtained any governmental or regulatory clearances that may be required to complete the merger. There can be no assurance that the governmental reviewing authorities will terminate or permit any applicable waiting periods to expire, or approve or clear the merger at all or without restrictions or conditions. We and HP have agreed to use commercially reasonable best efforts to take such actions as are necessary or advisable to obtain prompt approval of the consummation of the transaction. In addition, the merger agreement provides that nothing contained in the merger agreement will be deemed to require HP, us or any of our or HP’s respective subsidiaries to agree to (and we and our subsidiaries will not without HP’s prior written consent agree to) any divestiture of shares of capital stock or of any business, assets or property, or the imposition of any limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock to avoid or eliminate any impediment under antitrust laws; however, the parties are required to take or agree to take (or consent to the taking of) such actions unless the result thereof would have, individually or in the aggregate, a material adverse effect on us and our subsidiaries, taken as a whole, or on the business of HP and its subsidiaries (assuming for purposes of this determination that HP and its subsidiaries are of equivalent size to us and our subsidiaries, taken as a whole).

Litigation Related to the Merger

On May 13, 14 and 15, 2008, the following four putative class action lawsuits were filed in the 366th District Court of Collin County in the State of Texas on behalf of our public stockholders challenging the merger: Stein v. Electronic Data Systems Corp., et al. (Civil Case No. 366-01078-2008) (“Stein” filed May 13); Villari v. Electronic Data Systems Corp., et al. (Civil Case No. 366-01077-2008) (“Villari” filed May 13); Silva v. Electronic Data Systems Corp., et al. (Civil Case No. 366-01085-2008) (“Silva” filed May 14); and Intermountain Ironworkers Trust Fund v. Electronic Data Systems Corp., et al. (Civil Case No. 366-01113-2008) (“Intermountain” filed May 15). All of the actions name us and our directors as defendants, and assert that our directors breached their fiduciary duties by, among other things, failing to maximize value to stockholders in connection with the proposed acquisition of EDS by HP for $25 per share, and that we aided and abetted the director defendants in their purported breaches of fiduciary duty to stockholders. In addition, the Villari action names HP as a defendant, and the Intermountain action names both HP and Hawk Merger Co. as defendants. The Villari and Intermountain actions allege that HP aided and abetted the director defendants in their purported breaches of fiduciary duty. Among other things, all of the actions seek class action status, a declaratory judgment that the merger agreement is unenforceable, and injunctive relief, including the implementation of a process or procedure to obtain the highest possible price for our stockholders, and rescission of the merger agreement, in whole or in part. In addition, the Villari and Intermountain actions seek among other things, monetary damages, and the Villari action seeks disgorgement of all profits received from the defendants. All plaintiffs also seek monetary relief in the form of costs and disbursements, including attorneys’ fees.

On May 22, 2008, plaintiff’s counsel in the Stein action filed a motion seeking consolidation of the four Texas actions and appointment of Stein’s counsel as interim class counsel. On May 27, 2008, plaintiff’s counsel in the Intermountain action filed a motion seeking consolidation of the four Texas actions and appointment of Intermountain’s counsel as interim class counsel and interim liaison counsel.

On June 3, 2008, the Villari action was non-suited and a substantially similar action involving identical parties, styled Villari v. Electronic Data Systems Corp., et al. (Case No. 3786), was filed in the Court of Chancery in the State of Delaware (“Delaware Villari”). The Delaware Villari action makes substantially similar allegations and seeks substantially similar relief as the remaining Texas actions, including class action status, a declaratory judgment that the merger agreement is unenforceable, injunctive relief, including the implementation of a process or procedure to obtain the highest possible price for our stockholders, and rescission of the merger agreement, in whole or in part, and monetary relief in the form of costs and disbursements, including attorneys’ fees. The Delaware Villari action does not seek monetary damages or disgorgement of profits. On June 5, 2008, EDS and the director defendants filed a motion to dismiss or stay the Delaware Villari action in favor of the previously filed Texas State Court actions.

On May 30, 2008, a fifth class action lawsuit was filed in federal court in the Eastern District of Texas, titled Moore v. Electronic Data Systems Corp, et. al. (Case No. 08-cv-00192-RAS) (“Moore”). The Moore action makes substantially similar allegations as the Texas and Delaware state court actions. In addition to us and our directors, the Moore action also names HP as a defendant, and alleges that HP aided and abetted the director defendants in their purported breach of fiduciary duty to stockholders. The Moore action seeks class action status, a declaration that the merger is unlawful and unenforceable, injunctive relief, including the implementation of a process or procedure to obtain the highest possible price for our shareholders, rescission of the merger agreement, in whole or in part, and monetary relief in the form of costs and disbursements, including attorneys’ fees.

The defendants believe the actions to be without merit and intend to defend them vigorously.

THE MERGER AGREEMENT

The summary of the material provisions of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference in its entirety into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to carefully read the merger agreement in its entirety.

The Merger

The merger agreement provides that at the effective time of the merger, Hawk Merger Co. will be merged with and into us and, as a result of the merger, the separate corporate existence of Hawk Merger Co. will cease and we will continue as the surviving corporation (which we refer to as the surviving corporation) and become a wholly-owned subsidiary of HP.

At any time on or before the date of the special meeting, HP may change the method of effecting the transactions contemplated by the merger agreement by providing for the merger of us and a wholly-owned subsidiary of HP other than Hawk Merger Co. if and to the extent requested by HP and consented to by us in writing (which consent will not be unreasonably withheld or delayed); however, no such change will (i) alter or change the amount or kind of the merger consideration provided for in the merger agreement or otherwise alter or change any of the conditions or financial terms set forth in the merger agreement, (ii) impede or delay consummation of the transactions contemplated by the merger agreement, including by requiring any additional or alternative filings with any governmental entities or other third parties, or (iii) relieve HP of any of its obligations under the merger agreement.

The closing of the merger will occur as soon as practicable but in no event later than the third business day after the satisfaction or waiver of all of the conditions set forth in the merger agreement, unless another time or date is agreed to in writing by the parties. However, if all of the conditions to the merger are satisfied or waived during the ten days immediately prior to the end of a fiscal quarter of HP, then HP may, at its sole discretion and upon written notice to us, postpone the closing until no later than the last business day of the first week after the end of that fiscal quarter. However, in the event that HP exercises this right, among other things, the conditions to the merger described in the first, second, third and fifth bullet points under “—Conditions to the Merger—Conditions to HP’s and Hawk Merger Co.’s Obligations,” and the right of HP to terminate the merger agreement due to the fact that any of our representations or warranties were inaccurate when made or become inaccurate, will be deemed waived by HP and Hawk Merger Co.

The Merger Consideration and the Conversion of Capital Stock

At the effective time of the merger, each share of our common stock issued and outstanding immediately prior to the effective time of the merger will be cancelled and converted into the right to receive $25.00 in cash, without interest, less any applicable withholding taxes (which we refer to as the merger consideration), other than the following shares:

•

shares of our common stock held by us (as treasury stock or otherwise), HP or any direct or indirect wholly-owned subsidiary of either us or HP, which will automatically be cancelled with no consideration being delivered in exchange for such shares; and

•	shares of our common stock held by holders who have properly exercised their appraisal rights in accordance with Delaware law (See “Appraisal Rights” section below).

If prior to the effective time of the merger, any change in the outstanding shares of our capital stock occurs (other than the issuance of additional shares of our capital stock as permitted by the merger agreement), including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of our shares, or any stock dividend paid in stock, the merger consideration and any other amounts payable under the merger agreement will be appropriately adjusted.

Each share of common stock of Hawk Merger Co. issued and outstanding immediately prior to the effective time of the merger will be converted into and become one share of common stock of the surviving corporation.

Payment Procedures

On and after the effective time of the merger, HP is required to deposit, or cause the surviving corporation to deposit, with the exchange agent for the merger sufficient funds to pay the aggregate merger consideration to be paid to holders of shares of our common stock in the merger, in amounts and at times necessary for such payments.

Each holder of shares of our common stock that are converted into the right to receive the merger consideration will be entitled to receive the merger consideration less any applicable withholding taxes upon (i) surrender to the exchange agent of a certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the exchange agent, or (ii) receipt of an “agent’s message” by the exchange agent (or such other evidence, if any, of transfer as the exchange agent may reasonably request) in the case of a book-entry transfer of uncertificated shares. Until so surrendered or transferred, and subject to the terms set forth in the merger agreement and described in this proxy statement under “Appraisal Rights,” each such certificate or uncertificated share will represent after the effective time for all purposes only the right to receive the merger consideration. No interest will be paid or accrued on the cash payable upon the surrender or transfer of any certificate or uncertificated share. Upon payment of the merger consideration as described above, each certificate or certificates so surrendered will immediately be cancelled.

Treatment of Options, Restricted Stock and Other Equity Awards

Stock Options. Stock options to purchase shares of our common stock that are outstanding immediately prior to the effective time of the merger, whether or not then vested, will be automatically converted into stock options to acquire, on substantially the same material terms and conditions applicable to such EDS stock options prior to the merger, a number of shares of HP common stock (rounded down to the nearest whole share) equal to the product of (i) the number of shares of our common stock subject to the option, and (ii) a fraction (which we refer to as the exchange ratio), the numerator of which is $25.00 and the denominator of which is the average closing price of HP common stock on the NYSE for the five full trading days ending on the date that is two trading days prior to the closing date of the merger. The exercise price for converted options will equal the per share exercise price for the shares of our common stock subject to such options divided by the exchange ratio (rounded up to the nearest whole cent). Any holding periods or other restrictions which applied to the sale of common stock acquired upon the exercise of our stock options will no longer apply following the conversion other than any restrictions under applicable securities laws. The foregoing treatment does not apply to stock options held by Ronald Rittenmeyer, Jeffrey Heller, and Michael Jordan who, by virtue of contractual rights set forth in their respective Change of Control Employment Agreements with us, are entitled to receive, in exchange for their stock options, the same consideration that is paid to our stockholders in connection with the merger. Accordingly, such individuals will receive, in respect of each of their stock options, a cash payment equal to the excess of $25.00 over the applicable exercise price multiplied by the number of shares subject to such option.

Restricted Stock Units. Restricted stock units denominated in shares of our common stock that are outstanding immediately prior to the completion of the merger, whether or not then vested or earned, will automatically be converted into the right to receive restricted stock units with respect to the number of shares of HP common stock (rounded down to the nearest whole share) calculated by multiplying the number of shares of our common stock subject to the EDS restricted stock unit by the exchange ratio. Any performance-based vesting requirements that are applicable to any EDS restricted stock units that are converted into HP restricted stock units will, upon completion of the merger, be deemed satisfied and will no longer apply, and the HP restricted stock units received by holders of our restricted stock units will be subject to the same time-based vesting schedule to which such EDS restricted stock units are subject prior to the completion of the merger, and such restricted stock units will otherwise have material terms and conditions that are substantially the same as those of the related EDS restricted stock unit. Any holding periods or other restrictions which applied to the sale of common stock acquired upon the vesting of our restricted stock units will no longer apply following the conversion other than any restrictions under applicable securities laws. The foregoing treatment does not apply to restricted stock units held by Ronald Rittenmeyer, Jeffrey Heller, and Michael Jordan who, by virtue of contractual rights set forth in their respective Change of Control Employment Agreements with us, are entitled to receive, in exchange for their restricted stock units, the same consideration that is paid to our stockholders in connection with the merger. Accordingly, such individuals will receive, in respect of each share of our common stock represented by their restricted stock units, a cash payment equal to $25.00.

Employee Stock Purchase Plan. We will establish an exercise date under the EDS 1996 Employee Stock Purchase Plan, which we refer to as the ESPP, no later than the last day of the payroll period ending immediately prior to the completion of the merger (but at least ten business days prior to the completion of the merger) with respect to any offering to purchase shares of our common stock otherwise then in effect. In addition, we will terminate the ESPP as of the newly established exercise date, or an earlier date that we determine to be administratively reasonable. Each ESPP participant’s accumulated payroll contributions as of the newly established exercise date that are not withdrawn as of such date will be applied toward the purchase of shares of our common stock in accordance with the terms of the ESPP, which shares will be cancelled upon the completion of the merger in exchange for the right to receive $25.00 per share, without interest. Under the merger agreement, we have agreed not to permit any new offering to commence under the ESPP or any current participant in the ESPP to increase the percentage rate of his or her payroll deductions into his or her account under the ESPP.

Warrants. HP is required to cause the surviving corporation to replace all warrants to purchase shares of our common stock that are issued and outstanding immediately prior to the effective time of the merger with replacement warrants, unless otherwise elected by the holder of such warrant, exercisable for the amount of cash that would be receivable by a holder of the number of shares of our common stock issuable upon exercise of such warrant immediately prior to the effective time of the merger. From and after the effective time of the merger, HP is required to cause the surviving corporation to comply with all of the terms and conditions set forth in such replacement warrants, including the obligation to make the payment described above upon exercise.

Representations and Warranties

The merger agreement contains representations and warranties we made to HP and Hawk Merger Co. and representations and warranties made by HP and Hawk Merger Co. to us. The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the merger agreement. Moreover, these representations and warranties have been qualified by certain disclosures that we made to HP and Hawk Merger Co. in connection with the negotiation of the merger agreement, which disclosures are not reflected in the merger agreement. Furthermore, some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality or material adverse effect different from that generally applicable to public disclosures to stockholders. The representations and warranties were used for the purpose of allocating risk between the parties to the merger agreement rather than establishing matters of fact. The merger agreement is described in, and included as an annex to, this proxy statement only to provide you with information regarding its terms and conditions and not to provide any factual information regarding us, HP or our respective businesses. The representations and warranties in the merger agreement and the description of them in this document should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and filings we publicly file with the SEC.

In the merger agreement, we have made customary representations and warranties to HP and Hawk Merger Co. with respect to, among other things:

•	our and our subsidiaries’ due organization, valid existence, good standing, power and authority;

•	our capitalization, including in particular the number of shares of our common stock, preferred stock, stock options, warrants and restricted stock units;

•

our authority to enter into the merger agreement and to complete the transactions contemplated by the merger agreement, the enforceability of the merger agreement against us and the inapplicability of antitakeover statutes;

•	the adoption and unanimous recommendation of our board of directors to enter into the merger agreement, the merger and the transactions contemplated by the merger agreement;

•	the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

•

the absence of conflicts with, creation of liens or defaults under our or our subsidiaries’ governing documents, applicable laws or certain agreements as a result of entering into the merger agreement and the consummation of the merger;

•	our SEC filings since January 1, 2005, including financial statements contained therein, internal controls and compliance with the Sarbanes-Oxley Act of 2002;

•

conduct of business and absence of certain changes, except as contemplated by the merger agreement, including that there has been no event, change or effect, that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on EDS;

•	the absence of undisclosed material liabilities;

•	the absence of certain litigation;

•	our and our subsidiaries’ compliance with applicable legal requirements;

•	the maintenance of material licenses and permits;

•	matters related to employee benefits plans;

•	matters related to labor and employment;

•	tax matters;

•	intellectual property matters;

•	title to material properties and our right to use leased properties;

•	matters with respect to our material contracts;

•	the absence of contracts for which our or our subsidiaries’ future costs exceed future revenue by a certain amount;

•	matters with respect to our and our subsidiaries’ government contracts;

•	compliance with environmental laws and regulations;

•	the accuracy and compliance with applicable securities laws of the information supplied by us in this proxy statement;

•	receipt by our board of directors of a fairness opinion from each of Citigroup and Evercore;

•	insurance matters;

•	the absence of agreements between our or our subsidiaries with any affiliates except for employment arrangements entered into in the ordinary course of business;

•	the absence of undisclosed brokers’ fees and expenses; and

•	matters related to our and our subsidiaries’ public grants.

Many of the representations and warranties we made in the merger agreement are qualified by a “materiality” or “material adverse effect on EDS” standard. For purposes of the merger agreement, a “material adverse effect on EDS” means any event, change or effect that individually or in the aggregate with all other events, changes or effects (i) is materially adverse to the business, condition (financial or otherwise) or results of operations of EDS and its subsidiaries, taken as a whole, or (ii) would prevent or materially impair our ability to consummate the transactions contemplated by the merger agreement.

For purposes of clause (i) above, no event, change or effect to the extent arising out of, resulting from or attributable to any of the following will be deemed to constitute a material adverse effect on EDS or will be taken into account when determining whether a material adverse effect on EDS has occurred or is reasonably expected to occur:

•

general market, economic or political conditions (or changes in these conditions) in the United States, in any country in which we or any of our subsidiaries conducts business or in the global economy as a whole, including changes in interest or exchange rates or the availability of credit financing;

•

the announcement or pendency of the transactions contemplated by the merger agreement, including any loss of or adverse change in the relationship of EDS and our subsidiaries with their respective employees, customers, partners or suppliers related thereto;

•

acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of the merger agreement or commenced after the date of the merger agreement;

•	general conditions in the industries in which we and our subsidiaries operate;

•	any changes or proposed changes, after the date of the merger agreement, in generally accepted accounting principles or applicable law or the interpretation thereof;

•	the taking of any specific action at the express written direction of HP;

•

any failure by us to meet internal or analysts’ estimates, projections or forecasts of revenues, earnings or other financial or business metrics; however, any cause of any such failure may be taken into consideration when determining whether a material adverse effect on EDS has occurred or is reasonably expected to occur;

•

a decline in the market price, or a change in the trading volume, of our common stock; however, any cause of any such decline or change may be taken into consideration when determining whether a material adverse effect on EDS has occurred or is reasonably expected to occur; or

•

any change or proposed change in the debt ratings of EDS or its subsidiaries or any of the debt securities of EDS or any of its subsidiaries; however, any cause of any such change or proposed change may be taken into consideration when determining whether a material adverse effect on EDS has occurred or is reasonably expected to occur.

However, any event, change or effect that is referred to in the first, third, fourth and fifth bullets above will be taken into account in determining whether a material adverse effect on EDS has occurred or is reasonably expected to occur to the extent that such event, change or effect has a disproportionate effect on us and our subsidiaries, taken as a whole, compared to other participants in the industries in which we and our subsidiaries conduct our businesses.

In the merger agreement, HP and Hawk Merger Co. have made customary representations and warranties to us with respect to, among other things:

•	the due organization, valid existence, good standing, power and authority of HP and Hawk Merger Co.;

•

the authority of each of HP and Hawk Merger Co. to enter into the merger agreement and to complete the transactions contemplated by the merger agreement and the enforceability of the merger agreement against each of HP and Hawk Merger Co.;

•	the required consents and approvals of government entities in connection with the transactions contemplated by the merger agreement;

•

the absence of conflicts with, creation of liens or defaults under HP’s or Hawk Merger Co.’s governing documents, applicable laws, or certain agreements as a result of entering in the merger agreement and the consummation of the merger;

•	the absence of certain litigation;

•	the accuracy and compliance with applicable securities laws of the information supplied by HP and Hawk Merger Co. contained in this proxy statement;

•	ownership of shares of our common stock by HP and Hawk Merger Co.; and

•	HP’s financial capability to complete the merger.

The representations and warranties contained in the merger agreement and in any certificate or other writing delivered pursuant to the merger agreement will not survive the effective time of the merger.

Covenants Regarding Conduct of Business by EDS Pending the Merger

Except as expressly contemplated by the merger agreement, disclosed in a document delivered to HP in connection with the execution of the merger agreement, required by law or with the prior written consent of HP (which consent will not be unreasonably withheld or delayed), from May 13, 2008 until the earlier of the effective time of the merger or the termination of the merger agreement, we are required to, and are required to cause our subsidiaries to:

•	conduct business in all material respects in the ordinary course of business consistent with past practice; and

•

use commercially reasonable efforts to (i) keep available the services of key officers and employees, (ii) preserve intact the business organization of EDS and our subsidiaries, taken as a whole; and (iii) maintain satisfactory relationships with customers, lenders, suppliers, licensors, licensees and others having business relationships with us or our subsidiaries.

In addition, except as expressly contemplated by the merger agreement or as disclosed in a document delivered to HP in connection with the execution of the merger agreement, from May 13, 2008 until the earlier of the effective time of the merger or the termination of the merger agreement, we have agreed that we will not, and will not permit any of our subsidiaries to, do any of the following without the prior written consent of HP (which consent will not be unreasonably withheld or delayed):

•	amend or propose to amend our or our subsidiaries’ certificate of incorporation or bylaws;

•	split, combine or reclassify any of our or our subsidiaries’ capital stock;

•

repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any of our or our subsidiaries’ capital stock, except in connection with, among other things, (i) the forfeiture of company equity awards, (ii) the net exercise of company equity awards or warrants or (iii) the repurchase, redemption or acquisition of capital stock of our subsidiaries that are not wholly-owned subsidiaries from any holder thereof so long as the transaction is otherwise permitted under the merger agreement;

•

make, declare, set aside or pay any dividend or distribution (whether in cash, stock, property or otherwise) in respect of, or enter into any contract with respect to the voting of, any shares of its capital stock, other than:

¡	any dividend or distribution made by a wholly-owned subsidiary of ours to us or another wholly-owned subsidiary of ours;

¡

any dividend or distribution made by any of our non-wholly subsidiaries to the persons that hold equity interests therein so long as the timing and amount of such dividend or distribution is consistent, in all material respects, with such subsidiary’s dividend or distribution practice during the 12 month period immediately preceding May 13, 2008;

¡

any dividend or distribution that constitutes a dividend equivalent payment by us and is made in the ordinary course of business and consistent with past practice and pursuant to the terms of our employee plans that were in effect as of May 13, 2008; or

¡	our regular quarterly dividend to the holders of shares of our common stock of not more than $0.05 per share per quarter that are made in a manner consistent with past practice as to timing;

•

authorize for issuance or grant, or issue or grant, or exercise discretion to increase the value of or total payout relating to any of our or our subsidiaries’ capital stock, other than the issuance or grant of:

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shares of our common stock upon the exercise or settlement of any equity award that is outstanding as of May 13, 2008 or is issued or granted after such date in accordance with the terms of the merger agreement;

¡	shares of our common stock pursuant to the ESPP and in accordance with the terms of the merger agreement;

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equity awards with respect to no more than 500,000 shares of our common stock to employees, consultants or other service providers (other than our executive officers or directors, except for executive officers hired following May 13, 2008) in the ordinary course of business consistent with past practice, with a per share exercise price of no less than the then-current market price of our common stock and otherwise on terms and conditions that are consistent with our past practices in respect of the issuance and grant thereof so long as no such equity award vests or becomes exercisable solely as a result of the consummation of the transactions contemplated by the merger agreement;

¡	shares of our common stock upon exercise of any warrant that is outstanding as of May 13, 2008; or

¡	shares of our common stock upon the conversion of any of our convertible notes;

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except as required by applicable law or any of our employee plans in effect as of May 13, 2008, increase in any manner the base salary or bonus payable or to become payable to any of its past or present officers, employees or other service providers, except for:

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an increase in the base salary and/or bonus of our and our subsidiaries’ non-executive officer employees or service providers in connection with our or our subsidiaries’ annual or quarterly compensation review cycle, so long as such increases do not exceed amounts consistent with our and our subsidiaries’ past practice,

¡	the payment by us or our subsidiaries of retention, sign-on or other bonuses to our or their officers,

employees or other service providers so long as the aggregate amount of all such payments to all such persons does not exceed $5,000,000, and subject to a further exception for payments made to such persons by MphasiS Limited consistent with past practice; or

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if the closing date has not occurred prior to January 1, 2009, we and our subsidiaries will be permitted to increase the base salary and/or bonus of our and their executive officers in the ordinary course of business consistent with past practice so long as with respect to each such executive officer, any such increase will not be greater than the last increase effectuated during the immediately prior annual or quarterly compensation review cycle;

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enter into any new or amend in any material respect any existing employment, severance, retention or change in control agreement with any of our past or present officers, employees or other service providers, except (i) that if any executive resigns from or is terminated by us or our subsidiaries, we or such subsidiary will be permitted to hire a replacement and to enter into an employment agreement in connection with such hiring, subject to certain limitations described in the merger agreement, and (ii) that we and our subsidiaries are permitted to enter into offer letters or their equivalent with new non-executive officer employees in the ordinary course of business consistent with past practice, subject to certain limitations described in the merger agreement;

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promote any officers, employees or service providers, except in connection with our annual or quarterly compensation review cycle or as a result of the termination or resignation of any officer, employee or service provider;

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establish, adopt, enter into, amend in any material respect or take any action to accelerate rights under any of our employee plans (other than in connection with entering into new or expanded services agreements with any customer), or make any contribution to any of our employee plans, other than contributions required by applicable law, the terms of such employee plan as in effect on May 13, 2008 or that are made in the ordinary course of business consistent with past practice;

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acquire or offer or agree to acquire any entity or any division or assets of any entity (other than the acquisition of assets in the ordinary course of business, including the acquisition of information technology and related assets from a client in connection with the execution of a new or expanded services contract with any client in the ordinary course of business), or make any loans, advances or capital contributions to or investments in any entity (other than the company or a wholly-owned subsidiary of the company), except for an acquisition, loan, advance, capital contribution or investment:

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so long as the aggregate consideration paid (including the amount of any indebtedness for borrowed money assumed) or amounts loaned, advanced or invested does not exceed $25,000,000 with respect to any individual transaction or $50,000,000 in the aggregate with respect to all such transactions,

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involving any non wholly-owned subsidiary of ours so long as the aggregate amount loaned, advanced or invested does not exceed $5,000,000 with respect to any individual transaction or $25,000,000 in the aggregate with respect to all such transactions,

¡	taking the form of a loan or advance to any employee of ours or our subsidiaries’ for travel or other expenses that is made in the ordinary course of business consistent with past practice, or

¡	that constitutes the extension of trade credit to any customer or client of ours or our subsidiaries’ in the ordinary course of business consistent with past practice,

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transfer, license, sell, lease or otherwise dispose of any assets with a fair market value in excess of $25,000,000 in the aggregate except for transfers, licenses, sales, leases or dispositions of (i) products, services or other assets or obsolete goods or equipment, in each case in the ordinary course of business consistent with past practice or (ii) pursuant to existing disclosed contracts;

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adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization except (i) if such transaction is effected in connection with a transaction expressly permitted by the covenant described in the immediately preceding bullet or (ii) for the liquidation or dissolution of any of our immaterial subsidiaries;

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redeem, repurchase, prepay, defease, incur or otherwise acquire any indebtedness for borrowed money (which we refer to in this bullet as indebtedness) or issue any debt securities or assume, guarantee or otherwise become responsible for, the obligations of any person (other than the company or a wholly-owned subsidiary of the company) for indebtedness except (i) for indebtedness incurred in the ordinary course of business under our and our subsidiaries’ credit facilities that are in effect as of May 13, 2008, (ii) for indebtedness owed by any wholly-owned subsidiary of ours to us or any other wholly-owned subsidiary of ours, (iii) for the acquisition or assumption of indebtedness in connection with acquisitions otherwise permitted under the merger agreement, or (iv) that we and our subsidiaries may enter into or arrange any client supported financing transaction in the ordinary course of business consistent with past practice;

•	voluntarily subject any of our or our subsidiaries material assets or material properties to any liens, other than certain permitted liens or liens incurred pursuant to certain contracts;

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enter into or amend or modify in any material respect, or consent to the termination of (other than on the termination date stated therein) any of our material contracts or any leases with respect to our material real estate, except that we may enter into, amend or modify contracts or leases in the ordinary course of business consistent with past practice;

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settle or compromise any legal action, except for settlements or compromises (i) for an amount less than or equal to the liability or reserve with respect to the matter in question reflected or accrued on the most recent balance sheet included in our SEC documents, (ii) that involve only the payment of monetary damages not in excess of $10,000,000 in the aggregate (or not in excess of $10,000,000 in the aggregate above the amount of the liability or reserve with respect to the matter in question), (iii) that involve the imposition of nonmaterial equitable relief on the business and operation of EDS or our subsidiaries, (iv) that are immaterial and in respect of which no liability or reserve has been reflected or accrued on our financial statements or (v) entered into in the ordinary course of business consistent with past practice and that do no involve instituted legal proceedings, as long as no settlements or compromises described above impose material equitable relief on, or any material restrictions on the business and operation of us or our subsidiaries;

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make any material change in any method of financial accounting principles or practices, in each case except for any such change required by a change in generally accepted accounting principles or applicable law;

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settle or compromise any material tax audit, other than for an amount not materially greater than the liability or reserve that has been reflected or accrued on the most recent balance sheet included by us in SEC filings;

•	make or change any material tax election or file any material amendment to a material tax return, except, in each case, as required by applicable law;

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enter into any material closing agreement, surrender any right to claim a material refund of taxes or consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment relating to us or our subsidiaries;

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enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding or similar contract with respect to any joint venture, strategic partnership or alliance, which in each case, is material to us and our subsidiaries, taken as a whole;

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except in connection with actions permitted under the merger agreement, take any action to exempt any entity from, or to make any acquisition of our securities by any entity not subject to, any state takeover statute or similar statute or regulation that applies to us with respect to a takeover proposal or otherwise; or

•	agree or commit to do any of the foregoing.

Nothing in the merger agreement is intended to give HP, directly or indirectly, the right to control or direct our or our subsidiaries’ operations prior to the effective time of the merger. Prior to the effective time of the merger, we and our subsidiaries will exercise, consistent with the terms of the merger agreement, complete control and supervision over their respective businesses, assets and operations.

No Solicitations

We have agreed that we will not, and will cause our subsidiaries not to, and will use our reasonable best efforts to cause our and our subsidiaries’ directors, officers, employees, advisors and investment bankers (whom we refer to collectively as representatives) not to, directly or indirectly:

•	solicit, initiate, knowingly encourage or knowingly facilitate (i) any inquiries with respect to any takeover proposal, or (ii) the making, submission or announcement of any takeover proposal;

•	participate in any discussions or negotiations regarding any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, a takeover proposal;

•	furnish to any person any non-public information with respect to any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, a takeover proposal; or

•	take any other action to knowingly facilitate or knowingly encourage any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, a takeover proposal.

“Takeover proposal” means a proposal or offer from, or indication of interest in making a proposal or offer by, any third party relating to any (i) direct or indirect acquisition of our and our subsidiaries’ assets (including securities of subsidiaries, but excluding sales of assets in the ordinary course of business) equal to 15% or more of the fair market value of our consolidated assets or to which 15% or more of our net revenues or net income on a consolidated basis are attributable, (ii) direct or indirect acquisition of 15% or more of our voting equity interests, (iii) tender offer or exchange offer that if consummated would result in any third party beneficially owning 15% or more of our voting equity interests, (iv) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving us, in each case as a result of which our stockholders immediately prior to such transaction would hold less than 85% of the voting equity interests in the surviving or resulting entity in such transaction or (v) our liquidation or dissolution (or the adoption of a plan of liquidation or dissolution) or our declaration or payment of an extraordinary dividend (whether in cash or other property).

Notwithstanding the restrictions described above, at any time prior to receipt of the required stockholder approval, if we have not breached the non-solicitation covenant (other than any breach that is unintentional and immaterial in effect) and our board of directors receives an unsolicited bona fide written takeover proposal from a third party that our board of directors determines in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, constitutes or may reasonably be expected to constitute a superior proposal, then we may (i) furnish to any such third party information (including non-public information) with respect to us or any of our subsidiaries, subject to compliance with certain terms contained in the merger agreement, including the execution by such third party of an acceptable confidentiality agreement, (ii) participate in discussions and negotiations with such third party regarding, and otherwise facilitate and encourage, such takeover proposal and (iii) to the extent reasonably required to evaluate a takeover proposal, enter into a customary confidentiality agreement in order to obtain non-public information with respect to such third party.

The merger agreement requires us to give HP at least one business day prior written notice that we intend to furnish non-public information to the third party making the takeover proposal. In addition, we are required to notify HP promptly (and in no event later than 24 hours) after we obtain knowledge of the receipt by us or any of our representatives of any takeover proposal, any inquiry, offer or proposal that would reasonably be expected to lead to a takeover proposal, or any request for non-public information relating to us or any of our subsidiaries or for access to our or any of our subsidiaries’ business, properties, assets, books or records by any third party, in each case that would reasonably be expected to lead to a takeover proposal. This notice is required to contain the identity of the third party making, and the terms and conditions of, the takeover proposal, indication, offer, proposal or request. We are also required to keep HP reasonably informed, on a prompt basis, of the status and material terms of any such takeover proposal, indication or request, including any material amendments or proposed amendments as to price and other material terms thereof.

EDS Board Recommendation

In connection with the execution of the merger agreement, our board of directors (i) determined that the merger agreement and the transactions contemplated by the merger agreement are fair to, and in the best interests of, our stockholders, (ii) approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement, (iii) directed that the merger agreement be submitted to our stockholders for adoption and (iv) resolved to recommend that our stockholders adopt the merger agreement, which we refer to collectively as the board recommendation. Subject to the provisions described below, the merger agreement provides that our board of directors will not:

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fail to make the board recommendation or withdraw, modify or amend, or publicly propose or resolve to withdraw, modify or amend, in a manner adverse to HP or Hawk Merger Co., the board recommendation; or

•	approve, endorse or recommend, or publicly propose or resolve to approve, endorse or recommend, to the holders of our common stock, a takeover proposal (other than with HP).

We refer to each of the foregoing actions as an adverse recommendation change.

In addition, in the merger agreement, we have agreed that we will not, and will cause our subsidiaries not to, enter into, and our board of directors will not authorize us or any of our subsidiaries to enter into, any merger agreement, letter of intent, agreement in principle, stock purchase agreement, asset purchase agreement, stock exchange agreement, option agreement or other similar agreement, providing for or relating to a takeover proposal (other than certain confidentiality agreements), which we refer to as a company acquisition agreement.

Notwithstanding the restrictions described above, at any time prior to the receipt of the required stockholder approval, if (i) we have not breached the non-solicitation covenant in the merger agreement (other than a breach that is unintentional and immaterial in effect), (ii) our board of directors receives an unsolicited bona fide written takeover proposal that our board of directors determines in good faith, after consultation with outside legal counsel and a financial advisor of nationally recognized reputation, constitutes a superior proposal, and (iii) our board of directors determines in good faith, after consultation with outside legal counsel, that the failure of the board to take any of the following actions would reasonably be expected to result in a breach of its fiduciary duties under applicable law, then our board of directors, after complying with the procedures described in the immediately following paragraph, may make an adverse recommendation change and/or cause us or any of our subsidiaries to enter into a company acquisition agreement with respect to such superior proposal, but only if, in the case of the entry into a company acquisition agreement, we have terminated the merger agreement substantially concurrently with entering into the company acquisition agreement.

Our board of directors is not permitted to make an adverse recommendation change or cause us or any of our subsidiaries to enter into a company acquisition agreement unless:

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we promptly notify HP, in writing, at least 5 business days (which we refer to as the notice period) before making an adverse recommendation change or causing us or our subsidiaries to enter into a company acquisition agreement of our intention to take such action with respect to a superior proposal, and this notice states that we have received a takeover proposal that our board of directors intends to declare a superior proposal and that our board of directors intends to make an adverse recommendation change and/or that we intend to enter into a company acquisition agreement;

•	we attach to this notice the most current version of the proposed agreement and the identity of the third party making the superior proposal;

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we have, and have caused our subsidiaries to, and have used our commercially reasonable efforts to cause our and our subsidiaries’ representatives to, during the notice period, negotiate with HP in good faith to make adjustments in the terms and conditions of the merger agreement so that the takeover proposal ceases to constitute a superior proposal; in addition, in the event that, after the commencement of the notice period, there is any material revision to the terms of the superior proposal, the notice period will be extended to ensure that at least 3 business days remain in the notice period after we notify HP of the material revision; and

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our board of directors determines in good faith, after consulting with outside counsel and a financial advisor of nationally recognized reputation, that the takeover proposal continues to constitute a superior proposal after taking into account any adjustments made by HP in the terms and conditions of the merger agreement during the notice period.

“Superior Proposal” means a bona fide written takeover proposal involving the direct or indirect acquisition pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, of all or substantially all of our consolidated assets or a majority of the outstanding shares of our common stock, that our board of directors determines in good faith, after consultation with outside legal counsel and a financial advisor of nationally recognized reputation, is more favorable from a financial point of view to the holders of our common stock than the transactions contemplated by the merger agreement, taking into account (i) all financial considerations, (ii) the identity of the third party making such takeover proposal, (iii) the anticipated timing, conditions and prospects for completion of such takeover proposal, (iv) the other terms and conditions of such takeover proposal and the implications thereof on us, including relevant legal, regulatory and other aspects of such takeover proposal deemed relevant by our board of directors and (v) any revisions to the terms of the merger agreement and the merger proposed by the HP during the notice period described above.

Subject to the termination rights of HP, nothing contained in the merger agreement prohibits our board of directors from taking and disclosing to our stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of

Regulation M-A promulgated under the Exchange Act, or other applicable law, if our board of directors determines, after consultation with outside legal counsel, that failure to so disclose such position could constitute a violation of applicable law. In addition, we are not prohibited from issuing a public statement that only describes the receipt of a takeover proposal and the operation of the merger agreement with respect to the takeover proposal and contains a “stop-look-and-listen communication” pursuant to Rule 14d-9(f) under the Exchange Act.

Other Covenants and Agreements

Stockholders’ Meeting

We have agreed to take all action necessary to duly call, give notice of, convene and hold a meeting of our stockholders (which we refer to as the special meeting) as promptly as practicable after the SEC confirms that it has no further comments on this proxy statement and to mail this proxy statement to the holders of our common stock in advance of such meeting. Subject to our right to pursue a superior proposal as described in “—EDS Board Recommendation,” we have agreed to use commercially reasonable efforts to (i) solicit from the holders of our common stock proxies in favor of the adoption of the merger agreement and approval of the merger and (ii) take all other reasonable actions necessary or advisable to secure the vote of the holders of our common stock required by applicable law to obtain such approval. We may extend the date of the special meeting in order to obtain a quorum of our stockholders or if we reasonably determine that such delay is required by applicable law. We will not be required to hold the special meeting if the merger agreement is terminated before the special meeting is held.

Access to Information; Confidentiality.

From May 13, 2008 until the earlier to occur of the effective time of the merger or the termination of the merger agreement, we have agreed to afford, and to cause our subsidiaries to afford, to HP and its representatives reasonable access to our and our subsidiaries’ officers, employees, accountants, properties and books and records during normal business hours and in a manner that does not unreasonably interfere with the conduct of our or our subsidiaries’ business. We have also agreed to furnish, and to cause our subsidiaries to furnish, promptly to HP such other information concerning our and our subsidiaries’ business and properties that HP may reasonably request from time to time. Our obligations under this covenant are subject to certain limitations which are described in the merger agreement.

State Takeover Laws.

If any “control share acquisition,” “fair price,” “moratorium” or other anti-takeover law becomes or is deemed to be applicable to us, HP, Hawk Merger Co., the merger or any other transaction contemplated by the merger agreement, then EDS, HP, Hawk Merger Co. and their respective boards of directors will grant any approvals and take any actions necessary so that the transactions contemplated by the merger agreement may be consummated as promptly as practicable and will otherwise act to cause such anti-takeover law to be inapplicable to the transactions contemplated by the merger agreement.

Director and Officer Indemnification and Insurance.

In the event of any threatened or actual claim, action, suit, proceeding or investigation, which we refer to as a claim, including any of the foregoing in which any present or former director or officer of ours or any of our subsidiaries (whom we refer to as indemnified parties) is, or is threatened to be, made a party based in whole or in part on any action or failure to take action by any such person in such capacity prior to the effective time of the merger (including in connection with the transactions contemplated by the merger agreement), the surviving corporation and its subsidiaries will, and HP will cause the surviving corporation and its subsidiaries to, from and after the effective time of the merger, indemnify, defend and hold harmless, as and to the fullest extent permitted or required by applicable law and required by the respective certificate of incorporation or bylaws (or equivalent organizational documents) of us or our subsidiaries, any indemnity agreements applicable to any such indemnified party and/or any contract between an indemnified party and us or one of our subsidiaries, in each case, in effect on May 13, 2008 and disclosed or entered into thereafter in accordance with the terms of the merger agreement, against, among other things, any losses, claims and other expenses (including reimbursement for reasonable legal and other reasonable fees and expenses incurred in advance of the final disposition of the foregoing), judgments, fines and amounts paid in settlement actually and reasonably incurred by such indemnified party in connection with such claim, subject to certain requirements described in the merger agreement.

The surviving corporation will, and HP will cause the surviving corporation to, (i) maintain in effect for a period of six years after the effective time of the merger, if available, the current policies of directors’ and officers’ liability insurance maintained by us immediately prior to the effective time of the merger; however, the surviving corporation may substitute therefor policies, of at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of us and our subsidiaries when compared to the insurance maintained by us as of May 13, 2008 or (ii) obtain as of the effective time of the merger, “tail” insurance policies with a claims period of six years from the effective time of the merger with at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of us and our subsidiaries, in each case with respect to claims arising out of or relating to events which occurred before or at the effective time of the merger (including in connection with the transactions contemplated by the merger agreement); however, in no event will the surviving corporation be required to expend an annual premium for such coverage in excess of 200% of the last annual premium paid by us for such insurance prior to May 13, 2008. If such insurance coverage cannot be obtained at an annual premium equal to or less than such amount, the surviving corporation will obtain, and HP will cause the surviving corporation to obtain, that amount of directors’ and officers’ insurance (or “tail” coverage) obtainable for an annual premium equal to such amount.

For six years following the effective time of the merger, the surviving corporation and each of its subsidiaries must include and maintain in effect in their respective certificate of incorporation or bylaws (or similar organizational document), provisions regarding the elimination of liability of directors (or their equivalent), indemnification of officers and directors thereof and advancement of expenses which are, in the aggregate with respect to each such entity, no less advantageous to the intended beneficiaries that the corresponding provisions contained in such organizational documents as of May 13, 2008.

If HP, the surviving corporation, any subsidiary thereof or any or their respective successors or assigns consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger, or transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, the merger agreement requires that proper provision be made so that the successors and assigns of HP, the surviving corporation or any subsidiary, will assume all of the applicable obligations described above.

Public Announcements.

Except for any action taken pursuant to and in accordance with the non-solicitation covenant, we, HP and Hawk Merger Co. have agreed to consult with each other before issuing any press release or making any other public statement with respect to the merger agreement or the transactions contemplated thereby and will not issue any press release or make any other public statement without the consent of the other parties, which shall not be unreasonably withheld or delayed, except if such release or announcement is required by applicable law or by any listing agreement with or rule of any national securities exchange or association upon which the securities of EDS or HP, as applicable, are listed, in which case the party required to make the release or announcement shall consult with the other parties about, and allow the other parties reasonable time to comment on, such release or announcement before it is issued.

Controlled Subsidiaries

We have agreed that we will, and will cause our subsidiaries to, exercise our or their respective voting rights in their capacities as stockholders, equityholders and/or contractual authority, to cause certain subsidiaries (each of which we refer to as a controlled subsidiary) to comply with the interim operating covenants in the merger agreement. If we and our subsidiaries comply with our voting obligations under this provision, even if the controlled subsidiary does not comply with the interim operating covenants in the merger agreement, we will not be in breach of our obligations. Neither we nor our subsidiaries will be required to take any action or fail to take any action that reasonably would be expected to result in a breach of our fiduciary duties to stockholders of any controlled subsidiary under applicable law, and the taking or failure to take any such action will not constitute a breach of the merger agreement.

Capital Expenditures

We are required to consult with HP prior to our or our subsidiaries (other than controlled subsidiaries) contractually committing to incur or incurring any capital expenditure in excess of $50,000,000 individually, unless the capital expenditure has been contractually committed in the ordinary course of business prior to the date of the merger agreement or is committed or incurred pursuant to or in connection with any contracts entered into with new or existing customers after May 13, 2008 in the ordinary course of business.

Notice of Certain Events

We are required to notify HP promptly upon the occurrence of any of the following events:

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the receipt of any material written communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by the merger agreement (unless such consent is immaterial);

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the receipt of any material written communication from any governmental entity in connection with the transactions contemplated by the merger agreement (other than any such communication from a governmental entity in its capacity as a counterparty to any contract with us or our subsidiaries);

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any claim, action, suit, arbitration, proceeding or governmental investigation is commenced against us or any of our subsidiaries that is related to the transactions contemplated by the merger agreement; or

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any event, change or effect between the date of the merger agreement and the effective time of the merger has occurred which causes or is reasonably likely to cause the conditions set forth in the first, second, third, fourth or fifth bullets in the section entitled “The Merger Agreement—Conditions to the Merger—Conditions to HP’s and Hawk Merger Co.’s Obligations” to not be satisfied.

Stock Exchange Listing

Promptly following the consummation of the merger, our common stock will be delisted from the NYSE and the London Stock Exchange and deregistered under the Exchange Act.

Commercially Reasonable Best Efforts

We, HP and Hawk Merger Co. have each agreed to, and to cause our respective subsidiaries to, use commercially reasonable best efforts to take all actions, to do, to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, and to satisfy all conditions to, in the most expeditious manner practicable, the transactions contemplated by the merger agreement, including, among other things, obtaining from governmental entities all necessary actions or nonactions, waivers, consents and approvals and making all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity.

In addition, the parties have further agreed to, among other things, use their commercially reasonable best efforts to (i) take such actions as are necessary or advisable to obtain prompt approval of consummation of the transactions contemplated by the merger agreement by any governmental entity or expiration of applicable waiting periods under applicable antitrust laws, (ii) contest on the merits, through litigation, or administrative or other applicable procedures, any objections or opposition raised by any governmental entity or other third person in respect of the transactions contemplated by the merger agreement, (iii) defend on appeal any favorable decision or order on the merits in United States District Court or other applicable courts or through administrative or other applicable procedures in relation to non-U.S. or other applicable government entities and (iv) have overturned or reversed on appeal any decisions or orders issued by a United States District Court, the European Commission or any other governmental entity prohibiting the completion of the transactions contemplated by the merger agreement.

However, the merger agreement does not require HP, us or any of our or HP’s respective subsidiaries to agree to (and we and our subsidiaries will not without HP’s prior written consent agree to) any divestiture of shares of capital stock or of any business, assets or property, or the imposition of any limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock to avoid or eliminate any impediment under antitrust laws if the result of the divestitures or limitations would have, individually or in the aggregate, a material adverse effect on us and our subsidiaries, taken as a whole, or on the business of HP and its subsidiaries (assuming for purposes of this determination that HP and its subsidiaries are of equivalent size to us and our subsidiaries, taken as a whole).

Conditions to the Merger

Conditions to Each Party’s Obligations. Each party’s obligation to consummate the merger is subject to the satisfaction or waiver of the following mutual conditions:

•	approval and adoption of the merger agreement and the merger by an affirmative vote or consent of the holders of a majority of the outstanding shares of our common stock;

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no governmental entity having jurisdiction over any party will have enacted, issued, promulgated, enforced or entered any laws or any order, writ, assessment, decision, injunction, decree, ruling or judgment, which we refer to as an order, whether temporary, preliminary or permanent, that make illegal, enjoin or otherwise prohibit consummation of the merger or the other transactions contemplated by the merger agreement; and

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the waiting period applicable to the consummation of the merger under the HSR Act, will have expired or been terminated; the European Commission will have issued a decision declaring the transactions contemplated by the merger agreement compatible with applicable merger control laws of the European Commission; and any approvals or clearances under the antitrust laws of certain specified non-U.S. jurisdictions will have been obtained through the expiration of any applicable waiting period or otherwise, which we refer to as the antitrust condition.

Conditions to EDS’ Obligations. Our obligation to consummate the merger is subject to the satisfaction or waiver of the following further conditions:

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the representations and warranties of HP and Hawk Merger Co. made in the merger agreement, disregarding materiality and material adverse effect qualifications contained in these representations and warranties, will be true and correct in all respects when made and as of immediately prior to the effective time of the merger (other than those representations and warranties that were made only as of a specified date, which need only be true and correct in all respects as of such specified date, disregarding any materiality and material adverse effect qualifications contained in these representations and warranties), except where the failure of these representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on HP’s and Hawk Merger Co.’s ability to consummate the transactions contemplated by the merger agreement;

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HP and Hawk Merger Co. will have performed in all material respects their respective obligations, and complied in all material respects with their respective agreements and covenants, required to be performed or complied with by them under the merger agreement; and

•	we have received a certificate signed by an officer of HP, certifying as to the matters described in the preceding two bullets.

Conditions to HP’s and Hawk Merger Co.’s Obligations. The obligation of HP and Hawk Merger Co. to consummate the merger is subject to the satisfaction or waiver of the following further conditions:

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our representations and warranties relating to power, authority and certain capitalization related matters made in the merger agreement will be true and correct in all material respects when made and as of immediately prior to the effective time of the merger (other than those representations and warranties that were made only as of a specified date, which need only be true and correct in all material respects as of such specified date);

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our representation and warranty made in the merger agreement stating that since March 31, 2008 and through the date of the merger agreement no material adverse effect on EDS and no event, change or effect that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on EDS has occurred, will be true and correct in all respects as of the date that such representation and warranty is made in the merger agreement;

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our other representations and warranties made in the merger agreement, disregarding materiality and material adverse effect qualifications contained in these representations and warranties, will be true and correct in all respects when made and as of immediately prior to the effective time of the merger (other than those representations and warranties that were made only as of a specified date, which need only be true and correct in all respects as of such specified date, disregarding materiality and material adverse effect qualifications contained in these representations and warranties), except where the failure of these representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on EDS (See “—Representations and Warranties”);

•

we will have performed in all material respects our obligations, and complied in all material respects with our agreements and covenants, required to be performed or complied with by us under the merger agreement;

•

since May 13, 2008, there will not have occurred any material adverse effect on EDS or any event, change or effect that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on EDS

(See “—Representations and Warranties”); and

•	HP has received a certificate signed by our chief executive officer or chief financial officer, certifying as to the matters described in the preceding five bullets.

Termination of the Merger Agreement

We and HP may terminate the merger agreement by mutual written consent at any time before the consummation of the merger. In addition, either we or HP may terminate the merger agreement at any time before the consummation of the merger if:

•

the merger is not consummated on or before November 13, 2008, which we refer to as the end date; however, if the antitrust condition above has not been satisfied by the end date, but all of the other conditions to the consummation of the merger have been satisfied, then either we or HP may extend the end date for a period of three months by written notice to the other; the end date may be so extended by us or HP two additional times, until no later than August 13, 2009 (and after August 13, 2009, only upon the written agreement of us and HP); however, the right to terminate the merger agreement under this clause will not be available to any party whose material breach of any representation, warranty, covenant or agreement in the merger agreement was the principal cause of, or resulted in, the failure of the merger to be consummated on or before the end date;

•

any governmental entity of competent jurisdiction enacts, issues, promulgates, enforces or enters any law or order making illegal, permanently enjoining or otherwise permanently prohibiting the consummation of the merger or the other transactions contemplated by the merger agreement, and the law or order becomes final and nonappealable; however, the right to terminate the merger agreement under this clause will not be available to any party whose material breach of any representation, warranty, covenant or agreement in the merger agreement was the principal cause of, or resulted in, the issuance, promulgation, enforcement or entry of any such law or order; or

•

the merger agreement has been submitted to our stockholders for adoption and the required stockholder approval has not been obtained upon a final vote taken at the special meeting (or any adjournment or postponement thereof).

HP may also terminate the merger agreement if:

•	an adverse recommendation change (See “—EDS Board Recommendation”) has occurred;

•	we have entered into, or publicly announced our intention to enter into, a company acquisition agreement (See “—EDS Board Recommendation”) relating to any takeover proposal (See “—No Solicitations”);

•

any of our executive officers, or any of our representatives acting at the express direction of or with the express authorization of our board of directors or any of our executive officers, has willfully and materially breached the non-solicitation covenant in the merger agreement;

•

our board of directors fails to reaffirm (publicly, if requested by HP), the board recommendation within twenty business days after the date any takeover proposal (or material modification of a takeover proposal) is first publicly disclosed by us or the third party making such takeover proposal;

•

following a reaffirmation by our board of directors described above, we continue to discuss the takeover proposal with the third party who made the takeover proposal and our board of directors fails to reaffirm (publicly, if requested by HP), the board recommendation within ten business days after HP so requests in writing;

•

within ten business days after a tender offer or exchange offer relating to shares of our common stock is commenced by a third party unaffiliated with HP, we have not sent a statement to our stockholders reaffirming the board recommendation and recommending that stockholders reject such tender or exchange offer; or

•

we breach any of our covenants contained in the merger agreement, or if any of our representations or warranties were inaccurate when made or become inaccurate, in either case such that the related closing condition would not be satisfied; however, in the event that the breach or inaccuracies are curable prior to the end date, HP will not be permitted to terminate the merger agreement under this clause until the earlier of (i) the expiration of a thirty day period after delivery of written notice from HP or (ii) our ceasing to attempt to cure the breach or inaccuracy; in addition, HP may not terminate the merger agreement under this clause if HP or Hawk Merger Co. is then in material breach of any provision of the merger agreement.

We may also terminate the merger agreement if:

•

prior to the adoption of the merger agreement by our stockholders, our board of directors authorizes us, in full compliance with the terms of the merger agreement, to enter into a company acquisition agreement; however, if we terminate the merger agreement under this clause we are required to (i) pay HP a termination fee of $375 million, which we refer to as the termination fee, at or prior to the termination of the merger agreement and (ii) substantially concurrently enter into a company acquisition agreement; or

•

HP or Hawk Merger Co. breaches any of its covenants contained in the merger agreement, or if any representation or warranty of HP or Hawk Merger Co. was inaccurate when made or becomes inaccurate, in either case such that the related closing condition would not be satisfied; however, in the event that the breach or inaccuracies are curable prior to the end date, we will not be permitted to terminate the merger agreement under this clause until the earlier of (i) the expiration of a thirty day period after delivery of written notice from us or (ii) the ceasing by HP or Hawk Merger Co. to attempt to cure the breach or inaccuracy; in addition, we may not terminate the merger agreement under this clause if we are then in material breach of any provision of the merger agreement.

The party that desires to terminate the merger agreement must give notice of termination to each other party to the merger agreement, except in the case of termination by mutual written consent.

Termination Fee

If the merger agreement is terminated, and subject to the terms described in the three immediately following paragraphs, it will become void and of no effect without liability of any party to the merger agreement (or any stockholder, director, officer, employee, agent or representative of such party) to each other party to the merger agreement, except that if there is any willful or intentional (a) failure of any party to perform its covenants or agreements contained in the merger agreement or (b) breach by any party of its representations or warranties contained in the merger agreement, then such party will be fully liable for any liabilities incurred or suffered by the other parties as a result of such failure or breach. However, if HP terminates the merger agreement in connection with a willful or intentional breach of any covenant or agreement of the company or pursuant to the provisions of the third bullet of the second paragraph under the “The Merger Agreement—Termination of the Merger Agreement” above, and if HP is paid the termination fee in connection with such termination, then any liability of EDS under this clause will be reduced by the amount of the termination fee paid to HP except to the extent that the amount of the termination fee was already explicitly taken into account by the court to reduce the amount otherwise payable as damages.

Notwithstanding the foregoing, if HP terminates the merger agreement because:

•	an adverse recommendation change has occurred;

•	we have entered into, or publicly announced our intention to enter into, a company acquisition agreement (other than certain confidentiality agreements) relating to any takeover proposal;

•

any of our executive officers, or any of our representatives acting at the express direction of or with the express authorization of our board of directors or any of our executive officers, has willfully and materially breached any of their obligations under the non-solicitation covenant in the merger agreement;

•

our board of directors fails to reaffirm (publicly, if requested by HP), the board recommendation within twenty business days after the date any takeover proposal (or material modification of a takeover proposal) is first publicly disclosed by us or the third party making such takeover proposal;

•

following a reaffirmation by our board of directors described above, we continue to discuss the takeover proposal with the third party who made the takeover proposal and our board of directors fails to reaffirm (publicly, if requested by HP), the board recommendation within ten business days after HP so requests in writing; or

•

within ten business days after a tender offer or exchange offer relating to shares of our common stock is commenced by a third party unaffiliated with HP, we have not have sent a statement to our stockholders reaffirming the board recommendation and recommending that stockholders reject such tender or exchange offer;

then we will pay to HP, within two business days after any such termination, the termination fee.

If we terminate the merger agreement because, prior to the adoption of the merger agreement by our stockholders, our board of directors authorizes us, in full compliance with the other terms of the merger agreement, to enter into a company acquisition agreement in respect of a superior proposal and we substantially concurrently enter into such company acquisition agreement, then we will pay to HP, at or prior to such termination, the termination fee.

In addition, if:

•

either we or HP terminate the merger agreement because the merger is not consummated before the end date and so long as the required stockholder approval has not been obtained at the special meeting (or any adjournment or postponement of the special meeting);

•	either we or HP terminate the merger agreement because the required stockholder approval has not been obtained at the special meeting (or any adjournment or postponement of the special meeting); or

•	HP terminates the merger agreement in connection with an intentional or willful breach by us of any covenant or agreement contained in the merger agreement;

and in each case:

•

prior to such termination (in the case of termination pursuant to the first and third bullets above) or the special meeting (in the case of termination pursuant the second bullet above), a takeover proposal has been (i) publicly disclosed and not withdrawn (in the case of termination pursuant to the first and second bullets above) or (ii) publicly disclosed or otherwise communicated to us or our board of directors and not withdrawn (in the case of termination pursuant to the third bullet above), and

•	within 12 months following the date of such termination, we either consummate, or enter into a definitive agreement with respect to (and at any time thereafter consummate), a takeover proposal,

then we have agreed to pay to HP, immediately prior to and as a condition to consummating such transaction, the termination fee (however, all references in the definition of takeover proposal to 15% or 85% will be deemed to be references to “a majority” instead for purposes of payment of the termination fee in the instances described in this paragraph).

In the merger agreement, we acknowledged that the provisions regarding the termination fee were an integral part of the transactions contemplated by the merger agreement and that, without those provisions, HP and Hawk Merger Co. would not have entered into the merger agreement. Under the terms of the merger agreement, if we fail to pay the termination fee in a timely manner and, in order to obtain such payment, HP makes a claim against us that results in a judgment against us, we are required to pay to HP the reasonable costs and expenses of HP (including its reasonable attorneys’ fees and expenses) incurred in connection with such suit, together with interest on the termination fee at the prime rate of Citibank, N.A. in effect from the date such amount was first payable until the date it is paid.

Except as expressly described above, all expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such expenses; however, HP agreed to pay all expenses and filing fees (other than expenses of our counsel) incurred or paid in connection with filings pursuant to the HSR Act or any other antitrust law.

APPRAISAL RIGHTS

Under Delaware General Corporation Law, which we refer to as Delaware law, you have the right to dissent from the merger and to receive payment in cash for the fair value of your shares of our common stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the court, in lieu of the consideration you would otherwise be entitled to pursuant to the merger agreement. These rights are known as appraisal rights. Stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of Delaware law in order to perfect their rights. We will require strict compliance with the statutory procedures.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect appraisal rights.

This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of Delaware law, the full text of which appears in Annex D to this proxy statement. Failure to precisely follow any of the statutory procedures set forth in Section 262 of Delaware law may result in a termination or waiver of your appraisal rights. All references in this summary to a “stockholder” are to the record holder of shares of our common stock unless otherwise indicated.

Section 262 requires that stockholders for whom appraisal rights are available be notified not less than 20 days before the stockholders’ meeting to vote on the merger that appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes our notice to our stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex D to this proxy statement since failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•

You must deliver to us a written demand for appraisal of your shares before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption and approval of the merger agreement and the merger. Voting against or failing to vote for the adoption and approval of the merger agreement and the merger by itself does not constitute a demand for appraisal within the meaning of Section 262.

•

You must not vote in favor of, or consent in writing to, the adoption and approval of the merger agreement and the merger. A vote in favor of the adoption and approval of the merger agreement and merger, by proxy, over the Internet, by telephone or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the adoption and approval of the merger agreement and the merger. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger agreement and the merger or abstain from voting on the merger agreement and the merger.

•

You must continue to hold your shares of our common stock through the effective date of the merger. Therefore, a stockholder who is the record holder of shares of our common stock on the date the written demand for appraisal is made but who thereafter transfers the shares prior to the effective date of the merger will lose any right to appraisal with respect to such shares.

If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the merger consideration, but you will have no appraisal rights with respect to your shares of our common stock.

All demands for appraisal should be addressed to Electronic Data Systems Corporation, 5400 Legacy Drive, Mail Stop H3-3A-05, Plano, Texas 75024, Attn: Secretary, Telephone (972) 605-6661, and must be delivered before the vote on the merger agreement is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares of common stock. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

To be effective, a demand for appraisal by a holder of common stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder’s name appears on his or her stock certificate(s). Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to us. The beneficial holder must, in such cases, have the registered owner, such as a broker, bank or other nominee, submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

If you hold your shares of common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with brokerage firm, bank, trust or other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Within 10 days after the effective time of the merger, the surviving corporation must give written notice that the merger has become effective to each stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger agreement and the merger. At any time within 60 days after the effective time, any stockholder who has demanded an appraisal, and who has not commenced an appraisal proceeding or joined that proceeding as a named party, has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his or her shares of common stock; after this period, the stockholder may withdraw such demand for appraisal only with the consent of the surviving corporation. Within 120 days after the effective date of the merger, any stockholder who has complied with Section 262 will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the merger agreement and the merger and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the corporation the statement described in the previous sentence. Such written statement will be mailed to the requesting stockholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the effective time, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. A person who is the beneficial owner of shares of our common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon EDS, as the surviving corporation. The surviving corporation has no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal. There is no present intent on our part to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that we will file such a petition or that we will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Register in Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice to dissenting stockholders who demanded appraisal of their shares, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Delaware Court of Chancery may require the stockholders who have demanded appraisal for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares of common stock, the Delaware Court of Chancery will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Delaware Court of Chancery so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares.

In determining fair value, and, if applicable, interest, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.”

Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Although we believe the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and you should be aware that the fair value of your shares as determined under Section 262 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement. Moreover, the surviving corporation does not anticipate offering more than the value that you are entitled to receive under the terms of the merger agreement to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of EDS common stock is less than the merger consideration.

Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time of the merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective time of the merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for shares of his, her or its shares of Class A common stock pursuant to the merger agreement. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the prior approval of the Court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will maintain the right to withdraw its demand for appraisal and to accept the cash that such holder would have received pursuant to the merger agreement within 60 days after the effective date of the merger.

Failure to comply with all of the procedures set forth in Section 262 will result in the loss of a stockholder’s statutory appraisal rights. In view of the complexity of Section 262, stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

MARKET PRICE OF COMMON STOCK

Our common stock is traded on the NYSE under the symbol “EDS.” The following table sets forth the high and low sales prices of our common stock for the periods indicated as reported on the NYSE Composite Tape.

	High	Low
Year ended December 31, 2006
First Quarter	$28.09	$23.83
Second Quarter	$27.86	$23.31
Third Quarter	$24.59	$22.42
Fourth Quarter	$27.93	$23.80
Year ended December 31, 2007
First Quarter	$29.94	$25.75
Second Quarter	$29.95	$26.80
Third Quarter	$28.93	$21.34
Fourth Quarter	$23.54	$18.89
Year ended December 31, 2008
First Quarter	$20.86	$15.71
Second Quarter (through June 5, 2008)	$25.40	$16.55

The following table sets forth the closing per share sales price of our common stock, as reported on the NYSE on May 9, 2008, the last full trading day before we publicly confirmed market rumors regarding the transaction discussions with HP, and on                     , 2008, the last full trading day before the printing of this proxy statement:

	EDS Common Stock Closing Price
May 9, 2008		$18.86
, 2008	$

We declared quarterly dividends on our common stock at the rate of $0.05 per share in 2006 and 2007 and the first two quarters of 2008 and anticipate paying dividends on our common stock at such rate for the foreseeable future.

Following the merger there will be no further market for our common stock.

SUBMISSION OF STOCKHOLDER PROPOSALS

If the merger is consummated, we will not have public stockholders, and there will be no public participation in any future meetings of stockholders. However, if the merger is not consummated, we expect to hold the 2009 annual meeting of stockholders.

Shareholder Proposals. For a shareholder proposal to be considered for inclusion in our proxy statement for an annual shareholders’ meeting, the written proposal must comply with the requirements of SEC Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

Electronic Data Systems Corporation

5400 Legacy Drive, Mail Stop H3-3A-05

Plano, Texas 75024

Fax: (972) 605-5610

Our 2009 Annual Meeting of Shareholders is currently scheduled for April 21, 2009. Under SEC rules, shareholder proposals to be considered for inclusion in our proxy statement for that meeting must be received by the Corporate Secretary not later than November 5, 2008. See “Bylaw Procedures” below for a description of procedures that shareholders must follow to introduce an item of business at an annual meeting in addition to the SEC Rule 14a-8 requirements to have the proposal included in our proxy statement.

Bylaw Procedures. Our Bylaws set forth procedures that shareholders must follow to introduce an item of business at an annual meeting. These requirements are separate from and in addition to the SEC Rule 14a-8 requirements that a shareholder must satisfy to have a shareholder proposal included in our proxy statement. Generally, our Bylaws require that a shareholder notify the Corporate Secretary of a proposal not less than 90 days or more than 270 days before the scheduled meeting date. The notice must include the name and address of the shareholder and of any other shareholders known by such shareholder to be in favor of the proposal, as well as a description of the proposed business and reason for conducting the proposed business at the annual meeting. Our Bylaws are posted on our website at www.eds.com/investor/governance. Shareholders may also contact the Corporate Secretary at the above address for a copy of the relevant Bylaw provisions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the amount of our common stock beneficially owned by those who, as of the date hereof, were known by us (based solely on a review of Schedule 13Gs or 13Ds filed with the SEC prior to the date hereof) to beneficially own more than 5% of our common stock. Unless otherwise noted, these persons have sole voting and investment power over the shares listed. All percentages shown below are the percentages set forth in the applicable Schedule 13G filing.

	Shares Beneficially Owned (1)
Name and Contact Information for Stockholders	Number of Shares of		%
Dodge & Cox 555 California St., 40th Floor San Francisco, CA 94104	61,743,990	(2)	12.1%

Hotchkis and Wiley Capital Management, LLC 725 S. Figueroa St., 39th Floor Los Angeles, CA 90017	58,125,150	(3)	11.4%

Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403	32,797,811	(4)	6.4%

State Street Bank and Trust Company 225 Franklin Street Boston, MA, 02110	32,297,664	(5)	6.3%

(1)	The number and percentage of shares beneficially owned is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.
(2)	As of December 31, 2007, as indicated in a filing made with the SEC pursuant to Section 13(g) of the Exchange Act, initially on September 14, 2007, with subsequent amendments on September 20, 2007, October 3, 2007, October 4, 2007, October 11, 2007, October 12, 2007, October 26, 2007, November 5, 2007 and February 8, 2008.
(3)	As of December 31, 2007, as indicated in a filing made with the SEC pursuant to Section 13(g) of the Exchange Act on February 13, 2008.
(4)	As of December 31, 2007, as indicated in a filing made with the SEC pursuant to Section 13(g) of the Exchange Act on January 31, 2008.
(5)	As of December 31, 2007, as indicated in a filing made with the SEC pursuant to Section 13(g) of the Exchange Act on February 12, 2008.

Common Stock Ownership of Directors and Executive Officers. The following table sets forth the number of shares of our common stock beneficially owned as of May 1, 2008, by (a) each director of EDS; (b) each current and former executive officer named in the Summary Compensation Table in the Proxy Statement for EDS’ 2008 Annual Meeting of Stockholders; and (c) all current directors and executive officers as a group. Each of the individuals/groups listed below is the owner of less than one percent of our outstanding common stock.

Name	Amount and Nature of Beneficial Ownership
W. Roy Dunbar	22,357	(b)(c)
Martin C. Faga	14,497	(b)
S. Malcolm Gillis	9,841	(b)(c)
Ray J. Groves	93,081	(a)(b)
Ellen M. Hancock	60,974	(a)(b)(c)
Ray L. Hunt	157,879	(a)(b)
Edward A. Kangas	28,928	(b)
James K. Sims	26,336	(b)
R. David Yost	40,317	(b)
Ernesto Zedillo	10,955	(b)
Ronald A. Rittenmeyer	97,175	(a)(c)(d)(e)
Jeffrey M. Heller	1,672,608	(a)(c)(d)(e)
Charles S. Feld	498,437	(a)(c)(d)(e)
William G. Thomas	205,705	(a)(c)(d)
Ronald P. Vargo	68,696	(a)(c)(d)(e)
Directors and executive officers as a group (19 persons)	3,846,998	(a)-(e)
Michael H. Jordan	2,572,000	(f)
Paul W. Currie	369,000	(g)

(a)	Includes shares of common stock which may be acquired on or before June 30, 2008, through the exercise of stock options as follows: Mr. Groves—21,516 shares; Ms. Hancock—19,662 shares; Mr. Hunt—23,775 shares; Mr. Rittenmeyer—75,000 shares; Mr. Heller—1,138,000 shares; Mr. Feld—468,838 shares; Mr. Thomas—159,249 shares; Mr. Vargo—40,000 shares; and all directors and executive officers as a group—2,575,732 shares. Does not include shares subject to options vesting after June 30, 2008, regardless of whether such options may vest prior to that date if the share price appreciates to specified levels.

(b)	Includes compensation deferrals treated as phantom stock under the Non-Employee Director Deferred Compensation Plan as follows: Mr. Dunbar—8,784 shares; Mr. Faga—14,497 shares; Dr. Gillis—5,916 shares; Mr. Groves—69,305 shares; Ms. Hancock—31,329 shares; Mr. Hunt—70,016 shares; Mr. Kangas—28,928 shares; Mr. Sims—26,336 shares; Mr. Yost—35,317 shares; and Dr. Zedillo—10,955 shares.

(c)	Excludes unvested restricted stock units granted under the Incentive Plan as follows: Mr. Dunbar—22,043 units; Dr. Gillis—12,349 units; Ms. Hancock—4,195 units; Mr. Rittenmeyer—840,462 units; Mr. Heller—301,000 units; Mr. Feld—324,895 units; Mr. Thomas—131,000 units; Mr. Vargo—145,998 units; and all directors and executive officers as a group—2,463,365 units. The units will vest (subject to earlier vesting based on EDS’ achievement of performance goals) during the period from 2008 through the earlier of normal retirement or 2011, subject to earlier vesting under the terms of agreements with certain executives described below.

(d)	Includes vested compensation deferrals treated as invested in common stock under the Executive Deferral Plan (“EDP”) or, with respect to Mr. Thomas, the United Kingdom Executive Deferral Plan as follows: Mr. Rittenmeyer—97 shares; Mr. Heller—18,176 shares; Mr. Feld—1,371 shares; Mr. Thomas—5,529 shares; Mr. Vargo—1,278 shares; and all executive officers as a group—39,976 shares.

(e)	Includes vested compensation deferrals treated as invested in common stock under the 401(k) Plan (“401(k) Plan”) as follows: Mr. Rittenmeyer—72 shares; Mr. Heller—585 shares; Mr. Feld—394 shares; Mr. Vargo—442 shares; and all executive officers as a group—8,715 shares.

(f)	Mr. Jordan served as Chief Executive Officer until August 31, 2007 and as Chairman of the Board and a director until December 31, 2007. He is currently Chairman Emeritus. His share ownership is not included in the amounts reported above for all directors and executive officers as a group as of May 1, 2008. The total amount reported for him includes 2,283,334 shares of common stock which may be acquired on or before June 30, 2008, through the exercise of stock options; 7,951 vested compensation deferrals treated as invested in common stock under the EDP; 505 vested compensation deferrals treated as invested in common stock under the 401(k) Plan; and excludes 460,000 unvested restricted stock units granted under the Incentive Plan.

(g)	Mr. Currie was separated from EDS effective August 31, 2007. The total amount reported for him includes 369,000 shares of common stock which may be acquired on or before June 30, 2008, through the exercise of stock options.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. You also may obtain free copies of the documents we file with the SEC by going to the Investor Center page of our corporate website at www.eds.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting:

•	Annual Report filed on Form 10-K for the fiscal year ended December 31, 2007 (filed on February 27, 2008).

•	Quarterly Report filed on Form 10-Q for the fiscal quarter ended March 31, 2008 (filed on April 30, 2008).

•	Current Reports filed on Form 8-K dated February 4, 2008 (filed on February 8, 2008); dated April 15, 2008 (filed on April 16, 2008); dated May 13, 2008 (filed on May 16, 2008).

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statement and any of the documents incorporated by reference in this document, without charge, by written or telephonic request directed to EDS Investor Relations at 5400 Legacy Drive, Mail Stop H1-2D-05, Plano, Texas 75024, by calling (888) 610-1122 or (972) 605-6661, on the Investor Center page of our corporate website at www.eds.com or from the SEC through the SEC’s website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED                     , 2008. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

Merger Agreement

AGREEMENT AND PLAN OF MERGER

by and among

ELECTRONIC DATA SYSTEMS CORPORATION,

HEWLETT-PACKARD COMPANY

and

HAWK MERGER CORPORATION

Dated as of May 13, 2008

A-i

(continued)

A-ii

(continued)

Annexes

Annex A:	Form of Certificate of Incorporation of MergerCo

Annex B:	Form of Bylaws of MergerCo

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is entered into as of May 13, 2008, by and among Electronic Data Systems Corporation, a Delaware corporation (the “Company”), Hewlett-Packard Company, a Delaware corporation (“Parent”), and Hawk Merger Corporation, a Delaware corporation and a wholly-owned Subsidiary of Parent (“MergerCo”). Capitalized terms used herein (including in the immediately preceding sentence) and not otherwise defined herein shall have the meanings set forth in Section 8.01 hereof.

RECITALS

WHEREAS, the parties intend that MergerCo be merged with and into the Company, with the Company surviving that merger on the terms and subject to the conditions set forth herein;

WHEREAS, in the Merger, upon the terms and subject to the conditions of this Agreement, each share of Common Stock, par value $0.01 per share, of the Company (the “Company Common Stock”) will be converted into the right to receive $25.00 per share in cash, without interest;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement with Parent and MergerCo, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and (iii) resolved, subject to the terms and conditions set forth in this Agreement, to recommend adoption of this Agreement by the stockholders of the Company;

WHEREAS, the respective Boards of Directors of Parent and MergerCo have unanimously approved this Agreement; and

WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the transactions contemplated by this Agreement and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained in this Agreement, the parties, intending to be legally bound, agree as follows:

ARTICLE I.

THE MERGER; RELATED MATTERS

Section 1.01. The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”), at the Effective Time, (a) MergerCo will merge with and into the Company (the “Merger”), and (b) the separate corporate existence of MergerCo will cease and the Company will continue its corporate existence under the DGCL as the surviving corporation in the Merger (the “Surviving Corporation”). Parent may at any time on or before the date of the Company Stockholders Meeting change the method of effecting the transactions contemplated by this Agreement by providing for the merger of the Company and a wholly-owned Subsidiary of Parent other than MergerCo if and to the extent requested by Parent and consented to by the Company in writing (such consent not to be unreasonably withheld or delayed); provided, however, that no such change shall (i) alter or change the amount or kind of the Merger Consideration provided for in this Agreement or otherwise alter or change any of the conditions or financial terms set forth in this Agreement, (ii) impede or delay consummation of the transactions contemplated by this Agreement, including by requiring any additional or alternative filings with any Governmental Entity or other Person, or (iii) relieve Parent of any of its obligations under this Agreement.

Section 1.02. Closing. Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) will take place at 10:00 a.m., New York City time, as soon as practicable (and, in any event, within three (3) Business Days) after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted hereunder, waiver of all such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto. If the conditions to the Merger set forth in Article VI are satisfied or, to the extent permitted hereunder, waived during the ten (10) days immediately prior to the end of a fiscal quarter of Parent, then Parent may, at its sole discretion and upon written notice to the Company, postpone the Closing until no later than the last Business Day of the first week after the end of that fiscal quarter (the “Other Closing Date”), provided that in such event (a) the conditions to the Merger set forth in Sections 6.02(a) and 6.02(c) (and any right of Parent to terminate this Agreement pursuant to Section 7.03(b)(ii)) shall be deemed to be waived by Parent and MergerCo and (b) if the End Date shall occur prior to the Other Closing Date, then, at the option of the Company, the End Date shall be extended until the date that is twenty (20) Business Days after the Other Closing Date. The Closing shall be held at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006, unless another place is agreed to in writing by the parties hereto, and the actual date of the Closing is hereinafter referred to as the “Closing Date.”

Section 1.03. Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company, Parent and MergerCo will cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by the Company and Parent in writing and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

Section 1.04. Effects of the Merger. The Merger shall have the effects set forth in Section 259, and any other applicable provisions, of the DGCL and this Agreement. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and MergerCo shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions and duties of each of the Company and MergerCo shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.

Section 1.05. Organizational Documents. At the Effective Time, (a) the certificate of incorporation of MergerCo as in effect immediately prior to the Effective Time, which shall be in the form attached hereto as Annex A, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the terms thereof or as provided by applicable Law; provided, however, that Article I thereof shall read as follows: “The name of the Corporation is Electronic Data Systems Corporation” and (b) the bylaws of MergerCo as in effect immediately prior to the Effective Time, which shall be in the form attached hereto as Annex B, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the terms thereof, the certificate of incorporation of the Surviving Corporation or as provided by applicable Law.

Section 1.06. Directors and Officers of Surviving Corporation. The directors and officers of MergerCo, in each case, immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

ARTICLE II.

EFFECT OF THE MERGER ON CAPITAL STOCK

Section 2.01. Effect of the Merger on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of Parent, MergerCo or the Company or the holder of any capital stock of Parent, MergerCo or the Company:

(a) Cancellation of Certain Company Common Stock. Each share of Company Common Stock (each, a “Share” and collectively, the “Shares”) that is owned by Parent, MergerCo or the Company (as treasury stock or otherwise) or any of their respective direct or indirect wholly-owned Subsidiaries will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

(b) Conversion of Company Common Stock. Each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares to be cancelled and retired in accordance with Section 2.01(a) and (ii) Dissenting Shares (each, an “Excluded Share” and collectively, the “Excluded Shares”)) will be converted into the right to receive $25.00 in cash, without interest (the “Merger Consideration”).

(c) Cancellation of Shares. At the Effective Time, all Shares will no longer be outstanding and all Shares will be cancelled and retired and will cease to exist, and, subject to Section 2.03, each holder of a certificate formerly representing any such Shares (each, a “Certificate”) will cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with Section 2.02 hereof.

(d) Conversion of MergerCo Capital Stock. Each share of common stock, par value $0.01 per share, of MergerCo issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

Section 2.02. Surrender and Payment.

(a) Prior to the Effective Time, Parent shall appoint Computershare Trust Company of New York or another institution reasonably acceptable to the Company (the “Exchange Agent”) to act as the agent for the purpose of exchanging for the Merger Consideration (i) the Certificates or (ii) uncertificated Shares (the “Uncertificated Shares”). On and after the Effective Time, Parent shall deposit, or cause the Surviving Corporation to deposit, with the Exchange Agent, sufficient funds to pay the aggregate Merger Consideration that is payable in respect of all of the Shares represented by the Certificates and the Uncertificated Shares (the “Payment Fund”) in amounts and at the times necessary for such payments. If for any reason (including losses) the Payment Fund is inadequate to pay the amounts to which holders of Shares shall be entitled under Section 2.01(b), Parent shall take all steps necessary to enable or cause the Surviving Corporation promptly to deposit in trust additional cash with the Exchange Agent sufficient to make all payments required under this Agreement, and Parent and the Surviving Corporation shall in any event be liable for the payment thereof. The Payment Fund shall not be used for any other purpose. The Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of Shares for the Merger Consideration. Promptly after the Effective Time, Parent shall send, or shall cause the Exchange Agent to send, to each record holder of Shares at the Effective Time a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Uncertificated Shares to the Exchange Agent) for use in such exchange.

(b) Each holder of Shares that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration in respect of the Company Common Stock represented by a Certificate or Uncertificated Share upon (i) surrender to the Exchange Agent of a Certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Exchange Agent, or (ii) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares. Until so surrendered or transferred, as the case may be, and subject to the terms set forth in Section 2.03, each such Certificate or Uncertificated Share, as applicable, shall represent after the Effective Time for all purposes only the right to receive the Merger Consideration payable in respect thereof. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of any Certificate or Uncertificated Share. Upon payment of the Merger Consideration pursuant to the provisions of this Article II, each Certificate or Certificates so surrendered shall immediately be cancelled.

(c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share, as applicable, is registered, it shall be a condition to such payment that (i) such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other Tax required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share, as applicable, or establish to the reasonable satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(d) All Merger Consideration paid upon the surrender of Certificates or transfer of Uncertificated Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificate or Uncertificated Shares, and from and after the Effective Time, there shall be no further registration of transfers of Shares on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article II.

(e) Any portion of the Payment Fund that remains unclaimed by the holders of Shares six (6) months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged Shares for the Merger Consideration in accordance with this Section 2.02 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration. Notwithstanding the foregoing, Parent shall not be liable to any holder of Shares for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any amounts remaining unclaimed by holders of Shares two (2) years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity) shall become, to the extent permitted by applicable Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

(f) Any portion of the Merger Consideration made available to the Exchange Agent in respect of any Dissenting Shares shall be returned to Parent, upon demand.

Section 2.03. Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, including Section 2.01, Shares issued and outstanding immediately prior to the Effective Time (other than Shares canceled in accordance with Section 2.01(a)) and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised appraisal rights of such Shares in accordance with Section 262 of the DGCL (such Shares being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under the DGCL with respect to such Shares) shall not be converted into a right to receive the Merger Consideration but instead shall be entitled to payment of the appraised value of such Shares in accordance with Section 262 of the DGCL; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder’s right to appraisal, pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.01(b), without interest thereon, upon surrender of such Certificate formerly representing such Share or transfer of such Uncertificated Share, as the case may be. The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of Shares, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective

Time pursuant to the DGCL that relate to such demand, and Parent shall have the opportunity and right to direct all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or offer to settle or settle, any such demands.

Section 2.04. Adjustments. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur (other than the issuance of additional shares of capital stock of the Company as permitted by this Agreement), including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend paid in stock, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.

Section 2.05. Withholding Rights. Each of Parent, MergerCo, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article II such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of any applicable Tax Law. To the extent that amounts are so deducted and withheld by Parent, MergerCo, the Surviving Corporation or the Exchange Agent, as the case may be, and paid over to the applicable Taxing authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which Parent, MergerCo, the Surviving Corporation or the Exchange Agent, as the case may be, made such deduction and withholding.

Section 2.06. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the Shares formerly represented by such Certificate as contemplated under this Article II.

Section 2.07. Treatment of Warrants. At the Effective Time, and in accordance with the terms of each warrant to purchase Shares that is listed on Section 2.07 of the Company Disclosure Letter (collectively, the “Warrants”) and that is issued and outstanding as of immediately prior to the Effective Time, unless otherwise elected by the holder of any such Warrant, Parent shall cause the Surviving Corporation to issue a replacement warrant to each holder thereof providing that such replacement warrant shall be exercisable for the amount of cash consideration receivable upon the Closing by a holder of a number of Shares issuable upon exercise of such Warrant immediately prior to the Closing, and from and after the Closing, Parent shall cause the Surviving Corporation to comply with all of the terms and conditions set forth in each such replacement warrant, including the obligation to make the payments contemplated thereby upon the exercise thereof.

Section 2.08. Treatment of Stock Options and Restricted Stock Units; ESPP.

(a) Except as set forth in Section 2.08(a) of the Company Disclosure Letter, at the Effective Time by virtue of the Merger and without any action on the part of the holders thereof, each Company Stock Option that is outstanding under a Company Stock Plan immediately prior to the Effective Time, whether or not then vested or exercisable, shall be assumed by Parent and converted automatically at the Effective Time into an option to purchase shares of the common stock, par value $0.01 per share, of Parent (“Parent Stock”), and which has other material terms and conditions substantially the same as those of the related Company Stock Option, except that (i) the number of shares of Parent Stock subject to each such Company Stock Option shall be determined by multiplying the number of Shares subject to such Company Stock Option immediately prior to the Effective Time by a fraction (the “Exchange Ratio”), the numerator of which is the per share Merger Consideration and the denominator of which is the average closing price of Parent Stock on the New York Stock Exchange as reported by the Wall Street Journal for the five (5) full trading days ending on the date that is two (2) trading days prior to the Closing Date (rounded down to the nearest whole share), (ii) the exercise price per share of Parent Stock (rounded up to the nearest whole cent) shall equal (x) the per share exercise price for the Shares otherwise purchasable pursuant to such Company

Stock Option immediately prior to the Effective Time divided by (y) the Exchange Ratio and (iii) any holding periods or other restrictions on sale of Shares acquired upon exercise of Company Stock Options shall no longer apply. The parties acknowledge that, with respect to any option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the foregoing provisions are intended to comply with the requirements of Section 424(a) of the Code.

(b) As soon as reasonably practicable after the Effective Time, and in no event later than five (5) Business Days thereafter, Parent shall file with the SEC a registration statement on Form S-8 with respect to (i) the shares of Parent Stock issuable upon exercise of the Company Stock Options that are assumed by Parent hereunder and (ii) the shares of Parent Stock issuable upon the settlement of any Parent Restricted Stock Units that are issued in replacement for the Company Restricted Stock Units in accordance with the terms set forth in Section 2.08(c) hereof, and Parent shall exercise commercially reasonable efforts to maintain the effectiveness of such registration statement for so long as such Company Stock Options or Parent Restricted Stock Units remain outstanding. Notwithstanding anything in this Agreement to the contrary, Parent shall not issue any shares of Parent Stock in respect of any Company Stock Award until the S-8 to be filed as herein provided is so filed and becomes effective, unless such S-8 has not been so filed and become effective prior to the date that is fifteen (15) Business Days following the Effective Date, in which case Parent (while still bound by the terms of this provision) shall make such issuances irrespective of whether such S-8 has been filed and become effective.

(c) Except as set forth in Section 2.08(c) of the Company Disclosure Letter, at the Effective Time, each restricted stock unit (including restricted stock awards, phantom restricted stock awards, deferred stock units, whether performance-based, time-based or otherwise) (the “Company Restricted Stock Units”) that is outstanding under any Company Stock Plan immediately prior to the Effective Time, whether or not then vested or earned, shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and converted into the right to receive a time-based vesting Parent Restricted Stock Unit (the “Parent Restricted Stock Unit”), which has material terms and conditions substantially the same as those of the related Company Restricted Stock Unit (including (i) no longer being subject to any performance-based vesting criteria, all of which shall be deemed satisfied at the Effective Time at the “target” level specified in the applicable award Contract relating to such Company Restricted Stock Units, and which award amount shall not have been further increased by exercise of any discretion of the Company Board prior to the Effective Time, and (ii) with respect to the time-based vesting schedule applicable thereto as set forth in any Contract entered into with the holder thereof that is in effect as of the date hereof or is entered into after the date hereof in accordance with the terms set forth in this Agreement), with respect to the number of shares of Parent Stock that is equal to the number of Shares subject to the Company Restricted Stock Unit immediately prior to the Effective Time multiplied by the Exchange Ratio (rounded down to the nearest whole share); provided, however, that any holding periods or other restrictions on sale of Shares acquired upon the vesting of such Company Restricted Stock Units shall no longer apply.

(d) The Company shall take such action as may be necessary to (i) establish the end of the purchase period in effect as of the date hereof under the Company’s 1996 Employee Stock Purchase Plan (the “ESPP”) no later than the last day of the payroll period ending immediately prior to the Effective Time (but in all events at least ten (10) Business Days prior to the Effective Time) with respect to any offering (as defined in the ESPP) otherwise then in effect (the “New Exercise Date”) and (ii) terminate the ESPP as of the New Exercise Date, or such earlier date as determined by the Company to be administratively reasonable. Each ESPP participant’s accumulated payroll contributions as of the New Exercise Date that are not withdrawn as of such date shall be applied toward the purchase of Shares in accordance with the terms of the ESPP, which Shares shall be cancelled at the Effective Time in exchange for the right to receive the Merger Consideration as set forth in Section 2.01(b), except as otherwise set forth in Section 2.03. As promptly as reasonably practicable following the New Exercise Date, following the application of accumulated payroll contributions toward the purchase of Shares in accordance with the preceding sentence, Parent shall cause or permit the Company or the Surviving Corporation, as applicable, to return to participants any of their respective accumulated payroll contributions not applied to the purchase of Shares under the ESPP, if any. From and after the date hereof, the Company shall not permit (x) any new offering to commence under the ESPP or (y) any current participant in the ESPP to increase the percentage rate of his or her payroll deductions into his or her account under the ESPP.

(e) At the Effective Time, Parent shall assume the obligations and succeed to the rights of the Company under the Company Stock Plans with respect to the Company Equity Awards. Prior to the Effective Time, the Company and Parent shall take all action required to reflect the transactions contemplated by this Section 2.08, including the conversion of the Company Equity Awards that are outstanding immediately prior to the Effective Time pursuant to paragraphs (a) and (c) above and the substitution of Parent for the Company thereunder to the extent appropriate to effectuate the assumption of such Company Stock Plans by Parent. From and after the Effective Time, all references to the Company (other than any references relating to a “change in control” of the Company) in each Company Stock Plan and in each agreement evidencing any award of Company Equity Awards shall be deemed to refer to Parent.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the correspondingly numbered Section of the disclosure letter, dated the date of this Agreement and delivered by the Company to Parent prior to the execution of this Agreement (the “Company Disclosure Letter”), that specifically relates to such Section or in another Section of the Company Disclosure Letter to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such Section, the Company hereby represents and warrants to Parent and MergerCo as follows:

Section 3.01. Organization; Standing and Power; Charter Documents; Subsidiaries.

(a) Organization; Standing and Power. The Company and each of its Subsidiaries is a corporation, limited liability company or other legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, and has the requisite corporate, limited liability company or other organizational, as applicable, power and authority to own, lease and operate its assets and to carry on its business as now conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, limited liability company or other legal entity and is in good standing in each jurisdiction where the character of the assets and properties owned, leased or operated by it or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed or to be in good standing, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Charter Documents. The Company has delivered or made available to Parent a true and correct copy of the certificate of incorporation (including any certificate of designations), bylaws or like organizational documents, each as amended to date (collectively, the “Charter Documents”), of the Company and each of its Subsidiaries that is incorporated or organized under the laws of any State of the United States of America. Neither the Company nor any of its Subsidiaries is in material violation of any of the provisions of its Charter Documents.

(c) Subsidiaries. Section 3.01(c)(i) of the Company Disclosure Letter lists each of the Subsidiaries of the Company as of the date hereof and its place of organization. Section 3.01(c)(ii) of the Company Disclosure Letter sets forth, for each Subsidiary that is not, directly or indirectly, wholly-owned by the Company, (i) the number and type of any capital stock of, or other equity or voting interests in, such Subsidiary that is outstanding as of the date hereof and (ii) the number and type of shares of capital stock of, or other equity or voting interests in, such Subsidiary that, as of the date hereof, are owned, directly or indirectly, by the Company. All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company that is owned directly or indirectly by the Company have been validly issued, were issued free of preemptive rights and are fully paid and nonassessable, and are free and clear of all Liens, including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interests, except for any Liens (x) imposed by applicable securities Laws or (y) arising pursuant to the Charter Documents of any non-wholly-owned Subsidiary of the Company. Except (A) for the capital stock of, or other equity or voting interests in, its Subsidiaries, (B) for investments constituting cash equivalents or (C) investments that are immaterial to the Company, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person, other than capital stock of, or other equity or voting interests in, any Person that represents less than one percent (1%) of the issued and outstanding shares of capital stock of, or other equity or voting interests in, such Person.

Section 3.02. Capital Structure.

(a) Capital Stock. The authorized capital stock of the Company consists of: (i) two billion (2,000,000,000) Shares and (ii) two hundred million (200,000,000) shares of preferred stock, par value $0.01 per share, of the Company (the “Company Preferred Stock”). As of the close of business on May 5, 2008, (x) 531,975,655 (including 176,052 Shares held by EDS Foundation and 30,161 Board restricted stock awards to directors) Shares were issued and outstanding, (y) 29,146,299 Shares were issued and held by the Company in its treasury and (z) no shares of Company Preferred Stock were issued and outstanding or held by the Company in its treasury, and since May 5, 2008 and through the date hereof, no additional Shares or shares of Company Preferred Stock have been issued other than the issuance of Shares upon the exercise or settlement of Company Equity Awards or pursuant to the ESPP. All of the outstanding shares of capital stock of the Company are, and all shares of capital stock of the Company which may be issued as contemplated or permitted by this Agreement will be, when issued, duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights. No Subsidiary of the Company owns any Shares.

(b) Stock Awards.

(i) As of the close of business on May 5, 2008, (w) an aggregate of 50,129,321 Shares were subject to issuance pursuant to Company Stock Options or lapse of restrictions of Company Restricted Stock Units (other than the phantom stock units in clause (z) below) granted under the 2002 Electronic Data Systems Corporation Transition Inducement Plan, the PerformanceShare 1997 Non-Qualified Stock Option Plan of Electronic Data Systems Corporation, the Electronic Data Systems Corporation 2001 Transition Incentive Plan, the Electronic Data Systems Corporation Global Share Plan, the Amended and Restated 2003 Incentive Plan of Electronic Data Systems Corporation and the Amended and Restated Electronic Data Systems Corporation Incentive Plan , (x) an aggregate of 1,386,424 Shares were subject to issuance under the Electronic Data Systems Corporation Executive Deferral Plan and the Electronic Data Systems Corporation United Kingdom Executive Deferral Plan, all as amended, (y) an aggregate of 37,117,511 Shares were reserved for issuance pursuant to the ESPP and (z) phantom stock units with respect to 301,383 Shares were outstanding under the Electronic Data Systems Corporation Deferred Compensation Plan for Non-Employee Directors, as amended (the ESPP, the plans referred to in clauses (w), (x) and (y) immediately above and the award or other applicable agreements entered into thereunder, in each case as amended, are collectively referred to herein as the “Company Stock Plans”), and since May 5, 2008 and through the date hereof, no Company Equity Awards have been granted, no additional Shares have become subject to issuance under the Company Stock Plans and no additional phantom stock awards have been granted. Section 3.02(b)(i) of the Company Disclosure Letter sets forth as of the close of business on May 5, 2008 a list of each outstanding Company Equity Award granted under the Company Stock Plans and (A) the name of the holder of such Company Equity Award, (B) the number of Shares subject to such outstanding Company Equity Award, (C) the exercise price, purchase price or similar pricing of such Company Equity Award, (D) the date on which such Company Equity Award was granted or issued, (E) the applicable vesting schedule, and the extent to which such Company Equity Award is vested and exercisable as of the date hereof, and (F) with respect to Company Stock Options, the date on which such Company Stock Option expires. All Shares subject to issuance under the Company Stock Plans, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.

(ii) Except for the Company Stock Plans and as set forth in Section 3.02(b)(ii) of the Company Disclosure Letter, there are no Contracts to which the Company is a party obligating the Company to accelerate the vesting of any Company Equity Award as a result of the transactions contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent events). Other than the Company Equity Awards, other awards issued or granted under any Company Stock Plan, and the Warrants and the Convertible Notes, as of the date hereof, there are no outstanding (x) securities of the Company or any of its Subsidiaries convertible into or exchangeable for Voting Debt or shares of capital stock of the Company, (y) options, warrants or other agreements or commitments to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any Voting Debt or shares of capital stock of (or securities convertible into or exchangeable for shares of capital stock of) the Company or (z) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of the Company, in each case that have been issued by the Company or its Subsidiaries (the items in clauses (x), (y) and (z), together with the capital stock of the Company, being referred to collectively as “Company Securities”). All outstanding Shares, all outstanding Company Equity Awards, all other awards outstanding under any Company Stock Plan, all outstanding Warrants and all outstanding Convertible Notes, and all outstanding shares of capital stock, voting securities or other ownership interests in any Subsidiary of the Company, have been issued or granted, as applicable, in compliance in all material respects with all applicable securities Laws.

(iii) Except as set forth in the Warrants or the indenture (including supplemental indentures) governing the Convertible Notes, there are no outstanding Contracts requiring the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities or Company Subsidiary Securities. Neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to any Company Securities or Company Subsidiary Securities.

(iv) Each Company Stock Option, other right to acquire Shares as to which any portion vested on or after January 1, 2005 or other awards issued or granted under any Company Stock Plan, has an exercise price that is not less than fair market value (as defined in the applicable Company Stock Plan) of the underlying Shares on the date of grant.

(c) Voting Debt; Warrants. Except for the Convertible Notes, no bonds, debentures, notes or other indebtedness issued by the Company or any of its Subsidiaries (i) having the right to vote on any matters on which stockholders or equityholders of the Company or any of its Subsidiaries may vote (or which is convertible into, or exchangeable for, securities having such right) or (ii) the value of which is directly based upon or derived from the capital stock, voting securities or other ownership interests of the Company or any of its Subsidiaries, are issued or outstanding (collectively, “Voting Debt”). As of the date hereof, an aggregate of (x) 879,168 Shares are subject to, and 898,921 Shares are reserved for issuance upon exercise of, the Warrants and (y) 9,736,756 Shares are reserved for issuance upon conversion of the Convertible Notes identified in clause (b) of the definition of Convertible Notes and 20,210,928 Shares are reserved for issuance upon conversion of the Convertible Notes identified in clause (a) of the definition of Convertible Notes.

(d) Company Subsidiary Securities. As of the date hereof, there are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for Voting Debt, capital stock, voting securities or other ownership interests in any Subsidiary of the Company, (ii) options, warrants or other agreements or commitments to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any Voting Debt, capital stock, voting securities or other ownership interests in (or securities convertible into or exchangeable for capital stock, voting securities or other ownership interests in) any Subsidiary of the Company or (iii) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of, or other ownership interests in, any Subsidiary of the Company, in each case that have been issued by a Subsidiary of the Company (the items in clauses (i), (ii) and (iii), together with the capital stock, voting securities or other ownership interests of such Subsidiaries, being referred to collectively as “Company Subsidiary Securities”).

Section 3.03. Authority; Non-Contravention; Consents.

(a) Authority. The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and, subject to, in the case of the consummation of the Merger, adoption of this Agreement by the Requisite Company Vote, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby has been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only, in the case of consummation of the Merger, to the receipt of the Requisite Company Vote. The affirmative vote or consent of the holders of a majority of the outstanding Shares to approve and adopt this Agreement and approve the Merger (the “Requisite Company Vote”) is the only vote or consent of the holders of any class or series of the Company’s capital stock necessary to approve and adopt this Agreement, approve the Merger and consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by Parent and MergerCo, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Laws affecting creditors rights generally and by general principles of equity.

(b) Non-Contravention. The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated by this Agreement, including the Merger, do not and will not: (i) contravene or conflict with, or result in any violation or breach of, the Charter Documents of the Company or any of its Subsidiaries, (ii) subject to compliance with the requirements set forth in clauses (i)–(v) of Section 3.03(c) and, in the case of the consummation of the Merger, obtaining the Requisite Company Vote, conflict with or violate any material Law applicable to the Company, any of its Subsidiaries or any of their respective properties or assets, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation, or require any Consent under, any Contract to which the Company or any of its Subsidiaries is a party or otherwise bound as of the date hereof or (iii) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets of the Company or any of its Subsidiaries, except, in the case of each of clauses (ii) and (iii), for any conflicts, violations, breaches, defaults, alterations, terminations, amendments, accelerations, cancellations or Liens or where the failure to obtain any Consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to (any of the foregoing being a “Consent”), any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority, or any quasi-governmental or private body exercising any regulatory or other governmental or quasi-governmental authority (a “Governmental Entity”) is required to be obtained or made by the Company in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the Merger and other transactions contemplated hereby, except for: (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) the filing of the Company Proxy Statement with the Securities and Exchange Commission (“SEC”) in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such reports under the Exchange Act as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement; (iii) such Consents as may be required under (A) the

Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (B) any applicable requirements of Council Regulation (EC) No. 139/2004 of the Council of the European Union (the “EC Merger Regulation”) or (C) any other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or creation or strengthening of a dominant position through merger or acquisition (“Foreign Antitrust Laws” and, together with the HSR Act and EC Merger Regulation, the “Antitrust Laws”), in any case that are applicable to the transactions contemplated by this Agreement; (iv) such Consents as may be required under applicable state securities or “blue sky” Laws and the securities Laws of any foreign country or the rules and regulations of the New York Stock Exchange or the London Stock Exchange; (v) the other Consents of Governmental Entities listed in Section 3.03(c) of the Company Disclosure Letter; and (vi) such other Consents which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Notwithstanding anything contained herein to the contrary, the representations and warranties set forth in this Section 3.03(c) do not apply to Consents of any Governmental Entities that arise pursuant to, or as a result of, any Government Contracts or Proposals (in any such case, with any Governmental Entity in its capacity as a customer) that have been entered into or may hereafter be entered into by the Company or any Subsidiary thereof.

(d) Board Approval. The Company Board, by resolutions duly adopted by unanimous vote at a meeting of all directors of the Company duly called and held and, as of the date hereof, not subsequently rescinded or modified in any way, has, as of the date hereof, unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Company’s stockholders, (ii) approved and declared advisable the “agreement of merger” (as such term is used in Section 251 of the DGCL) contained in this Agreement and the transactions contemplated by this Agreement, including the Merger, in accordance with the DGCL, (iii) directed that the “agreement of merger” contained in this Agreement be submitted to Company’s stockholders for adoption and (iv) resolved to recommend that Company stockholders adopt the “agreement of merger” set forth in this Agreement (collectively, the “Company Board Recommendation”) and directed that such matter be submitted for consideration of the stockholders of the Company at the Company Stockholders Meeting.

(e) Takeover Statutes. The Company Board has taken all actions so that the restrictions contained in Section 203 of the DGCL applicable to a “business combination” (as defined in such Section 203) will not apply to the execution, delivery or performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby. To the Knowledge of the Company, no other state takeover statutes apply to this Agreement, the Merger or any of the other transactions contemplated by this Agreement.

Section 3.04. SEC Filings; Financial Statements; Internal Controls; Sarbanes-Oxley Act Compliance.

(a) SEC Filings. The Company has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC since January 1, 2005 (the “Company SEC Documents”). The Company has made available to Parent (including through the Electronic Data Gathering, Analysis and Retrieval Database of the SEC) all such Company SEC Documents that it has so filed or furnished prior to the date hereof. As of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents. None of the Company SEC Documents, including any financial statements, schedules or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Other than EDS Administrative Services LLC, none of the Company’s Subsidiaries is required to file or furnish any forms, reports or other documents with the SEC.

(b) Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Documents, including each Company SEC Document filed after the date hereof until the Closing: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q); and (iii) fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries at the respective dates thereof and the consolidated results of the Company’s operations and cash flows for the periods indicated therein, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by GAAP and the applicable rules and regulations of the SEC.

(c) Internal Controls. The Company and each of its Subsidiaries has implemented, and maintains and enforces, a system of internal controls over financial reporting that is sufficient to provide reasonable assurance regarding the reliability of financial reporting and preparation of financial statements in accordance with GAAP, including policies and procedures that provide reasonable assurance that (i) receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with authorizations of management and the Company Board, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (iii) any unauthorized acquisition, use or disposition of the assets of the Company or any of its Subsidiaries that would have a material effect on the Company’s financial statements would be detected or prevented in a timely manner and (iv) the Company and its Subsidiaries maintain records in reasonable detail that accurately and fairly reflect the material transactions and dispositions of their respective assets. Neither the Company nor its independent accountants has identified or been made aware of (x) any significant deficiency or material weakness in the system of internal controls over financial reporting utilized by the Company or (y) any fraud, whether or not material, that involves executive officers or other employees of the Company who have a material role in the preparation of financial statements or the internal controls over financial reporting utilized by the Company, in each case in connection with the preparation of the audited financial statements of the Company as of and for the fiscal year ended December 31, 2007.

(d) Undisclosed Liabilities. The balance sheet of the Company dated as of March 31, 2008 contained in the Company SEC Documents filed prior to the date hereof is hereinafter referred to as the “Company Balance Sheet”. Neither the Company nor any of its Subsidiaries has any Liabilities other than Liabilities that (i) are reflected or recorded on the Company Balance Sheet (including in the notes thereto), (ii) were incurred since the date of the Company Balance Sheet in the ordinary course of business, (iii) are incurred in connection with the transactions contemplated by this Agreement, (iv) are executory obligations under Contracts to which the Company or any of its Subsidiaries is or may hereafter become a party or is or may hereafter become bound (other than Liabilities thereunder due to breaches by the Company or any of it Subsidiaries of the terms set forth therein) or (v) would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e) Off-Balance Sheet Arrangements. As of the date hereof, neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any arrangement described in Section 303(a)(4) of Regulation S-K promulgated by the SEC, except for any such arrangement (including client supported financing transactions and securitizations) (i) that is included in the aggregate amount of off-balance sheet arrangements referred to in the Annual Report on Form 10-K filed by the Company prior to the date hereof with the SEC for the fiscal year ended December 31, 2007 or in the Quarterly Report on Form 10-Q filed by the Company prior to the date hereof with the SEC for the fiscal quarter ended March 31, 2008 or (ii) pursuant to which the aggregate obligation of the Company and its Subsidiaries thereunder would not exceed $10,000,000.

(f) Sarbanes-Oxley Compliance. The chief executive officer and chief financial officer of the Company have made all certifications in the Company SEC Documents that are required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any rules and regulations promulgated thereunder by the SEC; the statements contained in any such certifications were unqualified, complete and correct and have not been modified or withdrawn; and the Company is otherwise in compliance with all applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of the New York Stock Exchange, except for any non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date hereof, neither the Company nor any of its executive officers has received notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of the certifications required by the Sarbanes-Oxley Act and made by its chief executive officer and chief financial officer.

Section 3.05. Absence of Certain Changes or Events. Since the date of the Company Balance Sheet to the date hereof (a) except in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, the business of the Company and each of its Subsidiaries has been conducted in all material respects in the ordinary course of business and (b) there has not been: (i) any Company Material Adverse Effect or any event, change or effect that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any Company Securities or any Company Subsidiary Securities, or any purchase, redemption or other acquisition by the Company or any of its Subsidiaries of any Company Securities or any Company Subsidiary Securities, except for (w) the declaration, setting aside and payment of cash dividends by any wholly-owned Subsidiary of the Company to its parent, (x) the declaration, setting aside and payment of cash dividends by any non-wholly-owned Subsidiary of the Company to the equityholders thereof that was made in a manner consistent with the past dividend practices of such Subsidiary, (y) the declaration, setting aside and payment by the Company of its regular quarterly cash dividend and (z) the purchase, redemption or other acquisition of any Company Securities from any holder of a Company Equity Award in connection with the termination of such person’s service with the Company or a Subsidiary thereof or otherwise pursuant to the terms of the applicable Company Stock Plan, (iii) any split, combination or reclassification of any Company Securities or Company Subsidiary Securities, (iv) any granting by the Company or any of its Subsidiaries to any executive officer of the Company of any material increase in compensation or fringe benefits, or any payment by the Company or any of its Subsidiaries to any executive officer of the Company of any bonus, or any granting by the Company or any of its Subsidiaries to any officer of the Company of any increase in severance or termination pay or any entry by the Company or any of its Subsidiaries into, or modification or amendment of, any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated hereby, in each case, with any officer of the Company, (v) entry by the Company or any of its Subsidiaries into any material licensing or other material agreement with regard to the acquisition or disposition by the Company or any Subsidiary thereof of any material Intellectual Property other than non-exclusive licenses or other agreements with regard to the acquisition or disposition by the Company or any Subsidiary thereof of any Intellectual Property, in each case entered into in the ordinary course of business consistent with past practice, (vi) any change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP or by the SEC, (vii) any change by the Company in its material Tax elections or accounting methods, or any closing agreement, settlement or compromise of any claim or assessment, in each case in respect of material Taxes, or consent to any extension or waiver of any limitation period with respect to any claim or assessment for material Taxes, (viii) any communication from the New York Stock Exchange or the London Stock Exchange to the Company with respect to any potential delisting of the Shares, (ix) any sale, transfer or other disposition outside of the ordinary course of business of any material properties or material assets (whether real, personal or mixed, tangible or intangible) by the Company or any of its Subsidiaries, or (x) any agreement, whether in writing or otherwise, to take any action described in this Section by the Company or any of its Subsidiaries.

Section 3.06. Taxes.

(a) Tax Returns. The Company and each of its Subsidiaries have prepared and timely filed all material federal, state, local and foreign returns, estimates, information statements and reports and any amendments thereto that they were required to file (collectively, “Tax Returns”) relating to any and all Taxes concerning or attributable to the Company, its Subsidiaries or their respective operations and such Tax Returns are true and complete in all material respects.

(b) Payment of Taxes. All material Taxes due and owing by the Company and each of its Subsidiaries on or before the date hereof (whether or not shown on any Tax Returns) have timely been paid, or have been withheld and remitted, to the appropriate Taxing authority, or have been reserved for in accordance with GAAP (including the recent pronouncement under FIN 48, Accounting for Uncertainty in Income Taxes) in the Company’s financial statements.

(c) Availability of Tax Returns. The Company has made available to Parent complete and accurate copies of the portions applicable to each of the Company and its Subsidiaries of the Company’s U.S. federal income tax returns for the 2005 and 2006 taxable years and EDS Ltd.’s 2006 United Kingdom corporate income tax return.

(d) Withholding. The Company and each of its Subsidiaries have withheld and timely paid to the appropriate Taxing authority: (i) any proper and accurate amounts for all periods through the date hereof in material compliance with all Tax withholding provisions of applicable Laws other than provisions of employee withholding (including withholding of Tax on dividends, interest, and royalties and similar income earned by non-resident aliens and foreign corporations and withholding of Tax on United States real property interests); and (ii) from their employees proper and accurate amounts for all periods through the date hereof in material compliance with all Tax withholding provisions of applicable Laws (including income, social security, and employment Tax withholding for all types of compensation).

(e) Tax Liabilities. Since the date of the most recent Financial Statements, neither the Company nor any of the Company Subsidiaries have incurred any material Liability for Taxes outside the ordinary course of business or otherwise inconsistent with past practice.

(f) Tax Deficiencies. There is no material Tax deficiency outstanding, assessed or, to the Knowledge of the Company, proposed in writing against the Company or any of its Subsidiaries, nor, as of the date hereof, has the Company or any of its Subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any material Tax that is still in effect.

(g) Tax Audits. As of the date hereof, no audit or other examination of any material Tax Return of the Company or any of its Subsidiaries is presently in progress, nor has the Company or any of its Subsidiaries been notified in writing of any request for such an audit or other examination.

(h) Closing Agreements. As of the date hereof, neither the Company nor any of its Subsidiaries is a party to any closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof, or any similar provision of state, local, or foreign Law.

(i) Substantial Understatements. Each of the Company and its Subsidiaries has disclosed on its Tax Returns for its 2004-2006 taxable years all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code or any similar provision of state, local, or foreign Law.

(j) Tax Jurisdictions. To the Knowledge of the Company, no written claim has been made during the past three (3) years by any appropriate Governmental Entity in a jurisdiction where neither the Company nor any of its Subsidiaries has filed Tax Returns indicating that the Company or any of its Subsidiaries is or may be subject to any material taxation by such jurisdiction.

(k) Change in Accounting Method. Neither the Company nor any of its Subsidiaries has agreed or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign Law by reason of a change in accounting method initiated by it or any other relevant party, and neither the Company nor any of its Subsidiaries has any knowledge that the appropriate Governmental Entity has proposed any such adjustment or change in accounting method, nor is any application pending with any appropriate Governmental Entity requesting permission for any changes in accounting methods that relate to the business or assets of the Company or any of its Subsidiaries to the extent such adjustments would be required to be made for any taxable period (or portion thereof) ending after the Closing Date.

(l) Installment Sale, Etc. The Company and its Subsidiaries will not be required to include any material item of income in, or exclude any material item of deduction from, U.S. taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (x) any installment sale or open transaction disposition made on or prior to the Closing Date or (y) any prepaid amount received on or prior to the Closing Date.

(m) Tax Liens. There are no material Liens on the assets of the Company or any of its Subsidiaries relating to or attributable to Taxes, other than Liens for Taxes not yet due and payable or Taxes that are being contested in good faith and in respect of which, if required by GAAP, adequate reserves therefor have been accrued or recorded on the Company’s financial statements.

(n) U.S. Real Property Holding Corporation. The Company is not a “United States Real Property Holding Corporation” within the meaning of Section 897(c)(2) of the Code, nor has it been a “United States Real Property Holding Corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(i) of the Code.

(o) Intercompany Transactions. There are no material deferred intercompany transactions within the meaning of Treasury regulation section 1.1502-13(b)(1) with respect to which the Company or any of its Subsidiaries would be required to include any item of income or gain in, or exclude any item of deduction or loss from, taxable income for any taxable period (or portion thereof) ending after the Closing Date.

(p) Tax Agreements. Neither the Company nor any of its Subsidiaries (i) is a party to a Contract entered into after January 1, 2004, other than a Contract entered into in the ordinary course of business, under which the Company or any of its Subsidiaries has, or at any time in the future is reasonably likely to have, an obligation to contribute to the payment of any portion of a material Tax (or pay any amount calculated with reference to any portion of a material Tax) of any group of corporations of which the Company or any of its Subsidiaries is or was a part (other than a group the common parent of which is the Company), or (ii) has any Liability for material Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor.

(q) Ownership Changes. Since January 1, 2004, neither the Company nor any of its Subsidiaries has undergone an ownership change under Section 382 and/or Section 383 of the Code, other than the ownership change arising from the transaction contemplated by this Agreement.

(r) Distributing Corporations. Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (x) in the two (2) years prior to the date of this Agreement or (y) in a distribution which would otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code and regulations thereunder) in conjunction with the Merger.

(s) Tax Avoidance. Neither the Company, nor any of its Subsidiaries has participated (i) in a transaction that is the same as or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a listed transaction, as set forth in Treasury Regulation § 1.6011-4(b)(1) or, (ii) to the Knowledge of the Company, in a reportable transaction (other than a listed transaction), as set forth in Treasury Regulation § 1.6011-4(b).

(t) Certain Compensation Taxes. To the Knowledge of the Company, there is no Contract, plan or arrangement to which the Company or any of its Subsidiaries is a party which, individually or collectively, (i) other than as set forth on Section 3.06(t) of the Company Disclosure Letter, could give rise to the payment of any amount that would not be deductible pursuant to Sections 404 or 162(m) of the Code or (ii) could require Parent or any Affiliate of Parent to gross up a payment to any Company Employee for Tax related payments or cause a penalty tax under Section 409A of the Code (other than indemnification obligations pursuant to the agreements listed in Section 3.06(t) of the Company Disclosure Letter). To the

Knowledge of the Company, each Company Employee Plan or Company Employee Agreement that is a nonqualified deferred compensation plan (as defined under Section 409A of the Code) satisfies the applicable requirements of Sections 409A(a)(2), (3), and (4) of the Code, and has, since January 1, 2005, been operated in material good faith compliance with Sections 409A(a)(2), (3), and (4) of the Code, and no Company Employee is subject to any tax pursuant to Section 409A of the Code.

Section 3.07. Intellectual Property.

(a) Certain Owned Company IP. Section 3.07(a) of the Company Disclosure Letter contains a complete and accurate list, as of the date hereof, of the following Owned Company IP: (i) all registered Trademarks and material unregistered Trademarks; (ii) all Patents; (iii) all material invention disclosures within the last two years; (iv) all material registered Copyrights; (v) all material Internet domain names; and (vi) all material Software (excluding any off-the-shelf shrinkwrap, clickwrap or similar commercially available non-custom Software), in each case listing, as applicable, (x) the name of the applicant/registrant and current owner, (y) the jurisdiction where the application/registration is located and, (z) the application or registration number.

(b) Good Standing. The Company and each of its Subsidiaries has made all prosecution and maintenance payments and all filings currently due or required to be filed (extensions or grace periods not being available), to prosecute and maintain each item of registered, issued and applied for material Owned Company IP. The Company and each of its Subsidiaries has taken appropriate steps to ensure compliance with all laws relating to patent marking requirements and trademark and copyright notice requirements (including trademark and copyright legends and symbols, such as ©, ®, TM, SM) with respect to any such Intellectual Property that is issued, granted or registered by or with any Governmental Entity or for which an application therefore has been filed with any Governmental Entity, and all such registered, issued and applied for Intellectual Property is duly registered, issued and/or filed in the name of the Company or one of its Subsidiaries, as applicable. All registrations of Owned Company IP are currently in good standing and the correct chain of title has been recorded with the applicable Governmental Entity, including the U.S. Patent and Trademark Office, against each item of registered, issued or applied for Owned Company IP, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Enforceability. The Owned Company IP is valid, subsisting and enforceable, except where the failure to be so valid, subsisting and enforceable would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No false allegations of use or other false statements have been made in connection with the filing, prosecution or maintenance of any material Trademarks included in the Owned Company IP and, to the Knowledge of the Company, no false statements have been made in connection with the filing, prosecution or maintenance of any Patents included in the Owned Company IP, except where such allegations or statements would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) Company IP Agreements. Section 3.07(d)(i) of the Company Disclosure Letter contains a complete and accurate list, as of the date hereof, of all Contracts (i) granting to the Company or any of its Subsidiaries a license, covenant not to sue or any other interest in, or any right to use or exploit any Licensed Company IP that is material to the Company and its Subsidiaries taken as a whole, other than off-the-shelf shrinkwrap, clickwrap or similar commercially available non-custom Software, or (ii) under which the Company or any of its Subsidiaries has granted to others a license, covenant not to sue or any other interest in, or any right to use or exploit any Owned Company IP that is material to the Company and its Subsidiaries taken as a whole (such agreements, the “Company IP Agreements”). Neither the Company nor any of its Subsidiaries has granted any rights exclusively under any Owned Company IP, other than under Owned Company IP that is not necessary for the conduct of the business of the Company as currently conducted, nor for the conduct of the business of its Subsidiaries as currently conducted. No Company IP Agreement may be unilaterally terminated by any third party which is a party to such Agreement as a result of the consummation of the transactions provided for herein, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e) Sufficiency of Company IP. The Owned Company IP, together with the Licensed Company IP, constitutes all the Intellectual Property that is necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted, except where the failure of the foregoing to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f) No Liens. The Company and its Subsidiaries collectively own all right, title and interest in the Owned Company IP free and clear of all Liens other than Permitted Liens. No Person jointly owns any Owned Company IP pursuant to any Contract with the Company or any of its Subsidiaries, nor, to the Knowledge of the Company, by operation of law or otherwise. No material license fees in respect of any such joint Owned Company IP will be payable by Parent following the Closing to any person for the use or exploitation of such Intellectual Property.

(g) Protection of Information. The Company and each of its Subsidiaries has taken all commercially reasonable steps to protect and preserve the secrecy and confidentiality of the Trade Secrets that comprise any material part of the Company IP, except where the failure to take such actions would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All uses and disclosures by the Company or any of its Subsidiaries of Trade Secrets owned by another Person have been pursuant to the terms of a written agreement with such Person or were otherwise lawful, except where the use or disclosure of any Trade Secret owned by another Person that was not effected in accordance with a written agreement or was not lawful would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Without limiting the foregoing, the Company and its Subsidiaries have a policy requiring employees, consultants and contractors, and any other person with access to Trade Secrets included in Company IP that are material to the Company and its Subsidiaries, taken as whole, to execute a confidentiality agreement substantially in the Company’s standard form previously provided to Parent.

(h) Employees and Consultants. All former and current employees, consultants and contractors of the Company and its Subsidiaries who contribute or have contributed to the creation or development of any of the Owned Company IP (“Contributors”) have executed written instruments with the Company or such Subsidiary that assign to the Company or such Subsidiary all rights, title and interest in and to any such contributions that the Company or Subsidiary does not already own by operation of Law, except where failure to execute such written agreement would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, no inventor listed on the Company’s or its Subsidiaries’ Patents is under any obligation to assign its rights in the Company’s or its Subsidiaries’ Patents to a former employer, person, or entity, except where any such obligation would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(i) Infringement. Neither the Company nor any of its Subsidiaries, nor any of its or their products or services, nor the other operation of Company’s or its Subsidiaries’ business as currently conducted is infringing upon (including infringement by dilution), misappropriating or violating the Intellectual Property of any Person, except where any such infringement, misappropriation or violation would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, as of the date hereof, no Person or any of such Person’s products or services, Intellectual Property or other operation of such Person’s business is infringing upon (including infringement by dilution), violating or misappropriating any material Owned Company IP.

(j) IP Legal Actions. As of the date hereof, there is no Legal Action pending or, to the Knowledge of the Company, threatened with respect to, (i) any alleged infringement (including infringement by dilution), misappropriation or violation of the Intellectual Property of any Person by the Company or any of its Subsidiaries or any of its or their current products or services or otherwise by the conduct of the Company’s or its Subsidiaries’ businesses as currently conducted or have been conducted within the preceding five years; (ii) any claim challenging the validity or enforceability of any item of Owned Company IP, or the ownership by the Company or the respective Subsidiary of such item; or (iii) any claim contesting the

Company’s or any of its Subsidiaries rights with respect to any of the Licensed Company IP except in the case of clauses (i), (ii), and (iii) for any of the foregoing that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries are not subject to any Order that restricts or impairs the use of any Company IP, except (x) for any such Order that is generally applicable to Persons engaged in the businesses engaged in by the Company and its Subsidiaries or (y) where the entry or existence of any such Order would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(k) Parent’s Intellectual Property. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including the Merger) will not result, after the consummation of the Merger, in Parent or any of its Subsidiaries being required, under the terms of any Contract to which the Company or any of its Subsidiaries is a party, to grant (including by means of a covenant not to sue or cross-license) to any third party any rights or licenses to any of Intellectual Property owned by Parent or its Affiliates prior to the Closing Date or created by Parent or its Affiliates following the Closing Date, except for customer Contracts under which the customer was granted a non-exclusive license (which may include the right to sublicense to end users in the ordinary course of business for the same or more limited scope) to use existing and after-acquired patents and/or copyrights, including enhancements to Software and similar derivative works, solely to the extent necessary for such customer’s operation of products or applications sold to the customer under such Contract, or solely to the extent necessary for such customer’s receipt of services that parent will continue to provide after closing, and for no other purpose.

(l) Settlements. No limitations or restrictions on the use or enforceability of any of the Company IP have been agreed with any third party pursuant to a settlement agreement or a similar Contract intended to settle a dispute, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(m) Open Source Software. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is in violation in any material respect of any open source license. No Software that contains or is derived from Open Source Software has been incorporated into any Software that is Owned Company IP, or has otherwise been distributed or licensed by Company or any Subsidiary to third parties, in a manner that renders Software that is Owned Company IP subject to terms applicable to Open Source Software, except with respect to Software that the Company has decided, for business reasons, to release to the open source community in a manner that does not preclude the Company’s continued use and exploitation of such Software.

(n) Source Code. To the Knowledge of Company, no condition has occurred, and no circumstance or condition exists, that would be sufficient to entitle the beneficiary under any source code escrow arrangement under which the Company or any of its Subsidiaries have deposited any material Company Source Code to require release of such material Company Source Code, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of Company, the consummation of the transactions contemplated hereby (including the Merger) will not constitute a condition sufficient to entitle the beneficiary under any source code escrow arrangement under which the Company or its Subsidiaries have deposited any material Company Source Code to require release of such Company Source Code, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(o) Viruses. To the Knowledge of the Company, as of the date hereof, the Company and each of its Subsidiaries has in place, consistent with general industry practices, systems adequate to identify and detect any computer code which may: (i) irreparably disrupt, disable, erase or harm operation of material Software included in the Owned Company IP, or cause such Software to irreparably damage or corrupt any data, hardware, storage media, programs, equipment or communications, or (ii) permit any Person to access such Software without authorization, except as would not reasonably be expected to have a Company Material Adverse Effect.

(p) Privacy. To the Knowledge of the Company, the Company’s and each of its Subsidiaries’ collection, storage, use and dissemination of personal customer information and other personally identifiable information in connection with their businesses has been in accordance with all applicable Laws relating to privacy or data protection with regard to personally identifiable information that are binding on the Company or any Subsidiary thereof, all applicable privacy policies adopted by the Company or any Subsidiary thereof, and in accordance with all terms of use or other contractual obligations relating to privacy or protection of personally identifiable information, except where the failure to be in compliance with any such Law, terms of use or other contractual obligations or to abide by any such policy would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, with respect to personal customer information and other personally identifiable information, the Company and each of its Subsidiaries has reasonable security and data protections in place, consistent with general industry practices, and there has been no material breach thereof or loss of such information since January 1, 2006, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.08. Compliance; Permits.

(a) Compliance. The Company and each of its Subsidiaries is and, since January 1, 2007, has been in compliance with all Laws or Orders applicable to the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries or any of their respective businesses or properties is bound (including the International Trade in Arms Regulations, the Export Administration Regulations and the regulations administered by the Department of Treasury’s Office of Foreign Assets Control), except for such non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, since January 1, 2007, no Governmental Entity has issued any notice or notification stating that the Company or any of its Subsidiaries is not in compliance with any Law, except where such non-compliance would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Permits. The Company and its Subsidiaries hold, to the extent legally required to operate their respective businesses as such businesses are being operated as of the date hereof, all permits, licenses, clearances, authorizations and approvals from Governmental Entities (collectively, “Permits”), except for any Permits for which the failure to obtain or hold would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No suspension or cancellation of any Permits of the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened, except for any such suspension or cancellation which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries is and, since January 1, 2007, has been in compliance with the terms of all Permits, except where the failure to be in such compliance would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Foreign Corrupt Practices Act. Since January 1, 2007, neither the Company nor any of its wholly-owned Subsidiaries, nor, to the Knowledge of the Company, any of the Controlled Subsidiaries or any third party acting on behalf of the Company or any of its Subsidiaries, has taken or failed to take any action that would cause it to be in violation in of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder, except for any such violation that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.09. Litigation. As of the date hereof, there is no claim, action, suit, arbitration, proceeding or, to the Knowledge of the Company, governmental investigation (each, a “Legal Action”), pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any their respective properties or assets or, to the Knowledge of the Company, any executive officer or director of the Company or any of its U.S. Subsidiaries in their capacities as such, in each case by or before any Governmental Entity, other than any such Legal Action that (a) does not involve an amount in controversy in excess of $10,000,000, (b) does not seek material injunctive or other material non-monetary relief and (c) would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. None of the Company or any of its Subsidiaries is subject to any order, writ, assessment, decision, injunction, decree, ruling or judgment of a Governmental Entity (“Order”), whether temporary, preliminary or permanent, which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, other than any Orders that are generally applicable to Persons engaged in the businesses engaged in by the Company or its Subsidiaries. There are no internal investigations or internal inquiries that since January 1, 2006 and prior to the date hereof have been conducted by or at the direction of the Company Board (or any committee thereof) concerning any material financial, accounting or other material misfeasance or material malfeasance issues other than such investigations or inquiries that did not result in any material finding of any misfeasance or malfeasance.

Section 3.10. Brokers’ and Finders’ Fees. Except for fees payable to the investment banking firms whose names are set forth on Section 3.10 of the Company Disclosure Letter (collectively, the “Company Financial Advisors”) pursuant to engagement letters listed in such section of the Company Disclosure Letter, a correct and complete copy of which have been provided to Parent, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

Section 3.11. Related Party Transactions. Except for compensation or other employment arrangements entered into in the ordinary course of business, there are no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliate (including any officer or director) of the Company (excluding any Subsidiary of the Company), on the other hand.

Section 3.12. Employee Matters.

(a) Schedule. Section 3.12(a) of the Company Disclosure Letter contains an accurate and complete list, as of the date hereof, of each material plan, program, policy, agreement, collective bargaining agreement or other arrangement providing for compensation, severance, deferred compensation, performance awards, stock or stock-related awards, fringe, retirement, death, disability or medical benefits or other employee benefits or remuneration of any kind, including each material employment (excluding offer letters), severance, retention, change in control or consulting plan, program arrangement or agreement, in each case whether written or unwritten or otherwise, funded or unfunded, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, which is or has been maintained, contributed to, or required to be contributed to, by the Company or any of its Subsidiaries for the benefit of any current or former employee, consultant or director of the Company or any of its Subsidiaries (each, a “Company Employee”), or with respect to which the Company or any of its Subsidiaries has or may have any material Liability (collectively, the “Company Employee Plans”).

(b) Documents. The Company has made available to Parent (including through the Electronic Data Gathering, Analysis and Retrieval Database of the SEC) correct and complete copies of all Company Employee Agreements with the executive officers of the Company and all material Company Employee Plan documents, if any, in each case that are in effect as of the date hereof, and, to the extent applicable, (i) all related trust agreements, funding arrangements and insurance contracts, (ii) the most recent determination letter received regarding the tax-qualified status of each Company Employee Plan, (iii) the most recent financial statements for each Company Employee Plan, (iv) the Form 5500 Annual Returns/Reports for the most recent plan year for each Company Employee Plan, and (v) the current summary plan description for each Company Employee Plan.

(c) Employee Plan Compliance. (i) each Company Employee Plan in the United States has been established and maintained in all material respects in accordance with its terms and in material compliance with applicable Laws, including but not limited to ERISA and the Code, except for any administrative non-compliance which may be corrected pursuant to the IRS’ Employee Plans Compliance Resolution System, and to the Knowledge of the Company, each Company Employee Plan outside of the United States has been established and maintained in all material respects in accordance with its terms and in material compliance with applicable Laws; (ii) all the Company Employee Plans that are intended to be qualified under Section 401(a) of the Code have received timely determination letters from the IRS and, as of the date hereof, no such determination letter has been revoked nor, to the Knowledge of the Company, has any such revocation been threatened; (iii) the Company and its Subsidiaries, where applicable, have timely made all material contributions and other material payments required by and due under the terms of each Company Employee Plan; (iv) except to the extent limited by applicable Law, each Company Employee Plan (other than a Company Employee Plan constituting a Contract between the Company or a Subsidiary thereof and a Company Employee) can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to Parent, the Company or any of its Subsidiaries (other than ordinary administration expenses and in respect of accrued benefits thereunder); (v) as of the date hereof, there are no material audits, inquiries or Legal Actions pending or, to the Knowledge of the Company, threatened by the IRS or the Department of Labor, or any similar Governmental Entity with respect to any Company Employee Plan; and (vi) as of the date hereof, there are no material Legal Actions pending, or, to the Knowledge of the Company, threatened (other than routine claims for benefits) against any Company Employee Plan.

(d) None of the Company, any Company ERISA Affiliate or any of the Company Subsidiaries has incurred or reasonably expects to incur, either directly or indirectly, any material liability under Title I or Title IV of ERISA, or related provisions of the Code or foreign Law or regulation relating to employee benefit plans generally.

(e) Certain Company Employee Plans. With respect to each Company Employee Plan subject to Title IV or Section 302 of ERISA or Section 412 of the Code:

(i) no such plan is a “multiemployer plan” within the meaning of Section 3(37) of ERISA or a “multiple employer plan” within the meaning of Section 413(c) of the Code;

(ii) no Legal Action has been initiated by the Pension Benefit Guaranty Corporation to terminate any such plan or to appoint a trustee for any such plan;

(iii) no condition or event currently exists that would be reasonably likely to result in any material Liability to the Company or any Company ERISA Affiliate under Title IV of ERISA (other than for premiums to the Pension Benefit Guaranty Corporation);

(iv) no “reportable event,” as defined in Section 4043 of ERISA, has occurred with respect to any such plan; and

(v) no such plan has incurred any “accumulated funding deficiency” within the meaning of Section 302 of ERISA or Section 412 of the Code, whether or not waived.

(f) No Post-Employment Obligations. No Company Employee Plan currently provides for any Liability of the Company or any of its Subsidiaries to provide post-termination or retiree welfare benefits to any person for any reason, except as may be required by COBRA or other applicable Law, and neither the Company nor any Company ERISA Affiliate has any Liability to provide post-termination or retiree welfare benefits to any person or ever represented, promised or contracted to any Company Employee (either individually or to Company Employees as a group) or any other person that such Company Employee(s) or other person would be provided with post-termination or retiree welfare benefits, except to the extent required by COBRA or other applicable Law.

(g) Health Care Compliance. Each of the Company and its Subsidiaries complies in all material respects with the applicable requirements of COBRA or any similar state statute with respect to each Company Employee Plan that is a group health plan within the meaning of Section 5000(b)(1) of the Code or such state statute.

(h) Effect of Transaction. Section 3.12(g) of the Company Disclosure Letter sets forth, as of the date hereof, a true and complete list of: (i) each material payment (including any bonus, severance, unemployment compensation, deferred compensation, golden parachute payment or “parachute payment” within the meaning of Section 280G(b)(2) of the Code) that is reasonably likely to become due to any current or former employee of the Company or any of its Subsidiaries under any Company Employee Plan as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby; (ii) any increase in any material respect of any material benefit otherwise payable under any Company Employee Plan that would become effective pursuant to the terms thereof because of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby; or (iii) any acceleration of the time of payment or vesting of any such material benefits under any Company Employee Plan that would become effective pursuant to the terms thereof because of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. The execution of this Agreement and the consummation of the transactions contemplated hereby will not, directly or indirectly, constitute an event under any Company Employee Plan or Company Employee Agreement with respect to any Company Employee that will or is reasonably likely to result in the payment or provision of any benefit in an amount which will or is reasonably likely to be characterized or deemed as a “parachute payment,” within the meaning of Section 280G(b)(2) of the Code.

(i) Employment Law Matters. The Company and each of its Subsidiaries: (i) is in compliance with all applicable Laws and collective agreements respecting hiring, employment, individual and collective termination of employment, employment practices, terms and conditions of employment and wages and hours (including Orders and awards relevant to the Company Employees’ terms and conditions of service, health and safety, labor leasing, use of fixed-term contracts, supply of temporary staff, engagement of independent contractors, including proper classification of same, social security filings and payments, unemployment insurance payments, secondment and expatriation rules and applicable requirements regarding staff representation and paid vacations) with respect to Company Employees and contingent workers, and (ii) is in compliance with all applicable Laws relating to the relations between it and any trade union, works council or other body representing the Company Employees, except, in the case of clauses (i) and (ii) immediately above, where the failure to be in compliance with the foregoing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(j) Labor. No material work stoppage or labor strike against the Company or any of its Subsidiaries with respect to employees who are employed within the United States is pending, threatened or has occurred in the last two (2) years, and, to the Knowledge of the Company, no material work stoppage or labor strike against the Company or any of its Subsidiaries with respect to employees who are employed outside the United States is pending, threatened or has occurred in the last two (2) years. As of the date hereof, none of the Company Employees are represented by a labor union, works council or trade union and, to the Knowledge of the Company, there are no formal activities, Legal Actions, election petitions, card check signing or union activities or union corporate campaigns of or by any labor union, trade union or works council to organize any Company Employees. As of the date hereof, there are no Legal Actions, labor disputes or grievances pending, or, to the Knowledge of the Company, threatened relating to any labor, safety or discrimination matters involving any Company Employee, including charges of unfair labor practices or objectionable conduct under applicable labor Laws or discrimination complaints, except for any of the foregoing which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.13. Real Property and Personal Property Matters.

(a) Owned Real Estate. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or one or more of its Subsidiaries has good and marketable fee simple title to the Owned Real Estate free and clear of any Liens other than the Permitted Liens. Section 3.13(a) of the Company Disclosure Letter contains a complete and correct list, as of the date hereof, of the Owned Real Estate that constitutes Material Real Estate, and sets forth for each such Owned Real Estate (i) the location and street address and (ii) the nature of the current use of such Owned Real Estate.

(b) Leased Real Estate. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries has good leasehold title to the Leased Real Estate free and clear of any Liens other than Permitted Liens. Section 3.13(b) of the Company Disclosure Letter contains a complete and correct list, as of the date hereof, of the Leased Real Estate that constitutes Material Real Estate including with respect to each such Lease the date of such Lease and any material amendments thereto, the street address and the nature of the current use of such Leased Real Estate. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (x) all Leases are valid and in full force and effect except to the extent they have previously expired or terminated in accordance with their terms, and (y) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, no third party, has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both would constitute a default under the provisions of, any Lease. Neither the Company nor any of its Subsidiaries has entered into with any other Person (other than another wholly-owned Subsidiary of the Company) any sublease, license or other agreement that is material to the Company and its Subsidiaries, taken as a whole, and that relates to the use or occupancy of all or any portion of the Material Real Estate. The Company has made available to Parent correct and complete copies of all Leases (including all material modifications, amendments, supplements, waivers and side letters thereto) pursuant to which the Company or any of its Subsidiaries thereof leases or licenses, as tenant, any Material Real Estate.

(c) Condemnation Proceedings. As of the date hereof, neither the Company nor any of its Subsidiaries has received written notice of any pending, and to the Knowledge of the Company there is no threatened, condemnation proceeding with respect to any of the Owned Real Properties that constitute Material Real Estate.

(d) Personal Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries has good and marketable title to, or a valid and binding leasehold interest in, all the personal property owned by it, free and clear of all Liens, other than Permitted Liens.

Section 3.14. Environmental Matters. Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a) The Company and its Subsidiaries are and, since January 1, 2007, have been in compliance with all Environmental Laws, which compliance includes the possession, maintenance of, compliance with, or application for, all Permits required under applicable Environmental Laws for the operation of the business of the Company and its Subsidiaries as currently conducted.

(b) Since January 1, 2007, neither the Company nor any of its Subsidiaries has (i) produced, processed, manufactured, generated, transported, treated, handled, used, stored, disposed of or released any Hazardous Substances, except in compliance with Environmental Laws, at any Real Estate, or (ii) exposed any employee or any third party to any Hazardous Substances under circumstances reasonably expected to give rise to any material Liability or obligation under any Environmental Law.

(c) Neither the Company nor any of its Subsidiaries has received written notice of and there is no Legal Action pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, alleging any Liability or responsibility under or non-compliance with any Environmental Law or seeking to impose any financial responsibility for any investigation, cleanup, removal, containment or any other remediation or compliance under any Environmental Law. Neither the Company nor any of its Subsidiaries is subject to any Order or written agreement by or with any Governmental Entity or third party imposing any material Liability or obligation with respect to any of the foregoing.

Section 3.15. Contracts.

(a) Major Customers. Section 3.15(a)(i) of the Company Disclosure Letter sets forth a complete and correct list of the names of the top twenty-five (25) customers of the Company for the fiscal year ended December 31, 2007 (determined on the basis of aggregate revenues recognized by the Company and its

Subsidiaries) (the “Major Customers”). The aggregate amount of the consolidated revenues of the Company for the fiscal year ended December 31, 2007 that was derived from the Major Customers or Affiliates thereof is approximately equal to the percentage set forth on Section 3.15(a)(ii) of the Company Disclosure Letter.

(b) Material Contracts. For purposes of this Agreement, “Company Material Contract” shall mean the following to which the Company or any of its Subsidiaries is a party or any of the respective assets are bound (excluding in any case: (1) any Contract that has expired or terminated in accordance with its terms or otherwise under which no party has any continuing rights or obligations and (2) any Leases):

(i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act), whether or not filed by the Company with the SEC;

(ii) any employment or consulting Contract (in each case with respect to which the Company has continuing obligations as of the date hereof) with any current or former (x) executive officer of the Company, (y) member of the Company Board or (z) employee of the Company or any of its wholly-owned Subsidiaries providing for an annual base salary in excess of $500,000;

(iii) any Contract providing for indemnification or any guaranty by the Company or any Subsidiary thereof, in each case that is material to the Company and its Subsidiaries, taken as a whole, other than (x) any guaranty by the Company or a Subsidiary thereof of any of the obligations of (A) the Company or another wholly-owned Subsidiary thereof or (B) any Subsidiary (other than a wholly-owned Subsidiary) of the Company that was entered into in the ordinary course of business pursuant to or in connection with a customer Contract or (y) any Contract providing for indemnification of customers or other Persons pursuant to Contracts entered into in the ordinary course of business;

(iv) any Contract containing any covenant applicable to the Company or any of its Subsidiaries (or, at any time after the consummation of the Merger, that would by its terms be applicable to Parent or any of its Subsidiaries) prohibiting or otherwise materially limiting the Company’s or any such Subsidiary’s right to engage or compete in any line of business, to operate in any geographic area or distribution channel, other than any such Contract that is terminable by the Company or the applicable Subsidiary thereof without material liability to the Company and its Subsidiaries, taken as a whole;

(v) any Contract relating to the disposition or acquisition by the Company or any of its Subsidiaries after the date of this Agreement of assets with a fair market value in excess of $10,000,000, other than any such Contract entered into in the ordinary course of business;

(vi) any acquisition Contract pursuant to which the Company or any of its Subsidiaries has “earn-out” or other contingent purchase price payment obligations, in each case, that have not been paid prior to the date hereof and that would reasonably be expected to result in payments by the Company or the applicable Subsidiary thereof in excess of $5,000,000;

(vii) any joint marketing or joint development Contract under which the Company or any of its Subsidiaries have continuing minimum payment obligations or costs in excess of $10,000,000 per year that may not be canceled without material liability upon notice of ninety (90) days or less, other than any of the foregoing that constitutes a Contract with a customer of the Company or any Subsidiary thereof entered into in the ordinary course of business;

(viii) the Contracts that are listed on Section 3.15(a)(viii) of the Company Disclosure Letter, each of which is with a Major Customer and represents, together with all other Contracts with such Major Customer or a controlled Affiliate thereof, at least fifty percent (50%) of the revenues generated by the Company and its Subsidiaries in the fiscal year ended December 31, 2007 with respect to such Major Customer and its controlled Affiliates;

(ix) any Contract that contains any provision that requires the purchase of all of the Company’s or any of its Subsidiaries’ requirements for a given product or service from a given third party, which product or service is material to the Company and its Subsidiaries, taken as a whole;

(x) any Contract that (A) contains most favored customer pricing provisions which are material to the Company and its Subsidiaries, taken as a whole, or (B) grants any exclusive rights or rights of first refusal which are material to the Company and its Subsidiaries, taken as a whole;

(xi) any Contract that is a partnership, joint venture or similar Contract, unless immaterial to the Company and its Subsidiaries taken as a whole;

(xii) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts, in each case relating to indebtedness for borrowed money, whether as borrower or lender, in each case in excess of $25,000,000, other than (x) accounts receivables and payables and (y) loans to direct or indirect wholly-owned Subsidiaries of the Company (other than loans made to non-wholly-owned Subsidiaries in the ordinary course of business in accordance with the Company’s cash management system);

(xiii) any settlement agreement entered into since January 1, 2006 in respect of a Legal Action in respect of which litigation proceedings were commenced or of which the litigation legal department of the Company was otherwise made formally aware, other than (x) releases immaterial in nature or amount entered into with former employees or independent contractors of the Company in the ordinary course of business in connection with the routine cessation of such employee’s or independent contractor’s employment or service with the Company or a Subsidiary thereof, (y) settlement agreements that contemplate the making of a cash payment not in excess of $10,000,000 as to such settlement and which payment has not been made prior to the date hereof or (z) settlement agreements that contemplate the making of a cash payment to the Company or any of its Subsidiaries;

(xiv) any other Contract that is not with a customer of the Company under which the Company or any of its Subsidiaries is obligated to make payment or incur costs in excess of $35,000,000 in any year and which is not otherwise described in clauses (i)–(xiii) above;

(xv) the Contracts that are listed on Section 3.15(a)(xiv) of the Company Disclosure Letter; or

(xvi) any Company IP Agreement.

(c) Schedule of Material Contracts; Documents. Section 3.15(c)(i) of the Company Disclosure Letter sets forth a complete and accurate list as of the date hereof of all Company Material Contracts and identifies each subsection(s) of Section 3.15(b) that lists such Company Material Contract. The Company has made available to Parent (including through the Electronic Data Gathering, Analysis and Retrieval Database of the SEC) correct and complete copies of all Company Material Contracts in the Company’s possession.

(d) No Breach. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) all the Company Material Contracts are valid and in full force and effect except to the extent they have previously expired in accordance with their terms, (ii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any third party has violated any provision of, or failed to perform any obligation required under the provisions of, any Company Material Contract and (iii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any third party is in, or has received written notice of, breach of any Company Material Contract.

Section 3.16. Proxy Statement. The letter to the stockholders, notice of meeting, proxy statement and forms of proxy (collectively, the “Company Proxy Statement”), to be filed with the SEC in connection with the Merger, and any amendments thereto, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. The Company Proxy Statement, as supplemented or amended, if applicable, at the time of filing, at the time such Company Proxy Statement or any amendment or supplement thereto is first mailed to Company stockholders and at the time of adoption of this Agreement by the Company’s stockholders, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or MergerCo expressly for inclusion or incorporation by reference in the Company Proxy Statement.

Section 3.17. Insurance. The Company and each of its Subsidiaries maintain Insurance Policies that, to the Knowledge of the Company, are upon terms that are reasonable for the businesses, operations, properties and locales conducted, owned or operated by the Company and its Subsidiaries. As of the date hereof, there is no claim by the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, that is pending under any of the Insurance Policies as to which coverage has been denied or disputed in writing by the underwriters of such Insurance Policies, other than any claims with respect to which any such denial or dispute was subsequently resolved by mutual agreement between the Company or a Subsidiary and the relevant insurer. All material insurable claims have been properly tendered to the appropriate insurance carrier in material compliance with any applicable Insurance Policy notice provisions. To the Knowledge of the Company, all Insurance Policies referred to in this Section 3.17 are valid and binding in accordance with their terms, except to the extent such enforceability may be limited by the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar Law affecting creditors’ rights generally and general principles of equity or public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law), and are in full force and effect.

Section 3.18. Fairness Opinion. The Company has received the opinion of each of the Company Financial Advisors (and, if it is in writing, has provided a copy of such opinions to Parent) to the effect that, as of the date of this Agreement and based upon and subject to the qualifications and assumptions set forth therein, the Merger Consideration is fair, from a financial point of view, to the holders of Shares, and, as of the date of this Agreement, such opinions have not been withdrawn, revoked or modified.

Section 3.19. Public Grants. None of the public subsidies, allowances, aids or other public grants, including within the meaning of Article 87 of the EC Treaty and applicable U.S. statutes, granted to the Company or any of its Subsidiaries since January 1, 2006 and that are material to the Company and its Subsidiaries, taken as a whole (collectively, the “Public Grants”), will have to be repaid as a result of the consummation of the transactions contemplated by this Agreement other than any of the foregoing that would have to be so repaid if the amount to be repaid is not material to the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries is under any obligation to maintain a certain number of employees at any location or in any region, or to maintain any business at all or in any region, other than any such obligation which is not material to the Company and its Subsidiaries, taken as a whole, under the terms of any of the Public Grants.

Section 3.20. Certain Costs. Neither the Company nor any of its Subsidiaries is party to a Contract as to which the estimated future cost through the expected contract completion date, whether incurred or yet to be incurred (including all costs generally accounted for at the account level for such client contract, but not including any general corporate overhead costs or technology investments not allocated at the account level), as of March 31, 2008 exceeded by more than $25,000,000 (or the equivalent thereof in the applicable foreign currency) in the aggregate the future contract revenue expected as of such date to be recorded under such Contract through the expected contract completion, in each case based on management’s estimates of reasonably likely contract performance.

Section 3.21. Government Contracts.

(a) Compliance. To the Knowledge of the Company and except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, with respect to each Government Contract or outstanding Proposal to which the Company or any of its Subsidiaries is a party as of the date hereof: (i) the Company and each of its Subsidiaries has complied in all material respects with all material terms and conditions of such Government Contract or Proposal, including clauses, provisions and requirements incorporated expressly by reference or by operation of Law therein; (ii) the Company and each of its Subsidiaries has complied in all material respects with (A) all applicable requirements of statute, rule, regulation or order in relation to such Government Contract or Proposal and (B) any agreement with the U.S. Government, the U.K. Government or other applicable foreign Governmental Entity pertaining to such Government Contract or Proposal; (iii) since January 1, 2006, neither the U.S. Government, the U.K. Government nor any other applicable foreign Governmental Entity nor any prime contractor, subcontractor or other Person has notified the Company or any of its Subsidiaries, in writing, that the Company or any of its Subsidiaries has materially breached or violated any statute, rule or regulation, certification or other Law in connection with any Government Contract other than any of the foregoing that have been resolved prior to the date hereof; (iv) no termination for convenience, termination for default, cure notice or show cause notice has been issued and not resolved or cured; (v) no cost incurred by the Company or any of its Subsidiaries has been disallowed, other than those which have been resolved and (vi) since January 1, 2006, no money due to the Company or any of its Subsidiaries has been withheld or set off and not resolved.

(b) Proceedings. To the Knowledge of the Company, as of the date hereof, and except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries nor any of the directors or executive officers of the Company is (or within the last three (3) years has been) under administrative, civil or criminal investigation or indictment or material information or audit (other than routine audits) with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Proposal, and (ii) neither the Company nor any of its Subsidiaries has made a Voluntary Disclosure pursuant to the U.S. Department of Defense Fraud Voluntary Disclosure Program (or comparable disclosure to any foreign Governmental Entity) with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Proposal that has led or would be reasonably expected to lead to any of the consequences set forth in clause (i) immediately above or any other damage, penalty, assessment, recoupment of payment or disallowance of cost. To the Knowledge of the Company and except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2006, neither the Company nor any of its Subsidiaries has submitted any inaccurate certification with respect to a Government Contract.

(c) Suspension and Debarment. As of the date hereof, neither the Company, any of its Subsidiaries, nor, to the Knowledge of the Company, any of the executive officers or directors of the Company is (or at any time during the last three (3) years has been) suspended or debarred from doing business with the U.S. Government, the U.K. Government or any other applicable foreign Governmental Entity with jurisdiction over a region where the Company or any of its Subsidiaries conduct a material amount of business or has been declared nonresponsible or ineligible for contracting with the U.S. Government, the U.K. Government or any other applicable foreign Governmental Entity with jurisdiction over a region where the Company or any of its Subsidiaries conduct a material amount of business. Since January 1, 2006 and through the date hereof, no Government Contract has been terminated for default.

Section 3.22. No Reliance. Notwithstanding anything contained in this Agreement to the contrary, the Company acknowledges and agrees that (a) neither Parent, MergerCo nor any Person on behalf of Parent or MergerCo is making any representations or warranties whatsoever, express or implied, beyond those expressly made by Parent or MergerCo in Article IV hereof and pursuant to any certificates to be delivered pursuant to the terms set forth herein and (b) the Company has not been induced by, or relied upon, any representations, warranties or statements (written or oral), whether express or implied, made by any Person, that are not expressly set forth in Article IV of this Agreement or in any certificates to be delivered pursuant to the terms set forth herein.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGERCO

Parent and MergerCo hereby jointly and severally represent and warrant to the Company as follows:

Section 4.01. Organization. Each of Parent and MergerCo is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation.

Section 4.02. Authority; Non-Contravention; Necessary Consents.

(a) Authority. Each of Parent and MergerCo has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and MergerCo and the consummation by Parent and MergerCo of the transactions contemplated hereby has been duly authorized by all necessary corporate action on the part of Parent and MergerCo and no other corporate proceedings on the part of Parent or MergerCo are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only to the filing of the Certificate of Merger pursuant to the DGCL. This Agreement has been duly executed and delivered by Parent and MergerCo and, assuming due execution and delivery by the Company, constitutes the valid and binding obligation of Parent and MergerCo, enforceable against Parent and MergerCo in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Laws affecting creditors rights generally and by general principles of equity.

(b) Non–Contravention. The execution, delivery and performance of this Agreement by Parent and MergerCo and the consummation by Parent and MergerCo of the transactions contemplated by this Agreement, do not and will not: (i) contravene or conflict with, or result in any violation or breach of, the certificate of incorporation or bylaws of Parent or MergerCo, (ii) subject to compliance with the requirements set forth in clauses (i)–(iv) of Section 4.03(c), conflict with or violate any Law applicable to Parent or MergerCo or any of their respective properties or assets or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation, or require any Consent under any Contract to which Parent or its Subsidiaries, including MergerCo, are a party or otherwise bound, or (iv) result in the creation of any Lien (other than Permitted Liens) on any of the properties or assets of Parent or MergerCo, except, in the case of each of clauses (ii), (iii) and (iv), for any conflicts, violations, breaches, defaults, terminations, amendments, accelerations, cancellations or Liens or where the failure to obtain any Consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s and MergerCo’s ability to consummate the transactions contemplated by this Agreement.

(c) Consents. No Consent of any Governmental Entity is required to be obtained or made by Parent or MergerCo in connection with the execution, delivery and performance by Parent and MergerCo of this Agreement or the consummation by Parent and MergerCo of the Merger and other transactions contemplated hereby, except for: (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company and/or Parent are qualified to do business, (ii) the filing of the Company Proxy Statement with the SEC in accordance with the Exchange Act, and such reports under the Exchange Act as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement, (iii) such Consents as may be required under the HSR Act, EC Merger Regulation or Foreign Antitrust Laws, in any case that are applicable to the transactions contemplated by this Agreement, (iv) such Consents as may be required under applicable state securities or “blue sky” laws and the securities Laws of any foreign country or the rules and regulations of the New York Stock Exchange or London Stock Exchange, and (v) such other Consents which if not obtained or made would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent’s and MergerCo’s ability to consummate the transactions contemplated by this Agreement.

Section 4.03. Information Supplied. The information with respect to Parent or MergerCo that Parent or any of its Representatives furnishes in writing to the Company expressly for use in the Company Proxy Statement, at the time of the filing, at the time such Proxy Statement or any amendment or supplement thereto is first mailed to the Company’s stockholders and at the time of adoption of this Agreement by the Company’s stockholders, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent or MergerCo with respect to statements made or incorporated by reference therein supplied by the Company or its Representatives for inclusion or incorporation by reference in the Company Proxy Statement.

Section 4.04. Financial Capability. Parent has the financial capacity to perform its obligations under this Agreement and to cause MergerCo to perform its obligations under this Agreement. Parent has or will have, and will cause MergerCo to have, prior to the Effective Time, sufficient funds to pay the aggregate Merger Consideration contemplated by this Agreement and to perform the other obligations of Parent and MergerCo contemplated by this Agreement.

Section 4.05. Legal Proceedings. As of the date hereof, there is no pending or, to the Knowledge of Parent, threatened, Legal Action against or relating to Parent or any of its Subsidiaries, including MergerCo, nor is there any injunction, order, judgment, ruling or decree imposed upon Parent or any of its Subsidiaries, including MergerCo, in each case, by or before any Governmental Entity, that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent’s and MergerCo’s ability to consummate the transactions contemplated by this Agreement.

Section 4.06. Ownership of Company Common Stock. Neither Parent nor any of its Affiliates beneficially owns (as defined in Rule 13d-3 of the Exchange Act) any Shares.

Section 4.07. No Reliance. Notwithstanding anything contained in this Agreement to the contrary, each of Parent and MergerCo acknowledges and agrees that (a) neither the Company nor any Person on behalf of the Company is making any representations or warranties whatsoever, express or implied, beyond those expressly made by the Company in Article III hereof and pursuant to any certificates to be delivered pursuant to the terms set forth herein and (b) neither Parent nor MergerCo has been induced by, or relied upon, any representations, warranties or statements (written or oral), whether express or implied, made by any Person, that are not expressly set forth in Article III of this Agreement or in any certificates to be delivered pursuant to the terms set forth herein. Without limiting the generality of the foregoing, each of Parent and MergerCo acknowledges that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or information as to prospects with respect to the Company and its Subsidiaries that may have been made available to Parent, MergerCo or any of their respective representatives, except as expressly set forth in Article III of this Agreement or in any certificates to be delivered pursuant to the terms set forth herein.

ARTICLE V.

COVENANTS

Section 5.01. Conduct of Business of the Company. Except as expressly contemplated by this Agreement, as set forth on Section 5.01 of the Company Disclosure Letter, as required by applicable Law or with the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed), from the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with the terms set forth in Article VII hereof, the Company shall, and shall cause each of its Subsidiaries to (subject, in the case of the Controlled Subsidiaries, to the terms set forth in Section 5.15 hereof), conduct its business in all material respects in the ordinary course of business consistent with past practice, and, to the extent consistent therewith, the Company shall, and shall cause each of its Subsidiaries to (subject, in the case of the Controlled Subsidiaries, to the terms set forth in Section 5.15 hereof), use its commercially reasonable efforts to (1) keep available the services of its key officers and employees, (2) preserve intact the business organization of the Company and its Subsidiaries, taken as whole, and (3) maintain satisfactory relationships with its customers, lenders, suppliers, licensors, licensees and other Persons having business relationships with it. Without limiting the generality of the foregoing, except for matters expressly contemplated by this Agreement or as set forth on Section 5.01 of the Company Disclosure Letter, from the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with the terms set forth in Article VII hereof, the Company shall not, nor shall it permit any of its Subsidiaries to (subject, in the case of the Controlled Subsidiaries, to the terms set forth in Section 5.15 hereof), do any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed):

(a) amend or propose to amend its certificate of incorporation or bylaws;

(b) (i) split, combine or reclassify any Company Securities or Company Subsidiary Securities, (ii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any Company Securities or Company Subsidiary Securities, provided that this clause (ii) shall not prohibit the repurchase, redemption or acquisition by the Company of Company Securities (or, in the case of clauses (w), (x) and (y) immediately below, the taking of analogous actions in respect of Company Subsidiary Securities if applicable to any Subsidiary of the Company) in connection with (w) the forfeiture of Company Equity Awards by any Person pursuant to the terms of any Company Stock Plan or any Contract entered into pursuant to the terms thereof, (x) the net exercise of Company Equity Awards pursuant to the terms of any Company Stock Plan or any Contract entered into pursuant to the terms thereof, or the net exercise of Warrants pursuant to the terms thereof, (y) the withholding of Company Securities to satisfy Tax obligations with respect to Company Equity Awards or (z) the redemption, repurchase or other acquisition (or offer for the same) of Company Subsidiary Securities from any holder thereof (other than the Company or a Subsidiary thereof) so long as such transaction is otherwise permitted pursuant to this Section 5.01, including Section 5.01(e), (iii) make, declare, set aside or pay any dividend or distribution (whether in cash, stock, property or otherwise) in respect of, or enter into any Contract with respect to the voting of, any shares of its capital stock, provided that (A) a wholly-owned Subsidiary of the Company may make, declare, set aside and pay dividends or distributions to the Company or another wholly-owned Subsidiary thereof, (B) any other Subsidiary of the Company may make, declare, set aside and pay dividends or distributions to the Persons that hold equity interests therein so long as the timing and amount thereof is consistent, in all material respects, with such Subsidiary’s dividend or distribution practice during the twelve (12) month period immediately preceding the date of this Agreement, (C) the Company shall be permitted, in the ordinary course of business and consistent with past practice, to make dividend equivalent payments pursuant to the terms of any Company Employee Plan that is in effect as of the date hereof and (D) the Company may make, declare, set aside and pay regular quarterly dividends to the holders of Shares, in a manner consistent with past practice as to timing, of not more than $0.05 per share per quarter;

(c) authorize for issuance or grant, or issue or grant, or agree or commit to issue or grant or exercise discretion to increase the value of or total payout relating to, any Company Securities (in the case of the Company) or Company Subsidiary Securities (in the case of Subsidiaries of the Company), other than the issuance or grant of (i) Shares upon the exercise or settlement of any Company Equity Award that is outstanding as of the date of this Agreement or any Company Equity Award that is issued or granted after the date of this Agreement in accordance with the terms of Section 5.01(c)(iii) hereof, (ii) Shares pursuant to the ESPP and in accordance with the terms set forth in Section 2.08(e) hereof, (iii) Company Equity Awards with respect to no more than 500,000 Shares to employees, consultants or other service providers (other than the Company’s executive officers (other than executive officers hired following the date hereof) and expressly excluding the Company’s directors) in the ordinary course of business consistent with past practice, with a per share exercise price (if applicable) of no less than the then-current market price of a Share and otherwise on terms and conditions that are consistent with the Company’s past practices in respect of the issuance and grant thereof, provided that no such Company Equity Award Stock shall vest or become exercisable, whether directly or indirectly, solely as a result of the consummation of the transactions contemplated herein, (iv) Shares upon exercise of any Warrant that is outstanding as of the date of this Agreement or (v) Shares upon the conversion of any Convertible Notes;

(d) except as required by applicable Law or by any Company Employee Plan or Contract in effect as of the date hereof or as disclosed on Section 5.01(d) of the Company Disclosure Letter, (i) increase in any manner (including by means of acceleration of payment) the base salary or bonus payable or to become payable to any of its past or present officers, employees or other service providers; provided, however, that the foregoing shall not prohibit (x) the Company and its Subsidiaries from increasing the base salary and/or bonus of non-executive officer employees or service providers of the Company and its Subsidiaries in connection with the Company’s or a Subsidiary’s annual or quarterly compensation review cycle only, provided that any such increases shall not exceed amounts consistent with the Company and its Subsidiaries’ past practice, (y) the payment by the Company or any of its Subsidiaries of retention, sign-on or other bonuses to its officers, employees or other service providers (including new hires or transition employees) so long as the aggregate amount of all such payments to all such persons does not exceed $5,000,000, except that payments made to such persons by MphasiS Limited shall not count toward, and shall not be subject to, such limit so long as any such payments are made in the ordinary course of business consistent with MphasiS Limited’s past practice or (z) if the Closing Date has not occurred prior to January 1, 2009, the Company and its Subsidiaries from increasing the base salary and/or bonus of executive officers in the ordinary course of business consistent with past practice, provided that, with respect to each such executive officer, any such increase shall be no greater than the last increase effectuated during the immediately prior annual or quarterly compensation review cycle, (ii) enter into any new or amend in any material respect any existing employment, severance, retention or change in control agreement with any of its past or present officers, employees or other service providers, provided that if any executive officer shall resign from or be terminated by the Company or a Subsidiary thereof, the Company or the applicable Subsidiary thereof shall be permitted to hire a replacement therefor and to enter into an employment agreement in connection therewith (which, subject to the immediately following clause (B), may contain terms in respect of severance, retention and change in control) so long as (A) the terms thereof are no more favorable to such newly hired executive officer as the terms set forth in the employment agreement of the executive officer that so resigned or was so terminated and (B) the consummation of the transactions contemplated by this Agreement (either alone or together with any other event) does not give rise to the right of any such newly hired executive officer to receive any severance, retention or change in control payments and does not include any indemnification obligations for any taxes payable under Section 409A of the Code, (iii) promote any officers, employees or service providers, except in connection with the Company’s annual or quarterly compensation review cycle or as a result of the termination or resignation of any officer, employee or service provider or (iv) establish, adopt, enter into, amend in any material respect or take any action to accelerate rights under any Company Employee Plans or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company Employee Plan if it were in existence as of the date of this Agreement (provided the Company and its Subsidiaries shall be permitted to establish, adopt and enter into Company Employee Plans after the date hereof in connection with entering into a new or expanded services agreement with any customer), or make any contribution to any Company Employee Plan, other than contributions required by Law, the terms of such Company Employee Plans as in effect on the date hereof or that are made in the ordinary course of business consistent with past practice, provided that the terms set forth in clauses (ii) and (iv) immediately above shall not prohibit the Company and its Subsidiaries from entering into offer letters or their equivalent (which may contain terms in respect of severance, retention and change in control) with new non-executive officer employees in the ordinary course of business consistent with past practice, provided that the consummation of the transactions contemplated by this Agreement (either alone or together with any other event) shall not give rise to the right of any such person to receive any severance, retention or change in control payments and does not include any indemnification obligations for any taxes payable under Section 409A of the Code;

(e) acquire or offer or agree to acquire (whether by way of merger, consolidation, acquisition of stock, acquisition of assets or otherwise) any Person or any division or assets thereof (other than the acquisition of assets in the ordinary course of business, including the acquisition of information technology and related assets from a client (or the stock or other equity interests of a Subsidiary of such client the principal business of which is to hold such assets) in connection with the execution by the Company or any Subsidiary thereof of a new or expanded services Contract with such client in the ordinary course of business), or make any loans, advances or capital contributions to or investments in any Person (other than the Company or any wholly-owned Subsidiary of the Company), provided that the foregoing shall not prohibit the Company and its Subsidiaries from making any such acquisition, loan, advance, capital contribution or investment (i) so long as the aggregate consideration paid (including the amount of any indebtedness for borrowed money assumed) or amounts loaned, advanced or invested, as the case may be, does not exceed $25,000,000 with respect to any individual acquisition, loan, advance, capital contribution or investment or $50,000,000 in the aggregate with respect to all such acquisitions, loans, advances, capital contributions or investments, (ii) pursuant to any Contract that is in effect as of the date hereof and disclosed in Section 5.01(e) of the Company Disclosure Letter, (iii) to any non wholly-owned Subsidiary so long as the aggregate amounts loaned, advanced or invested, as the case may be, does not exceed $5,000,000 with respect to any individual loan, advance, capital contribution or investment or $25,000,000 in the aggregate with respect to all such loans, advances, capital contributions or investments, (iv) taking the form of a loan or advance to any employee of the Company or any Subsidiary thereof for travel or other expenses that is made in the ordinary course of business consistent with past practice or (v) that constitutes the extension of trade credit to any customer or client of the Company or any Subsidiary thereof so long as such extension of trade credit is made by the Company or such Subsidiary in the ordinary course of business consistent with past practice, it being agreed that (x) any of the foregoing effected pursuant to clause (ii), (iii), (iv) or (v) immediately above shall not be applied towards the monetary threshold set forth in clause (i) immediately above and (y) any of the foregoing effected pursuant to clause (i) or (ii) above shall not be applied towards the monetary threshold set forth in clause (iii) immediately above;

(f) (i) transfer, license, sell, lease or otherwise dispose of any assets (whether by way of merger, consolidation, sale of stock, sale of assets or otherwise), including the capital stock or other equity interests in any Subsidiary of the Company, with a fair market value in excess of $25,000,000 in the aggregate with respect to all such transfers, licenses, sales, leases or other dispositions, provided that the foregoing shall not prohibit the Company and its Subsidiaries from transferring, licensing, selling, leasing or disposing of (x) products, services or other asset or obsolete goods or equipment, in each case in the ordinary course of business consistent with past practice or (y) any assets pursuant to any Contract that is in effect as of the date hereof and disclosed in Section 5.01(f) of the Company Disclosure Letter, and any such transfers, licenses, sales, leases or other dispositions effected pursuant to the foregoing clauses (x) and (y) shall not be applied towards the monetary limitation set forth immediately above, or (ii) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization, except, in the case of this clause (ii), (A) if such transaction is effected in connection with a transaction expressly permitted by clause (i) of this Section 5.01(f) or (B) for the liquidation or dissolution of any immaterial Subsidiary of the Company;

(g) (i) redeem, repurchase, prepay, defease, incur or otherwise acquire any indebtedness for borrowed money (it being agreed that this covenant expressly does not apply to capital expenditures of any kind, including capital, synthetic or similar leases) or issue any debt securities or assume, guarantee or otherwise become responsible for, the obligations of any Person (other than the Company or a wholly-owned Subsidiary of the Company) for borrowed money, except (A) for the incurrence of any indebtedness in the ordinary course of business under the credit facilities of the Company and its Subsidiaries that are in effect as of the date hereof, (B) the Company and its Subsidiaries may take any of the foregoing actions in respect of indebtedness owing by any wholly-owned Subsidiary of the Company to the Company or any other wholly-owned Subsidiary of the Company, (C) for the acquisition or assumption of indebtedness in connection with acquisitions permitted pursuant to Section 5.01(e), or (D) that the foregoing shall not limit or restrict the ability of the Company or any Subsidiary thereof to enter into or arrange any client supported financing transactions in the ordinary course of business consistent with past practice or (ii) voluntarily subject any of its material assets or material properties to any Liens, other than Permitted Liens or Liens incurred pursuant to Contracts contemplated by Section 5.01(h);

(h) enter into or amend or modify in any material respect, or consent to the termination of (other than at its stated expiry date), any Company Material Contract or any Lease with respect to Material Real Estate or any other Contract or Lease that, if in effect as of the date hereof would constitute a Company Material Contract or Lease with respect to Material Real Estate hereunder; provided, however, that, nothing herein will prevent the Company from entering into, amending or modifying Contracts or Leases in the ordinary course of business consistent with past practice;

(i) settle or compromise any Legal Actions, other than settlements or compromises of such Legal Actions (i) for an amount less than or equal to the liability or reserve in respect thereof that has been reflected or accrued on the most recent balance sheet of the Company included in the Company SEC Documents (it being agreed that amounts paid in respect of any settlement or compromise effected pursuant to this clause (i) shall not be applied toward the monetary threshold set forth in the immediately following clause (ii)), (ii) that involve only the payment of monetary damages not in excess of $10,000,000 in the aggregate (or not in excess of $10,000,000 in the aggregate above the amount of the liability or reserve in respect thereof that has been reflected or accrued on the most recent balance sheet of the Company included in the Company SEC Documents) or the imposition of nonmaterial equitable relief on the business and operations of the Company or any of its Subsidiaries, (iii) that are immaterial and in respect of which no liability or reserve in respect thereof has been reflected or accrued on the financial statements of the Company or (iv) entered into in the ordinary course of business consistent with past practice with respect to Legal Actions other than instituted legal proceedings; provided, however, that in the case of clauses (i), (ii), (iii) and (iv) immediately above, such settlement or compromise does not contain as a term thereof the imposition of material equitable relief on, or any material restrictions on the business and operations of, the Company or any of its Subsidiaries;

(j) make any material change in any method of financial accounting principles or practices, in each case except for any such change required by a change in GAAP or applicable Law;

(k) (i) settle or compromise any material Tax audit (other than the settlement or compromise of any such Tax audit for an amount not materially greater than the liability or reserve in respect thereof that has been reflected or accrued on the most recent balance sheet of the Company included in the Company SEC Documents), (ii) make or change any material Tax election or file any material amendment to a material Tax Return, except, in each case, as required by applicable Law, or (iii) enter into any material closing agreement, surrender any right to claim a material refund of Taxes or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Company or its Subsidiaries;

(l) enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding or similar Contract with respect to any joint venture, strategic partnership or alliance, which in each case, is material to the Company and its Subsidiaries, taken as a whole;

(m) except in connection with actions permitted by Section 5.04 hereof, take any action to exempt any Person from, or make any acquisition of securities of the Company by any Person not subject to, any state takeover statute or similar statute or regulation that applies to Company with respect to a Takeover Proposal or otherwise, including the restrictions on “business combinations” set forth in Section 203 of the DGCL, except for Parent, MergerCo or any of their respective Subsidiaries or Affiliates, or the transactions contemplated by this Agreement; or

(n) agree or commit to do any of the foregoing.

Section 5.02. No Control of Other Party’s Business; Other Actions.

(a) Nothing contained in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, the Company and its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their respective businesses, assets and operations.

(b) Subject to the terms set forth in Section 5.04, from the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with the terms set forth in

Article VII, the Company and Parent shall not, and shall not permit any of their respective Subsidiaries to (subject, in the case of the Controlled Subsidiaries, to the terms set forth in Section 5.15 hereof), take, or agree or commit to take, any action that would reasonably be expected to (i) impose any material delay in the obtaining of, or significantly increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Entity necessary to consummate the transactions contemplated by this Agreement or (ii) otherwise prevent or materially delay the consummation of such transactions.

Section 5.03. Access to Information; Confidentiality. From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with the terms set forth in Article VII, the Company shall afford, and shall cause its Subsidiaries to afford, to Parent and Parent’s Representatives reasonable access, during normal business hours and in a manner as shall not unreasonably interfere with the conduct of the business of the Company or any Subsidiary thereof, to the officers, employees, accountants, properties and books and records of the Company and its Subsidiaries, and the Company shall furnish, and shall cause its Subsidiaries to furnish, promptly to Parent such other information concerning the business and properties of the Company and its Subsidiaries as Parent may reasonably request from time to time (including, at or prior to the Effective Time, (a) a list of any deadline occurring within one year after the date hereof in connection with maintenance fees, filings of patent applications required due to foreign filings or other priority applications, statements of use, extensions and renewals (including patent term extensions) and responses to office action and (b) a list of material Company Source Code that has been published, delivered or disclosed to any escrow agent or any other Person by the Company or any of its Subsidiaries) and, during such period, upon request, Company shall, and shall cause its Subsidiaries to, furnish promptly to Parent a copy of any report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of applicable securities Laws; provided, however, that the Company shall not be obligated to provide or cause its Subsidiaries to provide (i) such access or information if the Company determines, in its reasonable judgment, that doing so would violate applicable Law or a Contract or obligation of confidentiality owing to a third party or would jeopardize the protection of an attorney-client or similar privilege (it being agreed that the parties shall make appropriate alternative disclosure arrangements under circumstances in which the restrictions of this clause (i) would apply), (ii) any information to the extent it relates to individual performance or personnel evaluation records, medical histories or other personnel information that in the Company’s good faith opinion would reasonably be expected to subject the Company or any of its Subsidiaries to material liability or (iii) any access to properties that would involve testing or invasive sampling, except with Company’s prior written consent (which consent shall not be unreasonably withheld), or any damage to such properties; provided further, however, that any information that the Chief Executive Officer of the Company (or any designee thereof) reasonably determines constitutes competitively sensitive information of a type that was only provided under the Clean Team Agreement prior to the date hereof shall only be provided, subject to the other terms set forth herein, pursuant to the terms of the Clean Team Agreement and only Persons that are members of the CT (as therein defined) shall have access thereto. Until the Effective Time, any and all information and data provided pursuant to this Agreement, including this Section 5.03, will be subject to the terms of (x) the Confidentiality Agreement, dated as of November 21, 2007, between the Company and Parent, as amended on March 11, 2008 (as the same has been or may be amended, modified or supplemented from time to time, the “Principal Confidentiality Agreement”) and (y) if applicable, the Clean Team Confidentiality Agreement, dated as of April 4, 2008, among the Company, Parent and the other Persons party thereto (as the same may be amended, modified or supplemented from time to time, the “Clean Team Agreement” and, together with the Principal Confidentiality Agreement, the “Confidentiality Agreements”), each of which shall survive the termination of this Agreement in accordance with the terms set forth therein. No investigation by a party hereto or its Representatives shall affect the representations and warranties of any other party (or the rights of the first party in respect thereof) set forth in this Agreement.

Section 5.04. Other Offers, Etc.

(a) The Company shall not, and shall cause its Subsidiaries not to, and shall use its reasonable best efforts to cause its and its Subsidiaries’ directors, officers, employees, advisors and investment bankers

(with respect to any Person, the foregoing Persons are referred to herein as such Person’s “Representatives”) not to, (i) solicit, initiate, knowingly encourage or knowingly facilitate any inquiry with respect to, or the making, submission or announcement of, any Takeover Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any Person any non-public information with respect to, or take any other action to knowingly facilitate or knowingly encourage any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, a Takeover Proposal. Notwithstanding the foregoing, at any time prior to receipt of the Requisite Company Vote, if (A) the Company has not breached this Section 5.04 hereof (other than any such breach that is unintentional and immaterial in effect) and (B) the Company Board receives an unsolicited bona fide written Takeover Proposal, from a third party that the Company Board determines in good faith (after consultation with outside legal counsel and a Company Financial Advisor or another financial advisor of nationally recognized reputation) constitutes or may reasonably be expected to constitute a Superior Proposal, the Company may furnish information (including non-public information) with respect to the Company and its Subsidiaries to the Person making such Takeover Proposal (provided, that the Company shall only provide or permit to be provided to such Person any non-public information with respect to the Company or any of its Subsidiaries if (x) no less than one (1) Business Day prior to furnishing any such information to such Person, the Company provides Parent written notice of its intention to furnish such information, (y) such Person has executed a confidentiality agreement that constitutes an Acceptable Confidentiality Agreement and (z) contemporaneously with furnishing any such information to such Person, the Company furnishes Parent a list of such information provided to such Person and, to the extent such information has not been previously furnished to Parent, copies of such information (provided that if any such non-public information is of the type referred to in the second proviso set forth in Section 5.03 hereof, the provision of such non-public information to Parent shall be subject to the terms set forth therein)), and participate in discussions and negotiations with such Person regarding, and otherwise facilitate and encourage, such Takeover Proposal and, to the extent reasonably required to evaluate a Takeover Proposal, may enter into a customary confidentiality agreement in order to obtain non-public information with respect to such Person (an “Other Confidentiality Agreement”). It is understood that any violation of the restrictions set forth in this Section 5.04(a) by any Representative of the Company or any of its Subsidiaries shall be deemed to be a breach of this Section 5.04(a) by the Company.

(b) Except as expressly permitted by this Section 5.04(b), (i) the Company Board shall not (x) fail to make, withdraw, modify or amend, or publicly propose or resolve to withdraw, modify or amend, in a manner adverse to Parent or MergerCo, the Company Board Recommendation or (y) approve, endorse or recommend, or publicly propose or resolve to approve, endorse or recommend, to the holders of Company Common Stock a Takeover Proposal (other than with Parent) (any action described in clause (x) or clause (y) immediately above being referred to herein as a “Company Adverse Recommendation Change”) and (ii) the Company shall not, and shall cause its Subsidiaries not to, enter into, and the Company Board shall not authorize the Company or any of its Subsidiaries to enter into, any merger agreement, letter of intent, agreement in principle, stock purchase agreement, asset purchase agreement or stock exchange agreement, option agreement or other similar agreement, in each case providing for or relating to a Takeover Proposal (each, a “Company Acquisition Agreement”), other than an Acceptable Confidentiality Agreement or an Other Confidentiality Agreement in accordance with the terms of Section 5.04(a) hereof. Notwithstanding the foregoing, prior to the receipt of the Requisite Company Vote if (A) the Company has not breached this Section 5.04 (other than any such breach that is unintentional and immaterial in effect), (B) the Company Board receives an unsolicited bona fide written Takeover Proposal that the Company Board determines in good faith (after consultation with outside legal counsel and a Company Financial Advisor or another financial advisor of nationally recognized reputation) constitutes a Superior Proposal and (C) the Company Board determines in good faith (after consultation with outside legal counsel) that the failure of the Company Board to take any of the following actions would reasonably be expected to result in a breach of its fiduciary duties under applicable Law, then the Company Board, after compliance with the procedure set forth in the following sentence, may (I) make a Company Adverse Recommendation Change and/or (II) cause the Company or any Subsidiary thereof to enter into a Company Acquisition Agreement with respect to such Superior Proposal, but only if the Company shall have terminated this Agreement pursuant to Section 7.04(a) hereof substantially concurrently with entering into such Company Acquisition Agreement. The Company Board shall not make such Company Adverse Recommendation Change or enter into (or permit any Subsidiary to enter into) such Company Acquisition Agreement, unless (1) the Company promptly notifies Parent, in writing, at least five (5) Business Days (the “Notice Period”) before making a Company Adverse Recommendation Change or entering into (or causing a Subsidiary to enter into) a Company Acquisition Agreement, of its intention to take such action with respect to a Superior Proposal, which notice shall state expressly that the Company has received a Takeover Proposal that the Company Board intends to declare a Superior Proposal and that the Company Board intends to make a Company Adverse Recommendation Change and/or the Company intends to enter into a Company Acquisition Agreement, (2) the Company attaches to such notice the most current version of the proposed agreement (which version shall be updated on a prompt basis) and the identity of the third party making such Superior Proposal, (3) the Company shall, and shall cause its Subsidiaries to, and shall use its commercially reasonable efforts to cause its and its Subsidiaries’ Representatives to, during the Notice Period, negotiate with Parent in good faith to make such adjustments in the terms and conditions of this Agreement so that such Takeover Proposal ceases to constitute a Superior Proposal, if Parent, in its discretion, proposes to make such adjustments (it being agreed that in the event that, after commencement of the Notice Period, there is any material revision to the terms of a Superior Proposal, including, any revision in price, the Notice Period shall be extended, if applicable, to ensure that at least three (3) Business Days remains in the Notice Period subsequent to the time the Company notifies Parent of any such material revision (it being understood that there may be multiple extensions)) and (4) the Company Board determines in good faith, after consulting with outside legal counsel and a Company Financial Advisor or another financial advisor of nationally recognized reputation, that such Takeover Proposal continues to constitute a Superior Proposal after taking into account any adjustments made by Parent during the Notice Period in the terms and conditions of this Agreement.

(c) In addition to the other obligations of the Company set forth in this Section 5.04, the Company shall notify Parent promptly (but in no event later than twenty-four (24) hours) after it obtains Knowledge of the receipt by the Company (or any of its Representatives) of any Takeover Proposal, any inquiry, offer or proposal that would reasonably be expected to lead to a Takeover Proposal, or any request for non-public information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any third party, in each case that would reasonably be expected to lead to a Takeover Proposal. In such notice, the Company shall identify the third party making, and the terms and conditions of, any such Takeover Proposal, indication, offer, proposal or request. The Company shall keep Parent fully informed, on a prompt basis, of the status and material terms of any such Takeover Proposal, indication or request, including any material amendments or proposed amendments as to price and other material terms thereof.

(d) Subject to Parent’s rights under Article VII hereof, nothing in this Section 5.04 shall prohibit the Company Board from taking and disclosing to the Company’s stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation MA promulgated under the Exchange Act, or other applicable Law, if the Company Board determines, after consultation with outside legal counsel, that failure to so disclose such position could constitute a violation of applicable Law. In addition, it is understood and agreed that, for purposes of this Section 5.04, a factually accurate public statement by the Company that only describes the Company’s receipt of a Takeover Proposal and the operation of this Agreement with respect thereto and contains a “stop-look-and-listen communication” shall not be deemed a Company Adverse Recommendation Change.

Section 5.05. Stockholder Meeting; Proxy Materials.

(a) Subject to the terms set forth in this Agreement, the Company shall take all action necessary to duly call, give notice of, convene and hold the Company Stockholders Meeting as promptly as reasonably practicable after the SEC confirms that it has no further comments on the Company Proxy Statement, and, in connection therewith, the Company shall mail the Company Proxy Statement to the holders of Company Common Stock in advance of such meeting. Except to the extent that the Company Board shall have effected a Company Adverse Recommendation Change as permitted by Section 5.04(b) hereof, the Company Proxy Statement shall include the Company Board Recommendation. Subject to 5.04 hereof, the Company shall use commercially reasonable efforts to (i) solicit from the holders of Company Common Stock proxies in favor of the adoption of this Agreement and approval of the Merger and (ii) take all other reasonable actions necessary or advisable to secure the vote or consent of the holders of Company Common Stock required by applicable Law to obtain such approval; provided, however, that the Company may extend the date of the Company Stockholders Meeting to the extent (x) necessary in order to obtain a quorum of its stockholders or (y) the Company reasonably determines that such delay is required by applicable Law. At the Company Stockholders Meeting, Parent and its Affiliates will vote all Shares owned by them in favor of adoption of this Agreement and approval of the Merger. Notwithstanding anything contained herein to the contrary, the Company shall not be required to hold the Company Stockholders Meeting if this Agreement is terminated before the meeting is held.

(b) In connection with the Company Stockholders Meeting, the Company will (i) as promptly as reasonably practicable following the execution and delivery of this Agreement prepare and, no later than the fifteenth (15th) Business Day following such execution and delivery, file the Company Proxy Statement with the SEC, (ii) respond as promptly as reasonably practicable to any comments received from the SEC with respect to such filing and will provide copies of such comments to Parent and MergerCo promptly following receipt thereof, (iii) as promptly as reasonably practicable prepare and file (after Parent and MergerCo have had a reasonable opportunity to review and comment on) any response, amendments or supplements necessary to be filed in response to any SEC comments or as required by Law, (iv) use commercially reasonable efforts to mail to the Company stockholders as promptly as reasonably practicable the Company Proxy Statement and all other customary proxy or other materials for meetings such as the Company Stockholders Meeting, (v) to the extent required by applicable Law, as promptly as reasonably practicable prepare, file and distribute to the Company stockholders any supplement or amendment to the Company Proxy Statement if any event shall occur which requires such action at any time prior to the Company Stockholders Meeting and (vi) otherwise use commercially reasonable efforts to comply with all requirements of Law applicable to the Company Stockholders Meeting. Parent and MergerCo shall each cooperate with the Company in connection with the preparation and filing of the Company Proxy Statement, including furnishing the Company as promptly as reasonably practicable with any and all information with respect to Parent and MergerCo as may be required to be set forth in the Company Proxy Statement under the Exchange Act. The Company will provide Parent and MergerCo a reasonable opportunity to review and comment upon the Company Proxy Statement, or any amendments or supplements thereto, prior to filing the same with the SEC.

Section 5.06. Notices of Certain Events. The Company will notify Parent and MergerCo, and Parent and MergerCo will notify the Company, promptly of (i) any material written communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, provided that the foregoing shall not apply in respect of any immaterial consents, (ii) any material written communication from any Governmental Entity in connection with the transactions contemplated by this Agreement (other than any such communication from a Governmental Entity in its capacity as a counterparty to any Contract with the Company or any Subsidiary thereof), (iii) any Legal Actions commenced against the Company or any of its Subsidiaries or Parent or its Subsidiaries, as applicable, that are related to the transactions contemplated by this Agreement and (iv) any event, change or effect between the date of this Agreement and the Effective Time which causes or is reasonably likely to cause the conditions set forth in Sections 6.02(a), 6.02(b) or 6.02(c) of this Agreement (in the case of the Company and its Subsidiaries) or Sections 6.03(a) or 6.03(b) of this Agreement (in the case of Parent and its Subsidiaries).

Section 5.07. Employees; Benefit Plans.

(a) Except as otherwise expressly provided in this Section 5.07, during the period commencing at the Effective Time and ending on December 31, 2008 (the “Continuation Period”), Parent shall cause the Surviving Corporation or the applicable Subsidiary thereof to maintain, for the benefit of the employees of the Company or any Subsidiary thereof who remain employed by Parent or any of its Affiliates (including the Company or any Subsidiary thereof) immediately after the Effective Time (collectively, the “Company Continuing Employees”), all of the Company Employee Plans that are in effect immediately prior to the Effective Time (other than Company Employee Plans providing for the grant or issuance of equity-based compensation), and, during the Continuation Period, each Company Continuing Employee shall be eligible to participate in the same Company Employee Plans in which such Company Continuing Employee was eligible to participate immediately prior to the Effective Time, which participation shall be governed by the same terms and subject to the same conditions that were applicable to the participation by such Company Continuing Employee in such Company Employee Plans immediately prior to the Effective Time. Immediately following the Continuation Period, each Company Continuing Employee shall be eligible to participate in the employee benefit plans, programs and policies of Parent or an applicable Subsidiary thereof (collectively, the “Parent Benefit Plans”) consistent with Parent’s then-applicable human resources policies. Without limiting the foregoing, as soon as administratively practicable after the Effective Time, Parent shall provide, or cause to be provided, to each Company Continuing Employee who, as of the Effective Time, participates in the ESPP, the opportunity to participate in any employee stock purchase plan of Parent to the extent consistent with Parent’s then-applicable policies. In addition, with respect to a Company Continuing Employee who participates in a long-term incentive plan of the Company, after the Effective Time such Company Continuing Employee shall be eligible to participate in a long-term incentive plan sponsored by Parent or an Affiliate or Subsidiary on terms and conditions generally then-applicable to similarly-situated employees.

(b) Following the Continuation Period, Parent shall recognize, or shall cause to be recognized full credit to each Company Continuing Employee for his or her service recognized prior to the last day of the Continuation Period (i) for purposes of determining the amount of annual vacation accrual earned under a Parent Benefit Plan that provides for vacation benefits, (ii) for purposes of a participant’s vested percentage under a Parent Benefit Plan that is a defined contribution pension plan, and (iii) for purposes of any then-applicable Parent Benefit Plan that provides severance benefits. With respect to Parent Benefit Plans not described in the preceding sentence, a Company Continuing Employee’s prior service credit will be recognized as mutually agreed upon by the Company and Parent prior to the Closing Date or as otherwise required by applicable Law. Notwithstanding anything contained in this Section 5.07(b) to the contrary, in no event shall service be credited under any Parent Benefit Plan where such credit would (A) result in duplication of benefits, or (B) otherwise cause Parent or any Subsidiary or any Parent Benefit Plan (or trust relating thereto) to accrue or pay for benefits that relate to any time period prior to the Continuing Employee’s participation in the Parent Benefit Plan. Parent shall, and shall cause its Affiliates to, from and after the Continuation Period, to the extent waived or credited under the analogous Company Employee Plans prior to the last day of the Continuation Period, (i) cause any and all pre-existing conditions, limitations, eligibility waiting periods, active employment requirements and requirements to show evidence of good health under the Parent Benefit Plans to be waived with respect to Company Continuing Employees (and their spouses and eligible dependents) who become participants in the Parent Benefit Plans and (ii) give credit for or otherwise take into account under the Parent Benefit Plans the out-of-pocket expenses and annual expense limitation amounts paid by each Company Continuing Employee under the analogous Parent Benefit Plan for the calendar year within which the Continuation Period ends.

(c) At the Effective Time, the Company shall freeze its Executive Deferral Plan and its U.K. Executive Deferral Plan, and thereafter distribute to Company Employees all account balances thereunder in accordance with the terms of such plans and in a manner that complies with Section 409A of the Code and shall further have taken all action necessary or appropriate to permit Parent to terminate said plans following liquidation of all accounts.

(d) Prior to the Effective Time, the Company shall amend its 1998 Supplemental Executive Retirement Plan (the “SERP”) to provide that after the Closing Date there shall be no further accrual of benefits under the SERP. Subject to this Section 5.07(d), the Company shall maintain, and, following the Effective Time, Parent shall cause the Surviving Corporation to maintain, the SERP until such time as all Liabilities under the SERP have been satisfied.

(e) This Section 5.07 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 5.07, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 5.07. Nothing contained herein, express or implied (i) shall be construed to establish, amend or modify any benefit plan, program, agreement or arrangement or (ii) shall alter or limit the ability of the Surviving Corporation, Parent or any of their respective Affiliates to amend, modify or terminate any benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them, including the Company Stock Plans. The parties hereto acknowledge and agree that the terms set forth in this Section 5.07 shall not create any right in any Company Employee or any other Person to any continued employment with the Surviving Corporation, Parent or any of their respective Subsidiaries.

(f) With respect to matters described in this Section 5.07, the Company will not send any written notices or other written communication materials to Company Employees without the prior written consent of Parent.

Section 5.08. Directors’ and Officers’ Indemnification and Insurance.

(a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including any such claim, action, suit, proceeding or investigation in which any present or former director or officer of the Company or any of its Subsidiaries (together, the “Indemnified Parties”) is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining in whole or in part to, any action or failure to take action by any such Person in such capacity taken prior to the Effective Time (including in connection with the transactions contemplated by this Agreement), the Surviving Corporation and its Subsidiaries (collectively, the “Indemnifying Party”) will, and Parent will cause the Surviving Corporation and its Subsidiaries to, from and after the Effective Time, indemnify, defend and hold harmless, as and to the fullest extent permitted or required by applicable Law and required by the Company Organizational Documents, any indemnity agreements applicable to any such Indemnified Party and/or any Contract between an Indemnified Party and the Company or one of its Subsidiaries, in each case, in effect on the date of this Agreement and disclosed in Section 5.08(a) of the Company Disclosure Letter or hereafter entered into in accordance with the terms set forth herein, against any losses, claims, damages, liabilities, costs, legal and other expenses (including reimbursement for reasonable legal and other reasonable fees and expenses incurred in advance of the final disposition of any claim, action, suit, proceeding or investigation by each Indemnified Party), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnified Party in connection with such claim, action, suit, proceeding or investigation, subject to the Surviving Corporation’s receipt of an undertaking (without the posting of any bond or other collateral) by such Indemnified Party to repay such legal and other fees and expenses paid in advance if it is ultimately determined in a final and non-appealable judgment of a court of competent jurisdiction that such Indemnified Party is not entitled to be indemnified under applicable Law; provided, however, that the Surviving Corporation will not be liable for any settlement effected without the Surviving Corporation’s prior written consent (which consent shall not be unreasonably withheld or delayed).

(b) The Surviving Corporation will, and Parent will cause the Surviving Corporation to, (i) maintain in effect for a period of six (6) years after the Effective Time, if available, the current policies of directors’ and officers’ liability insurance maintained by the Company immediately prior to the Effective Time (provided that the Surviving Corporation may substitute therefor policies, of at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of the Company and its Subsidiaries when compared to the insurance maintained by the Company as of the date hereof) or (ii) obtain as of the Effective Time “tail” insurance policies with a claims period of six (6) years from the Effective Time with at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of the Company and its Subsidiaries, in each case with respect to claims arising out of or relating to events which occurred before or at the Effective Time (including in connection with the transactions contemplated by this Agreement); provided, however that in no event will the Surviving Corporation be required to expend an annual premium for such coverage in excess of two hundred percent (200%) of the last annual premium paid by the Company for such insurance prior to the date of this Agreement, which amount is set forth on Section 5.08(b) of the Company Disclosure Letter (the “Maximum Premium”). If such insurance coverage cannot be obtained at an annual premium equal to or less than the Maximum Premium, the Surviving Corporation will obtain, and Parent will cause the Surviving Corporation to obtain, that amount of directors’ and officers’ insurance (or “tail” coverage) obtainable for an annual premium equal to the Maximum Premium.

(c) The provisions of this Section 5.08 will survive the Closing and are intended to be for the benefit of, and will be enforceable by, each Indemnified Party and its successors and representatives after the Effective Time and their rights under this Section 5.08 are in addition to, and will not be deemed to be exclusive of, any other rights to which an Indemnified Party is entitled, whether pursuant to Law, Contract, the Company Organizational Documents or similar organizational document of the Surviving Corporation or any of its Subsidiaries or otherwise. Notwithstanding anything contained herein to the contrary, if, at any time prior to the sixth (6th) anniversary of the Effective Time, any Indemnified Party delivers to the Surviving Corporation a written notice asserting a claim for indemnification under any of the provisions set forth in this Section 5.08, then the claim asserted in such notice (and the related indemnification obligations provided for hereunder) shall survive the sixth (6th) anniversary of the Effective Time until such time as such claim is fully and finally resolved.

(d) Following the Effective Time, the Surviving Corporation and each of its Subsidiaries shall, and Parent shall cause them to, include and maintain in effect in their respective certificate of incorporation or bylaws (or similar organizational document) for a period of six (6) years after the Effective Time, provisions regarding the elimination of liability of directors (or their equivalent), indemnification of officers and directors thereof and advancement of expenses which are, in the aggregate with respect to each such entity, no less advantageous to the intended beneficiaries than the corresponding provisions contained in such organizational documents as of the date of this Agreement.

(e) If Parent, the Surviving Corporation, any Subsidiary thereof or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent, the Surviving Corporation or any such Subsidiary, as the case may be, shall assume the obligations set forth in this Section 5.08.

Section 5.09. Commercially Reasonable Best Efforts.

(a) Upon the terms and subject to the conditions set forth in this Agreement (including those contained in this Section 5.09), each of the parties hereto shall (and shall cause its Subsidiaries to) use its commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, and to satisfy all conditions to, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entities, (ii) the obtaining of all necessary consents or waivers from third parties if any such consent or waiver is or would reasonably be expected to be material to the Company and its Subsidiaries taken as a whole or if any such consent or waiver is otherwise necessary to permit the parties to consummate the transactions contemplated by this Agreement, and (iii) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement. Parent will take all action necessary to cause MergerCo to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. The Company and Parent and their respective counsel shall, subject to applicable Law, promptly (x) cooperate and coordinate with the other in the taking of the actions contemplated by clauses (i), (ii) and (iii) immediately above and (y) supply the other with any information that may be reasonably required in order to effectuate the taking of such actions. Each party hereto shall promptly inform the other party or parties hereto, as the case may be, of any communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement. If the Company or Parent receives a request for additional information or documentary material from any Governmental Entity with respect to the transactions contemplated by this Agreement, then it shall use commercially reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request, and, if permitted by applicable Law and by any applicable Governmental Entity, provide the other party’s counsel with advance notice and the opportunity to participate in any material meeting with any Governmental Entity in respect of any filing made thereto in connection with the transactions contemplated by this Agreement. Neither Parent nor the Company shall commit to or agree (or permit their respective Subsidiaries to commit to or agree) with any Governmental Entity to stay, toll or extend any applicable waiting period under the HSR Act or other applicable Antitrust Laws, without the prior written consent of the other (such consent not to be unreasonably withheld or delayed). Notwithstanding anything to the contrary in this Section 5.09, materials provided to the other party or its counsel may be redacted (A) to remove references concerning the valuation of the Company and its Subsidiaries, (B) as necessary to comply with contractual arrangements and (C) as necessary to address good faith legal privilege or confidentiality concerns.

(b) Without limiting the generality of the undertakings pursuant to Section 5.09(a) hereof, the parties hereto shall (i) provide or cause to be provided as promptly as reasonably practicable to Governmental Entities with jurisdiction over the Antitrust Laws (each such Governmental Entity, a “Governmental Antitrust Authority”) information and documents requested by any Governmental Antitrust Authority as necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement, including preparing and filing any notification and report form and related material required under the HSR Act, the EC Merger Regulation and any additional consents and filings under any other Antitrust Laws as promptly as practicable following the date of this Agreement (provided that in the case of the filing under the HSR Act, such filing shall be made on or prior to the fifteenth (15th ) day (or the immediately following Business Day if such day is not a Business Day) following the date of this Agreement (calculated by excluding the date of this Agreement) unless otherwise agreed to in writing by the parties hereto) and thereafter to respond as promptly as practicable to any request for additional information or documentary material that may be made under the HSR Act, the EC Merger Regulation or any other applicable Antitrust Laws, (ii) subject to the terms set forth in Section 5.09(c) hereof, use their commercially reasonable best efforts to take such actions as are necessary or advisable to obtain prompt approval of the consummation of the transactions contemplated by this Agreement by any Governmental Entity or expiration of applicable waiting periods, (iii) use their commercially reasonable best efforts to contest on the merits, through litigation in United States District Court (or state court, if applicable) or other applicable courts or through administrative or other applicable procedures in relation to non-U.S. or other applicable Governmental Entities, any objections or opposition raised by any Governmental Entity or other Person in respect of the transactions contemplated by this Agreement, (iv) use their commercially reasonable best efforts to defend on appeal any favorable Order on the merits in United States District Court (or state court, if applicable) or in other applicable courts or through administrative or other applicable procedures in relation to non-U.S. or other applicable Governmental Entities and (v) use their commercially reasonable best efforts to have overturned or reversed on appeal any Orders issued by a United States District Court, the European Commission or any other Governmental Entity prohibiting the consummation of the transactions contemplated by this Agreement.

(c) Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall be deemed to require Parent, the Company or any of their respective Subsidiaries to, and the Company and its Subsidiaries will not without Parent’s prior written consent, agree to any divestiture of shares of capital stock or of any business, assets or property, or the imposition of any limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock to avoid or eliminate any impediment under Antitrust Laws, provided that the parties shall be required to take or agree to take (or consent to the taking of) such actions unless the result thereof would have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries, taken as a whole, or on the business of Parent and its Subsidiaries (assuming for purposes of this determination that Parent and its Subsidiaries are of equivalent size to the Company and its Subsidiaries, taken as a whole); provided, however, that neither the Company nor any Subsidiary thereof shall be required to take any such action prior to the Closing Date.

Section 5.10. Public Announcements. Except with respect to any Company Adverse Recommendation Change or any other action taken by the Company or the Company Board pursuant to, and in accordance with, Section 5.04 hereof, so long as this Agreement is in effect, Parent, MergerCo and the Company shall consult with each other before issuing any press release or making any other public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such other public statement without the consent of the other party(ies), which shall not be unreasonably withheld or delayed, except as such release or announcement may be required by applicable Law or any listing agreement with or rule of any national securities exchange or association upon which the securities of the Company or Parent, as applicable, are listed, in which case the party required to make the release or announcement shall consult with the other party(ies) about, and allow the other party(ies) reasonable time (taking into account the circumstances) to comment on, such release or announcement in advance of such issuance, and the party will consider such comments in good faith.

Section 5.11. Stock Exchange Listing. Promptly following the Effective Time, the Surviving Corporation will cause the Shares to be delisted from the New York Stock Exchange and the London Stock Exchange and deregistered under the Exchange Act.

Section 5.12. Takeover Statutes. If any “control share acquisition,” “fair price,” “moratorium” or other anti-takeover Law becomes or is deemed to be applicable to the Company, Parent, MergerCo, the Merger or any other transaction contemplated by this Agreement, then each of the Company, Parent, MergerCo, and their respective board of directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover Law inapplicable to the foregoing.

Section 5.13. Rule 16b-3. Prior to the Effective Time, the Company may approve, in accordance with the procedures set forth in Rule 16b-3 promulgated under the Exchange Act and in accordance with the Interpretative Letter dated January 12, 1999 issued by the SEC relating to Rule 16b-3, any dispositions of equity securities of the Company (including derivative securities with respect to equity securities of the Company) resulting from the transactions contemplated by this Agreement by each officer or director of the Company who is subject to Section 16 of the Exchange Act with respect to equity securities of the Company.

Section 5.14. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or MergerCo, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or MergerCo, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 5.15. Controlled Subsidiaries. The Company shall, and shall (subject to the terms of this Section 5.15) cause each of its Subsidiaries to, exercise their respective voting rights in their capacities as a stockholder, equityholder and/or contractual authority, in each case, if any, to cause each of the Subsidiaries set forth on Section 5.15 of the Company Disclosure Schedule (the “Controlled Subsidiaries”) to comply with the terms set forth in Section 5.01 hereof, provided that so long as the Company and each Subsidiary thereof shall have complied with their respective obligations under this Section 5.15, if any Controlled Subsidiary shall not comply with the terms set forth in Section 5.01 hereof that are applicable to Subsidiaries of the Company, the Company shall not be in breach of its obligations hereunder. Notwithstanding anything contained in this Agreement to the contrary, Parent and MergerCo acknowledge that neither the Company nor any of its Subsidiaries (nor any representatives thereof serving any such Controlled Subsidiary as a director, officer or in any similar capacity) shall be required to take any action or fail to take any action that reasonably would be expected to result in a breach of its (or his or her) fiduciary duties to stockholders of any Controlled Subsidiary under applicable Law, and the taking or failure to take any such action pursuant to this sentence shall not constitute a breach of this Agreement.

Section 5.16. Capital Expenditures. The Company shall consult with Parent prior to the Company or any of its Subsidiaries (other than Controlled Subsidiaries) contractually committing to incur or incurring any capital expenditure in excess of $50,000,000 individually, other than any such capital expenditure that has been contractually committed in the ordinary course of business prior to the date hereof or is committed or incurred pursuant to or in connection with any Contracts entered into with new or existing customers after the date hereof in the ordinary course of business. This Section 5.16 and the first sentence of Section 5.01 constitute the sole and exclusive covenants and agreements of the Company in respect of capital expenditures.

ARTICLE VI.

CONDITIONS

Section 6.01. Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

(a) Company Stockholder Approval. This Agreement will have been duly adopted by the Requisite Company Vote.

(b) Regulatory Approvals. (i) The waiting period applicable to the consummation of the Merger under the HSR Act (or any extension thereof) shall have expired or been terminated, (ii) the European Commission shall have issued a decision under Article 6(1)(b) or 8(1) or 8(2) of the EC Merger Regulation (or shall be deemed to have done so under Article 10(6) thereof), declaring the transactions contemplated hereby compatible with EC Common Market and (iii) all other approvals under any other Foreign Antitrust Law that are listed on Section 6.01(b) of the Company Disclosure Letter shall have been obtained (through the expiration of any applicable waiting period or otherwise).

(c) No Injunctions or Restraints. No Governmental Entity having jurisdiction over any party hereto shall have enacted, issued, promulgated, enforced or entered any Laws or Orders, whether temporary, preliminary or permanent, that make illegal, enjoin or otherwise prohibit consummation of the Merger or the other transactions contemplated by this Agreement.

Section 6.02. Conditions to Obligations of Parent and MergerCo. The obligations of Parent and MergerCo to effect the Merger are also subject to the satisfaction or waiver by Parent and MergerCo on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company (other than the Specified Warranties and the representation and warranty contained in Section 3.05(b)(i)) set forth in Article III of this Agreement shall be true and correct in all respects (without giving effect to any materiality or Company Material Adverse Effect qualifications contained therein) when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties (other than Specified Warranties and the representation and warranty contained in Section 3.05(b)(i)) that address matters only as of a particular date, which shall be true and correct in all respects as of that date (without giving effect to any materiality or Company Material Adverse Effect qualifications contained therein)), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (ii) the Specified Warranties shall be true and correct in all material respects when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those Specified Warranties that address matters only as of a particular date, which shall be true and correct in all material respects as of that date) and (iii) the representation and warranty contained in Section 3.05(b)(i) shall be true and correct in all respects as of the date that such representation and warranty is made as set forth therein.

(b) Performance of Covenants. The Company shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it hereunder.

(c) Company Material Adverse Effect. Since the date of this Agreement, there shall not have been any Company Material Adverse Effect or any event, change or effect that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(d) Officers Certificate. Parent will have received a certificate, signed by the chief executive officer or chief financial officer of the Company, certifying as to the matters set forth in Section 6.02(a), Section 6.02(b) and Section 6.02(c) hereof.

Section 6.03. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and MergerCo set forth in Article IV of this Agreement shall be true and correct in all respects (without giving effect to any materiality or material adverse effect qualifications contained therein) when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date (without giving effect to any materiality or material adverse effect qualifications contained therein)), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s and MergerCo’s ability to consummate the transactions contemplated by this Agreement.

(b) Performance of Covenants. Parent and MergerCo shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by them hereunder.

(c) Officers Certificate. The Company will have received a certificate, signed by an officer of Parent, certifying as to the matters set forth in Section 6.03(a) and Section 6.03(b).

ARTICLE VII.

TERMINATION, AMENDMENT AND WAIVER

Section 7.01. Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company) by mutual written consent of Parent and the Company.

Section 7.02. Termination by Either Parent or the Company. This Agreement may be terminated by either Parent or the Company at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

(a) if the Merger has not been consummated on or before the six (6) month anniversary of the date of this Agreement (subject to possible extension as provided below, the “End Date”), provided, however, that if the condition to the completion of the Merger set forth in 6.01(b) hereof shall not have been satisfied by the End Date (as it may be extended as set forth below), but all other conditions set forth in Article VI hereof would be satisfied if the Closing Date were to occur on such date, then either Parent or the Company shall be entitled to extend the End Date by a three (3) month period by written notice to the other party (the End Date may be so extended not more than three (3) times at the election of either Parent or the Company, and thereafter it may be extended only upon the written agreement of Parent and the Company), it being understood that, without the prior written consent of Parent and the Company, in no event shall the End Date be extended to a date that is later than the fifteen (15) month anniversary of the date of this Agreement; provided further, however, that the right to terminate this Agreement pursuant to this Section 7.02(a) shall not be available to any party whose material breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the principal cause of, or resulted in, the failure of the Merger to be consummated on or before the End Date;

(b) if any Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order making illegal, permanently enjoining or otherwise permanently prohibiting the consummation of the Merger or the other transactions contemplated by this Agreement, and such Law or Order shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(b) shall not be available to any party whose material breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the principal cause of, or resulted in, the issuance, promulgation, enforcement or entry of any such Law or Order; or

(c) if this Agreement has been submitted to the stockholders of the Company for adoption at a duly convened Company Stockholders Meeting and the Requisite Company Vote shall not have been obtained at such meeting (including any adjournment or postponement thereof).

Section 7.03. Termination by Parent. This Agreement may be terminated by Parent at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

(a) if (i) a Company Adverse Recommendation Change shall have occurred, (ii) the Company shall have entered into, or publicly announced its intention to enter into, a Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement or an Other Confidentiality Agreement), (iii) there shall have occurred a willful and material breach of Section 5.04 by any executive officer of the Company or by any other Representative of the Company that is acting at the express direction of or with the express authorization of the Company Board or any executive officer of the Company, (iv) the Company Board fails to reaffirm (publicly, if so requested by Parent) the Company Board Recommendation within twenty (20) Business Days after the date any Takeover Proposal (or material modification thereto) is first publicly disclosed by the Company or the Person making such Takeover Proposal, (v) following a reaffirmation by the Company Board as contemplated by the immediately preceding clause (iv), the Company continues to hold discussions with the Person who made such Takeover Proposal with respect to such Takeover Proposal (including any modifications thereto) and the Company Board fails to reaffirm (publicly, if so requested by Parent) the Company Board Recommendation within ten (10) Business Days after Parent so requests in writing; provided, that, (A) the Company shall not be required to make any such reaffirmation during any Notice Period and (B) Parent may not exercise its right under this clause (v) more than once in any twenty (20) Business Day period; or (vi) a tender offer or exchange offer relating to Company Common Stock shall have been commenced by a Person unaffiliated with Parent and the Company shall not have sent to its stockholders pursuant to Rule 14e-2 under the Securities Act, within ten (10) Business Days after such tender offer or exchange offer is first published, sent or given, a statement reaffirming the Company Board Recommendation and recommending that stockholders reject such tender or exchange offer; or

(b) in the event (i) of a breach of any covenant or agreement on the part of the Company set forth in this Agreement or (ii) that any representation or warranty of the Company set forth in this Agreement shall have been inaccurate when made or shall have become inaccurate, in the case of clauses (i) and (ii) immediately above, such that the conditions to the Closing of the Merger set forth in Section 6.02(a) or Section 6.02(b), as applicable, would not be satisfied as of the time of such breach or as of the time such representation and warranty became inaccurate; provided, however, that notwithstanding the foregoing, in the event that such breach by the Company or such inaccuracies in the representations and warranties of the Company are curable by the Company prior to the End Date, then Parent shall not be permitted to terminate this Agreement pursuant to this Section 7.03(b) until the earlier to occur of (x) the expiration of a thirty (30) day period after delivery of written notice from Parent to the Company informing the Company of such breach or inaccuracy, as applicable, or (y) the ceasing by the Company to attempt to cure such breach or inaccuracy (it being understood that Parent may not terminate this Agreement pursuant to this Section 7.03(b) if (A) such breach or inaccuracy by the Company is cured within such thirty (30) day period or (B) Parent or MergerCo is then in material breach of any provision of this Agreement).

Section 7.04. Termination by the Company. This Agreement may be terminated by the Company at any time prior to the Effective Time (notwithstanding, in the case of clause (b) immediately below, any approval of this Agreement by the stockholders of the Company):

(a) if prior to the receipt of the Requisite Company Vote at the Company Stockholders Meeting, the Company Board authorizes the Company, in full compliance with the terms of this Agreement, including Section 5.04(b) hereof, to enter into a Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement or an Other Confidentiality Agreement) in respect of a Superior Proposal; provided that the Company shall have paid any amounts due pursuant to Section 7.06(b) hereof in accordance with the terms, and at the times, specified therein; and provided further that in the event of such termination, the Company substantially concurrently enters into such Company Acquisition Agreement; or

(b) in the event (i) of a breach of any covenant or agreement on the part of Parent or MergerCo set forth in this Agreement or (ii) that any representation or warranty of Parent or MergerCo set forth in this Agreement shall have been inaccurate when made or shall have become inaccurate, in the case of clauses (i) and (ii) immediately above, such that the conditions to the Closing of the Merger set forth in Section 6.03(a) or Section 6.03(b), as applicable, would not be satisfied as of the time of such breach or as of the time such representation and warranty became inaccurate; provided, however, that notwithstanding the foregoing, in the event that such breach by Parent or MergerCo or such inaccuracies in the representations and warranties of Parent or MergerCo are curable by Parent and MergerCo prior to the End Date, then the Company shall not be permitted to terminate this Agreement pursuant to this Section 7.04(b) until the earlier to occur of (x) the expiration of a thirty (30) day period after delivery of written notice from the Company to Parent informing Parent of such breach or inaccuracy, as applicable, or (y) the ceasing by Parent and MergerCo to attempt to cure such breach or inaccuracy (it being understood that the Company may not terminate this Agreement pursuant to this Section 7.04(b) if (A) such breach or inaccuracy by Parent and MergerCo is cured within such thirty (30) day period or (B) the Company is then in material breach of any provision of this Agreement).

Section 7.05. Notice of Termination; Effect of Termination. The party desiring to terminate this Agreement pursuant to this Article VII (other than pursuant to Section 7.01) shall deliver written notice of such termination to each other party hereto. If this Agreement is terminated pursuant to this Article VII, it will become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any stockholder, director, officer, employee, agent or Representative of such party) to any other party hereto, except that if there will be any willful or intentional (a) failure of any party to perform its covenants or agreements contained in this Agreement or (b) breach by any party of its representations or warranties contained in this Agreement, then such party will be fully liable for any liabilities incurred or suffered by the other party(ies) as a result of such failure or breach; provided, however, that if Parent shall terminate this Agreement pursuant to Section 7.03(a)(iii) or Section 7.03(b)(i) in connection with a willful or intentional breach of any covenant or agreement of the Company contained herein, and in accordance with the terms of Section 7.06(a) or Section 7.06(c), Parent is paid the Termination Fee in connection therewith, then any Liability of the Company pursuant to this sentence, if any, shall be reduced by the amount of the Termination Fee so paid to Parent except to the extent that the amount of the Termination Fee shall have already been explicitly taken into account by the court to reduce the amount otherwise payable as damages. The provisions of the penultimate sentence of Section 5.03, this Section 7.05, Section 7.06 and Article VIII (and any related definitions contained in any such Sections or Article) will survive any termination of this Agreement.

Section 7.06. Fees and Expenses Following Termination.

(a) If this Agreement is terminated by Parent pursuant to Section 7.03(a), then the Company shall pay to Parent (by wire transfer of immediately available funds), within two (2) Business Days after such termination, a fee in an amount equal to the Termination Fee.

(b) If this Agreement is terminated by the Company pursuant to Section 7.04(a), then the Company shall pay to Parent (by wire transfer of immediately available funds), at or prior to such termination, the Termination Fee.

(c) If this Agreement is terminated (i) by Parent pursuant to Section 7.03(b)(i) in connection with an intentional or willful breach by the Company of any covenant or agreement contained in this Agreement or (ii) by the Company or Parent pursuant to (x) Section 7.02(a) hereof and provided that the Requisite Company Vote shall not have been obtained at the Company Stockholders Meeting (including any adjournment or postponement thereof) or (y) Section 7.02(c) hereof and, in the case of clauses (i) and (ii) immediately above, (A) prior to such termination (in the case of termination pursuant to Section 7.02(a) or 7.03(b)(i)) or the Company Stockholders Meeting (in the case of termination pursuant to Section 7.02(c)), a Takeover Proposal shall (1) in the case of a termination pursuant to Section 7.02(a) or Section 7.02(c), have been publicly disclosed and not withdrawn or (2) in the case of a termination pursuant to Section 7.03(b)(i), have been publicly disclosed or otherwise communicated to the Company or the Company Board, and not withdrawn, and (B) within twelve (12) months following the date of such termination of this Agreement the Company shall have (aa) entered into a definitive agreement with respect to (and at any time thereafter consummated), or (bb) consummated, a Takeover Proposal, then the Company shall pay to Parent (by wire transfer of immediately available funds), immediately prior to and as a condition to consummating such transaction, the Termination Fee (it being understood for all purposes of this Section 7.06(c), all references in the definition of Takeover Proposal to 15% or 85% shall be deemed to be references to “a majority” instead). If a Person (other than Parent) makes a Takeover Proposal that has been publicly disclosed and subsequently withdrawn prior to such termination or the Company Stockholder Meeting, as applicable, and, within twelve (12) months following the date of the termination of this Agreement, such Person or any of its controlled Affiliates makes a Takeover Proposal that is publicly disclosed, such initial Takeover Proposal shall be deemed to have been “not withdrawn” for purposes of clauses (1) and (2) of this paragraph (c).

(d) The Company acknowledges and hereby agrees that the provisions of this Section 7.06 are an integral part of the transactions contemplated by this Agreement (including the Merger), and that, without such provisions, Parent and MergerCo would not have entered into this Agreement. If the Company shall fail to pay in a timely manner the amounts due pursuant to this Section 7.06, and, in order to obtain such payment, Parent makes a claim against the Company that results in a judgment against the Company, the Company shall pay to Parent the reasonable costs and expenses of Parent (including its reasonable attorneys’ fees and expenses) incurred in connection with such suit, together with interest on the amounts set forth in this Section 7.06 at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made. Any interest payable hereunder shall be calculated on a daily basis from the date such amounts were required to be paid until (but excluding) the date of actual payment, and on the basis of a 360-day year. The parties acknowledge and agree that in no event shall the Company be obligated to pay the Termination Fee on more than one occasion.

(e) Except as expressly set forth in this Section 7.06, all expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such expenses, provided that Parent shall pay all expenses and filing fees (other than expenses of counsel to the Company) incurred or paid in connection with filings pursuant to the HSR Act or any other Antitrust Law in connection with the consummation of the transactions contemplated by this Agreement.

Section 7.07. Amendment. At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Requisite Company Vote, by written agreement signed by each of the parties hereto; provided, however, that following the receipt of the Requisite

Company Vote, there shall be no amendment or supplement to the provisions of this Agreement which by Law or in accordance with the rules of any relevant self regulatory organization would require further approval by the holders of Company Common Stock without such approval.

Section 7.08. Extension; Waiver. At any time prior to the Effective Time, Parent or MergerCo, on the one hand, or the Company, on the other hand, may (a) extend the time for the performance of any of the obligations of the other party(ies), (b) waive any inaccuracies in the representations and warranties of the other party(ies) contained in this Agreement or in any document delivered under this Agreement, or (c) unless prohibited by applicable Law, waive compliance with any of the covenants, agreements or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

ARTICLE VIII.

MISCELLANEOUS

Section 8.01. Certain Definitions. For purposes of this Agreement, the following terms will have the following meanings when used herein with initial capital letters:

“Acceptable Confidentiality Agreement” means a confidentiality and standstill agreement that contains confidentiality and standstill provisions that are no less favorable to the Company than those contained in the Confidentiality Agreements (if applicable, in the case of the Clean Team Agreement) and the other Contract entered into by the Company with Parent providing for the standstill obligations of Parent; provided, however, that an Acceptable Confidentiality Agreement may include standstill provisions that are less favorable to the Company that those contained in the Contract with Parent referred to immediately above so long as the Company offers to amend such Contract with Parent concurrently with the execution of such Acceptable Confidentiality Agreement to include substantially similar provisions.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such first Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Antitrust Laws” has the meaning set forth in Section 3.03(c).

“Business Day” means any day, other than Saturday, Sunday or any day which is a legal holiday under the laws of the State of California, the State of Texas or the State of New York or is a day on which banking institutions located in such States are authorized or required by Law or other governmental action to close.

“Certificate” has the meaning set forth in Section 2.01(c).

“Certificate of Merger” has the meaning set forth in Section 1.03.

“Charter Documents” has the meaning set forth in Section 3.01(b).

“Clean Team Agreement” has the meaning set forth in Section 5.03.

“Closing” has the meaning set forth in Section 1.02.

“Closing Date” has the meaning set forth in Section 1.02.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and as codified in Section 4980B of the Code and Section 601 et. seq. of ERISA.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble.

“Company Acquisition Agreement” has the meaning set forth in Section 5.04(b).

“Company Adverse Recommendation Change” has the meaning set forth in Section 5.04(b).

“Company Balance Sheet” has the meaning set forth in Section 3.04(d).

“Company Board” has the meaning set forth in the Recitals.

“Company Board Recommendation” has the meaning set forth in Section 3.03(d).

“Company Common Stock” has the meaning set forth in the Recitals.

“Company Continuing Employees” has the meaning set forth in Section 5.07(a).

“Company Disclosure Letter” has the meaning set forth in the introductory language in Article III.

“Company Employee” has the meaning set forth in Section 3.12(a).

“Company Employee Agreement” means any Contract between the Company or any of its Subsidiaries and a Company Employee.

“Company Employee Plans” has the meaning set forth in Section 3.12(a).

“Company Equity Award” means a Company Stock Option or a Company Restricted Stock Unit or a phantom stock award, as the case may be.

“Company ERISA Affiliate” means, with respect to any Person, any other Person that, together with such first Person, would be treated as a single employer within the meaning of Section 414(b), (c) or (m) of the Code.

“Company Financial Advisors” has the meaning set forth in Section 3.10.

“Company IP” means all Intellectual Property that is used, held for use or exploited by Company or any of its Subsidiaries in connection with the current conduct of their businesses.

“Company IP Agreements” has the meaning set forth in Section 3.07(c).

“Company Material Adverse Effect” means any event, change or effect that, individually or in the aggregate with all other events, changes and effects, (i) is materially adverse to the business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) would prevent or materially impair the ability of the Company to consummate the transactions contemplated hereby; provided, however, that, for the purposes of clause (i), no event, change or effect to the extent arising out of, resulting from or attributable to the following shall be deemed to constitute a Company Material Adverse Effect or shall be taken into account when determining whether a Company Material Adverse Effect has occurred or is reasonably expected to occur: (a) general market (including the capital, financial or credit or securities markets), economic or political conditions (or changes therein) in the United States, in any country in which the Company or any of its Subsidiaries conducts business or in the global economy as a whole, including changes in interest or exchange rates or the availability of credit financing; (b) the announcement or pendency of the transactions contemplated by this Agreement, including any loss of or adverse change in the relationship of the Company and its Subsidiaries with their respective employees, customers, partners or suppliers related thereto; (c) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement or hereafter commenced; (d) general conditions in the industries in which the Company and its Subsidiaries operate; (e) any changes or proposed changes, in each case after the date hereof, in GAAP or applicable Law or the interpretation thereof; (f) the taking of any specific action at the express written direction of Parent; (g) any failure of the Company to meet internal or analysts’ estimates, projections or forecasts of revenues, earnings or other financial or business metrics (it being understood that any cause of any such failure may be taken into consideration when determining whether a Company Material Adverse Effect has occurred or is reasonably expected to occur); (h) a decline in the market price, or a change in the trading volume, of the Shares (it being understood that any cause of any such decline or change may be taken into consideration when determining whether a Company Material Adverse Effect has occurred or is reasonably expected to occur); or (i) any change or proposed change in the debt ratings of the Company or any of its Subsidiaries or any debt securities of the Company or any of its Subsidiaries (it being understood that any cause of such change or proposed change may be taken into consideration when determining whether a Company Material Adverse Effect has occurred or is reasonably expected to occur); provided further, however, that any event, change and effect referred to in clauses (a), (c), (d) or (e) immediately above shall be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably expected to occur to the extent that such event, change or effect has a disproportionate effect on the Company and its Subsidiaries, taken as a whole, compared to other participants in the industries in which the Company and its Subsidiaries conduct their businesses.

“Company Material Contract” has the meaning set forth in Section 3.15(b).

“Company Organizational Documents” means the certificates of incorporation and bylaws (or the equivalent organizational documents) of the Company and each of its Subsidiaries, in each case as in effect on the date of this Agreement.

“Company Preferred Stock” has the meaning set forth in Section 3.02(a).

“Company Proxy Statement” has the meaning set forth in Section 3.16.

“Company Restricted Stock Units” has the meaning set forth in Section 2.08(c).

“Company SEC Documents” has the meaning set forth in Section 3.04(a).

“Company Securities” has the meaning set forth in Section 3.02(b)(ii).

“Company Source Code” means source code that is part of the Owned Company IP.

“Company Stock Option” means each compensatory option to purchase Company Common Stock outstanding under any Company Stock Plan or otherwise.

“Company Stock Plans” has the meaning set forth in Section 3.02(b).

“Company Stockholders Meeting” means the special meeting of the Stockholders of the Company to be held to consider the adoption of this Agreement.

“Company Subsidiary Securities” has the meaning set forth in Section 3.02(d).

“Confidentiality Agreements” has the meaning set forth in Section 5.03.

“Consent” has the meaning set forth in Section 3.03(c).

“Continuation Period” has the meaning set forth in Section 5.07(a).

“Contributors” has the meaning set forth in Section 3.07(h).

“Contracts” means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, leases or other binding instruments or binding commitments, whether written or oral.

“Controlled Subsidiaries” has the meaning set forth in Section 5.15.

“Convertible Notes” means, collectively, (a) the 3.875% Convertible Senior Notes due 2023 of the Company and (b) the Zero-Coupon Convertible Senior Notes due 2021.

“Derivative Work” has the meaning set forth in 17 U.S.C. Section 101.

“DGCL” has the meaning set forth in Section 1.01.

“Dissenting Shares” has the meaning set forth in Section 2.03.

“EC Merger Regulation” means any applicable requirements of Council Regulation (EC) No. 139/2004 of the Council of the European Union.

“Effective Time” has the meaning set forth in Section 1.03.

“End Date” has the meaning set forth in Section 7.02(a).

“Environmental Laws” means any and all Laws and regulations promulgated thereunder, relating to the protection of the environment (including ambient air, surface water, groundwater or land) or human health as affected by the environment or Hazardous Substances or otherwise relating to the production, use, emission, storage, treatment, transportation, recycling, disposal, discharge, release or other handling of any Hazardous Substances or the investigation, clean-up or other remediation or analysis thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ESPP” has the meaning set forth in Section 2.08(d).

“Exchange Act” has the meaning set forth in Section 3.03(c).

“Exchange Agent” has the meaning set forth in Section 2.02(a).

“Exchange Ratio” has the meaning set forth in Section 2.08(a).

“Excluded Share(s)” has the meaning set forth in Section 2.01(b).

“FAR” means the Federal Acquisition Regulation and all applicable agency supplements thereto.

“Foreign Antitrust Laws” has the meaning set forth in Section 3.03(c).

“GAAP” has the meaning set forth in Section 3.04(b).

“Government Contract” means any Contract, however denominated, including any procurement, task order, work order, purchase order, Contractor Team Arrangement (as defined in FAR 9.601), co-operative agreement or other transaction with the U.S. Government, the U.K Government or any other applicable foreign Governmental Entity at the prime or subcontract level (at any tier) under a federal prime Contract, entered into by the Company or any of its Subsidiaries for the provision of goods, services or construction.

“Governmental Antitrust Authority” has the meaning set forth in Section 5.09(b).

“Governmental Entity” has the meaning set forth in Section 3.03(c).

“Hazardous Substance” shall mean any substance, material or waste that is characterized or regulated under any Environmental Law as “hazardous,” “pollutant,” “contaminant,” “toxic” or words of similar meaning or effect, including petroleum and petroleum products, polychlorinated biphenyls, radioactive material, toxic mold, radon and asbestos.

“HSR Act” has the meaning set forth in Section 3.03(c).

“Indemnified Parties” has the meaning set forth in Section 5.08(a).

“Indemnifying Party” has the meaning set forth in Section 5.08(a).

“Insurance Policies” shall mean insurance policies or fidelity bonds covering the assets, business, equipment, properties, operations and employees of the Company and its Subsidiaries.

“Intellectual Property” means all intellectual property and other similar proprietary rights in any jurisdiction, whether owned or held for use under license, whether registered or unregistered, including such rights in and to: (a) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, continuing patent applications, reexaminations, and extensions thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention, certificates of registration and like rights (“Patents”); inventions, invention disclosures, discoveries and improvements, whether or not patentable; (b) copyrights and all other rights corresponding thereto throughout the world (“Copyrights”); (c) design rights; (d) trade names, logos, trademarks and service marks, trade dress, certification marks and the goodwill associated with the foregoing (“Trademarks”); (e) trade secrets (including, those trade secrets defined in the Uniform Trade Secrets Act and under corresponding foreign statutory and common law), business, technical and know-how information and confidential information, including databases and data collections and all rights therein (“Trade Secrets”); (f) software, including data files, source code, object code, application programming interfaces, architecture, documentation, files, records, schematics, verilog files, netlists, emulation and simulation reports, test vectors and hardware development tools, computerized databases and other software-related specifications and documentation (collectively, “Software”); (g) Internet domain names; and in each case of (a) to (g) above, including any registrations of, applications to register, and renewals and extensions of, any of the foregoing with or by any Governmental Entity in any jurisdiction.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means, when used with respect to the Company, the actual knowledge of the persons set forth in Section 8.01(i) of the Company Disclosure Letter;

“Laws” means any domestic or foreign laws, common law, statutes, ordinances, rules, regulations, codes, Orders or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered or applied by any Governmental Entity.

“Lease” shall mean all leases, subleases and other agreements under which the Company or any of its Subsidiaries leases, uses or occupies, or has the right to use or occupy, any real property.

“Leased Real Estate” shall mean all real property that the Company or any of its Subsidiaries leases, subleases or otherwise uses or occupies, or has the right to use or occupy, pursuant to a Lease.

“Legal Action” has the meaning set forth in Section 3.09.

“Liability” shall mean any liability, indebtedness or obligation of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise and whether or not required to be recorded or reflected on a balance sheet under GAAP).

“Licensed Company IP” means all Company IP owned by a third party that the Company or any of its Subsidiaries has a right to use or exploit by virtue of any Contract entered into with such third party.

“Liens” means, with respect to any property or asset, all pledges, liens, mortgages, charges, encumbrances, hypothecations, options, rights of first refusal, rights of first offer and security interests of any kind or nature whatsoever.

“Major Customers” has the meaning set forth in Section 3.15(a).

“Material Real Estate” shall mean: (a) all Owned Real Estate owned by the Company or any of its Subsidiaries as of the date hereof that had a book value as of the date of the Company Balance Sheet in excess of $5,000,000; (b) all Leased Real Estate leased or otherwise occupied by the Company or any of its Subsidiaries under a Lease in effect as of the date hereof and which is listed on Section 8.01(ii) of the Company Disclosure Letter and (c) all “Service Management Centers” of the Company.

“Maximum Premium” has the meaning set forth in Section 5.08(b).

“Merger” has the meaning set forth in Section 1.01.

“MergerCo” has the meaning set forth in the Preamble.

“Merger Consideration” has the meaning set forth in Section 2.01(b).

“New Exercise Date” has the meaning set forth in Section 2.08(d).

“Notice Period” has the meaning set forth in Section 5.04(b)(ii).

“Open Source Software” means any Software that is subject to the terms of any license agreement in a manner that requires that such Software, or other Software incorporated into, derived from or distributed with such Software, be (A) disclosed or distributed in source code form; (B) licensed for the purpose of making Derivative Works; or (C) redistributable at no charge. Without limiting the foregoing, any Software that is subject to the terms of any of the licenses certified by the Open Source Initiative and listed on its website (www.opensource.org) is Open Source Software.

“Order” has the meaning set forth in Section 3.09.

“Other Closing Date” has the meaning set forth in Section 1.02.

“Other Confidentiality Agreement” has the meaning set forth in Section 5.04(a).

“Owned Company IP” means all Company IP that is not Licensed Company IP.

“Owned Real Estate” shall mean any real estate owned by Company or any of its Subsidiaries, together with all buildings, structures, fixtures and improvements thereon and all of Company’s and its Subsidiaries’ rights thereto.

“Parent” has the meaning set forth in the Preamble.

“Parent Benefit Plans” has the meaning set forth in Section 5.07(a).

“Parent Restricted Stock Unit” has the meaning set forth in Section 2.08(c).

“Parent Stock” has the meaning set forth in Section 2.08(a).

“Payment Fund” has the meaning set forth in Section 2.02(a).

“Permits” has the meaning set forth in Section 3.08(b).

“Permitted Liens” means (a) Liens disclosed on the balance sheet of the Company included in the most recent Company SEC Document filed by the Company with the SEC prior to the date of this Agreement, (b) Liens for Taxes, assessments and governmental charges or levies that are (i) not yet due and payable as of the date hereof or as of the Closing Date, as applicable, or (ii) being contested in good faith (and for which adequate accruals or reserves have been established on the most recent financial statements of the Company included in the most recent Company SEC Document filed by the Company with the SEC, to the extent that GAAP requires the establishment of such accruals or reserves), (c) landlords’, mechanics’, carriers’, workmen’s, repairmen’s or other like Liens arising or incurred in the ordinary course of business, (d) Liens imposed under applicable Law, including federal, state or foreign securities Laws, (e) pledges or deposits to secure obligations under workers’ compensation Laws or similar legislation or to secure public or statutory obligations, (f) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business, (g) ordinances, easements, covenants and rights of way (unrecorded and of record) and other similar restrictions of record, and zoning, building and other similar restrictions, in each case that do not adversely affect in any material respect the current use of the applicable property owned, leased, used or held for use by the Company or any of its Subsidiaries and (h) any other Liens that, in the aggregate, do not materially impair the value or the continued use and operation of the assets or properties to which they relate.

“Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, Governmental Entity and other entity and group (which term will include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

“Principal Confidentiality Agreement” has the meaning set forth in Section 5.03.

“Proposal” means any proposal, bid, request for equitable adjustment, contract change proposal, proposal for modification or indirect cost submission on a Government Contract.

“Public Grants” has the meaning set forth in Section 3.19.

“Real Estate” means the Owned Real Estate and the Leased Real Estate.

“Representatives” has the meaning set forth in Section 5.04(a).

“Requisite Company Vote” has the meaning set forth in Section 3.03(a).

“Sarbanes-Oxley Act” has the meaning set forth in Section 3.04(a).

“SEC” has the meaning set forth in Section 3.03(c).

“Securities Act” has the meaning set forth in Section 3.04(a).

“SERP” has the meaning set forth in Section 5.07(d).

“Share(s)” has the meaning set forth in Section 2.01(a).

“Specified Warranties” means the representations and warranties of the Company set forth in (i) the second sentence of Section 3.02(a), (ii) the first sentence of Section 3.02(b)(i), (iii) clause (x) of the last sentence of Section 3.02(c) and (iv) Section 3.03(a).

“Subsidiary” means, when used with respect to any party, and except as set forth on Section 8.01(iii) of the Company Disclosure Letter, any corporation or other organization, whether incorporated or unincorporated, a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

“Subsidiary Charter Documents” has the meaning set forth in Section 3.01(b).

“Superior Proposal” means a bona fide written Takeover Proposal involving the direct or indirect acquisition pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, of all or substantially all of the Company’s consolidated assets or a majority of the outstanding Company Common Stock, that the Company Board determines in good faith (after consultation with outside legal counsel and a Company Financial Advisor or another financial advisor of nationally recognized reputation) is more favorable from a financial point of view to the holders of Company Common Stock than the transactions contemplated by this Agreement, taking into account (a) all financial considerations, (b) the identity of the third party making such Takeover Proposal, (c) the anticipated timing, conditions and prospects for completion of such Takeover Proposal, (d) the other terms and conditions of such Takeover Proposal and the implications thereof on the Company, including relevant legal, regulatory and other aspects of such Takeover Proposal deemed relevant by the Company Board and (e) any revisions to the terms of this Agreement and the Merger proposed by the Parent during the Notice Period set forth in Section 5.04(b)(ii).

“Surviving Corporation” has the meaning set forth in Section 1.01.

“Takeover Proposal” means a proposal or offer from, or indication of interest in making a proposal or offer by, any Person (other than Parent and its Subsidiaries, including MergerCo) relating to any (i) direct or indirect acquisition of assets of the Company and its Subsidiaries (including securities of Subsidiaries, but excluding sales of assets in the ordinary course of business) equal to fifteen percent (15%) or more of the fair market value of the Company’s consolidated assets or to which fifteen percent (15%) or more of the Company’s net revenues or net income on a consolidated basis are attributable, (ii) direct or indirect acquisition of fifteen percent (15%) or more of the voting equity interests of the Company, (iii) tender offer or exchange offer that if consummated would result in any Person beneficially owning (within the meaning of Section 13(d) of the Exchange Act) fifteen percent (15%) or more of the voting equity interests of the Company, (iv) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, in each case as a result of which the stockholders of the Company immediately prior to such transaction would hold less than eighty-five percent (85%) of the voting equity interests in the surviving or resulting entity in such transaction or (v) liquidation or dissolution (or the adoption of a plan of liquidation or dissolution) of the Company or the declaration or payment of an extraordinary dividend (whether in cash or other property) by the Company.

“Taxes” means any and all federal, state, provincial, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities in the nature of taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts.

“Tax Returns” has the meaning set forth in Section 3.06(a)(i).

“Termination Fee” means $375,000,000.

“Treasury Regulations” means the Treasury regulations promulgated under the Code.

“Uncertificated Shares” has the meaning set forth in Section 2.02(a).

“U.K. Government” means Her Britannic Majesty’s Government in right of the United Kingdom of Great Britain and Northern Ireland or in right of any part thereof or any department of any such government and includes any of Her Majesty’s principal Secretaries of State, any executive agency of any such government and any corporation owned by any such government.

“U.S. Government” shall mean any United States Governmental Entity, agency or body, including United States Government corporations and non-appropriated fund activities.

“Voting Debt” has the meaning set forth in Section 3.02(c).

“Warrant Certificates” has the meaning set forth in Section 2.02(a).

“Warrants” has the meaning set forth in Section 2.07.

Section 8.02. Interpretation. The headings in this Agreement are for reference only and do not affect the meaning or interpretation of this Agreement. Definitions will apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms. All references in this Agreement and the Company Disclosure Letter to Articles, Sections and Exhibits refer to Articles and Sections of, and Exhibits to, this Agreement unless the context requires otherwise. The words “include,” “includes” and “including” are not limiting and will be deemed to be followed by the phrase “without limitation.” The phrases “herein,” “hereof,” “hereunder” and words of similar import will be deemed to refer to this Agreement as a whole, including the Exhibits and Schedules hereto, and not to any particular provision of this Agreement. The word “or” will be inclusive and not exclusive unless the context requires otherwise. Unless the context requires otherwise, any agreements, documents, instruments or Laws defined or referred to in this Agreement will be deemed to mean or refer to such agreements, documents, instruments or Laws as from time to time amended, modified or supplemented, including (a) in the case of agreements, documents or instruments, by waiver or consent and (b) in the case of Laws, by succession of comparable successor statutes. All references in this Agreement to any particular Law will be deemed to refer also to any rules and regulations promulgated under that Law. References to a Person also refer to its predecessors and successors and permitted assigns.

Section 8.03. Survival. None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement will survive the Effective Time. This Section 8.03 does not limit any covenant of the parties to this Agreement which, by its terms, contemplates performance after the Effective Time. The Confidentiality Agreements and any other Contract executed on behalf of the parties hereto by their respective legal counsel will (a) survive termination of this Agreement in accordance with its terms and (b) terminate as of the Effective Time.

Section 8.04. Governing Law. This Agreement will be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any applicable principles of conflict of laws that would cause the Laws of another State to otherwise govern this Agreement.

Section 8.05. Submission to Jurisdiction. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party(ies) hereto or its successors or assigns shall be brought and determined exclusively in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.07 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 8.05, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 8.06. Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any Legal Action arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party to this Agreement certifies and acknowledges that (a) no Representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a Legal Action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8.06.

Section 8.07. Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (b) on the fifth (5th) Business Day after dispatch by registered or certified mail, (c) on the next Business Day if transmitted by national overnight courier or (d) on the date delivered if sent by electronic mail (provided the Person sending such electronic mail message sends a duplicate copy thereof by one of the other means specified in this Section 8.07 within one (1) Business Day of the delivery of such electronic mail message), in each case as follows:

If to Parent or MergerCo, to:

c/o Hewlett-Packard Company

3000 Hanover Street

Palo Alto, California 94304

Attention: General Counsel

Facsimile: 650-857-2012

with a copy (which will not constitute notice to Parent or MergerCo) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Facsimile: 212-225-3999

Attention: Christopher E. Austin, Esq. (caustin@cgsh.com)

                  Benet J. O’Reilly, Esq. (boreilly@cgsh.com)

If to the Company, to:

Electronic Data Systems Corporation

5400 Legacy Drive

Plano, Texas 75024

Facsimile: 972-605-5613

Attention: General Counsel (Storrow.Gordon@eds.com)

with a copy (which will not constitute notice to the Company) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Facsimile: 212-728-8111

Attention: Thomas M. Cerabino, Esq. (tcerabino@willkie.com)

                  Serge Benchetrit, Esq. (sbenchetrit@willkie.com)

or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above.

Section 8.08. Entire Agreement. This Agreement (including the Exhibits to this Agreement), the Company Disclosure Letter, the Confidentiality Agreements and the other agreement referred to in the last sentence of Section 8.03 hereof constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement, the Confidentiality Agreements or the other agreement referred to in the immediately preceding sentence has been made or relied upon by any of the parties to this Agreement.

Section 8.09. No Third-Party Beneficiaries. Except as provided in Section 5.08(c) hereof (which shall be to the benefit of the parties referred to in such section), this Agreement is not intended to confer any rights or remedies upon any Person other than the parties to this Agreement.

Section 8.10. Severability. The provisions of this Agreement are severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision will be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of that provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.

Section 8.11. Rules of Construction. The parties to this Agreement have been represented by counsel during the negotiation and execution of this Agreement and waive the application of any Laws or rule of construction providing that ambiguities in any agreement or other document will be construed against the party drafting such agreement or other document.

Section 8.12. Assignment. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement (whether by operation of Law or otherwise) without the consent of each other party hereto. Any assignment in violation of the foregoing shall be null and void. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

Section 8.13. Remedies. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

Section 8.14. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at Law or in equity.

Section 8.15. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, all of which will be one and the same agreement. This Agreement will become effective when each party to this Agreement will have received counterparts signed by all of the other parties.

[Remainder of Page Intentionally Left Blank. Signature page follows.]

IN WITNESS WHEREOF, this Agreement and Plan of Merger has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

ELECTRONIC DATA SYSTEMS CORPORATION

By:	/s/ RONALD A. RITTENMEYER
Name:	Ronald A. Rittenmeyer
Title:	Chairman, President and Chief Executive Officer

HEWLETT-PACKARD COMPANY

By:	/s/ MARK V. HURD
Name:	Mark V. Hurd
Title:	Chairman, Chief Executive Officer and President

HAWK MERGER CORPORATION

By:	/s/ PAUL T. PORRINI
Name:	Paul T. Porrini
Title:	President and Secretary

[Signature page to Agreement and Plan of Merger]

Annex B

Citigroup Global Markets Inc. Fairness Opinion

May 13, 2008

The Board of Directors

Electronic Data Systems Corporation

5400 Legacy Drive

Plano, Texas 75024

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of Electronic Data Systems Corporation (“EDS”) of the Merger Consideration (defined below) to be received by such holders pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of May 13, 2008 (the “Merger Agreement”) among EDS, Hewlett-Packard Company (“HP”) and Hawk Merger Corporation. As more fully described in the Merger Agreement, (i) Hawk Merger Corporation (or with EDS’ consent, another wholly-owned subsidiary of HP) will be merged with and into EDS (the “Merger”) and (ii) each outstanding share of the common stock, par value $0.01 per share, of EDS (“EDS Common Stock”) will be converted into the right to receive $25.00 in cash (the “Merger Consideration”).

In arriving at our opinion, we reviewed the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of EDS and certain senior officers and other representatives and advisors of HP concerning the business, operations and prospects of EDS. We examined certain publicly available business and financial information relating to EDS as well as certain financial forecasts and other information and data relating to EDS which were provided to or discussed with us by the management of EDS. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of EDS Common Stock; the historical and projected earnings and other operating data of EDS; and the capitalization and financial condition of EDS. We considered, to the extent publicly available, the financial terms of certain other transactions which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of EDS. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion. The issuance of our opinion has been authorized by our fairness opinion committee.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the management of EDS that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. With respect to financial forecasts and other information and data relating to EDS provided to or otherwise reviewed by or discussed with us, we have been advised by the management of EDS, and we have assumed, with your consent, that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of EDS as to the future financial performance of EDS.

We have assumed, with your consent, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on EDS or the Merger. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of EDS nor have we made any physical inspection of the properties or assets of EDS. We were not requested to, and we did not, solicit third party indications of interest in the possible acquisition of all or a part of EDS, and our opinion does not address the underlying business decision of EDS to effect the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for EDS or the effect of any other transaction in which EDS might engage. We also express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the Merger

B-1

Consideration. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing, as of the date hereof.

Citigroup Global Markets Inc. has acted as financial advisor to EDS in connection with the proposed Merger and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Merger. We and our affiliates in the past have provided, currently provide and in the future may provide, services to EDS unrelated to the proposed Merger, for which services we and such affiliates have received and expect to receive compensation, including, without limitation, (i) having acted as financial advisor to EDS in connection with the acquisition of a majority stake in MphasiS BFL Limited in 2006 and in connection with the acquisition of Saber Corp. in 2007 and (ii) acting as joint lead arranger and lender under a credit facility for EDS extended in 2006. In addition, we and our affiliates in the past have provided, currently provide and in the future may provide, services to HP unrelated to the proposed Merger, for which services we and such affiliates have received and expect to receive compensation, including, without limitation, (i) having acted as underwriter in connection with certain debt financings of HP in 2007 having an aggregate value of $4 billion and (ii) acting as joint lead arranger and/or lender under certain credit facilities of HP. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of EDS and HP for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with EDS, HP and their respective affiliates.

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of EDS in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed Merger.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of EDS Common Stock.

Very truly yours,

/s/Citigroup Global Markets Inc.
CITIGROUP GLOBAL MARKETS INC.

B-2

Annex C

Evercore Global L.L.C. Fairness Opinion

May 13, 2008

The Board of Directors of

Electronic Data Systems Corporation

5400 Legacy Drive

Plano, Texas 75024-3199

Members of the Board of Directors:

We understand that Electronic Data Systems Corporation, a Delaware corporation (the “Company”), proposes to enter into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), with Hawk, a Delaware corporation (“Parent”), and Hawk Merger Corporation, a Delaware corporation and a wholly-owned Subsidiary of Parent (“MergerCo”), pursuant to which Merger Co will be merged with and into the Company (the “Merger”). As a result of the Merger, each outstanding share of Common Stock, par value $0.01 per share, of the Company (the “Company Common Stock”), other than shares owned by Parent, MergerCo or the Company and Dissenting Shares (as defined in the Merger Agreement), will be converted into the right to receive $25.00 per share in cash, without interest (the “Merger Consideration”). As a result of the Merger, the Company will become a wholly-owned subsidiary of Parent. The terms and conditions of the Merger are more fully set forth in the Merger Agreement and terms used herein and not defined shall have the meanings ascribed thereto in the Merger Agreement.

The Board of Directors has asked us whether, in our opinion, the Merger Consideration is fair, from a financial point of view, to the holders of shares of Company Common Stock entitled to receive such Merger Consideration.

In connection with rendering our opinion, we have, among other things:

(i)	reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

(ii)	reviewed certain non-public historical financial statements and other historical non-public financial data relating to the Company prepared and furnished to us by management of the Company;

(iii)	reviewed certain non-public projected financial data relating to the Company prepared and furnished to us by management of the Company (the “Management Projections”);

(iv)	reviewed certain non-public historical and projected operating data relating to the Company prepared and furnished to us by management of the Company;

(v)	discussed the past and current operations, financial projections and current financial condition of the Company with management of the Company (including their views on the risks and uncertainties of achieving such projections);

(vi)	reviewed the reported prices and the historical trading activity of the Company Common Stock;

(vii)	compared the financial performance of the Company and its stock market trading multiples with those of certain other publicly traded companies that we deemed relevant;

(viii)	compared the financial performance of the Company and the valuation multiples relating to the Merger with those of certain other transactions that we deemed relevant;

(ix)	reviewed a draft of the Merger Agreement dated May 12, 2008 which we assume is in substantially final form and from which we assume the final form will not vary in any respect material for our analysis;

(x)	performed such other analyses and examinations and considered such other factors that we deemed appropriate.

For purposes of our analysis and opinion, we have assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, and we assume no liability therefor. With respect to the Management Projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future matters covered by the Management Projections.

For purposes of rendering our opinion, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without material waiver or modification thereof. We have further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the Merger or materially reduce the benefits to the holders of the Company Common Stock of the Merger.

We have not made nor assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals, nor have we evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to the holders of the Company Common Stock, from a financial point of view, of the Merger Consideration. We do not express any view on, and our opinion does not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any other securities, creditors or other constituencies of the Company, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the Merger Consideration or otherwise. We have assumed that any modification to the structure of the transaction will not vary in any respect material to our analysis. Our opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Merger. In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any third party with respect to the acquisition of any or all of the Company Common Stock or any business combination or other extraordinary transaction involving the Company. This letter, and our opinion, does not constitute a recommendation to the Board of Directors or to any other persons in respect of the Merger, including as to how any holder of shares of Company Common Stock should vote or act in respect of the Merger. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.

We will receive a fee for our services upon the rendering of this opinion. The Company has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. Prior to this engagement, Evercore Group L.L.C. and its affiliates provided financial advisory services to the Company and had received fees for the rendering of these services including the reimbursement of expenses. During the two year period prior to the date hereof, no material relationship existed between Evercore Group L.L.C. and its affiliates and Parent pursuant to which compensation was received by Evercore Group L.L.C. or its affiliates as a result of such a relationship. We may provide financial or other services to Merger Sub or Parent in the future and in connection with any such services we may receive compensation.

In the ordinary course of business, Evercore or its affiliates may actively trade the securities, or related derivative securities, or financial instruments of the Company, Merger Sub and Parent and their respective affiliates, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.

This letter, and the opinion expressed herein is addressed to, and for the information and benefit of, the Board of Directors in connection with their evaluation of the proposed Merger.

This opinion may not be disclosed, quoted, referred to or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval, except the Company may reproduce this opinion in full in any document that is required to be filed with the U.S. Securities and Exchange Commission and required to be mailed by the Company to its stockholders relating to the Merger; provided, however, that all references to us or our opinion in any such document and the description or inclusion of our opinion therein shall be subject to our prior consent with respect to form and substance, which consent shall not be unreasonably withheld or delayed. This opinion has been approved by the Opinion Committee of Evercore Group L.L.C.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of the shares of Company Common Stock entitled to receive such Merger Consideration.

Very truly yours,

EVERCORE GROUP L.L.C.

By:  /s/ William O. Hiltz

William O. Hiltz

Senior Managing Director

Annex D

Appraisal Rights

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at, the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, JUNE 5, 2008

ELECTRONIC DATA SYSTEMS CORPORATION

For the Special Meeting of Shareholders on                      , 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby authorizes Ronald A. Rittenmeyer, Storrow M. Gordon, and Ronald P. Vargo, each with power to appoint his or her substitute, to vote as Proxy for the undersigned at the Special Meeting of Shareholders to be held at the offices of EDS, 5400 Legacy Drive, Plano, TX 75024 on                      , 2008, at     :00   .m., or any adjournment or postponement thereof, the number of shares which the undersigned would be entitled to vote if personally present. The proxies shall vote subject to the directions indicated on the reverse side of this card and are authorized to vote in their discretion upon such other business as may properly come before the special meeting and any adjournments or postponements thereof. The proxies will vote as the Board of Directors recommends where the undersigned does not specify a choice.

This proxy also constitutes your voting instructions for shares held in the EDS 401 (k) Plan and the EDS Puerto Rico Savings Plan. The undersigned hereby authorizes the respective trustees/administrators of such plans to vote the shares held in the undersigned’s accounts. Unvoted shares in the EDS 401(k) Plan and EDS Puerto Rico Savings Plan will be voted in the same manner and proportion as the shares for which voting instructions were received. Participants in these Plans must vote by internet or telephone or complete, date, sign, and return this proxy card by     :00     .m. Eastern Time, on                      , 2008, for shares represented by this proxy to be voted as directed. Participants in these Plans may attend the special meeting but may NOT vote their shares at the meeting.

(Continued and to be dated and signed on reverse side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲  FOLD AND DETACH HERE  ▲

EDS, 5400 Legacy Drive, Piano, TX 75024 | 972 605 6000

Take the Dallas North Tollway to Tennyson Parkway. Exit and turn right on Tennyson. Follow to Parkwood and turn left. The EDS entrance is on the right . Proceed to the gate on the right for security check in. After security clearance, turn left, then turn right up the driveway. Visitor/Guest parking is on the left and right sides of the building. For additional parking, drive under the archway and park on either side of the driveway. Enter the north side of the building where you will be directed to the EDS auditorium.

PROXY/VOTING INSTRUCTION CARD BELOW

☒	Votes must be indicated (x) in Black or Blue ink.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

The Board of Directors Unanimously Recommends a Vote “FOR” Proposal 1 and 2.

FOR	AGAINST	ABSTAIN

1. Proposal to adopt the Agreement and Plan of Merger, dated as of May 13, 2008, among Electronic Data Systems Corporation, Hewlett-Packard Company and Hawk Merger Corporation, as it may be amended from time to time.

☐	☐	☐
FOR	AGAINST	ABSTAIN

2. Proposal to approve the adjournment or postponement of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment or postponement to adopt the merger agreement.

☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2.

Signature	Signature	Date

Note: Please sign exactly as your name or names appear on this proxy. Where shares held jointly, each holder should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

▲    FOLD AND DETACH HERE    ▲

SPECIAL MEETING OF SHAREHOLDERS OF ELECTRONIC DATA SYSTEMS CORPORATION , 2008

INTERNET AND TELEPHONE VOTING ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to special meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.eproxy.com/eds Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-580-9477 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.